TRANSMISSION USE AND CAPACITY

EXCHANGE AGREEMENT

by and among

NEVADA POWER COMPANY
(d/b/a NV Energy)

SIERRA PACIFIC POWER COMPANY
(d/b/a NV Energy)

and

GREAT BASIN TRANSMISSION, LLC

Dated as of

August 20, 2010

Transmission Use and Capacity Exchange Agreement

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS……………………………………………………………………………………………………………………….......................................................................		2
1.01	Definitions…………………………………………………………………………………………………………….............................................................	2
1.02	Interpretations……………………………………………………………………………………………………...................................................................	31

ARTICLE II ACQUISITIONS OF ON LINE…………………………………………………………………………………………………...........................................................................		32
2.01	Acquisition; Purchase Price………………………………………………………………………………….......................................................................	32
2.02	Closing Payments; Closing Payment Adjustments…………………………………………………................................................................................	32
2.03	Conditions Precedent to Acquisition Closing………………………………………………………….............................................................................	34
2.04	Acquisition Closing Deliverables……………………………………………………………………………......................................................................	36
2.05	Timing and Location of Acquisition Closing……………………………………………………………...........................................................................	36
2.06	Efforts to Close……………………………………………………………………………………………………….............................................................	36
2.07	Disclosure Schedule Update…………………………………………………………………………………......................................................................	36
2.08	Allocation of Purchase Price………………………………………………………………………………….......................................................................	37

ARTICLE III OWNERSHIP AND CAPACITY RIGHTS; MONTHLY PAYMENT………………………………………………......................................................................................		38
3.01	Ownership Rights………………………………………………………………………………………………….................................................................	38
3.02	Electrical Capacity Rights………………………………………………………………………………………...................................................................	39
3.03	Microwave and Fiber Optic Capacity Rights…………………………………………………………...............................................................................	43
3.04	Revenue Rights……………………………………………………………………………………………………................................................................	43
3.05	Relationship of the Parties……………………………………………………………………………………......................................................................	43
3.06	Monthly Payment………………………………………………………………………………………………….................................................................	43
3.07	Great Basin Segment Abandonment or Delay Buyout Right………………………………….........................................................................................	45
3.08	30th Anniversary Buyout Right………………………………………………………………………………......................................................................	46
3.09	41st Anniversary Buyout Right or Renewable Term………………………………………………...................................................................................	46
3.10	Force Majeure………………………………………………………………………………………………………...............................................................	47
3.11	Transmission Systems………………………………………………………………………………………….....................................................................	48
3.12	Additional Uses……………………………………………………………………………………………………................................................................	48

ARTICLE IV DEVELOPMENT AND CONSTRUCTION OF ON LINE……………………………………………………………......................................................................................		48
4.01	Pursuit and Management of ON Line……………………………………………………………………............................................................................	48
4.02	ON Line Managers…………………………………………………………………………………………………...............................................................	49
4.03	Access to ON Line and ON Line ROW…………………………………………………………………….........................................................................	49
4.04	Standard of Performance…………………………………………………………………………………….........................................................................	50
4.05	Government Approvals; Cooperation…………………………………………………………………...............................................................................	50
4.06	Interconnection and Construction……………………………………………………………………….............................................................................	51
4.07	Consultants…………………………………………………………………………………………………………...............................................................	52
4.08	Change of Name……………………………………………………………………………………………………................................................................	52
4.09	Robinson Summit Substation……………………………………………………………………………….........................................................................	52

ARTICLE V PROJECT BUDGET AND PAYMENT OF COSTS………………………………………………………………………..................................................................................		52
5.01	Project Budget………………………………………………………………………………………………………...............................................................	52
5.02	Compliance with Project Budget; Amendments……………………………………………………..................................................................................	53
5.03	Funding ON Line Costs…………………………………………………………………………………………...................................................................	54
5.04	Funding of Capital Repair Costs……………………………………………………………………………........................................................................	56

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5.05	Cost Reductions……………………………………………………………………………………………………………...................................................	57
5.06	Invoicing and Payment…………………………………………………………………………………………………........................................................	58
5.07	Defaulted Contributions………………………………………………………………………………………………..........................................................	58
5.08	Payment on Non-Business Day…………………………………………………………………………………….............................................................	58
5.09	Project Accounts……………………………………………………………………………………….………………….....................................................	59

ARTICLE VI DEVELOPMENT AND CONSTRUCTION OF GREAT BASIN SEGMENTS…………..…………………...................................................................................................		59
6.01	Transmission Improvements……………………………………………………………………..…………………............................................................	59
6.02	Development and Construction…………………………………………………………………………………….............................................................	59
6.03	Compliance with Laws and Conduct…………………………………………………………..…………………...............................................................	60
6.04	Quarterly Reports………………………………………………………………………………………………………….....................................................	60
6.05	SNIP Option……………………………………………………………………………………………….………………….................................................	60

ARTICLE VII OPERATION OF THE TRANSMISSION LINE………………………………………………….…………………........................................................................................		63
7.01	Transmission Line Operation; ON Line Maintenance………………………………….………………….......................................................................	63
7.02	Great Basin Segment Management………………………………………………………………………………................................................................	64
7.03	Operational and Maintenance Standards………………………………………………….…………………....................................................................	64
7.04	Balancing Authority; Balancing Authority Area………………………………………….…………………...................................................................	65
7.05	Ancillary Services……………………………………………………………………………………….…………………...................................................	65
7.06	Transmission Losses……………………………………………………………………...............…………………............................................................	65
7.07	Dynamic Transfers…………………………………………………………………………………….…………………......................................................	66

ARTICLE VIII MANAGEMENT COMMITTEE; PROJECT COMPANY………………………………….…………………..............................................................................................		66
8.01	Management Committee……………………………………………………………………………………………..............................................................	66
8.02	Non-Delegable Actions………………………………………………………………………………………………….......................................................	69
8.03	Project Company…………………………………………………………………………………………………………......................................................	70
8.04	Time is of the Essence………………………………………………………………………………………………….........................................................	70

ARTICLE IX REPORTING; RECORDKEEPING……………………………………………………………………………………….....................................................................................		70
9.01	Monthly/Quarterly Report……………………………………………………………………………………………..........................................................	70
9.02	Notification of ON Line Events…………………………………………………………………..…………………............................................................	71
9.03	Recordkeeping…………………………………………………………………………………………..…………………....................................................	71
9.04	Inspection and Audit Rights……………………………………………………………………….………………….........................................................	71
9.05	Information……………………………………………………………………………………………….…………………...................................................	72
9.06	Access to Financial Information………………………………………………………………...………………….............................................................	72

ARTICLE X TAXES AND ASSESSMENTS…………………………………………………………………………..………………….................................................................................		72
10.01	Management of Tax Matters……………………………………………………………………..…………………............................................................	72
10.02	Sharing of Taxes and Related Payments…………………………………………………….…………………..................................................................	73
10.03	Payment of Taxes………………………………………………………………………………………………………….....................................................	73
10.04	Non-Creation of Taxable Entity………………………………………………………………….………………….............................................................	73
10.05	Transfer Taxes………………………………………………………………………………………………………………..................................................	74
10.06	Duties Regarding Assessments………………………………………………………………….…………………............................................................	74
10.07	Periodic Payments…………………………………………………………………………………….………………….......................................................	75

ARTICLE XI TERM AND TERMINATION………………………………………………………………………….…………………..................................................................................		75

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11.01	Term………………………………………………………………………………………………………….…………………...............................................	75
11.02	Winding-Up…………………………………………………………………………………………………………………...................................................	75
11.03	Termination…………………………………………………………………………………………………………………....................................................	77

ARTICLE XII INDEMNIFICATION: LIMITATION OF LIABILITY……………………………………………..................................................................................................................		78
12.01	Indemnification………………………………………………………………………………………….................................................................................	78
12.02	Contribution of Parties………………………………………………………………………………....................................................................................	80
12.03	Waiver of Damages……………………………………………………………………………………..................................................................................	80
12.04	Survival of Representations and Warranties……………………………………………...................................................................................................	83

ARTICLE XIII INSURANCE AND EVENTS OF LOSS…………………………………………………………….................................................................................................................		83
13.01	Insurance…………………………………………………………………………………………………...............................................................................	83
13.02	Damage or Destruction……………………………………………………………………………........................................................................................	83
13.03	Distribution of Insurance Proceeds…………………………………………………………...............................................................................................	84
13.04	Payment of Restoration Costs…………………………………………………………………............................................................................................	84
13.05	Rebuild or Repair by a Single Party; Fair Market Value………………………………......................................................................................................	85
13.06	Great Basin Segment Event of Loss……………………………………………………………...........................................................................................	86
13.07	Event of Loss Threshold Deadlock……………………………………………………………...........................................................................................	86

ARTICLE XIV CONDEMNATION……………………………………………………………………………………...............................................................................................................		87
14.01	Participation in Condemnation Action………………………………………………………..............................................................................................	87
14.02	Taking……………………………………………………………………………………………………….............................................................................	87
14.03	Distribution of Condemnation Awards……………………………………………………….............................................................................................	87
14.04	Payment of Restoration Costs……………………………………………………………………........................................................................................	88
14.05	Rebuild or Repair by a Single Party……………………………………………………………...........................................................................................	88
14.06	Great Basin Segment Condemnation………………………………………………………….............................................................................................	89
14.07	Condemnation Action Threshold Deadlock……………………………………………….................................................................................................	89

ARTICLE XV TRANSFERS AND CHANGES OF CONTROL………………………………………………….....................................................................................................................		90
15.01	Transfers……………………………………………………………………………………………………............................................................................	90
15.02	Right of First Refusal and Right of First Offer…………………………………………….................................................................................................	90
15.03	Permitted Transfers…………………………………………………………………………………......................................................................................	92
15.04	Other Transfer Restrictions……………………………………………………………………….........................................................................................	94
15.05	Change of Control……………………………………………………………………………………....................................................................................	96

ARTICLE XVI DEFAULT AND REMEDIES…………………………………………………………………………..............................................................................................................		96
16.01	Events of Default………………………………………………………………………………………..................................................................................	96
16.02	Remedies…………………………………………………………………………………………………................................................................................	97
16.03	Additional Obligations………………………………………………………………………………....................................................................................	103
16.04	Interest on Overdue Payments and Contributions; Setoff……………………….............................................................................................................	103
16.05	Mitigation…………………………………………………………………………………………………..............................................................................	103

ARTICLE XVII REPRESENTATIONS AND WARRANTIES……………………………………………………..................................................................................................................		104
17.01	Representations and Warranties………………………………………………………………............................................................................................	104
17.02	Special Representations and Warranties of Great Basin……………………………........................................................................................................	105
17.03	MOU…………………………………………………………………………………………………………...........................................................................	107
17.04	Non-Severable Improvements…………………………………………………………………............................................................................................	108

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17.05	Knowledge………………………………………………………………………………………………….............................................................................	108
17.06	Exclusivity of Representations…………………………………………………………………….......................................................................................	108

ARTICLE XVIII LIENS; FINANCING MATTERS………………………………………………………………….................................................................................................................		108
18.01	Liens…………………………………………………………………………………………………………...........................................................................	108
18.02	Financing……………………………………………………………………………………………………...........................................................................	110
18.03	Non-Disturbance Agreement……………………………………………………………………..........................................................................................	110
18.04	Security Interest………………………………………………………………………………………....................................................................................	112

ARTICLE XIX GOVERNING LAW; DISPUTE RESOLUTION…………………………………………………....................................................................................................................		117
19.01	Governing Law………………………………………………………………………………………….................................................................................	117
19.02	Dispute Resolution; Binding Arbitration……………………………………………………..............................................................................................	117

ARTICLE XX MISCELLANEOUS………………………………………………………………………………………............................................................................................................		120
20.01	Notices………………………………………………………………………………………………………...........................................................................	120
20.02	Waivers……………………………………………………………………………………………………..............................................................................	121
20.03	No Third-Person Beneficiaries…………………………………………………………………...........................................................................................	121
20.04	Severability………………………………………………………………………………………………................................................................................	121
20.05	Independent Counsel…………………………………………………………………………………..................................................................................	121
20.06	Further Assurances…………………………………………………………………………………….................................................................................	121
20.07	No Fiduciary Relationship………………………………………………………………………….......................................................................................	121
20.08	Confidential Information…………………………………………………………………………..........................................................................................	122
20.09	Other Transmission Lines and Exclusivity…………………………………………………...............................................................................................	123
20.10	Survival of Obligations………………………………………………………………………………....................................................................................	124
20.11	Construction…………………………………………………………………………………………….................................................................................	124
20.12	Amendment……………………………………………………………………………………………...................................................................................	125
20.13	Entire Agreement……………………………………………………………………………………......................................................................................	125
20.14	Successors and Assigns…………………………………………………………………………….....................................................................................	125
20.15	Headings……………………………………………………………………………………………………............................................................................	125
20.16	Counterparts……………………………………………………………………………………………..................................................................................	125
20.17	Running with the Land; Memorandums of this Agreement………………………..........................................................................................................	125
20.18	Dedication………………………………………………………………………………………………….............................................................................	125
20.19	Integrity Clause; Gratuity…………………………………………………………………………........................................................................................	125
20.20	Expiration of Options…………………………………………………………………………………...................................................................................	126
20.21	Mobile Sierra…………………………………………………………………………………………….................................................................................	126

EXHIBITS

Exhibit A	ON Line Budget
Exhibit B	Delegated Responsibilities
Exhibit C	ON Line Schedule
Exhibit D	Insurance Plan
Exhibit E	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit F	Form of Assignment and Consent Agreement
Exhibit G	Form of Grant, Bargain and Sale Deed
Exhibit H	Applicable Transfer Representations and Warranties

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Exhibit I	Legal Opinion Provisions

SCHEDULES

Schedule 1	Description of Transmission Line
Schedule 2	Monthly Payment Factors
Schedule 3	Operating Activities
Schedule 4	Primary ON Line Agreements
Schedule 5	Buyout Prices
Schedule 6	Governmental Approval Status
Schedule 7	Great Basin Segments Specifications Deviations

ANNEXES

Annex A	Ownership Percentages of the Parties

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TRANSMISSION USE AND CAPACITY

EXCHANGE AGREEMENT

THIS TRANSMISSION USE AND CAPACITY EXCHANGE AGREEMENT, dated as of August 20, 2010 (the “Effective Date”), is made and entered into by and among NEVADA POWER COMPANY, a Nevada corporation, d/b/a NV Energy (“NPC”), SIERRA PACIFIC POWER COMPANY, a Nevada corporation, d/b/a NV Energy (“SPPC” and, collectively with NPC, the “NVE Parties”) and GREAT BASIN TRANSMISSION, LLC, a Delaware limited liability company (“Great Basin”).  NPC, SPPC and Great Basin are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the NVE Parties are investor-owned electric utilities serving customers in both northern and southern Nevada and have been developing a major transmission project in eastern Nevada to interconnect the two utilities known, as of the Effective Date, as the “One Nevada Transmission Line Project” or “ON Line”, which is an above-ground 500 kV AC transmission line from a substation to be located at the Robinson Summit Location to the Harry Allen Substation (the “NVE Project”);

WHEREAS, Great Basin currently owns and is developing the Transmission Line, which is an above-ground 500 kV AC transmission line comprising three segments extending from the Midpoint Substation to the Eldorado Substation;

WHEREAS, the northernmost and central segments of the Transmission Line are collectively known as the Southwest Intertie Project, with the northernmost segment extending from the Midpoint Substation to a substation located at the Thirtymile Location (“SWIP-N”) and the central segment extending from such substation to the Harry Allen Substation (“SWIP-S”), and the southernmost segment of the Transmission Line, which is known as the Southern Nevada Intertie Project, extends from the Harry Allen Substation to the Eldorado Substation (“SNIP”);

WHEREAS, the NVE Parties desire to purchase from Great Basin and Great Basin desires to sell certain undivided ownership interests in SWIP-S on the terms and conditions set forth herein and, in furtherance of the transactions contemplated in this Agreement, SWIP-S will be renamed the “One Nevada Transmission Line” and “ON Line;”

WHEREAS, SNIP and SWIP-N comprise the Great Basin Segments, as further described in this Agreement; and

WHEREAS, the Parties desire to set forth in this Agreement the terms and conditions upon which the Parties shall jointly develop, construct, own, manage and use ON Line and jointly use the Great Basin Segments.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE I
DEFINITIONS

                                         1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“AAA” has the meaning set forth in Section 19.02(b)(i).

“AC” means alternating current.

“Acquiring Party” has the meaning set forth in Section 15.02(c).

“Acquisition Closing” means the sale by Great Basin and the purchase by the NVE Parties of Ownership Interests in the amount of their respective Ownership Percentages.

“Acquisition Closing Date” means the date upon which the Acquisition Closing occurs, which shall be the day before the Acquisition Closing is effective in accordance with Section 2.05.

“Acquisition Closing Deadline” has the meaning set forth in Section 2.06.

“Advance” has the meaning set forth in Section 5.07(a).

“Affiliate” means any Person that, directly or indirectly through one or more other Persons, Controls, is Controlled by or is under common Control with the Person specified.  For the purposes of this Agreement (except Sections 12.01(c) and 20.08), the NVE Parties shall not be considered Affiliates of one another.

“Affiliated Assignee” has the meaning set forth in Section 15.03(e).

“Affiliated Lender” means any Person that is an Affiliate of Great Basin or holds greater than a ten percent (10%) direct or indirect equity interest in Great Basin other than any agency or other instrumentality of the United States of America in its capacity as an ON Line Lender or GB Segment Lender that becomes an Affiliate of Great Basin as a result of a foreclosure or other exercise of its remedies under the ON Line Financing Agreements or the GB Segment Financing Agreements, as applicable.

“Agreed Rate” means the lesser of (a) the “Prime rate” for the “U.S.” as published in the “Money Rates” table of The Wall Street Journal from time to time and (b) the maximum rate of interest permitted by Applicable Law.

“Agreement” means this Transmission Use and Capacity Exchange Agreement.

“Allocation” has the meaning set forth in Section 2.08.

“Alternate Representative” has the meaning set forth in Section 8.01(a).

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“Amortization Period” means (a) with respect to Capital Repairs, Event of Loss Costs and Condemnation Action Costs, the useful life (in months) of the applicable reconstructed or restored asset (consistent with a depreciation schedule approved by the PUCN and used by the NVE Parties for similar assets) depreciated on a straight line basis and (b) with respect to any Incremental Cost Differential, six hundred twenty-four (624) months on a straight line basis.

“Ancillary Services” means any of the services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the transmission system in accordance with Prudent Utility Practices, including scheduling, system control and dispatch service, reactive supply and voltage control, regulation and frequency response, energy imbalance, generator imbalance, operating reserve-spinning, operating reserve-supplemental and loss compensation.

“Anticipated Investment” means (a) with respect to SWIP-N, six hundred sixteen million nine hundred ten thousand Dollars ($616,910,000), (b) with respect to ON Line, five hundred nine million six hundred twenty-one thousand Dollars ($509,621,000) and (c) with respect to SNIP, two hundred fourteen million five hundred seventy-seven thousand Dollars ($214,577,000).  For the avoidance of doubt, the foregoing Anticipated Investment amounts shall not be subject to adjustment for any reason, including in respect of any Carrying Costs, interest or allowance for funds used during construction.

“Applicable Centennial Phase 3 Facilities” has the meaning set forth in the SNIP Agreement.

“Applicable Centennial Phase 3 Rights” has the meaning set forth in Section 6.05(a).

“Applicable Law” means any law, statute, common law, treaty, code, rule, ordinance, binding directive, regulation, order, judgment, decree, ruling, determination or Governmental Approval of any Governmental Authority, including Environmental Laws, in each case, which is binding on the Transmission Line (any portion thereof), any Party or any Project Company, as applicable.

“Applicable Transfer Representations and Warranties” means, with respect to a Transfer, the representations and warranties and related limits on liability in form and substance similar to those set out in Exhibit H.

“Assignment and Assumption Agreement” has the meaning set forth in Section 15.04(b).

“Authorized Representative” has the meaning set forth in Section 8.01(a).

“Balancing Authority” means the responsible entity that integrates resource plans ahead of time, maintains load-interchange-generation balance within the Balancing Authority Area and supports interconnection frequency in real time.

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“Balancing Authority Area” means the collection of generation, transmission and loads within the metered boundaries of the NVE Parties.

“Balancing Authority Area Services Agreement” means a Balancing Authority Area Services Agreement entered into by and between Great Basin and one or both of the NVE Parties for the provision of certain Ancillary Services; provided, however, that such Balancing Authority Area Services Agreement shall not provide for any (a) generator imbalance service for generators directly interconnected to the Great Basin Segments within the Balancing Authority Area outside of a bandwidth of: (i) plus or minus one and one-half percent (1.5%) of such generator’s capacity or (ii) a maximum of plus or minus two (2) MWs, (b) energy imbalance services or (c) operating reserves (either spinning or supplemental) or back-up for resources associated with schedules from generators delivering their output from or outside of the NVE Parties’ Balancing Authority Area.

“Bankruptcy Event” means, with respect to any Person, if such Person (a) voluntarily files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, (b) has any such petition filed or proceeding or action commenced against it by its creditors and such petition, proceeding or action is not dismissed within sixty (60) days after the filing or commencement; (c) makes an assignment or any general arrangement for the benefit of creditors; (d) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (e) is generally unable to pay its debts as they fall due.

“BLM” means the United States Department of Interior’s Bureau of Land Management.

“BLM SNIP License Consent” means a final decision issued by the BLM, not subject to rehearing or administrative appeal, providing any and all BLM approvals necessary to provide the license and transfer of assets by NPC to Great Basin as contemplated by the SNIP Agreement, on terms and conditions reasonably acceptable to the NVE Parties and Great Basin.

“Books and Records” has the meaning set forth in Section 9.03(a).

“Business Day” means any day other than Saturday, Sunday and any day that banks are required to close in the State of Nevada or the State of New York.

“CA” means the Confidentiality Agreement, dated May 18, 2009, by and between Great Basin and NVE Parent.

“Capacity Entitlement” means, with respect to a Party, the portion of the Electrical Capacity to which such Party is entitled pursuant to Section 3.02, as may be adjusted pursuant to Sections 16.02(f), (g) or (h).

“Capital Repair” means (a) any and all work reasonably necessary or appropriate to repair, restore, refurbish or replace any equipment, structure or any other component of ON Line (or any portion thereof) after ON Line COD necessitated by (i) any defect in design,

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construction or installation, (ii) physical or functional obsolescence or (iii) modifications required by any Applicable Law or (b) the substitution, replacement, enlargement or improvement of any structure, facility, equipment, property, land or land rights constituting part of ON Line after ON Line COD, in each case with respect to clauses (a) and (b), the associated costs of which would be capitalized in accordance with GAAP; provided, however, that Capital Repairs do not include any Operating Activities or work resulting from any Event of Loss or any Condemnation Action.

“Capital Repair Account” has the meaning set forth in Section 5.04(a).

“Capital Repair Budget” means each budget for Capital Repairs approved by the Management Committee, which shall include line item estimates of the cost of all Capital Repairs expected for the five-year operation period immediately following its preparation.

“Capital Repair Costs” means costs and expenses incurred to complete any Capital Repairs, including each Party’s (a) direct internal labor costs for employees directly engaged in completing Capital Repairs insofar as such costs are subject to reimbursement pursuant to Section 5.01(d), (b) all direct costs for supplies, materials, equipment property, land and land rights and the cost of removal, salvage, or disposal of any structure, facility, equipment or property, (c) third-Person costs, directly incurred for permitting and licensing activities, engineering, surveying, project management, legal, and other professional services incurred in respect of the completion of Capital Repairs, (d) costs and expenses directly incurred pursuant to ON Line Agreements entered into in respect of Capital Repairs and (e) costs and expenses required during an emergency to protect human life in connection with ON Line, protect against or mitigate serious loss or damage to ON Line, comply with Applicable Law for ON Line and prevent or mitigate damage to the environment or to the property of others caused by ON Line, which, in the case of clauses (a) through (e) above, would be capitalized in accordance with GAAP; provided, however, that Capital Repair Costs shall not include the following: (n) any costs or expenses incurred under the Balancing Authority Area Services Agreement or in providing Balancing Area Authority services thereunder, (o) Event of Loss Costs or Condemnation Action Costs, (p) any lobbying costs, (q) any legal fees associated with Great Basin’s participation in regulatory proceedings where such participation has not been approved in advance by the Management Committee or the NVE Parties’ participation in regulatory proceedings where the NVE Parties are not the applicant/petitioner or are not required to participate, (r) any gift of items, money or entertainment in connection with ON Line, including political or campaign contributions, (s) Personal Taxes or Transfer Taxes, (t) third-Person costs, expenses and fees for lawyers, other consultants, financing parties and agents (including application and other fees and expenses in connection with any loan guarantee or other program provided by the U.S. Department of Energy), in each case, incurred by any Party in connection with the ON Line Financing, its financing of Capital Repair Costs, all other Excluded Agreements and the costs associated with any Party’s auditing and reporting requirements under this Agreement, the ON Line Financing Agreements and its other financing agreements, including all Up-Front GBT Costs and On-Going GBT Costs, (u) costs and expenses incurred in the preparation, negotiation, execution or delivery of this Agreement, (v) any amounts attributable to general administrative costs or overhead costs not associated with direct internal labor for employees directly engaged in the completion of Capital Repairs, (w) any amounts

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incurred by Great Basin in connection with the Great Basin Segments, (x) any interest or penalty imposed by any Governmental Authority, (y) any interest or costs associated with carrying such costs and expenses, including Carrying Costs and (z) other than as described in clause (d) above, any costs or expenses arising, incurred or committed to by a Party without the consent of the Management Committee and not in accordance with the Capital Repair Budget.

“Capitalized Costs” means an amount equal to the aggregate sum of the (a) lesser of Net Actual Costs and the aggregate amount of ON Line Costs set forth in the ON Line Budget, plus Carrying Costs in respect of such costs, (b) Initial Cost Differential, plus Carrying Costs in respect of such costs and (c) Carrying Cost up to ON Line COD in respect of any Incremental Cost Differential, Net Event of Loss Costs and Net Condemnation Action Costs.

“Carrying Cost” means the cost of carrying any ON Line Costs, Event of Loss Costs and Condemnation Action Costs less any applicable Cost Reductions, in each case, from the date such costs were incurred to ON Line COD at a rate equal to (a) eight and fifty-eight hundredths percent (8.58%) per annum prior to ON Line Financial Closing and (b) eight and eight hundredths percent (8.08%) per annum thereafter; provided, however, that (x) Carrying Costs on Great Basin’s Development Costs from January 1, 2010 to Acquisition Closing shall not exceed an amount equal to, when added to such Development Costs and Carrying Costs of Great Basin through December 31, 2009, fifteen million eight hundred thousand Dollars ($15,800,000) and (y) Carrying Costs on the Development Costs of the NVE Parties from January 1, 2010 to Acquisition Closing shall not exceed an amount equal to, when added to such Development Costs and Carrying Costs of the NVE Parties through December 31, 2009, fifteen million eight hundred thousand Dollars ($15,800,000).  For the avoidance of doubt, any Development Costs and Pre-Closing Costs incurred prior to ON Line Financial Closing shall be carried at a rate of eight and fifty-eight hundredths percent (8.58%) per annum from the date such costs were incurred to the date of ON Line Financial Closing and then at a rate of eight and eight hundredths percent (8.08%) per annum from the date of ON Line Financial Closing to the ON Line COD.  For purposes of calculating Carrying Costs hereunder, all ON Line Costs, Event of Loss Costs and Condemnation Action Costs, in each case, shall be deemed incurred, and Cost Reductions, Insurance Proceeds and Condemnation Awards shall be deemed received, on the last day of the month in which such costs are incurred or reductions are received.

“Chair” has the meaning set forth in Section 8.01(e).

“Claiming Party” has the meaning set forth in Section 3.10.

“Claims” means any and all claims, demands, suits, obligations, payments, liabilities, costs, fines, penalties, sanctions, taxes, judgments, damages, losses and expenses, including reasonable attorneys’ fees and expenses.

“Closing Payment” has the meaning set forth in Section 2.02(b).

“Closing Statement” has the meaning set forth in Section 2.02(b).

“Code” means the Internal Revenue Code of 1986.

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
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“Complete Taking” has the meaning set forth in Section 14.02.

“Condemnation Action” means the taking of all or any portion of the Transmission Line as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale or conveyance of all or any portion of the Transmission Line under the threat or in lieu of condemnation.

“Condemnation Action Budget” has the meaning set forth in Section 14.04.

“Condemnation Action Costs” has the meaning set forth in Section 14.04.

“Condemnation Award” means any compensation received in respect of a Condemnation Action.

“Confidential Information” has the meaning set forth in Section 20.08(a).

“Contributing Party” has the meaning set forth in Section 5.07(a).

“Contribution” has the meaning set forth in Section 5.07(a).

“Control” means the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities of a Person or the power to direct the management or policies of such Person, whether by operation of law, by contract or otherwise.

“Cost Detail Reconciliation Statement” has the meaning set forth in Section 2.02(d).

“Cost Detail Statement” has the meaning set forth in Section 2.02(a).

“Cost Reduction” means any (a) damages, liquidated damages, indemnity payments or other amounts recovered pursuant to any ON Line Agreement or in settlement of any claim or dispute arising under any ON Line Agreement, (b) Insurance Proceeds (other than Excess Insurance Proceeds) and Condemnation Awards (other than Excess Condemnation Awards) recovered in respect of ON Line (including for delay-in-start up) and (c) proceeds received in respect of the disposition of any assets of ON Line.

“Counterparty Code of Conduct” means the Counterparty Code of Conduct promulgated by the NVE Parties and as in effect on (and disclosed in writing to Great Basin prior to) the Effective Date, setting forth requirements for Persons engaging in business transactions with the NVE Parties.

“Critical Capital Repairs” means Capital Repairs that NPC reasonably deems are required in order to operate ON Line in a safe and reliable manner in accordance with Prudent Utility Practices.

“Critical Change Orders” means change orders under Material Construction Contracts that the Managing Party reasonably deems are required in order for ON Line to operate in a safe and reliable manner in accordance with Prudent Utility Practices.

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
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“Deadlock” has the meaning set forth in Section 8.01(h).

“Default Purchase Notice” has the meaning set forth in Section 16.02(d).

“Default Rate” means the lesser of (a) four percent (4%) per annum above the Agreed Rate and (b) the maximum rate of interest permitted by Applicable Law.

“Demand” has the meaning set forth in Section 19.02(b)(i).

“Development Costs” means all ON Line Costs incurred by a Party prior to January 1, 2010, which are, with respect to (a) NPC, twelve million four hundred thirty-six thousand two hundred seventy-one Dollars ($12,436,271), (b) SPPC, six hundred fifty-four thousand five hundred forty Dollars ($654,540) and (c) Great Basin, fifteen million Dollars ($15,000,000).

“Direct Pay Amounts” means Post-Closing Costs due under Material Construction Contracts that are to be invoiced directly to, and paid directly by, NPC and Great Basin in accordance with this Agreement.

“Disclosing Party” has the meaning set forth in Section 20.08(a).

“Disclosure Schedules” has the meaning set forth in Section 17.01.

“Disclosure Schedule Update” has the meaning set forth in Section 2.07.

“Dispute” has the meaning set forth in Section 19.02(a).

“Dollars” means the lawful currency of the United States of America.

“Double Circuit Towers” means the ON Line double circuit transmission towers and associated appurtenances designed and constructed to support two (2) 500kV 3-phase AC circuits located between (and including) that certain HMD3 double circuit dead end structure number 617 located at latitude 37˚ 15’ 20.99” North, longitude 114˚ 57’ 45.87” West and that certain HMD3 double circuit dead end structure number 627 located at latitude 37˚ 14’ 11.95” North, longitude 114˚ 58’ 37.03 West.

“Effective Date” has the meaning set forth in the preface to this Agreement.

“Effective Tax Rate” means (a) the then current Federal corporate statutory income tax rate plus (b) the product of (i) the then current State of Nevada corporate statutory income tax rate times (ii) an amount equal to one (1) minus the Federal corporate statutory income tax rate.

“Eldorado Substation” means the substation jointly owned by Southern California Edison, NPC, Salt River Project and Los Angeles Department of Water and Power located south of Las Vegas in Clark County, Nevada and commonly known as the “Eldorado Substation.”

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
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“Electrical Capacity” means the maximum electrical rating of the Transmission Line (or applicable portion thereof) expressed in MWs, as such rating is determined and approved by WECC (or such other regulatory authority responsible for rating the Transmission Line) from time to time.

“Electric Reliability Organization” means the organization certified by FERC to propose and enforce mandatory standards for the reliable operation and planning of the bulk power system throughout the United States of America.

“Eligible Assignee” means any Person that (a) has (or is Affiliated with a Person that has) at least four (4) years’ experience owning and operating transmission lines comparable to the Transmission Line, (b) is (or is Affiliated with a Person that is) subject to regulation by FERC at the time the applicable Transfer is first proposed and (c) has (or its parent has) a credit rating at the time of the applicable Transfer equal to or better than an Investment Grade Credit Rating or, if such Person does not have an Investment Grade Credit Rating, a net worth at the time of the applicable Transfer equal to or greater than three hundred fifty million Dollars ($350,000,000).

“Eligible Control Party” means (a) any Eligible Assignee, (b) following ON Line COD and provided that Great Basin holds no material assets other than Ownership Interests, any Experienced Operator and (c) following ON Line COD and the occurrence of the earlier of (i) GB Segment COD and (ii) the GB Segment Financial Closing Deadline without achieving GB Segment Financial Closing, any Experienced Operator.

“Environmental Law” means any federal, state, local or other law, common law, regulation, rule, ordinance, code, decree, judgment, binding directive, or judicial or administrative order relating to the protection, preservation or restoration of human health, the environment, wildfire, natural resources or cultural, archaeological or historic resources, including (a) any law relating to the releases or threatened releases of Hazardous Substances into any medium (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport and handling of Hazardous Substances; (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the National Environmental Policy Act, 42 U.S.C. §4321 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and (c) all other Applicable Laws addressing pollution or protection of human health, safety or the environment.

“Event of Default” has the meaning set forth in Section 16.01.

“Event of Loss” means damage to, destruction of, or other property casualty to the Transmission Line (or any part thereof), whether or not covered by insurance.

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

“Event of Loss Budget” has the meaning set forth in Section 13.04.

“Event of Loss Costs” has the meaning set forth in Section 13.04.

“Excess Condemnation Award” has the meaning set forth in Section 14.03.

“Excess Insurance Proceeds” has the meaning set forth in Section 13.03.

“Excluded Agreements” means (a) agreements between a Party and its transmission and other customers regarding such customers’ rights to transmit electricity on or otherwise utilize such Party’s Capacity Entitlement, Microwave Capacity or Fiber Optic Capacity, (b) agreements only between NPC and SPPC, (c) the ON Line Financing Agreements, (d) the financing agreements with the NVE Lenders and (e) any Balancing Authority Area Services Agreement.

“Excluded Lien” means any of the following:

(a)           a Permitted Lien;

(b)           provided that Sections 18.03 and 18.04 are satisfied, a Lien granted on the Ownership Interests or other assets of a Party (excluding the Great Basin Segments prior to GB Segment COD, except if the Parties agree in writing otherwise), given by such Party as security for the obligations of such Party to the ON Line Lenders or the NVE Lenders, as applicable, and enforceable only against the Ownership Interests or such other assets of such Party;

(c)           provided that Sections 18.03 and 18.04 are satisfied, a Lien granted on the ownership interests of Great Basin in the Great Basin Segments or other assets of Great Basin (excluding ON Line prior to GB Segment COD, except if the Parties agree in writing otherwise), given by Great Basin as security for its obligations to the GB Segment Lenders;

(d)           (i) with respect to Liens on ON Line, Liens for any tax, assessment or other governmental charge (including Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods for ON Line) arising in the ordinary course of business for ON Line, and (ii) with respect to Liens on the Great Basin Segments, Liens for any tax, assessment or other governmental charge (including Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods for the Great Basin Segments) arising in the ordinary course of business for the Great Basin Segments, in each case (A) which are for amounts not yet due or amounts being contested in good faith by appropriate proceedings and reserved against in accordance with GAAP and (B) so long as such Liens shall not involve any reasonable likelihood of the sale, forfeiture or loss of any material interest in the Transmission Line and shall not interfere in any material respect with the use or disposition of any material part of the Transmission Line, the GB Segment Security Interest or the ON Line Security Interest;

Transmission Use and Capacity Exchange Agreement

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(e)           (i) with respect to ON Line, materialmen’s, mechanics’, workers, repairmen’s, employees’ or other like Liens on ON Line and any statutory lien, rights of setoff or similar rights on ON Line arising in the ordinary course of business of ON Line or in connection with the construction, operation or maintenance of ON Line, and (ii) with respect to the Great Basin Segments, materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens on the Great Basin Segments and any statutory lien, rights of setoff or similar rights on the Great Basin Segments arising in the ordinary course of business of the Great Basin Segments or in connection with the construction, operation or maintenance of the Great Basin Segments, in each case (A) which (in the aggregate) do not materially detract from the value of the property or assets to which they are attached, or which are for amounts not yet due or amounts which are being contested in good faith by appropriate proceedings and are reserved against in accordance with GAAP or bonded over, and (B) so long as such Liens shall not involve any reasonable likelihood of the sale, forfeiture or loss of any material interest in the Transmission Line and shall not interfere in any material respect with the use or disposition of any material part of the Transmission Line, the GB Segment Security Interest or the ON Line Security Interest;

(f)           Liens arising out of judgments or awards so long as enforcement of such Liens have been stayed and an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings and are reserved against in accordance with GAAP or are fully covered by insurance;

(g)           (i) with respect to ON Line, Liens on ON Line to secure (A) mandatory statutory obligations or (B) provided that Section 18.03 is satisfied with respect to Liens securing amounts in excess of two hundred fifty thousand Dollars ($250,000), performance of bids, tenders, contracts (other than for the repayment of indebtedness for borrowed money) or leases, or for purposes of like general nature, in the ordinary course of business for ON Line, and having an aggregate value with respect to all Liens contemplated by this clause (g)(i)(B) at any one time outstanding not greater than one million Dollars ($1,000,000), and (ii) with respect to the Great Basin Segments, Liens on the Great Basin Segments to secure (A) mandatory statutory obligations or (B) provided that Section 18.03 is satisfied with respect to Liens securing amounts in excess of two hundred fifty thousand Dollars ($250,000), performance of bids, tenders, contracts (other than for the repayment of indebtedness for borrowed money) or leases, or for purposes of like general nature, in the ordinary course of business for the Great Basin Segments, and having an aggregate value with respect to all Liens contemplated by this clause (g)(ii)(B) at any one time outstanding not greater than one million Dollars ($1,000,000), in each case, so long as such Liens shall not involve any reasonable likelihood of the sale, forfeiture or loss of any material interest in the Transmission Line and shall not interfere in any material respect with the use or disposition of any material part of the Transmission Line, the GB Segment Security Interest or the ON Line Security Interest;

(h)           (i) with respect to ON Line, involuntary Liens (including a lien of an attachment, judgment or execution) not existing for more than thirty (30) days on ON Line securing a charge or obligation for ON Line on any of ON Line’s property, either real or personal, in the aggregate sum of less than two hundred thousand Dollars ($200,000) at any one time outstanding, and (ii) with respect to the Great Basin Segments, involuntary Liens (including a lien of an attachment, judgment or execution) not existing for more than thirty (30) days on the

Transmission Use and Capacity Exchange Agreement

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Execution Version

Great Basin Segments securing a charge or obligation for the Great Basin Segments on any of the Great Basin Segments’ property, either real or personal, in the aggregate sum of less than two hundred thousand Dollars ($200,000) at any one time outstanding, in each case, so long as such Liens shall not involve any reasonable likelihood of the sale, forfeiture or loss of any material interest in the Transmission Line and shall not interfere in any material respect with the use or disposition of any material part of the Transmission Line, the GB Segment Security Interest or the ON Line Security Interest;

(i)           any other Liens approved by the Parties;

(j)           with respect to (i) Great Basin, any Lien on the Ownership Interests of Great Basin or the Great Basin Segments arising as a result of a breach by one or both of the NVE Parties of any of their respective obligations under this Agreement or any agreement executed in connection herewith and (ii) the NVE Parties, any Lien on the Ownership Interests of such Parties arising as a result of a breach by Great Basin of any of its obligations under this Agreement or any agreement executed in connection herewith;

(k)           with respect to Great Basin, Liens that are subordinated to the ON Line Security Interest or the GB Segment Security Interest pursuant to a subordination agreement acceptable to the NVE Parties in their sole discretion; and

(l)           provided that Section 18.03 is satisfied with respect to Liens securing amounts in excess of (i) two hundred fifty thousand Dollars ($250,000) individually or (ii) when added to the aggregate amount secured by other Liens permitted by this subsection (l) and not subject to a Non-Disturbance Agreement, one million Dollars ($1,000,000), Liens existing only on the Great Basin Segments prior to GB Segment Financial Closing in favor of unaffiliated lenders, construction contractors, equipment providers or any other unaffiliated Persons providing financing for the development, engineering, procurement or construction of the Great Basin Segments.

“Experienced Operator” means any Person that has (or is Affiliated with a Person that has) at least four (4) years’ experience owning and operating transmission lines comparable to the Transmission Line or hires a project manager that has such experience.

“Extended Payment Default” has the meaning set forth in Section 16.02(h).

“Fair Market Value” has the meaning set forth in Section 13.05(b).

“FERC” means the Federal Energy Regulatory Commission.

“FERC Approval” means one or more final orders issued by FERC under Section 205 of the Federal Power Act, without substantial condition or modification and that is not subject to rehearing or appeal, accepting this Agreement and each Interconnection Agreement for filing (including a determination by FERC that no further filing of the SNIP Agreement is required), in each case, on terms reasonably acceptable to the NVE Parties and Great Basin.

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
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“Fiber Optic Capacity” means the maximum fiber optic line capacity of the Transmission Line (or applicable portion thereof).

“Final NVE Capacity Entitlement” means (a) the NVE Parties’ total Capacity Entitlement expressed as MWs, divided by (b) the Electrical Capacity.

“Force Majeure” means any of the following enumerated events that occur subsequent to the Effective Date that delays or prevents a Party’s performance of its obligations under this Agreement, but only to the extent that (a) such event is not attributable to the fault or negligence on the part of such Party, (b) such event is caused by factors beyond such Party’s reasonable control and (c) despite taking all reasonable technical and commercial precautions and measures to prevent, avoid, mitigate or overcome such event and the consequences thereof, such Party has been unable to prevent, avoid, mitigate or overcome such event or consequences:

(i)           Acts of God, such as storms, hurricanes, droughts, tornados, avalanches, epidemics, land slides, floods, lightning, fire, explosion, quarantine, earthquakes, and other natural disasters;

(ii)           Sabotage or destruction by a third Person of facilities and equipment relating to the performance by the affected Party of its obligations under this Agreement;

(iii)           War (declared or undeclared), insurrection, acts of terrorism, rebellion, blockades, embargoes, fires, explosions, adverse geological or underground conditions, riot, acts of a public enemy or other civil disturbance;

(iv)           Strike, walkout, lockout or other significant labor dispute;

(v)           (A) Loss or damage of materials or equipment in transit or inability to procure materials or equipment, (B) chemical or radioactive contamination of materials, equipment or sites or (C) inability to conduct studies or interconnect or test facilities due to delay by any third Person;

(vi)           (A) Action or inaction of a Governmental Authority (including a Party’s failure or delay in receiving or renewing any Governmental Approval), (B) changes in any Governmental Approval or the conditions imposed thereunder or (C) any material legislative, judicial or administrative change in any Applicable Law existing as of the Effective Date, any material change in the enforcement, interpretation or application of any Applicable Law existing as of the Effective Date by the relevant Governmental Authority, or the enactment of any Applicable Law on or after the Effective Date;

(vii)           A material adverse change or effect in the banking, institutional or capital markets in general; and

(viii)           Action or inaction in connection with requirements from an Electric Reliability Organization applicable to the Transmission Line.

Transmission Use and Capacity Exchange Agreement

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Notwithstanding anything to the contrary in this definition, (x) Force Majeure shall not include economic hardship of a Party unless such hardship is a direct result of the event described in clause (vii) above and (y) no Party shall be prevented from claiming Force Majeure to the extent that such Party’s performance is delayed or prevented by its unwillingness to settle or otherwise resolve a strike, walkout, lockout or other significant labor dispute of its own workforce, and the settlement or resolution of such strike, walkout, lockout or significant labor dispute shall be in such Party’s sole discretion.

“GAAP” means generally accepted accounting principles for financial reporting in the United States of America, applied on a consistent basis.

“GB Segment COD” means the date that (a) the Great Basin Segments have both commenced commercial operations and satisfied the requirements for “substantial completion” (or words of similar import) as defined in and in accordance with the requirements of the applicable material construction agreements, (b) all transmission upgrades and interconnection facilities necessary to interconnect SWIP-N with the Midpoint Substation and Robinson Summit Substation have been completed and successfully tested in accordance with Prudent Utility Practices, (c) all transmission upgrades and interconnection facilities necessary to interconnect SNIP with the Harry Allen Substation and Eldorado Substation have been completed and successfully tested in accordance with Prudent Utility Practices and (d) the Great Basin Segments have both been safely and reliably energized and energy may be delivered across the interconnection facilities to the interconnection providers’ transmission systems in accordance with the applicable interconnection agreements.

“GB Segment COD Deadline” means the sixth (6th) anniversary of the GB Segment Financial Closing or such later date as may be determined in accordance with Section 3.07(b).

“GB Segment Development Costs” means (a) the aggregate sum of costs and expenses incurred by Great Basin to complete the development of the Great Basin Segments, including (i) Great Basin’s direct internal labor costs for employees directly engaged in development efforts associated with the Great Basin Segments, (ii) third-Person costs for permitting and licensing activities, engineering, surveying, project management, legal, accounting and other professional services incurred in respect of development efforts associated with the Great Basin Segments, (iii) interest on all such costs at a rate equal to eight and fifty-eight hundredths percent (8.58%) per annum calculated from when such costs were incurred to GB Segment Financial Closing and (iv) the use of any liquidated damages, proceeds, awards or payments described in clause (b) below to pay any costs or expenses incurred by Great Basin to complete the development of the Great Basin Segments, minus (b) any liquidated damages recovered as a result of a failure of the Great Basin Segments to achieve their performance or schedule guarantees, any Insurance Proceeds, Condemnation Awards or damage or indemnity payments received in respect of the Great Basin Segments, and any proceeds for the disposition of any assets of the Great Basin Segments (together with the reduction in carrying costs resulting from the receipt of such liquidated damages, Insurance Proceeds, Condemnation Awards, damage or indemnity payments or other proceeds, as applicable); provided, however, that GB Segment Development Costs shall not include the following: (q) any lobbying costs, (r) any legal

Transmission Use and Capacity Exchange Agreement

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fees associated with Great Basin’s participation in regulatory proceedings where Great Basin is not the applicant or petitioner, (s) any gift of items, money or entertainment in connection with the Great Basin Segments, including political or campaign contributions, (t) Personal Taxes or Transfer Taxes, (u) third-Person costs, expenses and fees for lawyers, other consultants, financing parties and agents (including application and other fees and expenses in connection with any loan guarantee or other program provided by the U.S. Department of Energy), in each case, incurred by Great Basin in connection with the GB Segment Financing and the costs associated with Great Basin’s auditing and reporting requirements under this Agreement and the GB Segment Financing Agreements, (v) costs and expenses incurred in the preparation, negotiation, execution or delivery of this Agreement, (w) any amounts attributable to general administrative costs or overhead costs not associated with direct internal labor for employees directly engaged in development efforts associated with Great Basin Segments, (x) any interest or penalty imposed by any Governmental Authority, (y) any amounts incurred by Great Basin in connection with ON Line or (z) costs or expenses incurred pursuant to procurement or construction agreements or other agreements for the purchase of equipment or materials for any of the Great Basin Segments.

“GB Segment Financial Closing” means the occurrence of each of the following: (a) the GB Segment Security Interest has been granted to the NVE Parties and is valid, legal, perfected, in full force and effect and has the priority contemplated by Section 18.04, each Security Document for the GB Segment Security Interest has been properly executed and delivered, and has been duly filed, registered and recorded, and Uniform Commercial Code financing statements have been duly filed, in each case in each jurisdiction as required by Applicable Law or as reasonably requested by the NVE Parties in order to grant and maintain a valid, legal and perfected Lien with the priority contemplated by Section 18.04 in respect of the GB Segment Security Interest, and each such Security Document is in full force and effect, (b) a Non-Disturbance Agreement has been delivered by each GB Segment Lender (or an agent thereof) in favor of the NVE Parties, (c) legal opinions addressing the matters set forth on Exhibit I attached hereto and otherwise in form and substance reasonably acceptable to the NVE Parties have been delivered to the NVE Parties regarding the GB Segment Security Interest and the associated Security Documents, (d) Great Basin has obtained financing for the expected full cost of the Great Basin Segments plus a reasonable contingency, (e) all GB Segment Financing Agreements required in order to obtain the financing referred to in clause (d) above have been executed and delivered by all parties thereto to each other and are in full force and effect, (f) all conditions precedent (other than customary draw conditions) under such GB Segment Financing Agreements have been satisfied or permanently waived necessary to allow Great Basin to fund the expected full cost of the Great Basin Segments, (g) the first drawdown of loans pursuant to such GB Segment Financing Agreements has occurred, (h) the GB Segment Lenders (other than any Affiliated Lender) have delivered a certificate stating or Great Basin has delivered such other evidence demonstrating, in each case that is reasonably satisfactory to the NVE Parties, that each of clauses (d)-(g) above has occurred, and (i) full notice to proceed has been issued under all critical construction contracts for either Great Basin Segment.

“GB Segment Financial Closing Deadline” means March 31, 2014 or such later date as may be determined in accordance with the terms set forth in this Agreement.

Transmission Use and Capacity Exchange Agreement

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“GB Segment Financing” means the financing or refinancing (including working capital facilities not to exceed fifteen million Dollars ($15,000,000) and interest rate hedging facilities and related letters of credit) for the construction, operation or capital repairs of the Great Basin Segments.

“GB Segment Financing Agreements” means all financing and equity contribution agreements for the GB Segment Financing.

“GB Segment Intercreditor Agreement” means an intercreditor agreement to be executed and delivered by the NVE Parties, Great Basin and the GB Segment Lenders (or an agent thereof).

“GB Segment Lenders” means the Persons providing loans or other credit or interest rate hedging facilities under the GB Segment Financing Agreements; provided, however, that no Affiliated Lender shall be a GB Segment Lender, unless (for so long as such GB Segment Lender is an Affiliated Lender) (a) such Affiliated Lender (i) has no voting, approval or consent rights with respect to any provision of this Agreement that is subject to the GB Segment Lenders’ vote, approval or consent under the terms of this Agreement, (ii) has no voting, approval or consent rights with respect to the exercising of any remedy under any security document in connection with the GB Segment Financing, and (iii) has no voting, approval or consent rights, and does not participate, with respect to any decision to issue any certificate contemplated by clause (h) of the definition GB Segment Financial Closing, and (b) the aggregate amount of the GB Segment Financing held directly or indirectly by all Affiliated Lenders is equal to or less than one-third (1/3) of the principal amount of the GB Segment Financing; provided, further, however, that any Affiliated Lender that is a GB Segment Lender shall be entitled to benefit from any and all waivers, consents, amendments and remedies granted or exercised by the other GB Segment Lenders on a pro rata and pari passu basis.

“GB Segment Security Interest” has the meaning set forth in Section 18.04(a).

“GB Segment Security Interest Cap” has the meaning set forth in Section 18.04(a).

“Governmental Approvals” means any licenses, approvals, consents, exemptions, agreements, authorizations or permits of, notifications to or filings or registrations with, any Governmental Authority relating to the Transmission Line (or any portion thereof).

“Governmental Authority” means any executive branch, legislature, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States of America or other country or any domestic state, county, city or other political subdivision or similar governing entity.

“Gratuity” means any gift of items, money or entertainment intended to improperly influence the award of a contract or to improperly obtain favorable treatment under a contract in a manner that violates Applicable Law.

“Great Basin” has the meaning set forth in the preface to this Agreement.

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“Great Basin Manager” has the meaning set forth in Section 4.02(a).

“Great Basin O&M Costs” means all costs and expenses under the Balancing Authority Area Services Agreement and the aggregate sum of all costs and expenses for all Operating Activities, maintenance, capital repairs, BLM lease payments, property taxes, payments for utilities, costs of obtaining and maintaining any required Governmental Approvals, insurance premiums, licensing fees and other fees, consulting and professional fees and expenses necessary for management and operation, in each case, in respect of any Great Basin Segment.

“Great Basin Segments” means the SWIP-N and SNIP collectively, including, in each case, any fiber optic line comprising SWIP-N and SNIP, any microwave communication system comprising SWIP-N and SNIP and any and all assets, interests and property rights (real and personal and tangible and intangible) comprising SWIP-N and SNIP and any and all leasehold and other possessory interest in the rights-of-way, agreements, Governmental Approvals for the Great Basin Segments, and books and records, work product, depreciation and other tax benefits, in each case, comprising SWIP-N and SNIP, as further described in Schedule 1.

“Harry Allen Substation” means the substation owned by NPC located just north of Las Vegas in Clark County, Nevada and commonly known as the “Harry Allen Substation.”

“Hazardous Substance” means: (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs) in regulated concentrations; (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated as such under any Environmental Law, including the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq, or any similar state statute.

“Incremental Cost Differential” means an amount (if any) equal to any Net Actual Costs in excess of the greater of (a) the ON Line Budget and (b) the Anticipated Investment for ON Line.

“Indemnified Persons” has the meaning set forth in Section 12.01(a).

“Indemnifying Party” has the meaning set forth in Section 12.01(b).

“Independent Auditor” has the meaning set forth in Section 2.02(e).

“Independent Contractor” means any independent contractor retained pursuant to a Maintenance Agreement to maintain the Transmission Line (or any portion thereof).

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“Initial Cost Differential” means the lesser of (a) any amount by which the Anticipated Investment for ON Line exceeds the ON Line Budget and (b) any amount by which the Net Actual Costs exceed the ON Line Budget.

“Insurance Plan” means the insurance plan set forth as Exhibit D, as such plan may be amended from time to time and approved by the Management Committee.

“Insurance Proceeds” means any insurance proceeds paid pursuant to insurance policies maintained in accordance with the Insurance Plan.

“Interconnection Agreements” means the Robinson Summit Substation Transmission Interconnection Agreement, effective as of the date approved by FERC, entered into by and among SPPC (in its capacity as the interconnection provider), Great Basin, SPPC (in its capacity as an owner of ON Line) and NPC (in its capacity as an owner of ON Line) and the Harry Allen Transmission Interconnection Agreement, effective as of the date approved by FERC, entered into by and among NPC (in its capacity as the interconnection provider), Great Basin and NPC (in its capacity as an owner of ON Line) and SPPC (in its capacity as an owner of ON Line), in each case, as approved by FERC.

“Intercreditor Agreements” means the ON Line Intercreditor Agreement and the GB Segment Intercreditor Agreement.

“Investment Grade Credit Rating” means, with respect to a Person, a then assigned credit rating of such Person based on its long-term, senior, secured or unsecured non-credit-enhanced, indebtedness equal to “Baa3” or above from Moody’s Investor Services, Inc. (or any successor) or “BBB-” or above from Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. (or any successor); provided, however, that if neither of such credit ratings is published for such Person, then the Investment Grade Credit Rating for such Person means a then assigned credit rating of such Person based on its long-term, senior, secured or unsecured non-credit-enhanced, indebtedness equal to “BBB-” or above as determined by, in the case of an Eligible Assignee, the NVE Parties and, in the case of Section 11.02(c), each other Party, in each case, in accordance with its internal policies and procedures for determining implied credit ratings.

“IP License Agreement” means the Intellectual Property License Agreement, dated as of the date hereof, by and among the NVE Parties and Great Basin.

“kV” means kilovolt.

“Land Contracts” means the easements, leases, licenses, instruments, agreements, and documents that grant rights in the ON Line ROW necessary or desirable for the development, construction, ownership and management of ON Line, including ingress to and egress from the ON Line ROW.

“Las Vegas Courts” has the meaning set forth in Section 19.02(b)(v).

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“Lien” means any mortgage, lien, pledge, charge, claim, security interest or other encumbrance, including any liens for taxes and assessments, builder, mechanic, warehouseman, materialman, contractor, workman, repairman or carrier liens or other similar liens or claims.

“Loss Threshold” means any Event of Loss or Condemnation Action occurring in respect of (a) ON Line (or any portion thereof) with an estimated cost to repair or replace the affected portion of eighty million Dollars ($80,000,000) or, if the estimated cost to repair or replace exceeds twenty million Dollars ($20,000,000), with an estimated period of time required to repair or replace the affected portion of three (3) years, (b) SNIP (or any portion thereof) with an estimated cost to repair or replace the affected portion of thirty-two million Dollars ($32,000,000) or, if the estimated cost to repair or replace exceeds eight million Dollars ($8,000,000), with an estimated period of time required to repair or replace the affected portion of three (3) years or (c) SWIP-N (or any portion thereof) with an estimated cost to repair or replace the affected portion of eighty million Dollars ($80,000,000) or, if the estimated cost to repair or replace exceeds twenty million Dollars ($20,000,000), with an estimated period of time required to repair or replace the affected portion of three (3) years (such Dollar thresholds to be adjusted upward annually by a factor of two percent (2%) per annum from and after the first (1st) anniversary of ON Line COD).

“Loss Threshold Deadlock” means the Parties are unable to reach agreement regarding any determination of whether an Event of Loss or Condemnation Action exceeded a Loss Threshold.

“Maintenance Agreement” means any separate agreement between a Party and an Independent Contractor, relating to the maintenance of the Transmission Line (or any portion thereof) as may be in effect from time to time.

“Management Committee” means the management committee established pursuant to Section 8.01(a).

“Managing Party” means, subject to Section 16.02(e), (a) through the Acquisition Closing Date, Great Basin and (b) after the Acquisition Closing Date to ON Line COD, NPC.

“Material Adverse Effect” means a material adverse effect on (a) ON Line or the development, construction, ownership, management, operation, maintenance, use or economic viability thereof, (b) the ability of the Parties to perform their respective material obligations under this Agreement, (c) the ability of any party to enter into any ON Line Agreement or perform its material obligations under any ON Line Agreement, (d) the ability to obtain, maintain or comply in any material respect with any material Governmental Approval for ON Line or (e) the validity or enforceability of this Agreement or any of the ON Line Agreements, or the rights or remedies of the parties hereunder or thereunder.

“Material Construction Contract” means each of the Substation Construction Contract, the Transmission Line Construction Contract, the Tower Supply Agreements and the Other Supply Agreements.

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“Material Construction Contractor” means each of the Substation Construction Contractor, the Transmission Line Construction Contractor, the Tower Suppliers and the Other Suppliers.

“Material Event” means any breach of or default under, or notice of force majeure or other material communication with respect to, any ON Line Agreement, any litigation pending or threatened in writing or proceeding of a Governmental Authority pending or threatened in writing affecting the Transmission Line, any material Condemnation Action or Event of Loss and any citation or notice of material noncompliance with Applicable Law.

“Microwave Capacity” means the maximum microwave communication system capacity of the Transmission Line (or applicable portion thereof).

“Midpoint Substation” means the substation owned by Idaho Power Company located north of Twin Falls in Jerome County, Idaho and commonly known as the “Midpoint Substation.”

“Monthly Payment” has the meaning set forth in Section 3.06(a).

“Monthly Payment Period” has the meaning set forth in Section 3.06(a).

“Monthly/Quarterly Report” has the meaning set forth in Section 9.01.

“MOU” means the Memorandum of Understanding Regarding Potential Transmission Use Agreement, dated as of December 30, 2009, by and among the Parties.

“MW” means megawatt.

“NERC” means the North American Electric Reliability Corporation.

“Net Actual Costs” means an amount equal to the aggregate of all Development Costs, all Pre-Closing Costs and all Post-Closing Costs, minus an aggregate amount equal to all Cost Reductions received by a Party in respect of ON Line Activities.

“Net Capital Repair Costs” means all Capital Repair Costs incurred by a Party, minus an aggregate amount equal to all Cost Reductions received by a Party in respect of Capital Repairs.

“Net Condemnation Action Costs” means all Condemnation Action Costs incurred by a Party, minus an aggregate amount equal to all Cost Reductions received by a Party in respect of any Condemnation Action.

“Net Event of Loss Costs” means all Event of Loss Costs incurred by a Party, minus an aggregate amount equal to all Cost Reductions received by a Party in respect of any Event of Loss.

“Non-Contributing Party” has the meaning set forth in Section 5.07(a).

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“Non-Disturbance Agreement” has the meaning set forth in Section 18.03.

“Notice” has the meaning set forth in Section 19.02(a).

“NPC” has the meaning set forth in the preface to this Agreement.

“NPC Manager” has the meaning set forth in Section 4.02(b).

“NPC Purchase Price” has the meaning set forth in Section 2.01(b).

“NVE Lenders” means the Persons making available funds to the NVE Parties (or any one of them individually) or any of their respective Affiliates through loans, debt securities or other credit facilities before or after the Effective Date, including holders of securities issued under their respective General and Refunding Mortgage Indentures, dated as of May 1, 2001.

“NVE Parent” means NV Energy, Inc., a Nevada corporation.

“NVE Parties” has the meaning set forth in the preface to this Agreement.

“NVE Project” has the meaning set forth in the recitals of this Agreement.

“NVE WACC” means the weighted average cost of capital for NPC as of the first day of the calendar year in which the relevant expenditure occurred, as determined in NPC’s regulatory case that sets such cost for the first day of the applicable year, with the return on equity component grossed up for income taxes by dividing the return on equity component by an amount equal to one (1) minus the Effective Tax Rate.

“Offer Notice” means any ROFR Offer Notice or ROFO Offer Notice, as applicable.

“Offered Interest” means any ROFR Offered Interest or ROFO Offered Interest, as applicable.

“On-Going GBT Costs” means costs, expenses and fees paid to unaffiliated third-Persons reasonably incurred by Great Basin after ON Line COD associated with (i) Great Basin’s auditing and reporting requirements under this Agreement or (ii) the ON Line Financing Agreements, which are, in each case, actual, verifiable costs paid to unaffiliated third-Persons in a single fiscal year, but shall not include any costs of carrying such third-Person costs; provided, however, that On-Going GBT Costs shall not include any costs that, in the aggregate, exceed in a single fiscal year an amount equal to the product of (a) one hundred twenty-five thousand Dollars ($125,000) and (b) the Price Index.

“ON Line” means any and all assets, interests and property rights (real and personal and tangible and intangible) comprising SWIP-S (to be renamed the “One Nevada Transmission Line” pursuant to Section 4.08), including any fiber optic line comprising SWIP-S, any microwave communication system comprising SWIP-S  and any and all leasehold or other possessory interest in the ON Line ROW, ON Line Agreements, Governmental Approvals for ON Line, Books and Records, Work Product and depreciation and other tax benefits, as further

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described in Schedule 1.  For the avoidance of doubt, ON Line does not include the NVE Project, Excluded Agreements or any information licensed to Great Basin under the IP License Agreement.

“ON Line Account” has the meaning set forth in Section 5.03(b).

“ON Line Activities” means all activities undertaken in connection with (a) the development, construction, testing and starting up of ON Line prior to the commencement of the Operating Period and (b) the development of the NVE Project through the Acquisition Closing; provided, however, that ON Line Activities shall not include any activities contemplated by the Excluded Agreements or any activities undertaken in connection with Capital Repairs, an Event of Loss or Condemnation Action.

“ON Line Agreement” means an agreement (other than this Agreement) entered into by a Party in connection with the ON Line Activities (excluding development of the NVE Project), Capital Repairs or work resulting from any Event of Loss or Condemnation Action on ON Line, including each Material Construction Contract, Interconnection Agreement, Land Contract and the IP License Agreement; provided, however, that ON Line Agreements do not include any Excluded Agreements.

“ON Line Budget” means the budget attached hereto as Exhibit A (as amended from time to time in accordance with the provisions hereof) consisting of line item estimates of all ON Line Costs required to be funded by the Parties hereunder, including allowances for escalation (where applicable) and contingency, in each case, that are calculated in accordance with prudent estimating practices, but shall not include any Carrying Costs.

“ON Line COD” means the date that (a) ON Line commences commercial operation and satisfies the requirements for “substantial completion” (or words of similar import) as defined in and in accordance with each Material Construction Contract, (b) all additions, modifications and changes to the NVE Parties’ transmission systems necessary to interconnect ON Line with the Robinson Summit Substation and the Harry Allen Substation have been completed and successfully tested in accordance with Prudent Utility Practices and (c) ON Line is safely and reliably energized and energy may be delivered across such interconnection facilities to the NVE Parties’ transmission systems in accordance with the Interconnection Agreements.

“ON Line Costs” means costs and expenses incurred to complete the ON Line Activities, including each Party’s (a) direct internal labor costs for employees directly engaged in performing the ON Line Activities insofar as such costs are subject to reimbursement pursuant to Section 5.01(d), (b) third-Person costs for permitting and licensing activities, engineering, surveying, project management, legal, accounting and other professional services incurred in respect of the performance of ON Line Activities, (c) costs and expenses incurred pursuant to ON Line Agreements entered into in respect of ON Line Activities, (d) costs and expenses required during an emergency to protect human life in connection with ON Line, protect against or mitigate serious loss or damage to ON Line, comply with Applicable Law for ON Line and prevent or mitigate damage to the environment or to the property of others caused by ON Line and (e) amounts payable prior to ON Line COD for BLM lease payments, property Taxes and

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sales Taxes; provided, however, that ON Line Costs shall not include the following: (n) any costs or expenses incurred under the Balancing Authority Area Services Agreement or in providing Balancing Area services thereunder, (o) Event of Loss Costs or Condemnation Action Costs, (p) any costs or expenses incurred to complete the ON Line Activities prior to January 1, 2010 other than Development Costs, (q) any lobbying costs, (r) any legal fees associated with Great Basin’s participation in regulatory proceedings where such participation has not been approved in advance by the Management Committee or the NVE Parties’ participation in regulatory proceedings where the NVE Parties are not the applicant/petitioner or are not required to participate, (s) any gift of items, money or entertainment in connection with ON Line, including political or campaign contributions, (t) Personal Taxes or Transfer Taxes, (u) third-Person costs, expenses and fees for lawyers, other consultants, financing parties and agents (including application and other fees and expenses in connection with any loan guarantee or other program provided by the U.S. Department of Energy), in each case, incurred by any Party in connection with the ON Line Financing, its financing of Capital Repair Costs, all other Excluded Agreements and the costs associated with any Party’s auditing and reporting requirements under this Agreement, the ON Line Financing Agreements and its other financing agreements, including all Up-Front GBT Costs and On-Going GBT Costs, (v) costs and expenses incurred in the preparation, negotiation, execution or delivery of this Agreement, (w) any amounts attributable to general administrative costs or overhead costs not associated with direct internal labor for employees directly engaged in the performance of ON Line Activities, (x) any amounts incurred by Great Basin in connection with the Great Basin Segments, (y) any interest or penalty imposed by any Governmental Authority and (z) any interest or costs associated with carrying such costs and expenses, including Carrying Costs.

“ON Line Financial Closing” means the occurrence of the following:  (a) Great Basin has obtained debt and equity financing in an amount equal to at least seventy-five percent (75%) of the expected Post-Closing Costs as set forth in the ON Line Budget, (b) all ON Line Financing Agreements required in order to obtain the financing referred to in clause (a) above have been executed and delivered by all parties thereto to each other and are in full force and effect, (c) all conditions precedent (other than customary draw conditions) under such ON Line Financing Agreements have been satisfied or permanently waived necessary to allow Great Basin to fund at least seventy-five percent (75%) of the expected Post-Closing Costs as set forth in the ON Line Budget, (d) the first drawdown of loans pursuant to such ON Line Financing Agreements has occurred and (e) the ON Line Lenders (other than any Affiliated Lender) have delivered a certificate stating or Great Basin has delivered such other evidence demonstrating, in each case reasonably satisfactory to the NVE Parties, that each of the foregoing has occurred.

“ON Line Financing” means the financing or refinancing (including working capital facilities not to exceed five million Dollars ($5,000,000) and interest rate hedging facilities and related letters of credit) obtained by Great Basin for the construction of ON Line or Capital Repairs or the working capital needs of Great Basin in respect of ON Line.

“ON Line Financing Agreements” means all financing and equity contribution agreements for the ON Line Financing.

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“ON Line Intercreditor Agreement” means an intercreditor agreement to be executed and delivered by the NVE Parties, Great Basin and the ON Line Lenders (or an agent thereof).

“ON Line Lenders” means the Persons (including the U.S. Department of Energy, as a loan guarantor) providing loans, other credit facilities or interest rate hedging facilities under the ON Line Financing Agreements; provided, however, that no Affiliated Lender shall be an ON Line Lender, unless (for so long as such ON Line Lender is an Affiliated Lender) (a) such Affiliated Lender (i) has no voting, approval or consent rights with respect to any provision of this Agreement that is subject to the ON Line Lenders’ vote, approval, or consent under the terms of this Agreement, (ii) has no voting, approval or consent rights with respect to the exercising of any remedy under any security document in connection with the ON Line Financing, and (iii) has no voting, approval or consent rights, and does not participate, with respect to any decision to issue any certificate contemplated by clause (e) of the definition of ON Line Financial Closing, and (b) the amount of the ON Line Financing held directly or indirectly by such Affiliated Lender is used only for funding Capital Repair Costs, Initial Cost Differentials or Incremental Cost Differentials; provided, further, however, that any Affiliated Lender that is an ON Line Lender shall be entitled to benefit from any and all waivers, consents, amendments and remedies granted or exercised by the other ON Line Lenders on a pro rata and pari passu basis.

“ON Line Manager” means the Great Basin Manager or the NPC Manager, as applicable.

“ON Line ROW” means the parcel(s) of real estate on which ON Line will be constructed and situated, including that which is more fully described in Schedule 1.

“ON Line Schedule” means that certain detailed Level II schedule for the ON Line Activities, attached hereto as Exhibit C (as amended from time to time in accordance with the provisions hereof), which shall include the expected sequence of activities, durations and milestones for the construction of ON Line and incorporate the Level II critical path method schedules that represent the schedules for accomplishing, and that is the baseline schedule that forms the basis of progress for, the work to be performed under each Material Construction Contract.

“ON Line Security Interest” has the meaning set forth in Section 18.04(a).

“Operating Activities” means all activities reasonably necessary or advisable in connection with the day-to-day (a) management, operation, inspection, cleaning and upkeep of ON Line (or any portion thereof) during the Operating Period and (b) operation of the Great Basin Segments, as further specified, but not limited to the activities set forth, in Schedule 3; provided, however, that Operating Activities do not include any Ancillary Services or any work resulting from any Capital Repair, Event of Loss or any Condemnation Action.

“Operating Costs” means the aggregate sum of all costs and expenses for all Operating Activities, BLM lease payments, property Taxes, payments for utilities, costs of obtaining and maintaining any required Governmental Approvals, insurance premiums, licensing

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fees and other fees, consulting and professional fees, and expenses necessary for the day-to-day management and operation, in each case, in respect of ON Line; provided, however, that Operating Costs shall not include (a) any amounts owing pursuant to Sections 12.01 or 12.02, (b) any amounts paid under any Monthly Payment, (c) with regard to Great Basin, any costs that would not have been reimbursed under Section 5.01(d), (d) any costs incurred by any Party in connection with its individual (as opposed to common) ownership or use (as opposed to operation and maintenance) of ON Line, including any costs associated with Great Basin’s Open Access Transmission Tariff, (e) any Capital Repair Costs, Event of Loss Cost or Condemnation Action Cost, (f) On-Going GBT Costs, (g) Personal Taxes or Transfer Taxes, (h) any interest or penalty imposed by any Governmental Authority and caused by Great Basin or (i) any costs incurred in connection with the operation of any Great Basin Segment.

“Operating Period” means the period of time commencing on the ON Line COD and ending on the date the Transmission Line is retired in accordance with this Agreement.

“Operating Plan” means a plan submitted to the Management Committee for review and discussion, but not approval, covering the following activities: (a) with respect to ON Line, activities related to operations and maintenance of ON Line, in accordance with Prudent Utility Practices, the NVE Parties’ transmission operating procedures and policies, and applicable NERC and/or WECC requirements, such as line patrols, vegetation management, equipment testing and inspection, insulator washing, and electric system control center coordinated operating protocols; and (b) with respect to the Great Basin Segments, activities related to operation of the Great Basin Segments, in accordance with Prudent Utility Practices, the NVE Parties’ transmission operating procedures and policies, and applicable NERC and/or WECC requirements, including electric system control center coordinated operating protocols, outage coordination, and line monitoring.

“Operator” means the entity responsible for operating the Transmission Line in accordance with the requirements of the Balancing Authority.

“Option Exercise Price” has the meaning set forth in Section 6.05(a).

“Other Supply Agreements” means the agreements among NPC, Great Basin and the Other Suppliers pursuant to which the Other Suppliers will supply the balance of plant supplies, equipment and materials for ON Line.

“Other Suppliers” means the suppliers under the Other Supply Agreements.

“Owners’ Engineer” means an independent engineer selected by the Management Committee to provide assistance to any Party in connection with ON Line, including the design, engineering, construction, commissioning and start-up of ON Line.

“Ownership Interest” means an undivided ownership interest in ON Line.

“Ownership Percentage” means (a) with respect to Great Basin, seventy-five percent (75%), (b) with respect to NPC, twenty-three and seventy-five hundredths percent (23.75%) and (c) with respect to SPPC, one and twenty-five hundredths percent (1.25%), in each

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case, as such Ownership Percentage may be adjusted from time to time in accordance with Sections 5.03(d), 5.04(c), 13.04, 14.04, and 16.02(f) and set forth opposite each Party’s name on Annex A. For the avoidance of doubt, in the event one Party (or the NVE Parties) acquires all of the Ownership Interests of the other Party(ies) pursuant to this Agreement, then such Party’s (or the NVE Parties’) aggregate Ownership Percentage shall be one hundred percent (100%).

“Partial Taking” has the meaning set forth in Section 14.02.

“Party” and “Parties” have the meaning set forth in the preface to this Agreement.

“Permitted Liens” means (a) all matters filed of record, validly existing and affecting a particular asset or property as of the Effective Date (together with such other Liens as are (i) acceptable to the NVE Parties in their sole discretion as of Acquisition Closing in the case of ON Line, and (ii) reasonably acceptable to the NVE Parties as of GB Segment Financial Closing in the case of the Great Basin Segments), (b) any Lien for Taxes not yet due or delinquent, (c) any statutory Lien (including any Liens of carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business by operation of law) with respect to a liability not yet due or delinquent, (d) zoning, entitlement, conservation restriction and other land use and environmental regulations by any Governmental Authority, (e) any minor imperfection of title or other Lien which, individually or in the aggregate, would not be reasonably expected to be material, and (f) the ON Line Security Interest and the GB Segment Security Interest.

“Permitted Transfer” has the meaning set forth in Section 15.03.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, other business organization, trust, union, association or Governmental Authority.

“Personal Taxes” has the meaning set forth in Section 10.01.

“Post-Closing Costs” means all ON Line Costs incurred by a Party after the Acquisition Closing Date (a) in accordance with the ON Line Budget, (b) with the consent of the Management Committee or (c) that are required during an emergency to protect human life in connection with ON Line, protect against or mitigate serious loss or damage to ON Line, comply with Applicable Law for ON Line and prevent or mitigate damage to the environment or to the property of others caused by ON Line.

“Pre-Closing Costs” means all ON Line Costs incurred by a Party from January 1, 2010 through the Acquisition Closing Date (a) in accordance with the ON Line Budget, (b) with the consent of the Management Committee or (c) that are required during an emergency to protect human life in connection with ON Line, protect against or mitigate serious loss or damage to ON Line, comply with Applicable Law for ON Line and prevent or mitigate damage to the environment or to the property of others caused by ON Line.

“Price Index” means the ratio of the Gross Domestic Product – Implicit Price Deflator published in the National Income and Product Account by the U.S. Department of

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Commerce on the date of determination relative to such Gross Domestic Product – Implicit Price Deflator value on January 1, 2013.

“Project Account” means, as applicable, the ON Line Account, the Capital Repair Account and any other accounts approved by the Management Committee.  For the avoidance of doubt, any Wind-Up Reserve Account or account that is only holding funds for Operating Costs shall not be a Project Account.

“Project Budget” means the ON Line Budget, each Capital Repair Budget, any Event of Loss Budget and any Condemnation Action Budget.

“Project Company” has the meaning set forth in Section 8.03(a).

“Prudent Utility Practices” shall mean any of the acts, practices, methods, equipment, materials, specifications and standards engaged in or approved in connection with a significant portion of the electric utility industry which, as applicable, in the exercise of professional judgment in light of the facts known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with Applicable Laws, Electric Reliability Organization requirements, reliability, safety, performance, dependability, efficiency, environmental protection, economy and expedition.  Prudent Utility Practices are not intended to be limited to the optimum practice or method to the exclusion of other practices or methods, but rather to be a spectrum of possible but reasonable practices and methods.

“PUCN” means the Public Utilities Commission of Nevada.

“PUCN Approval” means that the PUCN has issued an order on terms that are acceptable to the NVE Parties in their sole discretion approving (a) in the case of the initial PUCN approval, this Agreement and all transactions and payments contemplated herein and (b) in the case of any PUCN approval associated with any subsequent Transfer to or by the NVE Parties (or any one of them individually) of Ownership Interests pursuant to the terms of this Agreement, the acquisition of, and purchase price paid for, such Ownership Interests and the NVE Parties’, as applicable, additional investment in ON Line.

“Receiving Party” has the meaning set forth in Section 20.08(a).

“Reconciliation Statement” has the meaning set forth in Section 2.02(d).

“Representative” has the meaning set forth in Section 8.01(a).

“Required Consents” means any consents required to assign to NPC an interest in any ON Line Agreement, as contemplated hereby, which are set forth in the Disclosure Schedules.

“Robinson Summit Location” means a proposed location for the construction of the Robinson Summit Substation, which is generally described as Section 12, Township 17 North, Range 60 East, MDB&M, White Pine County, Nevada, it being understood that such

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location will be more specifically described in BLM right-of-way grant and/or serial number N-82076 when issued by BLM.

“Robinson Summit Substation” means a proposed substation to be located near Ely in White Pine County, Nevada, which will be originally constructed as part of ON Line and upgraded as part of the Great Basin Segments, as further described in Schedule 1.

“ROFO Offer Deadline” has the meaning set forth in Section 15.02(b)(ii).

“ROFO Offer Notice” has the meaning set forth in Section 15.02(b)(i).

“ROFO Offered Interest” has the meaning set forth in Section 15.02(b)(i).

“ROFO Return Notice” has the meaning set forth in Section 15.02(b)(ii).

“ROFR Offer Deadline” has the meaning set forth in Section 15.02(a)(i).

“ROFR Offer Notice” has the meaning set forth in Section 15.02(a)(i).

“ROFR Offered Interest” has the meaning set forth in Section 15.02(a)(i).

“ROFR Return Notice” has the meaning set forth in Section 15.02(a)(ii).

“Rules” has the meaning set forth in Section 19.02(b)(i).

“SEC” means the United States Securities and Exchange Commission.

“Security Documents” has the meaning set forth in Section 18.04(f).

“Shared Liability” has the meaning set forth in Section 12.02.

“SNIP” has the meaning set forth in the recitals to this Agreement.

“SNIP Agreement” has the meaning set forth in Section 6.05(b)(iv)(1).

“SNIP Option” has the meaning set forth in Section 6.05(a).

“SNIP Option Closing” means the Transfer by NPC and the purchase by Great Basin of the Applicable Centennial Phase 3 Rights.

“SNIP Option Closing Date” means the date upon which the SNIP Option Closing occurs.

“SNIP Option Right Transfer” has the meaning set forth in Section 6.05(d).

“SPPC” has the meaning set forth in the preface to this Agreement.

“SPPC Purchase Price” has the meaning set forth in Section 2.01(b).

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“Step-In Party” means either Great Basin or NPC, whichever is stepping-in to take over the responsibilities of the non-performing Party at the applicable time.

“Substation Construction Contract” means the agreement among NPC, Great Basin and the Substation Construction Contractor pursuant to which the Substation Construction Contractor will perform procurement and construction services for the Robinson Summit Substation and pursuant to the Interconnection Agreement for the Robinson Summit Substation.

“Substation Construction Contractor” means the contractor under the Substation Construction Contract.

“SWIP-N” has the meaning set forth in the recitals to this Agreement.

“SWIP-S” has the meaning set forth in the recitals to this Agreement.

“Taxes” has the meaning set forth in Section 10.01.

“Term” has the meaning set forth in Section 11.01.

“Terminated Capacity” has the meaning set forth in Section 16.02(h).

“Termination Date” has the meaning set forth in Section 11.01.

“Termination Payment” has the meaning set forth in Section 16.02(h).

“Thirtymile Location” means a proposed location for the construction of the Robinson Summit Substation described in BLM right-of-way grant number N-85210.

“Total Costs” means an amount equal to the sum of Net Actual Costs, Net Capital Repair Costs, Net Event of Loss Costs and Net Condemnation Action Costs.

“Tower Suppliers” means the tower suppliers under the Tower Supply Agreements.

“Tower Supply Agreements” means the agreements among NPC, Great Basin and the Tower Suppliers pursuant to which the Tower Suppliers will supply the towers for ON Line.

“Transfer” means to offer, sell, transfer, assign or dispose of (by operation of law or otherwise), or make any exchange, gift, assignment or pledge of, or grant any Lien on, all or any part of (a) with respect to a Party, such Party’s Ownership Interests or the Applicable Centennial Phase 3 Rights or any of such Party’s rights or obligations under this Agreement or any ON Line Agreement and (b) with respect to Great Basin, Great Basin’s ownership interests in the Great Basin Segments; provided, however, that a Transfer shall not include any transaction contemplated by Section 15.01(c).

“Transfer Taxes” has the meaning set forth in Section 10.05.

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“Transferring Party” means a Party making or contemplating making a Transfer in accordance with this Agreement.

“Transmission Improvement” has the meaning set forth in Section 6.01.

“Transmission Line” means ON Line and the Great Basin Segments, collectively.

“Transmission Line Construction Contract” means the agreement among NPC, Great Basin and the Transmission Line Construction Contractor pursuant to which the Transmission Line Construction Contractor will provide all procurement and construction services for ON Line (except to the extent that such services will be provided by the Substation Construction Contractor, the Tower Suppliers or the Other Suppliers).

“Transmission Line Construction Contractor” means the contractor under the Transmission Line Construction Contract.

“Transmission Losses” has the meaning set forth in Section 7.06.

“Uniform System of Accounts” means the uniform system of accounts as adopted by FERC for electric utilities.

“Unpaid Contribution” has the meaning set forth in Section 5.07(a).

“Up-Front GBT Costs” means third-Person costs, expenses and fees for lawyers, other consultants, financing parties and agents reasonably incurred by Great Basin in connection with closing the ON Line Financing that are actual, verifiable costs paid to unaffiliated, third-Persons in respect of the ON Line Financing (in each case, other than any costs (i) included in Development Costs or (ii) incurred prior to January 1, 2010 in excess of one million Dollars ($1,000,000) in the aggregate) plus Great Basin’s cost of carrying such costs from the date incurred through ON Line COD at a rate equal to eight and eight hundredths percent (8.08%) per annum; provided, that such Up-Front GBT Costs shall be no greater than the lesser of (a) the amount (if any) by which the Anticipated Investment for ON Line is greater than the Net Actual Costs and (b) seven million Dollars ($7,000,000).  For the avoidance of doubt, if the Net Actual Costs are equal to or greater than the Anticipated Investment for ON Line, then Up-Front GBT Costs shall equal zero.

“WECC” means Western Electricity Coordinating Council.

“Willful Misconduct/Gross Negligence” means any action taken or not taken by the Managing Party, either NVE Party or Great Basin in its performance or non-performance of its obligation as the Managing Party, as the Operator of the Transmission Line or maintainer of ON Line or in connection with its obligations under Sections 13.04 and 14.04 and as maintainer of the Great Basin Segments, respectively, under this Agreement or any ON Line Agreement, which action:

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(a)           (i) is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom or (ii) constitutes gross negligence; and

(b)           has been determined by final arbitration award or final judgment or judicial decree to be a default under this Agreement or any ON Line Agreement and which action occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default.

For the avoidance of doubt, the phrase “Willful Misconduct/Gross Negligence” does not include any act or failure to act which is merely involuntary, accidental or negligent or which is caused by Force Majeure.

“Wind-Up Events” has the meaning set forth in Section 11.02(b).

“Wind-Up Reserve Account” has the meaning set forth in Section 11.02(c).

“Withdrawing Party” has the meaning set forth in Section 13.05(a).

“Work Product” means all the plans, drawings, designs, data, information, studies, analyses, work product and reports (in any form) developed by any Party or its Affiliates in connection with ON Line and developed under any ON Line Agreement (subject to the terms thereof), other than studies, reports, analyses, models, internal projections and other similar documentation licensed to Great Basin pursuant to the IP License Agreement or that is solely for a Party’s internal analysis, reporting or management purposes or that is prepared in connection with the role of the NVE Parties as transmission providers or as generation owners.

1.02 Interpretations

.  In this Agreement, unless a clearly contrary intention appears (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (e) reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section, Schedule, Annex or Exhibit to this Agreement and references in any Article, Section, Schedule, Annex, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Annex, Exhibit or definition; (f) “hereunder”, “hereof”, “hereto”, “herein”, “herefrom” and words of similar import are reference to this Agreement as a whole and not to any particular Article, Section, Schedule, Annex or Exhibit or other provision hereof; (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, and includes any rules and regulations promulgated thereunder; and (j) Total Costs, Net Actual Costs, Net

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Capital Repair Costs, Net Event of Loss Costs and Net Condemnation Action Costs, as applicable, paid or funded by a Party shall mean such costs as reduced by Cost Reductions received by such Party (but without duplication, in the event any such Cost Reductions have already been taken into account by virtue of the definition thereof or any of the subcomponents thereof) and after giving effect to the Closing Payments and any related adjustment received pursuant to Section 2.02(d).

ARTICLE II

ACQUISITION OF ON LINE

2.01 Acquisition; Purchase Price

(a) On the Acquisition Closing Date and on the terms and subject to the conditions set forth in this Agreement, NPC shall purchase from Great Basin, and Great Basin shall sell to NPC, an Ownership Interest in the amount of NPC’s Ownership Percentage and SPPC shall purchase from Great Basin, and Great Basin shall sell to SPPC, an Ownership Interest in the amount of SPPC’s Ownership Percentage, in each case free and clear of all Liens (other than Permitted Liens).

(b) The purchase price of the Ownership Interest acquired at Acquisition Closing by (i) NPC shall be equal to the aggregate of all costs set forth on the Cost Detail Statements (as adjusted by the Cost Detail Reconciliation Statements) of the Parties multiplied by NPC’s Ownership Percentage (the “NPC Purchase Price”) and (ii) SPPC shall be equal to the aggregate of all costs set forth on the Cost Detail Statements (as adjusted by the Cost Detail Reconciliation Statements) of the Parties multiplied by SPPC’s Ownership Percentage (the “SPPC Purchase Price”).

2.02 Closing Payments; Closing Payment Adjustments

(a) Cost Detail Statements.  No less than twenty (20) Business Days before the anticipated Acquisition Closing Date, each Party shall deliver to the other Parties a detailed statement (each, a “Cost Detail Statement”) setting forth all of such Party’s (i) Development Costs, (ii) Pre-Closing Costs incurred prior to the date of such Cost Detail Statement (which shall be no more than five (5) days prior to the date of delivery), (iii) good faith estimate of the Pre-Closing Costs that will be incurred by such Party from the date of such Cost Detail Statement through the Acquisition Closing Date and (iv) Carrying Costs associated with all such Development Costs and Pre-Closing Costs through the Acquisition Closing Date; provided, however, that the aggregate amount of such costs set forth on the Cost Detail Statement shall be reduced by the amount of any Cost Reductions received (or expected to be received) by a Party prior to Acquisition Closing.  Each Party shall promptly provide the other Parties with access to, and copies of, all reasonably requested documentation in support of such Party’s Cost Detail Statement.  The Parties shall work in good faith to promptly resolve any Dispute concerning any Cost Detail Statement, and shall revise any disputed Cost Detail Statement to account for the resolution of the applicable Dispute.

(b) Closing Statement.  No less than the later of (i) five (5) Business Days before the anticipated Acquisition Closing Date and (ii) ten (10) Business Days after

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receipt of Great Basin’s Cost Detail Statement and resolution of any timely made Disputes regarding any Cost Detail Statement, NPC shall deliver a statement (the “Closing Statement”) to the Parties setting forth the aggregate of all costs and Cost Reductions set forth on the Cost Detail Statements of the Parties and each payment (each, a “Closing Payment”) to be made by a Party (if any) such that, after the making of each such payment, each Party will have borne an amount equal to the aggregate of all costs set forth on the Cost Detail Statements of the Parties (after accounting for the effect of any Cost Reductions) multiplied by such Party’s Ownership Percentage.

(c) Closing Payments.  At the Acquisition Closing, and in consideration for consummating the Acquisition Closing, each Party shall make any Closing Payment required by it on the Closing Statement (if any) to the Parties required by the Closing Statement.

(d) Reconciliation.  No more than fifteen (15) Business Days following the Acquisition Closing Date, each Party shall deliver to the other Parties a detailed statement of the Pre-Closing Costs, Carrying Costs associated with such Pre-Closing Costs and Cost Reductions that it incurred or received from the date of such Party’s Cost Detail Statement through the Acquisition Closing Date (each, a “Cost Detail Reconciliation Statement”).  Each Party shall promptly provide the other Parties with access to, and copies of, all reasonably requested documentation in support of such Party’s Cost Detail Reconciliation Statement.  No more than fifteen (15) Business Days after the receipt of the last Cost Detail Reconciliation Statement, NPC shall deliver a statement (the “Reconciliation Statement”) to the Parties setting forth the amount that any Party owes to any other Party so that each Party will have borne an amount equal to the aggregate of all costs set forth on the Cost Detail Statements (after accounting for the effect of any Cost Reductions) of the Parties (adjusted by the difference in the amounts set forth in each Party’s Cost Detail Reconciliation Statement and the corresponding amount set forth in such Party’s Cost Detail Statement) multiplied by such Party’s Ownership Percentage.  The Parties shall work in good faith to promptly resolve any Dispute concerning any Cost Detail Reconciliation Statement or the Reconciliation Statement.  All portions of the Reconciliation Statement (other than portions being disputed by a Party in good faith) shall be paid within twenty (20) Business Days following receipt of the Reconciliation Statement.  Any disputed portion of the Reconciliation Statement that is later resolved shall be paid within five (5) Business Days after the resolution of such Dispute or within twenty (20) Business Days following receipt of the Reconciliation Statement, whichever occurs later.

(e) Audit Rights.  Each Party shall keep reasonably detailed records of its Pre-Closing Costs, the Carrying Costs associated with the Development Costs and Pre-Closing Costs and any Cost Reductions and shall provide such records to the other Parties upon request.  All such costs and reductions giving rise to any amounts paid under this Section 2.02 shall be subject to audit by internal auditors or an independent third-Person expert payable by the requesting Party at reasonable times and upon reasonable prior written notice to the other Parties at any time prior to the eighth (8th) anniversary of ON Line COD; provided, however, that if the amount owed by the audited Party exceeds one hundred thousand Dollars ($100,000), the audited Party shall pay all reasonable audit costs.  If a Dispute arises in connection with any audit conducted pursuant to this Section 2.02(e) and such Dispute remains outstanding for thirty (30) days following the conclusion of such audit, such Dispute may be referred to Ernst & Young

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LLP, or, if Ernst & Young LLP is unable or unwilling to act or is providing services to a Party and/or its Affiliates at such time or during the three (3) years immediately preceding such time, such other independent auditing firm agreeable by all Parties (in either case, the “Independent Auditor”) by any Party and the Party requesting the Independent Auditor shall bear the costs of the Independent Auditor; provided, however, that if the amount owed by the audited Party exceeds one hundred thousand Dollars ($100,000), the audited Party shall pay all costs of the Independent Auditor.  The Parties shall reasonably cooperate with the Independent Auditor, and their agreement to submit Disputes under this Section 2.02(e) to an Independent Auditor shall be enforceable as an agreement to arbitrate.  The decision of the Independent Auditor shall be final, binding and conclusive upon the Parties, shall not be subject to challenge or appeal, and may be enforced in any court having jurisdiction in the same manner as an arbitral award.  If it is determined at any time pursuant to such audit or Independent Auditor that an amount previously paid by a Party under this Section 2.02 did not constitute a due and payable item, such Party may recover such amount plus interest at the Agreed Rate from any other Party that received such payment or deduct, or cause to be deducted, such amount from any payment that may be due to such receiving Party, and the Parties shall revise the Cost Detail Statements and the Cost Detail Reconciliation Statements to account for the overpayment.  Each Party acknowledges and agrees that the making of any payment under this Section 2.02 shall be without prejudice to the audit rights of each Party under this Section 2.02(e).

2.03 Conditions Precedent to Acquisition Closing

.  At Acquisition Closing, Great Basin’s obligation to sell Ownership Interests to the NVE Parties, and the NVE Parties’ obligation to purchase such Ownership Interests from Great Basin, are each subject to satisfaction of the following conditions, except to the extent waived in writing by the NVE Parties with respect to the conditions set forth in Sections 2.03(a)-(n) and by Great Basin with respect to the conditions set forth in Sections 2.03(a)-(g), (j)-(k) and (m)-(n):

(a) The initial PUCN Approval has been duly obtained, made or given and shall be in full force and effect.

(b) ON Line Financial Closing has occurred or shall occur simultaneously with the Acquisition Closing.

(c) The FERC Approval has been duly obtained, made or given and shall be in full force and effect.

(d) Each other Party shall have paid or executed and delivered, or caused to be executed and delivered to the other Parties, as applicable, the items set forth in Section 2.04.

(e) Each of the representations and warranties made by each other Party in this Agreement shall be true and correct in all material respects on and as of the Acquisition Closing Date as though made on and as of the Acquisition Closing Date or, in the case of representations and warranties expressly made as of a specified date, on and as of such date, except to the extent that such representations and warranties contain a materiality qualifier, in which case they shall be true and correct in all respects.

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(f) Each other Party shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by it at or before the Acquisition Closing.

(g) (i) Each agreement listed in Schedule 4 has been executed and delivered and is in full force and effect, (ii) Great Basin has obtained all non-ministerial Governmental Approvals required for the construction and operation of ON Line (other than Governmental Approvals customarily obtained at a later point in time in light of the then current stage of construction of ON Line and related to the construction of the Robinson Summit Substation at the Robinson Summit Location) and such Governmental Approvals are in full force and effect and shall not be subject to any pending or threatened challenge and (iii) full notice to proceed has been issued under each Material Construction Contract.

(h) (i) The ON Line Security Interest has been granted to the NVE Parties and is valid, legal, perfected, in full force and effect and has the priority contemplated by Section 18.04, each Security Document for the ON Line Security Interest has been (A) properly executed and delivered by Great Basin and (B) duly filed, registered and recorded and Uniform Commercial Code financing statements have been duly filed, in each case, in each jurisdiction as required by Applicable Law or as reasonably requested by the NVE Parties in order to grant and maintain a valid, legal and perfected Lien that has the priority contemplated by Section 18.04, contemplated hereby in respect of the ON Line Security Interest, and each such Security Document is in full force and effect and (ii) legal opinions addressing the matters set forth on Exhibit I and in form and substance reasonably acceptable to the NVE Parties have been delivered to the NVE Parties regarding the ON Line Security Interest and the associated Security Documents.

(i) A Non-Disturbance Agreement has been executed and delivered by each ON Line Lender and the NVE Parties.

(j) The ON Line Intercreditor Agreement has been executed and delivered by the NVE Parties, Great Basin and each ON Line Lender (or an agent thereof).

(k) The Interconnection Agreements have been executed and delivered by the Parties (in their capacities as owners of ON Line), NPC (in its capacity as the interconnection provider) and SPPC (in its capacity as the interconnection provider), as applicable.

(l) Great Basin has delivered to the NVE Parties fully executed releases for any Liens on the Ownership Interests being transferred to NPC and SPPC that are not Permitted Liens, in a form reasonably acceptable to the NVE Parties.

(m) The Parties have executed an amendment to this Agreement to incorporate a form of consent to collateral assignment to be in favor of ON Line Lenders, GB Segment Lenders and NVE Lenders (if required) and a form of SNIP Agreement.

(n) The Parties have agreed on a revised ON Line Budget reflecting all anticipated ON Line Costs necessary to achieve ON Line COD.

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2.04 Acquisition Closing Deliverables

.  On the Acquisition Closing Date, the Parties shall take the following actions:

(a) Each Party shall pay the Closing Payments required by Section 2.02(c).

(b) The Parties shall execute and deliver a bill of sale and assignment and assumption agreement for NPC’s undivided ownership interest in ON Line in the amount of NPC’s Ownership Percentage and SPPC’s undivided ownership interest in ON Line in the amount of SPPC’s Ownership Percentage, in each case substantially in the form of Exhibit E.

(c) Great Basin shall deliver to NPC the Required Consents substantially in the form of Exhibit F or such other form as is reasonably acceptable to NPC.

(d) Great Basin shall cause the entity for which Great Basin is treated as a disregarded entity separate from its owner pursuant to Treasury Regulations Section 301.7701-3 to execute and deliver to each of the NVE Parties a certificate under Section 1445(b)(2) of the Code, in form and substance reasonably satisfactory to the NVE Parties, providing that such entity is not a foreign Person.

(e) Great Basin shall execute and deliver to the NVE Parties (i) a State of Nevada Declaration of Value in the form required by Nevada Revised Statutes Section 375.060, (ii) a grant, bargain and sale deed substantially in the form of Exhibit G, (iii) any other documentation necessary or appropriate to convey and record title to the ON Line ROW and any other real property comprising ON Line to the extent that Great Basin holds record title to interests in the ON Line ROW or any such other real property and (iv) any documentation necessary or appropriate to record any other real property interests in the ON Line ROW.

2.05 Timing and Location of Acquisition Closing.  The Acquisition Closing shall take place on a date within ten (10) Business Days after satisfaction or waiver of the conditions set forth in Section 2.03.  The Acquisition Closing shall take place at NPC’s offices in Las Vegas, Nevada at a time mutually acceptable to the Parties.  The Acquisition Closing shall be deemed effective as of 12:01 A.M. Las Vegas time on the day after the Acquisition Closing Date.

2.06 Efforts to Close.  Between the Effective Date and the Acquisition Closing, each Party shall use its reasonable efforts to take all actions and to do all things necessary, proper or advisable to satisfy the conditions set forth in Section 2.03 and consummate the Acquisition Closing.  Each Party shall promptly notify the other Parties of any event arising after the Effective Date that could reasonably be expected to result in the Acquisition Closing occurring after December 31, 2010 (the “Acquisition Closing Deadline”).

       2.07 Disclosure Schedule Update.  From time to time prior to the Acquisition Closing Date, any Party, as applicable, may amend or supplement the Disclosure Schedules attached to this Agreement relating to any representation or warranty contained in Article XVII, with respect to any fact, event or circumstance occurring after the Effective Date that, if existing or occurring at or prior to the Acquisition Closing Date, would have been required to be set forth

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or described on such a Disclosure Schedule or that is necessary to complete or correct any information in any representation or warranty contained in Article XVII (a “Disclosure Schedule Update”); provided, that (a) the facts, events or circumstances disclosed in such amendment or supplement could not reasonably be expected to have a Material Adverse Effect and (b) if such facts, events or circumstances result from a breach of this Agreement by the amending or supplementing Party or its negligence, willful misconduct or fraud, such Party shall indemnify the other Parties and their respective Indemnified Persons for all Claims in connection with such facts, events or circumstances.  The Parties acknowledge that no such indemnification obligation shall be deemed waived by the consummation of the Acquisition Closing.  Each Disclosure Schedule Update delivered to the Parties shall be deemed to modify the representations and warranties herein for all purposes hereunder (except for purposes described in clause (b) above), and as modified and updated shall constitute the applicable Disclosure Schedule for purposes of Article XVII.

       2.08 Allocation of Purchase Price.  Within sixty (60) days after the Acquisition Closing Date, NPC shall deliver to Great Basin for its review and approval a draft allocation of the NPC Purchase Price and SPPC Purchase Price (and all other capitalized costs) among the ON Line assets (based on the final Cost Detail Statement and the Cost Detail Reconciliation Statement) and in accordance with section 1060 of the Code (and treasury regulations thereunder) and any similar provisions of Applicable Law.  Within twenty (20) Business Days after its receipt of NPC’s draft allocation of the NPC Purchase Price and SPPC Purchase Price, Great Basin shall propose to NPC any changes thereto or otherwise NPC’s draft allocation shall be deemed to have agreed thereto.  If Great Basin proposes changes to NPC’s proposed allocation of the NPC Purchase Price or SPPC Purchase Price within such twenty (20) Business Day period described above, NPC and Great Basin shall cooperate in good faith to mutually agree upon a revised allocation as soon as practicable (such allocation of the NPC Purchase Price and the SPPC Purchase Price, as finally agreed to by the Parties, the “Allocation”).  If the Parties cannot agree upon the legal basis on which NPC has made the Allocation within sixty (60) days after delivery of such proposed changes (if any), NPC shall secure a legal opinion of a nationally recognized tax counsel that the basis on which NPC made such proposed Allocation is more likely than not correct.  If NPC secures such opinion, then the Allocation shall be made on the legal basis proposed by NPC, and Great Basin shall pay all reasonable costs associated with such legal opinion.  If NPC fails to secure such opinion, then NPC shall be responsible for the costs of such opinion, and Great Basin shall then secure a legal opinion of a nationally recognized tax counsel that the basis on which Great Basin made such proposed Allocation is more likely than not correct.  If Great Basin secures such opinion, then the Allocation shall be made on the legal basis proposed by Great Basin, and NPC shall pay all reasonable costs associated with such legal opinion.  If Great Basin fails to secure such opinion, then Great Basin shall be responsible for the costs of such opinion, and then the Parties shall work together to secure a tax opinion that supports a proposed Allocation.  If the Parties cannot agree upon the valuations in the Allocation within thirty (30) days after delivery of such proposed changes (if any), the Parties shall mutually select the Independent Auditor or another external auditor or appraiser, as determined based on the nature of the valuation dispute, which shall be instructed to resolve such disagreement within thirty (30) days after such disagreement is submitted to it for resolution and shall notify Great Basin and NPC in writing of its resolution.  Such auditor’s or appraiser’s resolution of the disagreement shall be final and binding on the Parties.  Each Party shall, and each Party shall

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cause their Affiliates to, report, act, and file all Tax returns, forms or reports in all respects and for all purposes consistent with the Allocation.  No Party shall take any position (whether in audit, Tax returns, or otherwise or with any Governmental Authority) that is inconsistent with the Allocation except as may be adjusted by subsequent written agreement following an audit by the Internal Revenue Service or by court decision.

ARTICLE III

OWNERSHIP AND CAPACITY RIGHTS; MONTHLY PAYMENT

3.01 Ownership Rights.

(a) ON Line Ownership; Waiver of Partition Rights.  After the Acquisition Closing Date, the Parties shall own ON Line as tenants-in-common with each Party owning an Ownership Interest in the amount of its Ownership Percentage.  The Parties recognize that the physical partition of ON Line or any part thereof, whether by partition in kind or sale and division of the proceeds thereof, would be impossible and impractical and wholly inconsistent with the purposes for which this Agreement is made.  As such, each Party agrees that it shall not take any action at any time by judicial proceedings, arbitration or otherwise, to partition ON Line or any part thereof, in any way, whether by partition in kind or by sale and division of the proceeds thereof.  Each Party further irrevocably waives the right of partition and the benefit of all statutory or common law that may now or hereafter authorize such partition of ON Line or any part thereof.  In the event any such right of partition shall hereafter accrue, each Party shall from time to time upon the written request of any other Party execute and deliver such further instruments as may be necessary to confirm the foregoing waiver and release of its right to partition.  The Parties shall amend this Agreement to update Annex A upon any change in Ownership Percentages pursuant to the terms hereof such that, at any time, Annex A accurately reflects each Party’s Ownership Percentage.

(b) After-Acquired ON Line Property and Rights.  Unless otherwise determined by the Parties, any Party which acquires in its own name, or an Affiliate’s name, an interest in any real or personal property (whether tangible or intangible), contractual right or any other asset that is part of ON Line shall acquire and hold the same subject in all respects to this Agreement and for the benefit of the Parties in proportion to their respective Ownership Percentages, and subject to Section 3.01(c), any such Party shall transfer and assign an ownership interest therein to the other Parties equal to such other Parties’ respective Ownership Percentages (a) within fifteen (15) days after such acquisition and (b) at the Acquisition Closing, whichever occurs later, and do all things necessary or appropriate to register or record on any appropriate register the property in the names of the Parties.

(c) ON Line Agreements and Governmental Approvals.  Except as otherwise agreed by the Management Committee, all ON Line Agreements entered into after the Acquisition Closing Date shall be in the name of Great Basin and NPC and Governmental Approvals for ON Line applied for after the Acquisition Closing Date shall be in the name of the Parties and the Parties shall use their commercially reasonable efforts to ensure that all ON Line Agreements shall allow for assignment, without consent, to Persons holding an Ownership Interest.  Unless otherwise agreed by the Parties, each ON Line Agreement shall expressly provide that, after the Acquisition Closing Date, the obligations and undertakings of the Parties

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thereunder are several and not joint and that each Party is and shall be liable and responsible only for its Ownership Percentage of such obligations and undertakings; provided, however, that, with respect to any ON Line Agreement to which SPPC is not a party and, as between NPC and SPPC, NPC shall be liable to any counterparty (other than Great Basin) under any such ON Line Agreement for SPPC’s Ownership Percentage of obligations and undertakings under any such ON Line Agreement, and NPC shall provide SPPC with the benefit of five percent (5%) of its rights under any such ON Line Agreement and SPPC shall promptly reimburse NPC for five percent (5%) of any liability or obligation incurred by NPC under any such ON Line Agreement.  If required by a counterparty (other than a Party) under an ON Line Agreement, the Parties shall use commercially reasonable efforts to provide credit support in a form acceptable to such counterparty, such that the Parties’ obligations under such ON Line Agreement are several and not joint.

(d) Great Basin Segment Ownership.  Great Basin shall (i) own one hundred percent (100%) of the ownership interests in the Great Basin Segments and (ii) be solely responsible for the development, construction, ownership, management and maintenance of the Great Basin Segments and all costs and liabilities related to development, construction, ownership, management, operation and maintenance of the Great Basin Segments, including all Great Basin O&M Costs and the costs of any Transmission Improvements as provided in Section 6.01; provided, however, that, while the Parties, as of the Effective Date, expect that the Great Basin Segments will be fully developed and constructed, nothing contained in this Agreement (other than Great Basin’s obligation set forth in Section 3.02(b)) shall be construed to obligate Great Basin or any of its Affiliates to complete the development and/or construction of the Great Basin Segments (or any portion thereof), such decision being in the sole discretion of Great Basin and its Affiliates.

3.02 Electrical Capacity Rights.

(a) Prior to the Commercial Operation of Either Great Basin Segment.  During the period commencing immediately after the Acquisition Closing Date to the date of commercial operation of the first Great Basin Segment to achieve commercial operation, the NVE Parties’ Capacity Entitlement shall be one hundred percent (100%).  For the avoidance of doubt, Great Basin shall not be entitled to any Electrical Capacity after the Acquisition Closing Date and prior to the date of commercial operation of the first Great Basin Segment to achieve commercial operation.

(b) Prior to GB Segment COD.  During the period commencing on the date of commercial operation of the first Great Basin Segment to achieve commercial operation to GB Segment COD, the NVE Parties’ Capacity Entitlement shall be as follows (and Great Basin’s Capacity Entitlement shall be all remaining Electrical Capacity):

                (i) If SWIP-N is the first Great Basin Segment to achieve commercial operation, the NVE Parties’ Capacity Entitlement shall be forty-five and two tenths percent (45.2%) of the electrical Capacity; and

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                (ii) If SNIP is the first Great Basin Segment to achieve commercial operation, the NVE Parties’ Capacity Entitlement shall be seventy and four tenths percent (70.4%) of the Electrical Capacity.

If Great Basin achieves commercial operation of one of the Great Basin Segments but is prevented from achieving GB Segment COD as a result of a Force Majeure event that is reasonably expected to prevent continued progress on the Great Basin Segment that has not achieved commercial operation for more than two hundred forty (240) days and, as a result, Great Basin suspends performance under all material construction contracts associated with such Great Basin Segment pending resolution of the Force Majeure event, then for the period extending from the commencement of the Force Majeure event to the third (3rd) anniversary thereof, Great Basin shall use commercially reasonable efforts to overcome the Force Majeure event and achieve GB Segment COD as expeditiously as possible.  Notwithstanding Sections 3.02(b)(i) and (ii), during the period extending from such two hundred fortieth (240th) day to GB Segment COD, Great Basin’s Capacity Entitlement shall be determined in accordance with the following formula (and the NVE Parties’ Capacity Entitlement shall be all remaining Electrical Capacity):

Capacity Entitlement = (AI Comm + [AI Not Comm * % Comp] - DC) / AI Total

Where:

AI Comm = the Anticipated Investment of the Great Basin Segment that has achieved commercial operation;

AI Not Comm = the Anticipated Investment of the Great Basin Segment that has not achieved commercial operation;

% Comp = the aggregate percentage complete of the construction of the Great Basin Segment that has not achieved commercial operation at the time of the suspension of work, as reasonably determined by the Parties; and

AI Total = the sum of (i) the Anticipated Investment of the Great Basin Segment that has achieved commercial operation, (ii) the Anticipated Investment for ON Line and (iii) AI Not Comm * % Comp; and

DC = to the extent the Parties consummate the SNIP Option Closing, the amount set forth in  Section 6.05(b)(iv)(2)(B).

(c) Following GB Segment COD.  From and after the GB Segment COD, the Parties shall be entitled to Electrical Capacity as follows:

                (i) If the Electrical Capacity of the Transmission Line is equal to or less than 2,000 MW, then the NVE Parties’ Capacity Entitlement shall be thirty-eight percent (38%) of such Electrical Capacity and Great Basin’s Capacity Entitlement shall be all Electrical Capacity other than the Electrical Capacity to which the NVE Parties are entitled.

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                (ii) If the Electrical Capacity of the Transmission Line is greater than 2,000 MW but equal to or less than 2,080 MW, then the NVE Parties’ Capacity Entitlement shall be thirty-eight percent (38%) of 2,000 MW of such Electrical Capacity and one hundred percent (100%) of all Electrical Capacity in excess of 2,000 MW, and Great Basin’s Capacity Entitlement shall be all Electrical Capacity other than the Electrical Capacity to which the NVE Parties are entitled.

                (iii) If the Electrical Capacity of the Transmission Line is greater than 2,080 MW but equal to or less than 2,100 MW, then the NVE Parties’ Capacity Entitlement shall be thirty-eight percent (38%) of 2,000 MW of such Electrical Capacity and one hundred percent (100%) of 80 MW of such Electrical Capacity, and Great Basin’s Capacity Entitlement shall be all Electrical Capacity other than the Electrical Capacity to which the NVE Parties are entitled.

                (iv) If the Electrical Capacity of the Transmission Line is greater than 2,100 MW, then the NVE Parties’ Capacity Entitlement shall be thirty-eight percent (38%) of 2,000 MW of such Electrical Capacity, one hundred percent (100%) of 80 MW of such Electrical Capacity and thirty-eight percent (38%) of all Electrical Capacity in excess of 2,100 MW, and Great Basin’s Capacity Entitlement shall be all Electrical Capacity other than the Electrical Capacity to which the NVE Parties are entitled.

(d) Unavailability of Transmission Line.  Notwithstanding Sections 3.02(b) or (c):

                (i) if after commercial operation of a Great Basin Segment but prior to GB Segment COD, such Great Basin Segment becomes unavailable (A) for a period in excess of one hundred twenty (120) consecutive days, due to Force Majeure, an Event of Loss, Condemnation Action or any change in Applicable Law commencing after such one hundred twentieth (120th) day, and (B) commencing immediately, due to any negligent act or omission or any Willful Misconduct/Gross Negligence of or breach of this Agreement by Great Basin, then from such date to the date the unavailable Great Basin Segment again becomes available, the NVE Parties’ Capacity Entitlement shall be one-hundred percent (100%) of the Electrical Capacity.

                (ii) if after commercial operation of a Great Basin Segment, ON Line becomes unavailable (A) for a period in excess of one hundred twenty (120) consecutive days, due to Force Majeure, an Event of Loss, Condemnation Action or any change in Applicable Law commencing after such one hundred twentieth (120th) day, and (B) commencing immediately, due to any negligent act or omission or any Willful Misconduct/Gross Negligence of or breach of this Agreement by the NVE Parties, in each case unless such availability is caused by the withholding by Great Basin (including any of Great Basin’s Authorized Representatives) of any consent to any action proposed by NPC in good faith, consistent with Prudent Utility Practices and not in violation of any Applicable Law and for which the NVE Parties are obligated to fund all costs thereof under this Agreement directly or through an adjustment to the Monthly Payment, then from such date to the date ON Line again becomes available, Great

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Basin’s Capacity Entitlement shall be one hundred percent (100%) of the Electrical Capacity.

                (iii) if after GB Segment COD, SWIP-N or SNIP becomes unavailable (A) for a period in excess of one hundred twenty (120) consecutive days, due to Force Majeure, an Event of Loss, Condemnation Action or any change in Applicable Law commencing after such one hundred twentieth (120th) day, and (B) commencing immediately, due to any negligent act or omission or any Willful Misconduct/Gross Negligence of or breach of this Agreement by Great Basin, then from such date to the date the unavailable Great Basin Segment again becomes available, the NVE Parties’ Capacity Entitlement shall be the following (and Great Basin’s Capacity Entitlement shall be all remaining Electrical Capacity): (A) forty-five and two tenths percent (45.2%) of the Electrical Capacity while SWIP-N is available but SNIP is not, (B) seventy and four tenths percent (70.4%) of the Electrical Capacity while SNIP is available but SWIP-N is not, and (C) one hundred percent (100%) of the Electrical Capacity while both SNIP and SWIP-N are unavailable.

(e) From and After the 41st Anniversary of the ON Line COD.  Notwithstanding anything to the contrary in Sections 3.02(a) through (d), in the event the NVE Parties do not (i) purchase all of Great Basin’s Ownership Interests or (ii) renew their Capacity Entitlements pursuant to Section 3.09(b), from and after the forty-first (41st) anniversary of the ON Line COD, the NVE Parties’ Capacity Entitlement with respect to Electrical Capacity on ON Line shall be equal to the NVE Parties’ Ownership Percentage, as adjusted pursuant to the terms of this Agreement, and the NVE Parties shall not be entitled to any Electrical Capacity on the Great Basin Segments.  In the event the NVE Parties renew their Capacity Entitlements pursuant to Section 3.09(b), then during the period commencing on the date of such renewal and ending upon the expiration of such renewal, the Parties shall have the Capacity Entitlements set forth in Sections 3.02(a) through (d), subject to Sections 16.02(f), (g) and (h).  Upon expiration of any such renewal, the NVE Parties’ Capacity Entitlement with respect to Electrical Capacity on ON Line shall be equal to the NVE Parties’ Ownership Percentage, and the NVE Parties shall not be entitled to any Electrical Capacity on the Great Basin Segments.

(f) From and After Exercise of Buyout of Ownership Interests.  Subject to Section 11.03(b), the Parties shall have the Capacity Entitlements set forth in Sections 3.02(a) through (d) in the event the NVE Parties purchase all of Great Basin’s Ownership Interests; provided, however, that NVE Parties’ Capacity Entitlement on ON Line shall be one hundred percent (100%) and the NVE Parties shall have no Capacity Entitlement on the Great Basin Segments if such purchase occurs prior to GB Segment Financial Closing or prior to the Capacity Entitlement adjustment contemplated by Section 3.02(b).  In the event Great Basin purchases all of the NVE Parties’ Ownership Interests and unless and until the NVE Parties do not renew their Capacity Entitlements pursuant to Section 3.09(b), the Parties shall have the Capacity Entitlements on the Great Basin Segments set forth in Sections 3.02(a) through (d), and notwithstanding Sections 3.02(a) through (d), the NVE Parties shall have a Capacity Entitlement on ON Line equal to its ON Line Capacity Entitlement immediately prior to such buyout minus its Ownership Percentage immediately prior to such buyout (and Great Basin’s Capacity Entitlement with respect to ON Line shall be all remaining Electrical Capacity).

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           3.03 Microwave and Fiber Optic Capacity Rights.  Commencing immediately after the Acquisition Closing Date, the NVE Parties shall be entitled to one hundred percent (100%) of the Microwave Capacity and Fiber Optic Capacity on ON Line and Great Basin shall be entitled to one hundred percent (100%) of the Microwave Capacity and Fiber Optic Capacity on the Great Basin Segments; provided that (a) Great Basin shall provide the NVE Parties access to the Microwave Capacity and Fiber Optic Capacity on the Great Basin Segments to the extent necessary for the NVE Parties to operate the Great Basin Segments and (b) in the event Great Basin exercises its step-in rights under Section 16.02(e)(iii), the NVE Parties shall provide Great Basin access to the Microwave Capacity and Fiber Optic Capacity on ON Line to the extent necessary for Great Basin to operate the Transmission Line.

           3.04 Revenue Rights.  The NVE Parties and Great Basin shall be entitled to the revenue associated with (a) their respective Capacity Entitlements, as provided under the provisions of each Parties’ respective FERC-approved open access transmission tariff and (b) all of their respective rights to Microwave Capacity and Fiber Optic Capacity as set forth in Section 3.03.

           3.05 Relationship of the Parties.  Except as otherwise expressly provided herein, each Party shall bear only its Ownership Percentage of all obligations and liabilities of ON Line arising after the Acquisition Closing Date.  The covenants, obligations and liabilities of the Parties in connection with this Agreement are several and not joint.  Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereunder, shall create or constitute a partnership, joint venture, trust, limited liability company, corporate or any other form of business organization or arrangement among the Parties.

3.06 Monthly Payment.

(a) Subject to Sections 3.06(b) and (c), commencing in the month in which the ON Line COD occurs but terminating in the month during which the forty-first (41st) anniversary of the ON Line COD occurs (the “Monthly Payment Period”), a monthly amount in Dollars equal to the following (the “Monthly Payment”) shall be due and payable to Great Basin; provided, however, that the first Monthly Payment and the last Monthly Payment shall be adjusted on a pro rata basis based on the number of days between ON Line COD and the end of the first month in the Monthly Payment Period and the beginning of the last month in the Monthly Payment Period through the forty-first (41st) anniversary of ON Line COD, respectively:

Monthly Payment = Capitalized Component + On-Going GBT Costs incurred in such month + Incremental Cost Differential Component + Capital Repair Component + Event of Loss Component + Condemnation Action Component + any Operating Costs incurred by Great Basin in accordance with Section 7.01(a)

Where:

Capitalized Component = (Capitalized Costs funded by Great Basin + Up-Front GBT Costs) * the factor set forth on Schedule 2 corresponding to the period of which such month is a part;

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Incremental Cost Differential Component = (the Incremental Cost Differential funded by Great Basin / applicable Amortization Period) + interest accruing during such month on any unamortized portion of the Incremental Cost Differential at a rate equal to the NVE WACC as of ON Line COD with the return on equity component discounted by seventy-five (75) basis points;

Capital Repair Component = the aggregate sum of the following calculated in respect of each Capital Repair: (the applicable Net Capital Repair Cost funded by Great Basin / applicable Amortization Period) + interest accruing during such month on any unamortized portion of such Net Capital Repair Cost at a rate equal to the NVE WACC as of the time of the relevant Capital Repair Cost was incurred with the return on equity component discounted by fifty (50) basis points;

Event of Loss Component = the aggregate sum of the following calculated in respect of each Event of Loss: (the applicable Net Event of Loss Cost funded by Great Basin / applicable Amortization Period) + interest accruing during such month on any unamortized portion of such Net Event of Loss Costs at a rate equal to the NVE WACC as of the time of the relevant Event of Loss Cost was incurred with the return on equity component discounted by fifty (50) basis points; and

Condemnation Action Component = the aggregate sum of the following calculated in respect of each Condemnation Action: (the applicable Net Condemnation Action Cost funded by Great Basin / applicable Amortization Period) + interest accruing during such month on any unamortized portion of such Net Condemnation Action Cost at a rate equal to the NVE WACC as of the time of the relevant Condemnation Action Cost was incurred with the return on equity component discounted by fifty (50) basis points.

Great Basin shall deliver an invoice by the tenth (10th) day of each month during the Monthly Payment Period setting the Monthly Payment owed for such month along with reasonable supporting documentation, and on the last Business Day of each month (but extended by a day for each day that the invoice is late) during the Monthly Payment Period, NPC shall pay ninety-five percent (95%) of the undisputed portions of the Monthly Payment to Great Basin and SPPC shall pay five percent (5%) of the undisputed portions of the Monthly Payment to Great Basin.

(b) The Monthly Payment shall be proportionally reduced: (i) to the extent ON Line becomes unavailable to one or both of the NVE Parties for a period in excess of one hundred twenty (120) consecutive days due to Force Majeure, an Event of Loss, Condemnation Action or any change in Applicable Law commencing after such one hundred twentieth (120th) day, and (ii) commencing immediately, to the extent that ON Line becomes unavailable to one or both of the NVE Parties due to (A) any negligent act or omission or any Willful Misconduct/Gross Negligence of, or breach of this Agreement by, Great Basin or (B) unless the Management Committees agrees to alternative action, the withholding by Great Basin (including any of Great Basin’s Authorized Representatives) of any consent to any action proposed by NPC in good faith, consistent with Prudent Utility Practices and not in violation of any Applicable Law and for which the NVE Parties are obligated to fund all costs thereof under

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this Agreement directly or through an adjustment to the Monthly Payment.  In the event, during any calendar month, ON Line has become unavailable to one or both of the NVE Parties under the circumstances described in clauses (i) and (ii) above, the Monthly Payment payable at the end of such month shall be adjusted to reflect the number of hours during which ON Line was so unavailable to one or both of the NVE Parties as compared to the number of hours in such month  (it being understood that, if ON Line becomes unavailable to only one of the NVE Parties, the other NVE Party shall continue to be obligated to pay its portion of the Monthly Payment).  For the avoidance of doubt, for any given calendar month, the Monthly Payment in respect of such month shall not be due and payable, and shall be forever waived in its entirety, if ON Line is completely unavailable for the entire month for any reason described in clauses (i) or (ii) above.

(c) NPC’s and SPPC’s obligation to pay its portion of the Monthly Payment shall cease upon (i) consummation of any purchase by the NVE Parties (or any one of them individually) of all of Great Basin’s Ownership Interests or (ii) the effectiveness of a notice terminating the Terminated Capacity as set forth in Section 16.02(h).  The Monthly Payment shall not be subject to escalation or other adjustment (including following GB Segment COD), except as expressly set forth herein.

           3.07 Great Basin Segment Abandonment or Delay Buyout Right.

(a) If Great Basin (i) has not achieved GB Segment Financial Closing on or before the GB Segment Financial Closing Deadline, (ii) ceases development or construction of any Great Basin Segment for a period of ninety (90) consecutive days at any time and expresses its intent in writing or makes a public announcement of its intent not to complete development or construction of any Great Basin Segment or (iii) has not achieved GB Segment COD before GB Segment COD Deadline, and, as of the GB Segment COD Deadline, either of the following is true:  Great Basin (A) does not have financing arrangements available to achieve GB Segment COD and complete construction of the Great Basin Segments or (B) is not actively constructing the Great Basin Segments, in each case, for reasons other than a pending formal proceeding challenging the Great Basin Segments or any Governmental Approvals for the Great Basin Segments, for any other event of Force Majeure or as a result of an Event of Default by a NVE Party, then the NVE Parties shall have the right to purchase all (but not less than all) of Great Basin’s Ownership Interests for a price determined in accordance with Schedule 5; provided that written notice of their election to exercise such right is provided to Great Basin by the fourteenth (14th) anniversary of the ON Line COD.  If such purchase right arises and the NVE Parties timely elect to exercise such right, then Great Basin shall Transfer all of its Ownership Interests to the NVE Parties free and clear of any Liens other than Permitted Liens upon the latest to occur of (i) the fifteenth (15th) anniversary of the ON Line COD, (ii) fifteen (15) days after receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties and (iii) the date set forth in such notice (which shall not be more than one hundred eighty (180) days after the fifteenth (15th) anniversary of the ON Line COD).  Great Basin shall make Applicable Transfer Representations and Warranties to the NVE Parties in connection with such Transfer.  At any time after the sixth (6th) anniversary of GB Segment Financial Closing, upon Great Basin’s request, the NVE Parties shall state in writing whether in their view the circumstances described in Section 3.07(a)(iii) existed as of the GB Segment COD Deadline (such that, in the NVE Parties’ view, the NVE Parties’ right to elect to so purchase all

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of Great Basin’s Ownership Interests had been triggered) and Great Basin shall be entitled to rely on such written statement (but shall not be bound by such statement in the event of a Dispute among the Parties), it being understood that such a written statement by the NVE Parties shall under no circumstances operate as a notice of the NVE Parties’ election to exercise any purchase right that may have been triggered (such election by the NVE Parties requiring a separate written notice, timely delivered as provided in this Section 3.07(a)).

(b) The GB Segment Financial Closing Deadline and the GB Segment COD Deadline shall be subject to extension for any event of Force Majeure to the extent that such event causes a delay in an activity required for Great Basin to achieve GB Segment Financial Closing or for GB Segment COD to occur which activity cannot, despite the exercise of commercially reasonable efforts, be delayed without extending the day on which GB Segment Financial Closing or GB Segment COD, as applicable, will occur.

           3.08 30th Anniversary Buyout Right.  The NVE Parties shall have the right to purchase all (but not less than all) of Great Basin’s Ownership Interests for a price determined in accordance with Schedule 5; provided that written notice of their election to exercise such right is provided to Great Basin by the twenty-ninth (29th) anniversary of the ON Line COD (but not earlier than the twenty-seventh (27th) anniversary of the ON Line COD).  If the NVE Parties timely elect to exercise such right, then Great Basin shall Transfer all of its Ownership Interests to the NVE Parties free and clear of any Liens other than Permitted Liens upon the latest to occur of (a) the thirtieth (30th) anniversary of the ON Line COD, (b) fifteen (15) days after receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties and (c) the date set forth in such notice (which shall not be after the thirty-third (33rd) anniversary of the ON Line COD).  Great Basin shall make Applicable Transfer Representations and Warranties to the NVE Parties in connection with such Transfer.

           3.09 41st Anniversary Buyout Right or Renewal Term.

(a) The NVE Parties shall have the right to purchase all (but not less than all) of Great Basin’s Ownership Interests for a price determined in accordance with Schedule 5; provided, that written notice of their election to exercise such right is provided to Great Basin by the fortieth (40th) anniversary of the ON Line COD (but not earlier than the thirty-eighth (38th) anniversary of the ON Line COD).  If the NVE Parties timely elect to exercise such right, subject to obtaining PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties (which approvals the NVE Parties will timely seek prior to or upon their election to exercise such right), then Great Basin shall Transfer all of its Ownership Interests to the NVE Parties free and clear of any Liens other than Permitted Liens on the forty-first (41st) anniversary of the ON Line COD.  If such PUCN Approval and Governmental Approvals are not received by the date that is six (6) months prior to the forty-first (41st) anniversary of the ON Line COD, then, unless the parties otherwise agree in writing, the NVE Parties shall be deemed to have withdrawn their election to exercise such right; provided, that on or prior to such date, the NVE Parties may elect (such election being irrevocable) to renew their Capacity Entitlements pursuant to Section 3.09(b); and, provided, further, that it is understood and agreed that (i) neither Great Basin nor any of its Affiliates will intervene in any regulatory proceeding of the NVE Parties relating to the PUCN Approval or any Governmental

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Approvals (notwithstanding Section 4.05(a)) unless requested to do so by the NVE Parties and if the NVE Parties so request, Great Basin or its Affiliate, as applicable, will support the NVE Parties’ request to acquire Great Basin’s Ownership Interests pursuant to this Section 3.09(a) in such proceeding and (ii) in no event shall the Transfer of all of Great Basin’s Ownership Interests to the NVE Parties occur after the forty-first (41st) anniversary of the ON Line COD.  In the event the NVE Parties do not make such renewal election, then the NVE Parties shall permanently revoke their election to acquire Great Basin’s Ownership Interests and forever waive all of their rights under this Section 3.09.  Great Basin shall make Applicable Transfer Representations and Warranties to the NVE Parties in connection with such Transfer.

(b) The NVE Parties shall have the right to renew all (but not less than all) of each Party’s Capacity Entitlements for a period of one year or more commencing as of the forty-first (41st) anniversary of ON Line COD for a fixed rental payment calculated in accordance with Schedule 5; provided that (i) such renewal period when added to the forty-one (41) year initial term commencing on the ON Line COD does not extend for more than eighty percent (80%) of the then re-estimated useful life of Great Basin’s Ownership Interest subject to such renewal measured from the ON Line COD and (ii) Great Basin’s Ownership Interest subject to such renewal will have a value at the termination of such renewal equal to at least twenty percent (20%) of the initial value of such interests measured as of the ON Line COD (without giving effect to inflation or deflation), in each case determined at the time of such renewal.  If Great Basin and the NVE Parties cannot agree as to the calculations of the estimated value or useful life of Great Basin’s Ownership Interest subject to such renewal, then the Parties shall mutually select the Independent Auditor or another external auditor or appraiser, as determined based on the nature of the dispute, which shall be instructed to resolve such disagreement within thirty (30) days after such disagreement is submitted to it for resolution and shall notify Great Basin and NPC in writing of its resolution.  Such auditor’s or appraiser’s resolution of the disagreement shall be final and binding on the Parties.

(c) Notwithstanding anything herein to the contrary, in the event the NVE Parties do not (i) purchase all of Great Basin’s Ownership Interests or (ii) renew their Capacity Entitlements pursuant to Section 3.09(b), then from and after the forty-first (41st) anniversary of ON Line COD, the Parties shall have the Capacity Entitlements set forth in the first sentence of Section 3.02(e) and all Operating Costs, Event of Loss Costs, Condemnation Action Costs and Capital Repair Costs, in each case, in respect of ON Line shall be funded by the Parties in accordance with their respective Ownership Percentages and Great Basin shall have no right to recover Great Basin’s Ownership Percentage of any such costs from the NVE Parties.

3.10 Force Majeure.  To the extent a Party is prevented or delayed by Force Majeure from performing, in whole or in part, its obligations under this Agreement and such Party (a “Claiming Party”) gives written notice and details of such Force Majeure to the other Parties as soon as reasonably practicable after such Party becomes aware of the occurrence of such Force Majeure, then the Claiming Party shall be excused from the performance of its obligations under this Agreement (other than Great Basin’s obligation to use commercially reasonable efforts to achieve GB Segment COD as set forth in Sections 3.02(b) and the obligation to make payments, except as otherwise provided in this Agreement where such Force

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Majeure event causes ON Line to become unavailable to one or both of the NVE Parties) during such Force Majeure but for no longer period and only to the extent performance of such obligations are prevented or delayed by such Force Majeure.  The Claiming Party shall exercise due diligence to remedy the Force Majeure within a reasonable period.  Force Majeure shall not entitle any Party to terminate this Agreement.

           3.11 Transmission Systems.  Nothing in this Agreement shall prevent a Party from making any additions, modifications or changes to its respective transmission system.  Each Party shall provide reasonable notice to the other Parties, to the extent required by the PUCN, FERC, NERC, WECC, or their successors in interest, of such additions, modifications or changes to its transmission systems.

           3.12 Additional Uses.  Notwithstanding anything to the contrary in this Agreement, (a) the NVE Parties shall have all of the rights associated with any additional uses arising with respect to ON Line, and Great Basin shall have all of the rights associated with any additional uses of the Great Basin Segments, in each case, prior to the adjustment of Great Basin’s Capacity Entitlement pursuant to Section 3.02(b) or 3.02(e) (and any rights arising prior to such adjustment shall not be impacted thereby) and (b) the Parties shall share all of the rights associated with any additional uses arising with respect to the Transmission Line thereafter in proportion to their respective Capacity Entitlements; provided, however, that the NVE Parties shall be entitled to the exclusive rights associated with any additional uses of the Double Circuit Towers regardless of whether arising before or after the adjustment of Great Basin’s Capacity Entitlement pursuant to Section 3.02(b) or 3.02(e).  Notwithstanding anything herein to the contrary (other than as provided hereunder in respect of the NVE Parties’ exclusive rights associated with any additional uses of the Double Circuit Towers), in the event the NVE Parties do not (i) purchase all of Great Basin’s Ownership Interests or (ii) renew their Capacity Entitlements pursuant to Section 3.09(b), from and after the forty-first (41st) anniversary of the ON Line COD, the Parties shall share all of the rights associated with any additional uses with respect to ON Line in proportion to their respective Ownership Percentages and Great Basin shall have all of the rights associated with any additional uses arising with respect to the Great Basin Segments; provided, however, that if, prior to the forty-first (41st) anniversary of the ON Line COD, the NVE Parties shall have committed all or any part of the rights associated with any additional uses to one or more third parties in one or more transactions having a term that extends beyond such anniversary, then (x) the rights of Great Basin with respect to such additional uses shall be subject to the rights of such third parties and (y) from and after such anniversary, any revenues payable to the NVE Parties under such transactions shall be shared between the NVE Parties and Great Basin in proportion to their respective Ownership Interests.

ARTICLE IV

DEVELOPMENT AND CONSTRUCTION OF ON LINE

           4.01 Pursuit and Management of ON Line.  Subject to the control and oversight of the Management Committee and through the Acquisition Closing Date, Great Basin shall have primary responsibility for the overall pursuit and management of all aspects of ON Line, including the day-to-day management of ON Line, the administration of all ON Line Agreements and the performance of all ON Line Activities not set forth on Exhibit B or

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specifically delegated to the NVE Parties by the Management Committee.  Subject to the control and oversight of the Management Committee and after the Acquisition Closing Date, NPC shall have primary responsibility for the overall pursuit and management of all aspects of ON Line, including the day-to-day management of ON Line, the administration of the ON Line Agreements and the performance of all ON Line Activities not specifically delegated to Great Basin or SPPC by the Management Committee.  Each of NPC and Great Basin shall cooperate with each other in transitioning primary responsibility for the overall pursuit and management of ON Line to NPC as contemplated by this Section 4.01.  It is the intent of the Parties to develop ON Line for the lowest reasonable cost (taking into account safety, quality and schedule).

4.02 ON Line Managers.

(a) On the Effective Date, Great Basin shall appoint one of its (or its Affiliates’) employees (the “Great Basin Manager”) to be responsible for the day-to-day oversight and coordination of Great Basin’s responsibilities in respect of ON Line, including managing and directing construction of ON Line through the Acquisition Closing Date and issuing and receiving communications regarding ON Line.  The Great Basin Manager must be approved by the Management Committee.  Great Basin may remove the Great Basin Manager at any time, but shall promptly appoint a replacement subject to Management Committee approval.

(b) On the Effective Date, NPC shall appoint an employee of NPC or SPPC (the “NPC Manager”) to be responsible for the day-to-day oversight and coordination of NPC’s responsibilities in respect of ON Line, including managing and directing construction of ON Line after the Acquisition Closing Date, managing and directing the operation and maintenance of ON Line, and issuing and receiving communications regarding ON Line.  The NPC Manager must be approved by the Management Committee.  NPC may remove the NPC Manager at any time, but shall promptly appoint a replacement subject to Management Committee approval.

           4.03 Access to ON Line and ON Line ROW.

(a) Except with respect to Great Basin’s financial information, which is addressed by Section 9.06, each Party and its representatives and consultants shall have (i) physical access to ON Line (including the ON Line ROW) to the extent that such access does not unreasonably interfere with ON Line, subject to reasonable safety and security requirements of which such Party has been provided advance written notice, (ii) the independent right to (A) monitor the development, construction, management, operation, maintenance and use of ON Line and (B) review and comment on draft copies of ON Line Agreements, applications for Governmental Approvals for ON Line and material communications regarding ON Line and (iii) if requested by a Party, copies of all Governmental Approvals for ON Line (including applications therefor), ON Line Agreements (including drafts thereof), material communications regarding ON Line and all information related to land rights, expected development, construction, management, operation, maintenance or use costs, constructability, creditworthiness, records, operating data, accounts, organizational documents, copies of studies, reports and data and any other information regarding ON Line, in each case as reasonably requested by the requesting Party.

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(b) No Party (or any of its agents, officers or employees) shall be an agent or employee of any other Party, nor shall any Party (or any of its agents, officers or employees) have any power to bind, assume or create any obligation on behalf of any other Party, except as provided in the ON Line Agreements and in separate agreements between the NVE Parties.

           4.04 Standard of Performance.  The Parties shall comply with all Applicable Laws, all Governmental Approvals for ON Line and all ON Line Agreements.  ON Line shall be developed, designed, constructed and managed to comply with all Applicable Laws, all Governmental Approvals for ON Line and all ON Line Agreements and in accordance with Prudent Utility Practices, and each Party shall own and use ON Line in accordance with Prudent Utility Practices, all Applicable Laws, all Governmental Approvals for ON Line and all ON Line Agreements.

           4.05 Government Approvals; Cooperation.

(a) Great Basin shall provide such information and assistance in the preparation of the application for any PUCN Approval as is reasonably requested by the NVE Parties and is within the reasonable control of Great Basin or its Affiliates.  The NVE Parties shall provide Great Basin with (i) notice as promptly as practicable to allow Great Basin to request confidential treatment from the PUCN for such information and (ii) such assistance as Great Basin may reasonably request in connection with attaining confidential treatment from the PUCN for such information.  Great Basin shall participate as reasonably requested from time to time in connection with obtaining any PUCN Approval.  Great Basin shall timely file a petition for leave to intervene in the PUCN proceeding(s) related to obtaining any PUCN Approval, retain counsel to represent Great Basin in such proceeding(s) in accordance with NAC 703.510, and actively support the regulatory approval process.  No costs incurred by Great Basin in connection with such filing, retaining and support shall be included in the Pre-Closing Costs incurred by Great Basin.

(b) The Parties shall use commercially reasonable efforts to file for the FERC Approval as soon as reasonably practicable after the Effective Date.  Each Party shall participate as reasonably required from time to time in connection with the FERC Approval, and actively support the regulatory approval process.

(c) Each Party shall coordinate and cooperate in good faith with the other Parties on all material ON Line-related matters, in order to facilitate development, construction, ownership, management, operation, maintenance and use of ON Line in an effective and cost-efficient manner.  Not limiting the generality of the foregoing sentence, the Parties shall cooperate with each other by providing documents and information, participating in meetings and hearings, and performing such other acts, in each case as may be reasonably requested by any other Party in connection with any Governmental Approvals for ON Line, including maximizing ON Line’s Electrical Capacity, Microwave Capacity and Fiber Optic Capacity.

(d) To the extent practicable in the NVE Parties’ sole discretion and as reasonably requested by Great Basin, the NVE Parties will coordinate and cooperate in good

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faith with Great Basin on Great Basin Segment-related matters; provided that such cooperation and coordination shall be at Great Basin’s sole cost and expense (and shall not in any event require either NVE Party to hire additional staff) and could not be expected to burden or adversely impact the NVE Parties or the operation of their businesses or transmission systems, in each case as determined by the NVE Parties in their sole discretion.

(e) Subject to Sections 3.09(a) and 4.05(a), nothing in this Agreement shall prohibit a Party from intervening in any regulatory proceeding, and taking any position in such proceeding, that it deems appropriate in its sole discretion; provided, however, that to the extent reasonably practicable, each Party will provide the other Parties written notice of its intention to seek to intervene in any proceeding initiated by a Party in connection with this Agreement no less than five (5) days prior to filing its request to intervene.

(f) Each Party shall provide any other Party with information related to ON Line and copies of any Work Product reasonably requested by any such other Party.

(g) Each Party agrees that, in carrying out its obligations under this Agreement, it shall:

                (i) appoint qualified personnel (including a qualified person as its ON Line Manager, who may or may not be an Authorized Representative of such Party), as necessary, that have the time and requisite skills to devote to such Party’s assigned responsibilities, in order to perform its responsibilities hereunder;

                (ii) use commercially reasonable efforts to perform its respective obligations in order to meet the ON Line Schedule, in accomplishing its assigned tasks, and to provide updated information regarding its progress in respect thereof upon request of the other Parties or as circumstances warrant; and

                (iii) act as the interface with, and supervise, all third Persons with which such Party has directly contracted to perform work related to its assigned responsibilities.

           4.06 Interconnection and Construction.

(a) ON Line shall be interconnected to the electric transmission systems of the NVE Parties pursuant to the Interconnection Agreements.  Each Interconnection Agreement shall contain terms consistent with this Agreement.  The Parties shall cooperate and work expeditiously to complete the Interconnection Agreements on a schedule that supports the ON Line Schedule.

(b) Following the Effective Date, the Parties shall discuss and approve the terms and conditions upon which each Material Construction Contract shall be let, it being understood that, unless the Parties otherwise agree, each Material Construction Contract shall, to the extent customary, (i) be lump sum, fixed price contracts, (ii) contain provisions relating to guaranteed performance levels, if applicable, and guaranteed completion dates and, in each case, corresponding liquidated damages and (iii) require each Material Construction Contractor to

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provide credit support for its obligations under the applicable Material Construction Contract in the form of a parent guarantee, bonds, letter of credit or retainage.

           4.07 Consultants.  Each Project Budget will allow for NPC to engage one or more engineering and other consultants to advise it in the review of all matters relating to ON Line, acceptable to the Management Committee.  Additionally, each Party shall have the right to engage one or more Owners’ Engineers and other consultants to advise it with respect to any matters in connection with ON Line, and the cost of such Owners’ Engineers and other consultants shall be borne by such Party, except to the extent such costs are expressly included in a Project Budget or consented to by the Management Committee.

           4.08 Change of Name.  The Parties shall take such actions required to rename SWIP-S as the “One Nevada Transmission Line” or “ON Line” effective as of the Acquisition Closing Date, and following the Acquisition Closing Date through the Term, the NVE Parties hereby grant a royalty free, irrevocable license in such names to Great Basin only to be used in connection with ON Line; provided, however, that if the NVE Parties do not own an Ownership Interest, then the NVE Parties may revoke such license at no cost.

           4.09 Robinson Summit Substation.  The Parties shall use commercially reasonable efforts to expeditiously obtain all necessary non-ministerial Government Approvals on terms reasonably acceptable to the Parties to construct the Robinson Summit Substation at the Robinson Summit Location rather than the Thirtymile Location.  Upon receipt of all such non-ministerial Government Approvals, the Parties agree not to construct the Robinson Summit Substation at the Thirtymile Location and instead construct such substation at the Robinson Summit Location and such change shall not require modification of, or otherwise impact, any of the terms of this Agreement.  If such non-ministerial Governmental Approvals have not been obtained by March 1, 2011, then, unless the Management Committee determines otherwise, the Robinson Summit Substation shall be constructed at the Thirtymile Location rather than the Robinson Summit Location.

ARTICLE V

PROJECT BUDGET AND PAYMENT OF COSTS
           5.01 Project Budget.

(a) Submission of Proposed Project Budget.  The Managing Party or NPC, as applicable, shall use reasonable efforts to prepare any new or revised Project Budget on the basis of firm pricing obtained from vendors, suppliers and contractors and shall submit such Project Budget to the Management Committee from time to time for its prompt review.  If a Party so requests, the Managing Party or NPC, as applicable, shall provide to the Management Committee copies of the data, invoices, price sheets and other information utilized in the preparation of any such Project Budget and shall make the personnel responsible for preparing such Project Budget available to discuss the proposed Project Budget with the Management Committee.

(b) Management Committee Review and Approval.  The Management Committee shall promptly review any new or revised Project Budget proposed by the Managing

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Party or NPC, as applicable, and shall complete its review, taking into account any comments and revisions as it may request of the Managing Party or NPC, as applicable.  The Management Committee may approve a proposed Project Budget in whole or in part.  Each Party acknowledges and agrees that the approval of any new or revised Project Budget and the making of any payment hereunder shall be without prejudice to the audit rights of each Party hereunder.  Prior to the Operating Period, the Management Committee shall periodically, but no less frequently than monthly, review (i) the status of the ON Line Activities against the ON Line Budget and ON Line Schedule, (ii) the anticipated, committed and incurred ON Line Costs from and after the Effective Date against the ON Line Budget and (iii) the funding requirements for ON Line Costs forecast for the following month.  During the Operating Period, the Management Committee shall periodically, but no less frequently than quarterly, review (i) the status of the Capital Repairs against the applicable Capital Repair Budget, (ii) the anticipated, committed and incurred Capital Repair Costs against the applicable Capital Repair Budget and (iii) the funding requirements for Capital Repair Costs forecast for the following quarter.

(c) Failure to Approve a Proposed Project Budget.  If the Management Committee fails to approve a proposed Project Budget or any part thereof, then until the Management Committee approves the proposed Project Budget or disputed part thereof, the unapproved Project Budget or part thereof proposed shall not be implemented; provided that the Project Budget or part thereof most recently approved by the Management Committee shall remain in full force and effect until a new Project Budget or the applicable part thereof is approved, subject to Section 8.01(h)(ii), and NPC shall be entitled to incur costs for Critical Capital Repairs and the other Parties shall pay their Ownership Percentage share thereof to the extent required by Section 5.04.

(d) Internal Labor Cost.  Each Project Budget may include amounts for the reimbursement of direct internal labor costs incurred by any Party or its Affiliates for employees directly engaged in the performance of ON Line Activities or Capital Repairs, as applicable (other than any costs of either Party with respect to its Authorized Representatives); provided, however, that such internal labor costs shall: (i) not include any amounts attributable to general administrative costs or overhead costs not associated with direct internal labor for employees directly engaged in the performance of ON Line Activities or Capital Repairs, as applicable, and (ii) only include internal labor costs directly attributable to ON Line that would not have been incurred if work was not being performed for ON Line Activities or Capital Repairs, as applicable.  A Party seeking reimbursement for direct internal labor costs incurred in accordance with the applicable Project Budget and this Section 5.01(d) shall keep reasonably detailed records of such costs and shall provide such records to the other Parties upon request.

          5.02 Compliance with Project Budget; Amendments.  The Managing Party and NPC, as applicable, shall use commercially reasonable efforts to manage, or cause to be managed, the commitment of funds so that costs will not exceed funds committed or to be committed by the Parties pursuant to the applicable Project Budget.  If, in the reasonable judgment of the Managing Party or NPC, as applicable, any Project Budget, or any material expense category or line item therein, is determined to be materially greater or less than the actual costs of performing the ON Line Activities or Capital Repairs, as applicable, or any material expense category or line item therein, the Managing Party or NPC, as applicable, shall

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prepare an amended Project Budget for approval by the Management Committee at the next regular meeting or at a special meeting called by a Party for such purpose as soon as reasonably practicable following such determination.

           5.03 Funding ON Line Costs.

(a) Each Party shall be solely responsible for funding, and shall timely fund, all of its own Development Costs and all of its own Pre-Closing Costs, in each case subject to Section 2.02, and Great Basin shall be solely responsible for funding, and shall timely fund, all other liabilities and obligations in respect of ON Line arising through the Acquisition Closing Date.  Commencing after the Acquisition Closing Date, each Party shall pay for its Ownership Percentage of all Post-Closing Costs arising thereafter in accordance with this Agreement to the extent that, when added to any Development Costs and Pre-Closing Costs funded by such Party (as adjusted by any Closing Payments), such Party has funded up to its respective Ownership Percentage of the ON Line Budget.  No Party shall charge a fee to any other Party for performance of its responsibilities as the Managing Party under this Agreement.  Subject to Section 16.02(e)(i) and (ii), respectively, (i) Great Basin, in its capacity as the Managing Party, shall be responsible for reviewing invoices for Pre-Closing Costs (other than costs incurred in respect of the NVE Project) and, from and after the Effective Date, reconciling the payments for such costs to the ON Line Budget on a monthly basis and (ii) NPC, in its capacity as the Managing Party, shall be responsible for reviewing invoices for Post-Closing Costs (including invoices for Direct Pay Amounts) and reconciling the payments for such costs to the ON Line Budget on a monthly basis.  Great Basin shall be responsible for timely paying amounts payable in respect of Pre-Closing Costs (other than costs incurred in respect of the NVE Project).  NPC shall be responsible for timely paying amounts payable by the Parties in respect of Post-Closing Costs (other than Direct Pay Amounts) from the amounts on deposit in the ON Line Account.

(b) NPC shall establish (on or before the Acquisition Closing Date) and maintain a depositary account (the “ON Line Account”) in its name at a financial institution to be selected with the consent of the Management Committee, into which each Party shall deposit its Ownership Percentage of the funds to pay for all Post-Closing Costs (other than Direct Pay Amounts) in accordance with this Agreement.  In any period during which Great Basin is exercising its remedy set forth in Section 16.02(e)(i), NPC shall cause the payments to be made from the ON Line Account as directed by Great Basin.

(c) After the Acquisition Closing Date:

                (i) Subject to Section 5.03(d), NPC and Great Basin shall pay their respective Ownership Percentages (and, in the case of NPC, SPPC’s Ownership Percentage) of all Direct Pay Amounts when due in accordance with the ON Line Budget and the applicable Material Construction Contract and each Party shall fund into the ON Line Account on a monthly basis its Ownership Percentage of all Post-Closing Costs (other than Direct Pay Amounts) in accordance with Section 5.03(c)(ii).

                (ii) On a monthly basis but in any event no later than the fifth (5th) Business Day of each month, the Managing Party shall submit to the other Parties (A) an invoice of funds that each Party is liable for under this Agreement for the

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previous month and (B) a statement reconciling the prior invoice or invoices in the event the actual amount(s) for which each Party was liable during such month changed as a result of refunds, credits, change orders or other adjustments made to such invoices by the counterparty to the underlying contract.  Each invoice and reconciliation statement shall be accompanied by reasonable supporting documentation showing the amounts properly due and payable, a breakdown of the Post-Closing Costs (other than Direct Pay Amounts) represented in such invoice or reconciliation statement, copies of the underlying invoices and supporting materials, and such other supporting documentation as may be reasonably requested by Great Basin in order to submit requisitions and obtain funds under the ON Line Financing Agreements.  Any amounts due pursuant to an invoice or reconciliation statement shall be due and payable two (2) Business Days prior to the current month end, or on such later date as may be otherwise set forth in the invoice or reconciliation statement.  If a reconciliation statement shows that prior payments by a Party exceeded the actual amount for which such Party was liable, such excess amount shall be credited against the amounts due by such Party in the invoice accompanying such reconciliation statement, or in the event that such excess amount exceeds such Party’s payment obligations under such invoice, the difference between the excess amount determined by such reconciliation statement and the payment obligations of such Party under such invoice shall be paid to such Party no later than two (2) Business Days prior to the current month end.

(d) The Managing Party shall provide the other Parties written notice of any expected Initial Cost Differential or Incremental Cost Differential as soon as reasonably practicable upon receiving notice of any such costs.  If, within ten (10) days after receipt of such notice, Great Basin does not elect to fund any such Initial Cost Differential or Incremental Cost Differential, Great Basin shall have no right or obligation to fund its Ownership Percentage of any such Initial Cost Differential or Incremental Cost Differential.  If Great Basin does timely elect (such election being irrevocable) to fund its Ownership Percentage (and, in the circumstances described in Section 5.03(e), the NVE Parties’ Ownership Percentage) of any such Initial Cost Differential or Incremental Cost Differential, then Great Basin shall timely fund any such Initial Cost Differential or Incremental Cost Differential, as applicable, and the amount of any such Initial Cost Differential or Incremental Cost Differential funded by Great Basin shall be reflected in the Monthly Payment as provided in Section 3.06.  To the extent that Great Basin does not timely fund its Ownership Percentage of any Initial Cost Differential or Incremental Cost Differential, the NVE Parties may fund any such portion, and upon (i) the earliest to occur of (A) ON Line COD, (B) an Event of Default by Great Basin, (C) a Condemnation Action or Event of Loss related to ON Line, (D) an election of a right to purchase Ownership Interests under this Agreement and (E) any other material event regarding ON Line as reasonably determined by the NVE Parties and (ii) fifteen (15) days after such earliest date and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, each Party’s Ownership Percentage shall be adjusted such that, following the adjustment, such Party’s Ownership Percentage shall equal a ratio (A) the numerator of which is equal to the portion of the Total Costs paid by such Party and (B) the denominator of which equals the aggregate amount of the Total Costs, and Great Basin shall Transfer the portion of its Ownership Interest corresponding to its excess above its revised Ownership Percentage to the NVE Parties free and clear of any Liens other than Permitted Liens.  Great Basin shall execute and record any

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bills of sale, deeds, certificates, memorandum and other documentation as reasonably requested by the NVE Parties to evidence the re-allocation of such interests.  Great Basin shall make Applicable Transfer Representations and Warranties in connection with such Transfer.

(e) Notwithstanding anything herein to the contrary, to the extent that the NVE Parties do not timely fund their aggregate Ownership Percentage of any Initial Cost Differential or Incremental Cost Differential, Great Basin shall have the right, but not the obligation, to (A) fund the entire amount of such Initial Cost Differential or Incremental Cost Differential and (B) take over primary responsibility for managing and directing the completion of construction of ON Line as provided in Section 16.02(e)(i).

           5.04 Funding of Capital Repair Costs.

(a) NPC shall establish (on or before the ON Line COD) and maintain a depositary account (the “Capital Repair Account”) in its name at a financial institution to be selected with the consent of the Management Committee, in to which each Party shall deposit its Ownership Percentage of the funds to pay for all Capital Repair Costs in accordance with the Capital Repair Budget and this Agreement.

(b) After ON Line COD:

                (i) Subject to Section 5.04(c), each Party shall fund into the Capital Repair Account on a monthly basis its Ownership Percentage of all Capital Repair Costs (other than Direct Pay Amounts) in accordance with Section 5.04(b)(ii).

                (ii) On a monthly basis but in any event no later than the fifth (5th) Business Day of each month, NPC shall submit to the other Parties (A) an invoice of funds that each Party is liable for under this Agreement for the previous month and (B) a statement reconciling the prior invoice or invoices in the event the actual amount(s) for which each Party was liable during such month changed as a result of refunds, credits, change orders or other adjustments made to such invoices by the counterparty to the underlying contract.  Each invoice may also include any actual costs for which a Party is liable under this Agreement arising prior to the time such invoice is issued in respect of prior month(s).  Each invoice and reconciliation statement shall be accompanied by reasonable supporting documentation showing the amounts properly due and payable, a breakdown of the Capital Repair Costs represented in such invoice or reconciliation statement, copies of the underlying invoices and supporting materials, and such other supporting documentation as may be reasonably requested by Great Basin in order to submit requisitions and obtain funds under the ON Line Financing Agreements.  Any amounts due pursuant to an invoice or reconciliation statement shall be due and payable two (2) Business Days prior to the current month end, or on such later date as may be otherwise set forth in the invoice or reconciliation statement.  If a reconciliation statement shows that prior payments by a Party exceeded the actual amount for which such Party was liable, such excess amount shall be credited against the amounts due by such Party in the invoice accompanying such reconciliation statement, or in the event that such excess amount exceeds such Party’s payment obligations under such invoice, the difference between the excess amount determined by such reconciliation statement

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and the payment obligations of such Party under such invoice shall be paid to such Party two (2) Business Days prior to the current month end.

                (iii) NPC shall be responsible for reviewing invoices for Capital Repair Costs.  NPC shall be responsible for timely paying amounts payable by the Parties in connection with any Capital Repairs from the amounts on deposit in the Capital Repair Account.  NPC shall be responsible for reconciling the payments for Capital Repair Costs to the applicable Capital Repair Budget on a monthly basis.  In any period during which Great Basin is exercising its remedy set forth in Section 16.02(e), NPC shall cause the payments to be made from the Capital Repair Account as directed by Great Basin.

(c) NPC shall provide the other Parties written notice of any Capital Repair Costs as soon as reasonably practicable upon receiving notice of any such costs.  If, within ten (10) days after receipt of such notice, Great Basin does not elect to fund any such Capital Repair Costs, Great Basin shall have no right or obligation to fund its Ownership Percentage of any such Capital Repair Costs.  If Great Basin does timely elect (such election being irrevocable) to fund its Ownership Percentage of any such Capital Repair Costs, then Great Basin shall timely fund its Ownership Percentage of any such Capital Repair Costs, and the amount funded by Great Basin in respect of Capital Repair Costs be reflected in the Monthly Payment as provided in Section 3.06.  To the extent that Great Basin does not timely fund its Ownership Percentage of any Capital Repair Costs, but subject to Section 5.04(d), the NVE Parties shall fund any such portion, and upon (i) the earliest to occur of (A) any anniversary of the ON Line COD, (B) an Event of Default by Great Basin, (C) a Condemnation Action or Event of Loss related to ON Line, (D) an election of a right to purchase Ownership Interests under this Agreement, and (E) any other material event regarding ON Line as reasonably determined by the NVE Parties and (ii) fifteen (15) days after such earliest date and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, each Party’s Ownership Percentage shall be adjusted such that, following the adjustment, such Party’s Ownership Percentage shall equal a ratio (x) the numerator of which is equal to the portion of the Total Costs paid by such Party and (y) the denominator equals the Total Costs, and Great Basin shall Transfer the portion of its Ownership Interest corresponding to its excess above its revised Ownership Percentage to the NVE Parties free and clear of any Liens other than Permitted Liens.  Great Basin shall execute and record any bills of sale, deeds, certificates, memorandum and other documentation as reasonably requested by the NVE Parties to evidence the re-allocation of such interests.  Great Basin shall make Applicable Transfer Representations and Warranties in connection with such Transfer.

(d) Notwithstanding anything to the contrary in this Agreement, no Party shall be required to pay for any Capital Repair Costs that are not in accordance with the applicable Capital Repair Budget.

           5.05 Cost Reductions.  Except as set forth in Section 13.03 or Section 14.03, all Cost Reductions shall be applied to the particular ON Line Cost, Capital Repair Cost, Event of Loss Cost or Condemnation Action Cost that gave rise to such Cost Reduction and shall be shared among the Parties in proportion to the amounts funded by the Parties in respect of the

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costs giving rise to such Cost Reduction (it being understood for the avoidance of doubt that such Cost Reductions shall be paid solely to, and for the account of, the NVE Parties to the extent they were received in respect of Capital Repairs, an Event of Loss in respect of ON Line or Condemnation Action in respect of ON Line, in each case, not funded by Great Basin).

           5.06 Invoicing and Payment.

(a) All payments made by a Party under Sections 5.03(c)(ii) and 5.04(b)(ii) shall be made in Dollars by electronic funds transfer or wire transfer in immediately available funds for receipt by the due date to the applicable Project Account or to such other Person(s) as the Management Committee may determine.

(b) Each Party shall make all Contributions required hereunder as and when due, without demand, counterclaim, setoff, deduction or defense, and each Party waives, to the extent permitted by Applicable Law, all rights now or hereafter conferred by statute or otherwise with respect to any such demand, counterclaim, setoff, deduction or defense to the applicable account or accounts.

5.07 Defaulted Contributions.

(a) If a Party fails to pay the full amount of any payments when required to do so pursuant to Sections 5.03(c) or 5.04(b) (each, a “Contribution” and such Party, the “Non-Contributing Party”), then any Party that has paid its Contribution (the “Contributing Party”) shall have the right, but not the obligation, to make an advance (an “Advance”) on behalf of the Non-Contributing Party in respect of the unpaid Contribution of the Non-Contributing Party (the “Unpaid Contribution”).  Such Advance shall bear interest at a rate equal to the Default Rate from the date such Advance was made until the date such Advance is fully repaid in cash by the Non-Contributing Party.  Advances shall be repaid, with interest at the Default Rate, by the Non-Contributing Party at any time after the date the Advance is made upon written demand therefor by the Contributing Party.  Each Advance shall be an obligation of the Non-Contributing Party to the Contributing Party and the Contributing Party may enforce and recover from the Non-Contributing Party the Advance in accordance with any of its remedies hereunder or at equity or in law.  If either of the NVE Parties is the Non-Contributing Party, then the other NVE Party, as applicable, shall have the first right to be the Contributing Party, which right must be exercised within five (5) Business Days after the date the Unpaid Contribution was required to be made.  Each Advance for an Unpaid Obligation shall cure any Event of Default therefor with respect to the Party that is not the Contributing Party or the Non-Contributing Party.

(b) The election by a Party to make or not to make an Advance in respect of an Unpaid Contribution shall not operate as waiver of the rights of such Party under this Agreement or at law or in equity, including the right to claim damages as a result of such Unpaid Contribution, and Advances made in respect of an Unpaid Contribution shall not relieve the Non-Contributing Party of its obligations hereunder.

           5.08 Payment on Non-Business Day.  If any Contribution under this Agreement is required to be made on a day other than a Business Day, the due date for such

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Contribution shall be extended to the next Business Day, unless provided otherwise in the Material Construction Contracts.

           5.09 Project Accounts.  All Project Accounts established pursuant to this Agreement shall be in the name of NPC and used solely for the purposes set forth in this Agreement.  Funds on deposit in each Project Account shall be kept in or swept into interest-bearing accounts to the extent reasonably practicable but in no event shall any such funds be commingled with any other funds of NPC or its Affiliates.  All interest accrued on the amounts in each Project Account shall accrue to the benefit of the NVE Parties; provided, that to the extent any amounts funded by Great Basin are kept in any Project Account for more than thirty (30) days, Great Basin shall be entitled to interest accrued on such amounts from the date such amounts are deposited into the Project Account until they are disbursed.

ARTICLE VI

DEVELOPMENT AND CONSTRUCTION OF GREAT BASIN SEGMENTS

           6.01 Transmission Improvements.  If any improvements on the transmission systems of the NVE Parties are undertaken for any reason prior to GB Segment Financial Closing (including as specified in Schedule 1) that would otherwise be made as part of the construction of the Great Basin Segments (each, a “Transmission Improvement”), then NPC or SPPC, as applicable, shall initially bear the full cost of any such Transmission Improvement and Great Basin shall pay to NPC or SPPC, as applicable, at GB Segment Financial Closing an amount for any such Transmission Improvement equal to the lesser of (a) the actual cost (adjusted for depreciation) incurred by NPC or SPPC, as applicable, for any such Transmission Improvement and (b) any avoided cost to the Great Basin Segments by reason of any such Transmission Improvement.  If Great Basin pays to NPC or SPPC, as applicable, at GB Segment Financial Closing for any such Transmission Improvement, then, NPC or SPPC, as applicable, shall transfer title to such Transmission Improvement (to the extent owned by the NVE Parties) to Great Basin at GB Segment Financial Closing pursuant to documentation reasonably satisfactory to Great Basin, and NPC or SPPC, as applicable, shall make the Applicable Transfer Representations and Warranties to Great Basin in connection with such transfer.  Notwithstanding anything herein to the contrary, the NVE Parties shall have the right to operate and maintain the Transmission Improvements prior to GB Segment Financial Closing, which operation and maintenance shall be in accordance with Prudent Utility Practices (including any Electric Reliability Organization requirements), Governmental Approvals for the Transmission Line (or applicable portion thereof) and Applicable Law; provided, that Great Basin shall be solely responsible for, and shall pay, all costs and expenses associated with capital repairs, replacements and maintenance of the Transmission Improvements after GB Segment Financial Closing.  NPC or SPPC, as applicable, shall provide Great Basin with such information and documentation as may be within its reasonable control and as may be reasonably requested by Great Basin in order for Great Basin to determine or verify the actual cost of any such Transmission Improvement.

           6.02 Development and Construction.  Great Basin shall be solely responsible for the development and construction of the Great Basin Segments and any costs or liabilities in respect thereof; provided, however, that the following shall be subject to the prior

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review and written consent, not to be unreasonably withheld, conditioned or delayed, of the NVE Parties: (a) the design of the Great Basin Segments, (b) the design and construction activities related to the Great Basin Segments interconnection upgrades insofar as such activities involve the Robinson Summit Substation or the Harry Allen Substation and (c) the use or crossing of any of the NVE Parties’ facilities or rights-of-way (other than as permitted in Section 6.05 and the SNIP Agreement); provided, further, that (i) with respect to clause (a) above, no approval of the NVE Parties shall be required if the design of the Great Basin Segments is consistent with the design of ON Line, with such deviations as set forth in Schedule 7, and the requirements of the NVE Parties’ transmission systems, (ii) the NVE Parties shall have the right to review the Great Basin Segment design to ensure consistency with the ON Line design and the requirements of the NVE Parties’ transmission systems and (iii) nothing in this Agreement shall limit the review of the Great Basin Segment design by any NVE Party in connection with the negotiation or administration of the Interconnection Agreements or in such Party’s role as Balancing Authority.  Notwithstanding the foregoing, no review of, or comments about, any information provided to the NVE Parties in respect of the Great Basin Segments, and no failure by the NVE Parties to review or comment on any such information, shall cause a transfer of responsibility for such information to the NVE Parties, nor imply the NVE Parties’ agreement with any assumption upon which such information is based or any matter underlying or contained therein.

           6.03 Compliance with Laws and Conduct.  Great Basin shall comply with all Applicable Laws, all Governmental Approvals for the Great Basin Segments and all agreements for the Great Basin Segments.  Great Basin shall cause the Great Basin Segments to be developed, designed, constructed and managed to comply with all Applicable Laws, all Governmental Approvals for the Great Basin Segments, all agreements for the Great Basin Segments and in accordance with Prudent Utility Practices.

           6.04 Quarterly Reports.  Great Basin shall provide the NVE Parties with quarterly progress reports detailing all material issues relating to the Great Basin Segments’ development, construction, management, operating and maintenance activities and will promptly notify the NVE Parties of any Material Event that occurs regarding the Great Basin Segments, subject in each case to compliance by Great Basin with any applicable confidentiality restrictions and Applicable Law; provided, that Great Basin shall use commercially reasonable efforts to ensure that any agreements entered into by Great Basin in connection with development, construction, management, operating and maintenance activities in respect of the Great Basin Segments shall allow the disclosure of information by Great Basin to the NVE Parties under this Section 6.04.

           6.05 SNIP Option.

(a) NPC hereby grants Great Basin the option (the “SNIP Option”) to acquire certain rights with respect to the Applicable Centennial Phase 3 Facilities as described in the SNIP Agreement (the “Applicable Centennial Phase 3 Rights”) for a payment to NPC equal to thirty-eight million eight-hundred thousand Dollars ($38,800,000) (the “Option Exercise Price”), provided, that (i) Great Basin shall provide NPC with at least ninety (90) days’ prior written notice of its election to exercise the SNIP Option, and (ii) in exercising the Applicable Centennial Phase 3 Rights (A) Great Basin shall not interfere with the operation of any NPC

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facilities (except as may be agreed to by NPC in writing in connection with the construction of the SNIP) and (B) all material aspects of the design and construction of any elements to be constructed on NPC’s facilities or in its right-of-way shall be subject to NPC’s prior review and written approval, including with respect to the impact on the operation or any potential expansion (other than any potential expansion to the extent that it is mutually exclusive with Great Basin’s construction of a portion of the SNIP on the Applicable Centennial Phase 3 Facilities to the extent provided in the SNIP Agreement) or modification of NPC’s facilities or use of its rights-of-way, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing in this Section 6.05(a), including the provision of such exercise notice, the SNIP Option shall expire, and shall no longer be exercisable, if any of the following occur: (1) the Environmental Assessment for the SNIP has not been issued for public review on or before June 1, 2012, (2) the Decision Record/Finding of No Significant Impact for the SNIP has not been issued on or before February 1, 2013 or (3) GB Segment Financial Closing has not occurred prior to the GB Segment Financial Closing Deadline; provided, however, that (A) the foregoing dates under clauses (1)-(3) above shall be extended to the extent that the applicable events did not occur due to Force Majeure (but in no event shall the date set forth in clause (3) above be extended beyond March 31, 2019) and (B) the foregoing dates under clauses (1) and (2) above shall be extended so long as Great Basin has previously provided NPC with a reasonably detailed cure plan that demonstrates to NPC’s reasonable satisfaction that the GB Segment Financial Closing will occur by the GB Segment Financial Closing Deadline and Great Basin diligently pursues such cure plan.

(b) If the SNIP Option is exercised in accordance with Section 6.05(a), NPC and Great Basin shall take the actions set forth in Section 6.05(b)(iv) on the SNIP Option Closing Date.  NPC’s obligation to Transfer the Applicable Centennial Phase 3 Rights to Great Basin, and the Great Basin’s obligation to purchase the Applicable Centennial Phase 3 Rights from NPC, are each subject to satisfaction of the following conditions, except to the extent waived in writing by NPC with respect to the conditions set forth in Sections 6.05(b)(i)-(viii) and by Great Basin with respect to the conditions set forth in Sections 6.05(b)(ii)-(v) and (vii)-(viii):

                (i) Great Basin shall be in compliance with Sections 6.05(a)(i)-(ii) and each of the deadlines in Sections 6.05(a)(1)-(2) has been satisfied.

                (ii) GB Segment Financial Closing has occurred or shall occur simultaneously with the SNIP Option Closing.

                (iii) The FERC Approval and the BLM SNIP License Consent has been duly obtained, made or given and shall be in full force and effect and no change to the form of SNIP Agreement agreed by the Parties has been made as to require further FERC approval of the SNIP Option Closing.

                (iv) The other Party shall have paid or executed and delivered, or caused to be executed and delivered to it, as applicable, the items set forth below:

                   (1) Great Basin and NPC shall execute the SNIP License and Sale Agreement substantially in the form attached hereto pursuant to Section 2.03(m) (the “SNIP Agreement”).

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                   (2) Great Basin shall pay NPC an amount equal (A) to the Option Exercise Price, minus (B) one-seventh (1/7) of up to fifteen million Dollars ($15,000,000) of the GB Segment Development Costs incurred prior to GB Segment Financial Closing;

                   (3) NPC and Great Basin shall execute and deliver any documentation reasonably requested by the other that is necessary or appropriate to record the SNIP Agreement.

                (v) Each of the representations and warranties made by the other Party in the SNIP Agreement shall be true and correct in all material respects on and as of the SNIP Option Closing Date as though made on and as of the SNIP Option Closing Date except to the extent that such representations and warranties contain a materiality qualifier, in which case they shall be true and correct in all respects.

                (vi) There shall not be an Event of Default by Great Basin continuing unless Great Basin has presented a plan for remedying such Event of Default that is reasonably acceptable to NPC.

                (vii) No Governmental Authority has issued a final, non-appealable order preventing the consummation of the SNIP Option Closing.

                (viii) The Parties have agreed upon the disclosure schedules to be attached to the SNIP Agreement for purposes of Section 8 of the SNIP Agreement.

(c) Great Basin shall keep reasonably detailed records of its GB Segment Development Costs and shall promptly provide such records to NPC upon request.

(d) If (i) NPC Transfers the Applicable Centennial Phase 3 Rights to Great Basin and (ii) prior to GB Segment COD, Great Basin seeks to Transfer any SNIP Option Right or any right, interest or asset associated with SNIP construction on or in the Applicable Centennial Phase 3 Facilities (such Transfer to be subject to Article XV) (a “SNIP Option Right Transfer”), NPC shall have the right to repurchase the Applicable Centennial Phase 3 Rights and the improvements on the Applicable Centennial Phase 3 Facilities for an amount equal to (i) the sum of (A) the Option Exercise Price and (B) the fair market value of any improvements to the Applicable Centennial Phase 3 Facilities made by Great Basin, minus (ii) the amount set forth in Section 6.05(b)(iv)(2)(B) (for the avoidance of doubt, the Option Exercise Price and GB Segment Development Costs used to calculate the amount to be paid by NPC under this Section 6.05(d) shall not be subject to escalation or other adjustment notwithstanding the date on which it is paid); provided, however, that the provisions of this Section 6.05(d) shall not apply to any SNIP Option Right Transfer made in connection with a Transfer of all of the assets of both Great Basin Segments pursuant to Article XV, any Transfer pursuant to Section 15.03(f) or a one-time Transfer of an undivided interest in all of the assets of both Great Basin Segments to the Western Area Power Administration pursuant to Article XV.  Great Basin shall give NPC prior written notice of such Transfer, and NPC shall have thirty (30) days after the receipt of such notice to exercise such right, after which such right shall terminate; provided, however, that such termination shall only apply with respect to the proposed Transfer (and not subsequent

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Transfers) and if such Transfer is not consummated within ninety (90) days after delivery of such notice, NPC’s purchase right shall be reinstated, and Great Basin shall be required to again give NPC prior written notice of such Transfer.  Subject to the approval of any GB Segment Lender then foreclosing on Great Basin’s assets (including any deed-in-lieu of foreclosure) under the GB Segment Financing Agreements with the Great Basin Lenders, Great Basin shall Transfer all of the Applicable Centennial Phase 3 Rights to NPC free and clear of any Liens other than Permitted Liens within fifteen (15) days after the later of the receipt of such notice and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to NPC, and Great Basin shall make Applicable Transfer Representations and Warranties in connection with such Transfer.

ARTICLE VII

OPERATION OF THE TRANSMISSION LINE

           7.01 Transmission Line Operation; ON Line Maintenance.

(a) One or both of the NVE Parties shall be the Operator of the Transmission Line and have sole responsibility for the performance of all Operating Activities and Capital Repairs, including all activities reasonably necessary or advisable in connection with the management, operation and maintenance of ON Line, the administration of the ON Line Agreements and the operation of the Great Basin Segments.  Notwithstanding anything in this Agreement to the contrary, the NVE Parties shall have sole discretion over the performance of the Operating Activities, subject to (i) Prudent Utility Practices (including any Electric Reliability Organization requirements), (ii) Governmental Approvals for the Transmission Line (or applicable portion thereof) and (iii) Applicable Law.  Subject to Sections 3.09(c) and 10.02, the NVE Parties are solely responsible for Operating Costs, and the NVE Parties shall reimburse Great Basin within thirty (30) days after receipt of an invoice from Great Basin for Operating Costs that Great Basin incurs in the performance of Operating Activities for ON Line undertaken in response to a request from NPC or the Management Committee; provided, however, that Great Basin shall not be entitled to be reimbursed for any of the following: (i) any lobbying costs, (ii) any legal fees associated with Great Basin’s participation in regulatory proceedings where such participation has not been approved in advance by the Management Committee, (iii) any gift of items, money or entertainment in connection with ON Line, including political or campaign contributions, (iv) third-Person costs, expenses and fees for lawyers, other consultants, financing parties and agents incurred by Great Basin in connection with the ON Line Financing (including application and other fees and expenses in connection with any loan guarantee or other program provided by the U.S. Department of Energy) and the costs associated with Great Basin’s auditing and reporting requirements under this Agreement and the ON Line Financing Agreements, (v) costs and expenses incurred in the preparation, negotiation, execution or delivery of this Agreement, (vi) any amounts attributable to general administrative costs or overhead costs not associated with direct internal labor for employees directly engaged in the performance of Operating Activities, (vii) any amounts incurred by Great Basin in connection with the Great Basin Segments or (viii) any interest or costs associated with carrying such costs and expenses.  Great Basin shall be solely responsible for Great Basin O&M Costs, including any such costs incurred by any NVE Party in its role as Operator of the Great Basin Segments, and Great Basin shall reimburse the NVE Parties within thirty (30) days after receipt of an invoice from the NVE

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Parties for any costs incurred by any NVE Party in performing its duties as Operator of the Great Basin Segments.

(b) At least six (6) months prior to the anticipated ON Line COD, as set forth in the ON Line Schedule, and thereafter at least ninety (90) days prior to each anniversary of the ON Line COD, the NVE Parties shall prepare and submit an annual Operating Plan and Capital Repair Budget for the Management Committee’s review and discussion, but (only with respect to the Operating Plan) not approval.  Within two (2) months after receipt of such proposed initial Capital Repair Budget, and within thirty (30) days after receipt of each subsequent Capital Repair Budget, the Management Committee shall adopt or reject such Capital Repair Budget.  If the Management Committee rejects the proposed Capital Repair Budget, then the Management Committee and the NVE Parties will work together in good faith to seek to adopt an agreed Capital Repair Budget, as applicable, within four (4) months after the original receipt of the initial Capital Repair Budget, and within sixty (60) days after the original receipt of each subsequent Capital Repair Budget.

(c) At least six (6) months prior to the anticipated GB Segment Financial Closing, the NVE Parties shall submit to Great Basin an indicative estimate of the annual costs and expenses to be incurred by the NVE Parties to operate the Great Basin Segments.  At least six (6) months prior to the anticipated date of commercial operation of each Great Basin Segment, and thereafter at least ninety (90) days prior to each anniversary of the commercial operation date of each Great Basin Segment, the NVE Parties shall prepare and submit an annual Operating Plan for the Management Committee’s review and discussion, but not approval.

           7.02 Great Basin Segment Maintenance.  Great Basin shall be solely responsible for the maintenance of the Great Basin Segments and shall cause such Great Basin Segments to be maintained and used in accordance with (a) Prudent Utility Practices (including any Electric Reliability Organization requirements), (b) Governmental Approvals for the Transmission Line (or applicable portion thereof) and (c) Applicable Law, and Great Basin shall be solely responsible for any Great Basin O&M Costs.  In order to enable the NVE Parties to monitor and operate the Great Basin Segments, Great Basin shall provide, at the request of the NVE Parties, its annual maintenance and proposed outage schedules for its facilities; provided, that Great Basin’s provision of such schedules shall not constitute acceptance or approval by the NVE Parties of such schedules.

           7.03 Operational and Maintenance Standards.

(a)           The NVE Parties shall cause the Transmission Line to be operated, and ON Line to be maintained, in accordance with (i) Prudent Utility Practices (including any Electric Reliability Organization requirements), (ii) Governmental Approvals for the Transmission Line (or applicable portion thereof) and (iii) Applicable Law.

(b) The NVE Parties may, in accordance with the following provisions, direct the other Parties to interrupt or reduce deliveries of electrical power on the Transmission Line (i) when necessary in order to maintain, repair, replace, remove, investigate, inspect or test any part of the Transmission Line or any meters for the Transmission Line, (ii) if

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the NVE Parties determine, in their sole discretion, that interruption or reduction is necessary for safety or emergencies or reasonably conclude that the energy delivered to or transmitting on the Transmission Line does not conform to Prudent Utility Practices or this Agreement or jeopardizes the integrity or use of the transmissions system or Transmission Line or (iii) if it is otherwise required to do so in accordance with Electric Reliability Organization requirements.  With respect to any interruption or reduction of deliveries of electrical power pursuant to clauses (i)-(iii) of the preceding sentence, the NVE Parties shall limit the length of any such interruption or reduction to that time reasonably necessary to correct the problem or comply with the Electric Reliability Organization requirements, as applicable.  In any of these events, the curtailment shall be accomplished in proportion to each Party’s Capacity Entitlement and/or use, as applicable, on the Transmission Line, except where curtailing in such a manner is not consistent with Prudent Utility Practices.  Each Party shall promptly effect such interruption in, or reduction of, delivery as the NVE Parties shall direct pursuant to this Section 7.03(b) upon notice from the NVE Parties.  In the event notice is impracticable or a Party fails to promptly comply therewith, the NVE Parties may effect the same by direct action.  If any NVE Party becomes aware that a Party is using the Transmission Line in excess of its Capacity Entitlement or its rights to Fiber Optic Capacity or Microwave Capacity as set forth in Section 3.03, then the NVE Parties shall have the authority to cause the excess usage to be curtailed.

(c) Notwithstanding anything to the contrary in this Agreement, any Party may subcontract any or all of its maintenance obligations under this Article VII to an Independent Contractor pursuant to a Maintenance Agreement; provided, however, that (i) no such agreement shall relieve such Party from its obligations under any related provisions of this Agreement and (ii) such Independent Contractor is reasonably acceptable to the other Parties.

           7.04 Balancing Authority; Balancing Authority Area.  Subject to Section 16.02(e)(iii), the Transmission Line shall be within one or both of the NVE Parties’ Balancing Authority Area and one or both of the NVE Parties shall be the Balancing Authority for the Transmission Line.  Great Basin shall negotiate balancing area agreements with the NVE Parties for the Great Basin Segments on terms and conditions reasonably acceptable to the Parties.  Great Basin shall reimburse the NVE Parties for any services provided pursuant to the Balancing Authority Area Services Agreement in accordance with the requirements of such agreement.

           7.05 Ancillary Services.  Neither of the NVE Parties shall be required to provide any Ancillary Services to Great Basin, except to the extent set forth in a separate agreement (including any Balancing Authority Area Services Agreement) for the provision of such Ancillary Services (if any) between NPC and Great Basin or SPPC and Great Basin, as applicable.

           7.06 Transmission Losses.  On and after the date of commercial operation of the first Great Basin Segment to achieve commercial operation, losses on the Transmission Line (“Transmission Losses”) shall be allocated as follows: (a) Transmission Losses on ON Line associated with the NVE Parties’ Capacity Entitlement on ON Line shall be calculated first, as if the Great Basin Segments had not been built (i.e., line loading will be at a minimum 600MW) and such losses will be borne solely by the NVE Parties; and (b) all subsequent or additional Transmission Losses associated with the remaining Electrical Capacity over ON Line and over

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each of the Great Basin Segments, calculated individually, shall be borne on a pro rata basis by the Parties based on their usage.

           7.07 Dynamic Transfers.  The NVE Parties shall consider, on a case-by-case basis and in good faith, the implementation of dynamic schedules and pseudo-tie services that are reasonably requested by Great Basin on behalf of generation interconnection customers directly interconnecting to the Transmission Line that are utilizing some portion or all of Great Basin’s Capacity Entitlement.

ARTICLE VIII

MANAGEMENT COMMITTEE; PROJECT COMPANY

           8.01 Management Committee.

(a) Composition.  The Parties hereby establish the Management Committee, which is and shall be composed of one (1) representative from the NVE Parties and one (1) representative from Great Basin (each, a “Representative”).  The Management Committee will have general oversight over the development, construction, ownership and management of ON Line.  Each Representative shall have the right and authority to bind the Party or Parties it represents.  In addition, Great Basin shall designate an alternate to its Representative and the NVE Parties shall designate an alternate to their Representative (each, an “Alternate Representative”) with the authority to serve in place of, and with the authority of, such Representative if such Representative is absent from or not available to attend a Management Committee meeting.  The NVE Parties and Great Basin shall notify the other in writing of its Representative and Alternative Representative within fifteen (15) days after the Effective Date.  Each of Great Basin and the NVE Parties may remove and replace its or their Representative or Alternate Representative (collectively, its “Authorized Representatives”) at any time, with or without cause and without the approval of the other Parties, upon written notice to the other Parties.  Each of Great Basin and the NVE Parties shall promptly give written notice to the other Parties of any change in the business address or business telephone of either of its or their Authorized Representatives.  Each Authorized Representative shall be an agent of the Party or Parties that designated such Authorized Representative.  Accordingly, (i) each Authorized Representative shall have power to act (or refrain from acting) solely in accordance with the wishes of the Party or Parties that designated such Authorized Representative, (ii) the acts of an Authorized Representative in respect of any matter shall be deemed to be the acts of the Party or Parties that designated such Authorized Representative and (iii) no Authorized Representative shall owe (or be deemed to owe) any duty (fiduciary or otherwise) to any Party other than the Party or Parties that designated such Authorized Representative.  Each of Great Basin and the NVE Parties shall be responsible for the compensation and expenses of its or their Authorized Representatives.  Notwithstanding the foregoing, no Authorized Representative, in such capacity, shall have the authority to amend, waive, revise, modify or terminate this Agreement or any portion thereof, serve any notice alleging breach of this Agreement, enter into, settle or otherwise dismiss any arbitration proceeding under Section 19.02 or claim or accept a claim of Force Majeure as an excuse to performance under this Agreement.

(b) Attendance.  Each Party shall use reasonable efforts to cause its Representative or Alternate Representative to attend each meeting of the Management

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Committee, and no Party shall withhold the presence or participation of its Representative or Alternate Representative to prevent, delay or forestall decisions on matters under consideration by the Management Committee.  The Parties shall cause their respective Authorized Representatives not to unreasonably withhold, condition or delay any actions of the Management Committee. A reasonable number of other employees or agents of the Parties may attend meetings of the Management Committee.  Meetings may be conducted in person, by telephone or video conference call, or by other means which permit an Authorized Representative of each Party to be verified and to hear and be heard by the other Authorized Representative and which are acceptable to both Authorized Representatives.  Attendees who are not Representatives, or in the case that a Representative is not in attendance, who are not the applicable Alternate Representative, shall be identified at the commencement of such meeting and shall have no power to vote on any matters, but may participate in discussions in accordance with the Management Committee’s rules of order, which may limit the amount of time that the employees or other agents may participate.

(c) Meeting; Notice.  Unless the Parties agree otherwise, the Management Committee shall meet as necessary or appropriate (i) but no less frequently than monthly from the Effective Date until the commencement of the Operating Period and quarterly thereafter and (ii) at special meetings called by any Party following five (5) Business Days’ prior written notice of such a special meeting to the other Party’s Representative and so long as such meeting is reasonable under the circumstances.  The Chair of the Management Committee shall provide written notice to the other Authorized Representatives stating the place (or means if by telephone conference or other means), date and hour of each meeting of the Management Committee, together with a detailed agenda for the meeting, not less than five (5) days before the date of the meeting (unless such notice is waived by an Authorized Representative of each Party either at the meeting or by written consent before or after the meeting).  Any Party may submit an item for inclusion on the agenda of any Management Committee meeting.  Attendance of an Authorized Representative of a Party at a meeting of the Management Committee shall constitute a waiver of notification of the meeting by such Party.

(d) Rules.  The Management Committee may adopt such rules of order, policy statements and directives as it considers necessary or appropriate for the conduct of its business and the exercise of its powers, none of which shall conflict with this Agreement or any ON Line Agreement.

(e) Chair.  The Representative of the NVE Parties shall serve as the initial chairperson of the Management Committee (the “Chair”).  Unless the Management Committee decides otherwise, commencing on the first day of each calendar year following the Effective Date, the Chair of the Management Committee shall rotate between (i) the Representative for the NVE Parties and (ii) the Representative for Great Basin.  The Chair shall be responsible for the maintenance of minutes of each Management Committee meeting and the recordation of the results of each vote taken and shall promptly provide a copy of such minutes and voting records to the other Authorized Representatives.  The Chair shall have no powers or duties other than those specifically conferred by this Agreement, and shall have no voting or veto power in addition to the right to vote as a Representative.  In the absence of the Chair at any

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Management Committee meeting, the applicable Alternative Representative shall be the Chair for such meeting.

(f) Quorum and Voting.  Except as provided in Section 16.02(c), meetings of the Management Committee shall require a quorum consisting of (i) an Authorized Representative of the NVE Parties and (ii) an Authorized Representative of Great Basin.  If a quorum is not present at the commencement of any meeting, the Chair will reschedule the meeting to take place within the following ten (10) days and will give notice of such rescheduled meeting to the Representatives and Alternate Representatives.  If at two successive meetings following the originally scheduled meeting a quorum is not present due to the same Party’s Authorized Representative not being present at such meetings, then, if such Party’s Authorized Representative is not present for the last such meeting, the attendance of the other Party’s Authorized Representative at such meeting shall constitute a quorum.  Subject to Sections 8.01(f) and 16.02(c), all decisions of the Management Committee shall require the affirmative vote of (i) an Authorized Representative of the NVE Parties and (ii) an Authorized Representative of Great Basin.

(g) Action by Written Consent.  Any action which may be taken by the Management Committee under this Agreement may be taken without a meeting if each Representative and Alternate Representative is given prior notice in writing or by telephone or facsimile transmission and a copy of the proposed consent, and a consent setting forth the action taken is executed by (i) an Authorized Representative of the NVE Parties and (ii) an Authorized Representative of Great Basin.

(h) Deadlocks.  If the Authorized Representatives participating in a meeting of the Management Committee are unable to reach agreement on a matter put to vote (a “Deadlock”), the Parties shall attempt to resolve such Deadlock through negotiations of the Authorized Representatives.  If such Deadlock is not resolved within seven (7) days, the Deadlock shall be referred to a panel consisting of a senior executive (President or Vice President) of each Party with the authority to resolve the matter causing such Deadlock.  Such panel shall convene within seven (7) days after the expiration of the aforementioned seven (7)- day period and the members of such panel shall attempt in good faith to promptly resolve such Deadlock.  Notwithstanding a Deadlock regarding the use of contingency in the ON Line Budget, the Managing Party may utilize contingency in the ON Line Budget to fund any Critical Change Order.

                (i) If a Deadlock occurs prior to ON Line Financial Closing and the Parties are unable to achieve a resolution of such Deadlock within seventy-five (75) days after the panel of senior executives has convened or ninety (90) days after the Deadlock occurred, whichever occurs sooner, then any Party may elect to terminate this Agreement pursuant to Section 11.03(a)(v).

                (ii) If a Deadlock arises regarding the approval of any amount in a Capital Repair Budget or any Capital Repair, the remainder of the Capital Repair Budget approved shall take effect.  Notwithstanding such Deadlock, the NPC may carry out Critical Capital Repairs.

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           8.02 Non-Delegable Actions.  Notwithstanding the delegation of authority granted to the Parties in this Agreement, but subject to Sections 7.01(a) and 8.01(h)(ii), the following actions shall be performed by, and shall require the affirmative approval of, the Management Committee in accordance with the requirements of Section 8.01:

(a) The adoption of, and modifications to, any Project Budget, including the establishment of any reserve accounts;

(b) The submission of any initial application for any non-ministerial Governmental Approval for ON Line, the application for renewal or material modification of any such Governmental Approval or the acceptance of any such Governmental Approval or material modification thereof;

(c) The selection of any Material Construction Contractor and any other major contractor or vendor or any subcontractor to any major contractor or vendor (to the extent the right to approve subcontractors of any such major contractor or vendor is granted to any Party in the relevant ON Line Agreement);

(d) Finalization of the detailed design for ON Line, material modifications to such design, modifications to such design that could be reasonably expected to adversely affect the Electrical Capacity, Microwave Capacity or Fiber Optic Capacity or WECC rating of the Transmission Line;

(e) The approval of, or modifications to, the ON Line Schedule;

(f) The execution, termination of, material amendment to, issuing a material change order under, or waiver of a material provision of any ON Line Agreement or the exercise of remedies under any ON Line Agreement;

(g) The initiation of litigation, arbitration or other dispute resolution mechanism relating to ON Line under any ON Line Agreement or otherwise;

(h) The settlement of any litigation, arbitration or other dispute relating to ON Line under any ON Line Agreement or otherwise or any insurance or warranty claims relating to ON Line;

(i) The disposition of any ON Line assets (other than dispositions in the ordinary course of business to Persons not Affiliated with the Parties of surplus or obsolete assets having a value of less than one hundred thousand Dollars ($100,000));

(j) The approval of any public announcements relating to ON Line, except as set forth in Section 20.08(d);

(k) The adoption and implementation of the Insurance Plan and any modifications thereto;

(l) The approval of the appointment of any ON Line Manager and any replacement thereof;

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(m) The determination to commence Wind-Up Events;

(n) The issuance of a notice to proceed or any completion or similar certificate or the acceptance of any performance tests under any Material Construction Contract;

(o) The decision to form or dissolve a Project Company and all decisions with respect to the ownership and governance of such Project Company, except to the extent governance is otherwise provided for in such Project Company’s organizational documents; and

(p) The approval of community outreach and government relations programs for ON Line.

           8.03 Project Company.

(a) Organization.  The Management Committee may cause the formation of one or more limited liability companies (each, a “Project Company”) in connection with the development, construction or maintenance of ON Line.  The organizational documents of any Project Company shall be approved by the Management Committee.  Any Project Company shall be owned by the Parties in proportion to their respective Ownership Percentages.

(b) Duties.  If so determined by the Management Committee, a Project Company may, as agent for and on behalf of the Parties, (i) apply for or accept one or more Governmental Approvals for ON Line, (ii) enter into one or more ON Line Agreements, (iii) open and maintain Project Accounts and (iv) conduct such other activities as agent for, and on behalf of, the Parties, as the Management Committee may determine.

(c) Disposition.  Any disposition or acquisition of a Party’s Ownership Interests shall proportionally include such Party’s interests in each Project Company.

           8.04 Time is of the Essence.  Time is of the essence with respect to all actions to be taken by the Management Committee hereunder.

ARTICLE IX

REPORTING; RECORDKEEPING

           9.01 Monthly/Quarterly Report.  Once a month prior to the commencement of the Operating Period and quarterly thereafter, on a schedule to be determined by the Management Committee, the Managing Party prior to the Operating Period and NPC during the Operating Period shall provide the Management Committee with a report (the “Monthly/Quarterly Report”).  Each Monthly/Quarterly Report shall contain updates and all material issues with respect to ON Line, except that the Managing Party or NPC, as applicable, shall not be required to include in any Monthly/Quarterly report any information (i) the disclosure of which is prohibited by any contractual agreement or legal or ethical obligation or company policy, (ii) about the finances or business plans of any Party, that is publicly available, or that is proprietary or (iii) that is not obtained by the Authorized Representatives of the relevant Parties in the performance of the ON Line Activities or Operating Activities.  Subject to the

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immediately preceding sentence, each Monthly/Quarterly Report shall contain (a) prior to the Operating Period, updates and all material issues with respect to the ON Line Activities, the status of the ON Line Schedule, ON Line Costs compared to the ON Line Budget and any anticipated changes to or cost overruns with respect to the ON Line Budget, and the progress of all ON Line Activities (including the negotiation of ON Line Agreements, land rights acquisition, permitting, design, engineering and procurement, and all other material issues related to the ON Line Activities), (b) during the Operating Period, updates and all material issues with respect to the Operating Activities, the status of the Operating Plan and the operating status of ON Line (including Electrical Capacity, availability, forced outages, safety statistics and outage status for planned outages) and (c) at any time, such other information reasonably requested by any Party.

           9.02 Notification of ON Line Events  Each Party shall promptly notify the Management Committee and the other Parties of any Material Events that occur regarding ON Line of which such Party has knowledge acquired by such Party in the performance of the ON Line Activities or Operating Activities assigned to such Party under this Agreement (including any event that could reasonably be expected to result in a milestone set forth in the ON Line Schedule not being met); provided, however, that (a) such notification obligation shall not apply to information (i) disclosure of which is prohibited by any contractual agreement or legal or ethical obligation or company policy or (ii) about the finances or business plans of any Party, that is publicly available, or that is proprietary and (b) for purposes of this Section 9.02, knowledge means the actual knowledge of any of the Authorized Representatives of the relevant Parties obtained in the performance of the ON Line Activities or Operating Activities.

9.03 Recordkeeping.

(a) Each Party shall keep and maintain proper books, records, accounts, ledgers, estimates, invoices, schedules, correspondence and other documents (whether in physical or electronic form) related to ON Line (collectively, the “Books and Records”), including reasonably detailed records of ON Line Costs, each in conformity with any Applicable Laws and GAAP.  Each Party shall ensure that a Person with appropriate accounting experience is responsible for maintaining its Books and Records.  Each Party shall maintain its Books and Records for at least seven (7) years, or such longer period required by Applicable Law, following the creation thereof.

(b) Great Basin shall provide, and the ON Line Agreements shall require, that ON Line contractors provide NPC with cost and accounting information in accordance with GAAP with detail sufficient to allow the NVE Parties to comply with the Uniform System of Accounts.

           9.04 Inspection and Audit Rights.  Each Party and its consultants shall have the right, from time to time during the Term, to inspect and audit any other Party’s Books and Records, insofar as such Books and Records pertain to ON Line Costs.  Each Party may undertake such inspection or audit directly or through independent certified public accountants of its choice.  Any audit or inspection conducted by a Party shall be subject to reasonable notice, and shall be conducted at reasonable times during the normal business hours of the applicable other Party and unless otherwise agreed, at the offices of the applicable other Party.  The costs of

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any such audit shall be borne by the Party conducting the audit.  Each Party acknowledges and agrees that the making of any payment hereunder, including payments by a Party in respect of the Closing Payment and the Monthly Payment, shall be without prejudice to the audit rights of each Party hereunder.

           9.05 Information.  Upon request from a Party, the other Parties, as applicable, shall furnish information, data, records, certificates or documents related to the Transmission Line as are required in order to comply with the requirements of any Governmental Authority.

           9.06 Access to Financial Information.  The Parties agree that GAAP and the rules of the SEC require the NVE Parties to evaluate if they must consolidate Great Basin’s financial information.  The NVE Parties shall have the right to request, access and copy Great Basin’s financial records and to access Great Basin’s personnel, in each case, upon reasonable advance notice and during regular business hours, in order to determine if consolidated financial reporting is required.  If the NVE Parties and their independent auditor reasonably determine that such consolidation is required (as confirmed in a letter provided to Great Basin by the NVE Parties), the NVE Parties may require that Great Basin deliver within a reasonable period of time the following during each applicable fiscal quarter for the Term: (a) either (i) unaudited financial statements of Great Basin on an interim quarterly basis and  audited financial statements of Great Basin on an annual basis, including notes with respect to annual audited financial statements or (ii) unaudited financial statements of Great Basin on an interim quarterly basis and annually if annual audited financial statements are not otherwise available, (b) financial schedules underlying the financial statements needed to comply with GAAP disclosure requirements and (c) a certificate, duly executed by an authorized officer of Great Basin, stating that the financial statements provided hereunder are materially true and correct representations of Great Basin for the relevant period and have been prepared in accordance with GAAP, as applicable to Great Basin. It is understood that Great Basin shall not under any circumstances, solely as a result of this Agreement, be required by the NVE Parties to comply with SEC rules or the Sarbanes Oxley Act of 2002 or any successor legislation, in each case, beyond the express obligations of Great Basin set forth in this Agreement.

ARTICLE X

TAXES AND ASSESSMENTS

           10.01 Management of Tax Matters.  Except for any payments of Personal Taxes or payments in lieu thereof which are directly billed to a Party by any taxing authority and which a Party shall pay directly, and subject to the oversight of the Management Committee, the Managing Party prior to the Operating Period and NPC during the Operating Period shall have the authority and responsibility for administering, coordinating, filing returns, making property tax declarations, paying, seeking official tax rulings or determinations, and other related functions pertaining to all taxes, payments in lieu of taxes, assessments, impositions, charges, and related costs of every kind and nature, ordinary, or extraordinary, general or special, foreseen or unforeseen, settled or pending settlement connected with or arising out of the development, construction, ownership, operation, maintenance, alteration, repair, rebuilding, use or retirement of ON Line or any part thereof, including sales taxes and excise taxes (collectively “Taxes”)

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which are or may be imposed by any Governmental Authority; provided, however, that unless specifically authorized in writing by the Parties, such authority shall not extend to any act or action affecting any exemption from Taxes or special tax treatment arising out of ON Line to which one Party may be entitled on a basis that is different from the other Parties.  As used herein, the term “Taxes” shall not include any taxes associated with the Great Basin Segments or net income taxes or franchise taxes relating to ON Line that are assessed or imposed against any Party (collectively, “Personal Taxes”), the payment of which is and shall remain the responsibility of any such Party so assessed or on whom imposed.  Each Party may contest the validity or amount of any Personal Taxes, in each case provided that the contested Personal Taxes shall not remain unpaid for such length of time as shall permit any part or all of ON Line to be sold or foreclosed or any interest of any Party therein to be subject to a Lien for the nonpayment of the same.

           10.02 Sharing of Taxes and Related Payments.  All Taxes whether Pre-Closing Costs, Post-Closing Costs or Operating Costs, as applicable, after the Acquisition Closing Date, shall be shared and borne by the Parties in proportion to their respective Ownership Percentages; provided, however, that to the extent that the aggregate amount of the Taxes are reduced because a Party is entitled to specific tax benefits resulting from its status apart from ON Line, such Party shall be entitled to the entire benefit, to the extent of actual realization, of any exemptions from and reductions of Taxes connected with or arising out of the ownership, operation, maintenance, alteration, repair, rebuilding, use or retirement of ON Line or any part thereof.  Unless agreed upon by the Parties, in no event shall a Party entitled to any exemption or reduction in Taxes be liable, directly or indirectly, for any payment in lieu of taxes that any other Party has agreed to make.  Further, it is the express intention of the Parties that, for Federal income tax purposes, (a) Great Basin be treated as the owner of an undivided ownership interest in ON Line equal to its Ownership Percentage, (b) NPC be treated as the owner of an undivided ownership interest in ON Line equal to its Ownership Percentage and (c) SPPC be treated as the owner of an undivided ownership interest in ON Line equal to its Ownership Percentage, with each Party entitled to the respective tax benefits attributable thereto.

           10.03 Payment of Taxes.  Subject to Section 10.02, the Managing Party prior to the Operating Period and NPC during the Operating Period shall be responsible for paying and discharging all Taxes imposed by any Governmental Authority before the same become delinquent, except (a) those that are directly billed to a Party by any taxing authority and which such Party is responsible to pay directly and (b) those subject to a good faith contest and for which appropriate reserves have been established in accordance with GAAP.

           10.04 Non-Creation of Taxable Entity.  Notwithstanding any other provision of this Agreement, the Parties do not intend to create hereby at law any joint venture, partnership, association taxable as a corporation, trust, limited liability company or other entity for the conduct of any business for profit.  The Parties agree to timely elect under Section 761(a) of the Code to exclude the transactions created by this Agreement from the application of Subchapter K, Chapter 1 of the Code, and the Parties agree to revise the terms of this Agreement to the extent and in a manner necessary to permit such election.  If it is ultimately determined by an appropriate taxing authority that this Agreement is not eligible for an election out of Subchapter K, Chapter 1 of the Code, then the Management Committee shall make all Federal

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and state income Tax elections.  Each Party agrees to report on such Party’s separate return in a manner consistent with such exclusion election any items of revenue and expenditure attributable to such Party’s share of any revenue received and any expenditures made under this Agreement. Nothing in this Agreement will be construed as an undertaking by any Party to jointly sell any electrical transmission or other services or property.  Each Party agrees to execute and deliver such additional documentation, including the statement required by Treasury Regulation 1.761-2(b)(2), as may be required from time to time to effect such exclusion to the extent permitted by law.

           10.05 Transfer Taxes.  Each Party shall be responsible for the timely payment of, and shall indemnify and hold harmless each other Party from and against, its respective Ownership Percentage (as existing immediately prior to such Transfer) of all transfer taxes (excluding taxes measured in whole or in part by net income), including sales, use, excise, stock, stamp, documentary, filing, recording, permit, license, authorization and similar taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges (collectively, “Transfer Taxes”) (if any) arising out of or in connection with the transactions contemplated by this Agreement related to ON Line; provided, however, that in connection with a Transfer (a) pursuant to Section 16.02(d) or (f), then the defaulting Party shall be responsible for one hundred percent (100%) of any Transfer Taxes resulting therefrom, (b) pursuant to Section 15.02(a), then each Party shall be responsible for Transfer Taxes in accordance with the terms of the ROFR Offer Notice, (c) to a third Person, such Transfer Taxes shall be borne one hundred percent (100%) by the Transferring Party, (d) pursuant to Sections 15.03(e) or (f), such Transfer Taxes shall be borne one hundred percent (100%) by Great Basin, (e) pursuant to Section 15.03(g) between Great Basin and its Affiliates or among the Affiliates of Great Basin, such Transfer Taxes shall be borne one hundred percent (100%) by Great Basin, (f) pursuant to Sections 15.03(a) or (d), such Transfer Taxes shall be borne one hundred percent (100%) by the NVE Parties and (g) pursuant to Section 15.03(g) (but only with respect to a Transfer to the NVE Parties), such Transfer Taxes shall be shared equally by Great Basin, on the one hand, and the NVE Parties, on the other hand.  Each Party shall prepare and file all necessary documentation and tax returns with respect to such Transfer Taxes, and each Party shall cooperate with each other Party and take any action reasonably requested by each other Party, which does not cause the non-requesting Party to incur any cost or inconvenience, in order to minimize such Transfer Taxes.  For the avoidance of doubt, any Taxes (including Transfer Taxes) payable in connection with the procurement of assets from third parties in connection with the construction, maintenance, repair and/or replacement of ON Line (or any portion thereof) shall be treated as Development Costs, Pre-Closing Costs, Post-Closing Costs and/or Capital Repair Costs, as applicable, and shall not be subject to this Section 10.05.

           10.06 Duties Regarding Assessments.  With respect to property Taxes, the Parties will use their reasonable best efforts to have any taxing or other Governmental Authority levying any such Taxes or payments in lieu thereof, or making any valuations of ON Line (or any portion thereof) for the purpose of levying any such Taxes or payments in lieu thereof or any beneficial interest or rights therein, assess and levy such Taxes or payments in lieu thereof directly against the Ownership Interest of each Party.  All such Taxes or payments in lieu thereof levied against each Party’s Ownership Interest, excepting those Taxes or payments in lieu thereof levied against an individual Party on behalf of any other Party, will be the sole responsibility of

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the Party upon whose Ownership Interest such Taxes or payments in lieu thereof are levied.  If any property Taxes or payments in lieu thereof, are levied or assessed in a manner other than as specified in this Section 10.06, or if an individual Party is levied or assessed on behalf of ON Line or any other Party, the Management Committee will establish equitable practices and procedures for the apportionment among the Parties of such Taxes or payments in lieu thereof.

           10.07 Periodic Payments.  The Parties shall account for Monthly Payments for Federal income tax purposes in accordance with the allocation of such payments in Section 3.06.

ARTICLE XI

TERM AND TERMINATION

           11.01 Term.  Unless the Parties agree otherwise, the term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of this Agreement, continue until the retirement from service of the Transmission Line and the Wind-Up Events have been completed, including the payment of all costs associated with the Wind-Up Events and the distribution of any proceeds of the sale of ON Line’s assets in accordance herewith (the date of such retirement and completion or earlier termination being referred to herein as the “Termination Date”).  Except as may be agreed to by the Parties in writing, upon the occurrence of the Termination Date, any funds in Project Accounts on the Termination Date, after payment of all amounts owing from Project Accounts in accordance herewith, shall be assets of ON Line, which assets shall be distributed to Parties in accordance with Section 11.02(b)(vi).

           11.02 Winding-Up.  On the retirement of ON Line from service, the Parties shall promptly wind-up ON Line in accordance with this Section 11.02 and termination of this Agreement shall not be effective until the provisions of this Section 11.02 have been satisfied.

(a) All costs and payments (less salvage credits, if any) associated with the retirement of ON Line (including the Wind-Up Events) shall be shared by the Parties in proportion to their respective Ownership Percentages.

(b) In connection with winding-up ON Line, the Parties shall perform the following actions (the “Wind-Up Events”):

                (i) Dismantling, demolishing and removing ON Line equipment, facilities and structures (including the cost of transportation and handling incidental thereto);

                (ii) Terminating any ON Line Agreement in accordance with the terms thereof;

                (iii) Securing, maintaining and disposing of debris with respect to ON Line;

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                (iv) Performing any activities necessary to comply with Applicable Law and Prudent Utility Practices and that are otherwise prudent to retire ON Line and protect the Parties from liability;

                (v) Remedying and restoring the ON Line ROW; and

                (vi) Directly or through agents, brokers or other Persons selected by the Management Committee (A) timely disposing of any remaining assets of ON Line by sale, auction, partition or otherwise, (B) depositing any proceeds of the disposition of assets of ON Line in a new bank account, and (C) undertaking other necessary steps for the winding-up of ON Line, including disbursing of any balance remaining in (1) the account referenced in clause (B) above, to the Parties in proportion to their respective Ownership Percentages and (2) any Project Account, to Great Basin to the extent any amount paid into such Project Account by Great Basin has not been disbursed, and otherwise, to the NVE Parties.

(c) Commencing thirty-five (35) years after the Effective Date, each Party shall establish and maintain a depositary account on terms reasonably acceptable to the other Parties (each, a “Wind-Up Reserve Account”); provided, that if, on the thirty-fifth (35th) anniversary of the Effective Date, the remaining useful life of ON Line is reasonably estimated to be in excess of seventeen (17) years, the Parties shall delay the establishment of the Wind-Up Reserve Account until a date that is reasonably estimated to be seventeen (17) years prior to the expiration of the useful life of ON Line.  Simultaneously with the establishment of each Wind-Up Reserve Account, and each subsequent year thereafter, the Party establishing such account shall deposit an amount in its Wind-Up Reserve Account equal to (i) (A) such Party’s Ownership Percentage of the current estimated costs to implement the Wind-Up Events, as determined by the Management Committee (on an annual basis) less (B) the amount on deposit in the Wind-Up Reserve Account; divided by (ii) the estimated number of years, as determined by the Management Committee (on an annual basis), until commencement of the Wind-Up Events.  Each Party may draw on the amounts deposited in its Wind-Up Reserve Account to fund its Ownership Percentage of the costs to implement the Wind-Up Events.  Each Party may draw on the amounts deposited in the Wind-Up Reserve Accounts set up by any other Party to fund any such other Party’s share of costs incurred in respect of the Wind-Up Events to the extent such costs are not paid by any such other Party.  After completion of the Wind-Up Events, any amounts remaining in a Wind-Up Reserve Account shall be paid to the Party establishing such account.  If a Party does not have an Investment Grade Credit Rating on or at anytime after the later of (x) the thirty-fifth (35th) anniversary of the Effective Date, and (y) the date that is seventeen (17) years prior to the expiration of the useful life of ON Line, such Party shall grant a security interest to the other Parties in all of the right, title and interest in, to and under such Party’s Wind-Up Reserve Account, in form and substance acceptable to the other Parties, which security interest shall be maintained in full force and effect at all times thereafter until such Party obtains an Investment Grade Credit Rating; provided, however, that (1) any such security requirements impacting Great Basin shall be subject to the rights of the GB Segment Lenders and (2) in the case of Great Basin’s Wind-Up Reserve Account, such security interest may only be subordinated to (i) any ON Line Lender and (ii) Excluded Liens arising by operation of law after such security interest is granted and required by Applicable Law to be senior to such

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security interest and, in the case of the Wind-Up Reserve Accounts of the NVE Parties, such security interest may only be subordinated to (A) any NVE Lender and (B) Excluded Liens arising by operation of law after such security interest is granted and required by Applicable Law to be senior to such security interest.

           11.03 Termination.

(a) Prior to the Acquisition Closing, this Agreement may only be terminated by (i) mutual written agreement of the Parties, (ii) any Party, if Acquisition Closing has not occurred by or on the Acquisition Closing Deadline; provided, however, that a Party may not terminate this Agreement pursuant to this Section 11.03(a)(ii) if such Party has failed to comply with its obligations hereunder and such failure resulted in the Acquisition Closing not occurring on or by the Acquisition Closing Deadline, (iii) any Party, if any Governmental Authority shall have issued a final, non-appealable order preventing the consummation of Acquisition Closing, (iv) any non-defaulting Party, in the event of an Event of Default under Section 16.01(f) or, if such termination occurs prior to ON Line Financial Closing, any other Event of Default, in each case, if such Event of Default is continuing at the time notice to terminate is provided to the defaulting Party, (v) any Party, upon the occurrence of the event described in Section 8.01(h)(i) if such termination occurs prior to ON Line Financial Closing, (vi) any Party, upon the occurrence of an event that could reasonably be expected to have a Material Adverse Effect if such termination occurs prior to ON Line Financial Closing, and (vii) Great Basin, if it has not received acceptable terms for the ON Line Financial Closing by the Acquisition Closing Deadline.  If this Agreement is terminated pursuant to this Section 11.03(a), without prejudice to any other rights or remedies any Party may have under this Agreement or Applicable Law or in equity as a result of such termination or the underlying facts thereof and subject to Section 20.10, (1) neither of the NVE Parties shall have any further interest in the Transmission Line, (2) this Agreement shall forthwith become of no further force or effect and become void and (3) there shall be no liability or obligation hereunder on the part of any Party or any of their respective Affiliates.

(b) After the Acquisition Closing, no Party may terminate this Agreement, except that upon consummation of an acquisition by one Party (or by the NVE Parties together) of all of the Ownership Interests prior to GB Segment Financial Closing or the consummation of an acquisition prior to the Capacity Entitlement adjustment contemplated by Section 3.02(b) by the NVE Parties of all of Great Basin’s Ownership Interests under Section 3.07(a) as a result of Great Basin not achieving GB Segment COD before the GB Segment COD Deadline, without prejudice to any other rights or remedies any Party may have under this Agreement or Applicable Law or in equity as a result of such termination or the underlying facts thereof and subject to Section 20.10, this Agreement may be terminated by any Party and upon such termination this Agreement shall forthwith become of no further force or effect and become void, and there shall be no liability or obligation hereunder on the part of any Party or any of their respective Affiliates.

(c) Except as provided in Section 11.03(b), if:

                (i) the NVE Parties purchase all of Great Basin’s Ownership Interests, then, unless agreed otherwise by the Parties, upon consummation of such

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purchase (A) the following provisions shall cease to be of further force or effect: (1) Sections 3.01(c), 3.06, 3.07, 3.08, 3.09, 11.02, 16.02(c), 16.02(e)(i) and 16.02(f) and (2) except as provided in clause (B) below, Articles II, IV, V, VIII, IX (other than Section 9.05), XIII and XIV and (B) Sections 6.04, 7.02, 13.06 and 14.06 shall be hereby amended such that the NVE Parties have reciprocal obligations regarding ON Line as Great Basin has with respect to the Great Basin Segments (it being understood that any notice under such Sections will be given to the Parties and not the Management Committee).

                (ii) Great Basin purchases all of the NVE Parties’ Ownership Interests, then, unless agreed otherwise by the Parties, upon consummation of such purchase (A) the following provisions shall cease to be of further force or effect: (1) Sections 3.01(c), 3.07, 3.08, 3.09, 11.02, 16.02(c), 16.02(e)(i) and 16.02(f) and (2) except as provided in clause (B) below, Articles II, IV, V, VIII, IX (other than Section 9.05), XIII and XIV, (B) Sections 6.04, 7.02, 13.06 and 14.06 shall be hereby amended such that Great Basin has the same obligations with respect to ON Line as it has with respect to the Great Basin Segments in such sections (it being understood that any notice under such Sections will be given to the Parties and not the Management Committee) and (C) Great Basin shall be responsible for all Operating Costs and Capital Repair Costs arising after the consummation of such purchase.

(d) Nothing in this Section 11.03 shall (i) relieve or release any Party of any liability or damages arising out of such Party’s breach of any provision of this Agreement prior to the effectiveness of the termination or (ii) impair the right of any Party to compel specific performance by another Party or the other Parties, as the case may be, of such Party’s obligations under this Agreement to the extent that such obligations have not become void and of no further force or effect as a result of the termination.

ARTICLE XII

INDEMNIFICATION; LIMITATION OF LIABILITY

           12.01 Indemnification.

(a) Agreements to Indemnify. Subject to Sections 12.03 and 12.04, each Party, to the maximum extent permitted by Applicable Law, shall defend, protect, indemnify and hold each other Party, its Affiliates and their respective officers, directors, employees and agents (“Indemnified Persons”) harmless from and against any and all Claims resulting from, arising out of or in connection with (i) the gross negligence, intentional misconduct or fraudulent acts of such Party, its Affiliates or its or their respective officers, directors, employees or agents, arising in connection with this Agreement or the Transmission Line, (ii) such Party’s breach of any provision of this Agreement, (iii) the Personal Taxes of such Party and (iv) subject to Section 18.01(a), Liens in respect of an obligation of such Party that are placed on the Ownership Interests or other property of an Indemnified Person.  Each Party shall use reasonable efforts to include in its Open Access Transmission Tariff an indemnity from such Party’s customers for the benefit of the Parties that is consistent with the indemnity provided by such Party’s customer to such Party; provided, however, that to the extent that such an indemnity has not been included or is ineffective (and except for Claims resulting from Willful

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Misconduct/Gross Negligence of a Party), NPC and Great Basin shall, to the maximum extent permitted by Applicable Law, defend, protect, indemnify and hold, in the case of NPC, Great Basin and, in the case of Great Basin, the NVE Parties and, in each case their respective Indemnified Persons harmless from and against any Claims by such non-indemnifying Party’s electric, transmission and other customers resulting from, arising out of or in connection with the delivery of, interruption to or curtailment of electric, transmission or other service caused by the failure of the indemnifying Party to properly, in the case of NPC, operate the Transmission Line and maintain ON Line and, in the case of Great Basin, maintain the Great Basin Segments; provided, further, however, that in no event shall the liability of Great Basin, or the liability of the NVE Parties collectively, pursuant to this sentence exceed ten million Dollars ($10,000,000) in the aggregate for any Claims arising in any three-year period.

(b) Conduct of Claims.  Each Indemnified Person shall, promptly after the receipt of notice of any Claim against such Indemnified Person in respect of which indemnification may be sought pursuant to this Section 12.01, notify any other Party from whom it seeks indemnity (“Indemnifying Party”) of any such Claim.  No Indemnifying Party shall be obligated to indemnify such Indemnified Person with respect to any such Claim if such Indemnified Person fails to notify the Indemnifying Party thereof in accordance with the provisions of this Section 12.01(b) in sufficient time to permit the Indemnifying Party to defend against any such Claim and to make a timely response thereto, including any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to any such Claim, but only insofar as such failure to notify the Indemnifying Party has actually resulted in material prejudice or damage to the Indemnifying Party.  In case any Claim shall be made or brought against an Indemnified Person, the Indemnifying Party may, or if so requested by such Indemnified Person shall, assume the defense thereof with competent counsel of its selection to defend such Indemnified Person.  In such circumstances, such Indemnified Person shall (i) at no cost or expense to such Indemnified Person, cooperate with the Indemnifying Party and provide the Indemnifying Party with such information and assistance as the Indemnifying Party shall reasonably request in connection with any such Claim and (ii) at its own cost and expense (unless a conflict would exist if the same counsel represented both the Indemnifying Party and the Indemnified Party or the Indemnified Party is or may be reasonably expected to be exposed to criminal liability, in which case the Indemnifying Party shall pay the cost and expense of separate counsel for the Indemnified Party), have the right to participate and be represented by counsel of its own choice with respect to any such Claim.

(c) Defense of Claims.  If the Indemnifying Party assumes the defense of the relevant Claim, (i) the Indemnifying Party shall not be liable for any settlement thereof that is made without its written consent and (ii) the Indemnifying Party shall control the settlement of such Claim; provided, however, that the Indemnifying Party shall not conclude any settlement that requires any action or forbearance from action or payment or admission by the Indemnified Person or any of its Affiliates without the prior written approval of the Indemnified Person.  The obligations of an Indemnifying Party shall not extend to any loss, damage or expense of whatever kind and nature (including all related costs and expenses) to the extent the same results from, after the receipt of notice of a Claim against an Indemnified Person, the taking by the Indemnified Person of any action (unless required by Applicable Law or applicable legal process) which prejudices the successful defense of such Claim, without, in any such case, the

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prior written consent of the Indemnifying Party (such consent not to be required in a case where the Indemnifying Party has not assumed the defense of such Claim).  The Indemnified Person shall afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Claim against the Indemnified Person covered by the indemnities contained in this Section 12.01 or conferences with representatives of, or counsel for, such Indemnified Person held in connection with such indemnities.

(d) Any Claim indemnified against pursuant to this Section 12.01 shall be net of, but not limited to, any tax benefit actually recognized by an Indemnified Person and any Insurance Proceeds.

           12.02 Contribution of Parties.  Except as otherwise expressly set forth herein, if, after the Acquisition Closing Date, a Party bears more than its Ownership Percentage of any liability or obligation arising in connection with ON Line (other than any liability or obligation arising (a) under an Excluded Agreement, (b) from a Party’s business activities that are independent of ON Line and not attributable to ON Line or (c) that is to be borne in a manner other than in accordance with Ownership Percentages by the express terms of this Agreement) and such Party would not be required to indemnify any other Party under this Agreement for any Claim related to such liability or obligation (a “Shared Liability”), the other Parties (proportionally based on their respective Ownership Percentages) shall reimburse the Party that incurred the Shared Liability within ten (10) Business Days after written demand therefor, to the extent of such excess so that the Parties bear that liability or obligation in proportion to their respective Ownership Percentages.  No Party shall have the right to settle or compromise any Claim with respect to a Shared Liability without the written approval of each other Party.  For the avoidance of doubt, this Section 12.02 shall not require the NVE Parties to make payments for costs or expenses attributable to the Great Basin Segments.

           12.03 Waiver of Damages.

(a) EXCEPT FOR DAMAGES PAID TO THIRD PERSONS TO WHICH AN INDEMNITY OR CONTRIBUTION OBLIGATION UNDER SECTIONS 12.01 OR 12.02 APPLIES, IN NO EVENT, WHETHER BASED ON CONTRACT, INDEMNITY, WARRANTY, STATUTE, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL ANY PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE TRANSMISSION LINE OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COSTS IN EXCESS OF ESTIMATES, COST OF PURCHASED POWER OR TRANSMISSION, COST OF SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, DOWNTIME COSTS OR CLAIMS OF CUSTOMERS OR LENDERS.  THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY.  FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 12.03(a) SHALL IN ANY MANNER LIMIT OR OTHERWISE RESTRICT (i) THE OBLIGATION OF THE NVE

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PARTIES TO PAY THE MONTHLY PAYMENT IN ACCORDANCE WITH SECTION 3.06 OR (ii) A PARTY FROM COLLECTING ANY AMOUNT VALIDLY OWING UNDER AND CALCULATED IN ACCORDANCE WITH SECTIONS 2.02(e), 5.07, 16.02(d), (e), (g) AND (h), AND 16.04.

(b) IN NO EVENT SHALL THE MANAGING PARTY (IN RESPECT OF ON LINE), EITHER NVE PARTY (IN RESPECT OF THE TRANSMISSION LINE) OR GREAT BASIN (IN RESPECT OF THE GREAT BASIN SEGMENTS) BE LIABLE UNDER THIS AGREEMENT FOR ANY LOSS OR DAMAGE WHATSOEVER ARISING FROM THE FAILURE TO DISCOVER DEFECTS INHERENT IN THE DESIGN OF ON LINE OR THE EQUIPMENT COMPRISING ON LINE (IN THE CASE OF THE MANAGING PARTY OR EITHER NVE PARTY) OR THE GREAT BASIN SEGMENTS OR THE EQUIPMENT COMPRISING THE GREAT BASIN SEGMENTS (IN THE CASE OF GREAT BASIN OR EITHER NVE PARTY).

(c) EXCEPT FOR ANY JUDGMENT DEBT FOR DAMAGE RESULTING FROM WILLFUL MISCONDUCT/GROSS NEGLIGENCE OR EXCEPT TO THE EXTENT ANY JUDGMENT DEBT IS COLLECTIBLE FROM INSURANCE PROCEEDS, NONE OF THE MANAGING PARTY (IN ITS CAPACITY AS SUCH), EITHER NVE PARTY (IN ITS CAPACITY AS OPERATOR OF THE TRANSMISSION LINE, MAINTAINER OF ON LINE OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.04 AND 14.04) AND GREAT BASIN (IN ITS CAPACITY AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.06 AND 14.06) SHALL BE LIABLE FOR ANY CLAIMS WHETHER OR NOT RESULTING FROM SUCH PERSON’S NEGLIGENCE, OR THE NEGLIGENCE OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, OR ANY PERSON OR ENTITY WHOSE NEGLIGENCE WOULD BE IMPUTED TO SUCH PERSON, ARISING IN CONNECTION WITH THE PERFORMANCE OR NON-PERFORMANCE OF ANY OF ITS OBLIGATIONS AS THE MANAGING PARTY, AS THE OPERATOR OF THE TRANSMISSION LINE OR AS MAINTAINER OF ON LINE OR UNDER SECTIONS 13.04 OR 14.04, OR AS THE MAINTAINER OF THE GREAT BASIN SEGMENTS OR UNDER SECTIONS 13.06 OR 14.06 (AS APPLICABLE) UNDER THIS AGREEMENT OR ANY ON LINE AGREEMENT OR ANY MAINTENANCE AGREEMENT IN RESPECT OF THE GREAT BASIN SEGMENTS, EXCEPT THE OBLIGATION TO PROVIDE EACH PARTY WITH ITS CAPACITY ENTITLEMENT (SUBJECT TO THE TERMS OF THIS AGREEMENT) FOLLOWING THE RESOLUTION OF ANY DISPUTE UNDER SECTION 19.02 REGARDING SUCH OBLIGATION.

(d) A CLAIM BASED ON WILLFUL MISCONDUCT/GROSS NEGLIGENCE MUST BE PERFECTED BY SUBMITTING A NOTICE UNDER SECTION 19.02(a) WITHIN TWO (2) YEARS AFTER THE LATER OF (A) THE DATE ON WHICH THE WILLFUL MISCONDUCT/GROSS NEGLIGENCE OCCURS, AND (B) THE DATE ON WHICH THE CLAIMING PARTY FIRST DISCOVERS OR OUGHT REASONABLY TO HAVE FIRST DISCOVERED THE OCCURRENCE OF THE WILLFUL MISCONDUCT/GROSS NEGLIGENCE.  ALL CLAIMS MADE AFTER

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SUCH TIME RELATING TO THE SAME WILLFUL MISCONDUCT/GROSS NEGLIGENCE WILL BE BARRED BY THIS SECTION 12.03(d).  IF A JUDGMENT DEBT AGAINST THE MANAGING PARTY (IN ITS CAPACITY AS SUCH), EITHER NVE PARTY (IN ITS CAPACITY AS OPERATOR OF THE TRANSMISSION LINE, MAINTAINER OF ON LINE OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.04 AND 14.04) OR GREAT BASIN (IN ITS CAPACITY AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.06 AND 14.06) IS OBTAINED BY A PARTY AND IS COLLECTIBLE FROM INSURANCE PROCEEDS, SUCH PARTY SHALL NOT EXECUTE, LEVY OR OTHERWISE ENFORCE THE JUDGMENT (INCLUDING RECORDING OR EFFECTING A JUDGMENT LIEN) AGAINST SUCH PERSON (IN SUCH CAPACITY) OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AGAINST WHOM THE JUDGMENT WAS OBTAINED TO THE EXTENT OF SUCH COLLECTABILITY.

(e) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT SHALL ANY NVE PARTY BE LIABLE OR IN DEFAULT UNDER THIS AGREEMENT FOR ANY ACT OR OMISSION UNDERTAKEN IN ITS CAPACITY AS A TRANSMISSION OR INTERCONNECTION PROVIDER OR A GENERATION OWNER.

(f) NONE OF THE MANAGING PARTY (IN ITS CAPACITY AS SUCH), EITHER NVE PARTY (IN ITS CAPACITY AS OPERATOR OF THE TRANSMISSION LINE, MAINTAINER OF ON LINE OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.04 AND 14.04) AND GREAT BASIN (IN ITS CAPACITY AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.06 AND 14.06) SHALL BE IN BREACH OF THIS AGREEMENT TO THE EXTENT IT RESULTS FROM ANOTHER PARTY’S BREACH OF THIS AGREEMENT.

(g) NO IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY SHALL APPLY IN CONNECTION WITH THE MANAGING PARTY’S (IN ITS CAPACITY AS SUCH), EITHER NVE PARTY’S (IN ITS CAPACITY AS OPERATOR OF THE TRANSMISSION LINE, MAINTAINER OF ON LINE OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.04 AND 14.04) OR GREAT BASIN’S (IN ITS CAPACITY AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.06 AND 14.06) PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS AS MANAGING PARTY, AS OPERATOR OF THE TRANSMISSION LINE OR AS MAINTAINER OF ON LINE OR UNDER SECTIONS 13.04 OR 14.04, OR AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR UNDER SECTIONS 13.06 OR 14.06, RESPECTIVELY, UNDER THIS AGREEMENT OR ANY ON LINE AGREEMENT OR ANY MAINTENANCE AGREEMENT IN RESPECT OF THE GREAT BASIN SEGMENTS AND ARE EXPRESSLY WAIVED BY THE OTHER PARTIES.  IT IS UNDERSTOOD AND AGREED THAT NONE OF THE MANAGING PARTY (IN ITS CAPACITY AS

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SUCH), EITHER NVE PARTY (IN ITS CAPACITY AS OPERATOR OF THE TRANSMISSION LINE, MAINTAINER OF ON LINE OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.04 AND 14.04) AND GREAT BASIN (IN ITS CAPACITY AS MAINTAINER OF THE GREAT BASIN SEGMENTS OR IN CONNECTION WITH ITS OBLIGATIONS UNDER SECTIONS 13.06 AND 14.06) IS GUARANTEEING OR UNDERTAKING TO PROCURE ANY FINANCIAL OR OTHER OUTCOME WITH RESPECT TO ON LINE OR THE GREAT BASIN SEGMENTS.

           12.04 Survival of Representations and Warranties.

             (a) Except as otherwise set forth in the Security Documents, the SNIP Agreement, the Intercreditor Agreements and any consent to assignment executed pursuant to Section 18.02(b), the respective representations and warranties of the Parties contained in this Agreement or in any schedule, exhibit or certificate attached hereto or delivered pursuant to Section 2.04 shall survive the Acquisition Closing as follows:  (a) the representations and warranties in Sections 17.01(a)-(g) and 17.02(a) shall survive forever, (b) the representations and warranties in Section 17.02(d)(vi) shall survive for five (5) years after the Acquisition Closing, and (c) all other representations and warranties shall survive for three (3) years after the Acquisition Closing.  No Party shall have any liability whatsoever with respect to any representation and warranty unless a claim is made hereunder prior to the expiration of the applicable survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

             (b) Notwithstanding anything to the contrary contained in this Agreement, Great Basin’s maximum aggregate liability for Claims which may be recovered for breaches of representations or warranties contained in Sections 17.02(b)-(d) pursuant to Section 12.01(a)(ii) shall be an amount equal to the net amount set forth on the Closing Statement; provided, however, that there shall be no maximum aggregate liability in connection with Claims for gross negligence, willful misconduct or fraud.

ARTICLE XIII

INSURANCE AND EVENTS OF LOSS

           13.01 Insurance.  Each Party shall maintain or cause to be maintained insurance of the types, in the amounts and with the deductibles specified in the Insurance Plan, as it may be amended by the Management Committee from time to time.

           13.02 Damage or Destruction.  The Parties shall, promptly after any Event of Loss, determine whether the Event of Loss exceeds the applicable Loss Threshold.  If the Parties reasonably determine that the estimated cost or cost and time, as applicable, to repair or replace the Transmission Line (or the applicable portion thereof) following an Event of Loss will exceed any applicable Loss Threshold, then, with respect to an Event of Loss affecting ON Line, the Parties shall initiate the Wind-Up Events unless the Parties decide to repair or replace ON Line (or the applicable portion thereof).

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           13.03 Distribution of Insurance Proceeds.  If the Parties reasonably determine that the estimated cost or cost and time to repair or replace ON Line (or any portion thereof) following an Event of Loss will not exceed any applicable Loss Threshold, or if the Parties reasonably determine that the estimated cost or cost and time to repair or replace ON Line (or the applicable portion thereof) following an Event of Loss will exceed an applicable Loss Threshold but the Parties agree to repair or replace ON Line (or the applicable portion thereof), then any Insurance Proceeds received by a Party in respect of such Event of Loss with respect to ON Line, to the extent there are any, shall be used to repair or replace ON Line (or the applicable portion thereof); provided that in the event the Insurance Proceeds exceed the actual repair and replacement costs (the “Excess Insurance Proceeds”), such Excess Insurance Proceeds shall be distributed to the NVE Parties.  If (a) the Parties initiate the Wind-Up Events under Section 13.02 or (b) one Party purchases the Ownership Interests of any other Party under Section 13.05(a), any Insurance Proceeds shall be distributed to each Party in proportion to the aggregate percentage of Total Costs paid by such Party as of the time such Insurance Proceeds are received (prior to giving effect to any Transfer contemplated by Section 13.05(a)) to the extent (if applicable) any such Insurance Proceeds are not needed to pay any costs incurred in connection with the retirement of ON Line.  If any Insurance Proceeds related to ON Line are received by a Party after termination of this Agreement, then any such Insurance Proceeds shall be promptly paid to the other Parties to the extent contemplated by this Section 13.03; provided, however, that (a) if this Agreement is terminated following consummation of a transaction whereby the NVE Parties have purchased Great Basin’s Ownership Interests for a price determined in accordance with Section 16.02(d) or Schedule 5, Great Basin shall promptly pay any Insurance Proceeds it receives following such termination to the NVE Parties, and (b) if this Agreement is terminated following consummation of any other transaction involving the purchase by Great Basin of all of the NVE Parties’ Ownership Interests or the purchase by one or both of the NVE Parties of all of Great Basin’s Ownership Interests, and the Insurance Proceeds in question are reflected in the purchase price, then the selling Party or Parties shall promptly pay any such Insurance Proceeds received following such termination to the acquiring Party or Parties.

           13.04 Payment of Restoration Costs.  If the Parties reasonably determine that the estimated cost or cost and time, as applicable, to repair or replace ON Line (or any portion thereof) following an Event of Loss will not exceed any applicable Loss Threshold, or if the Parties reasonably determine that the estimated cost or cost and time, as applicable, to repair or replace ON Line (or the applicable portion thereof) following an Event of Loss will exceed an applicable Loss Threshold but the Parties agree to repair or replace ON Line (or the applicable portion thereof), then (a) NPC shall promptly create a new budget for the reconstruction of ON Line consistent with the determination by the Parties of the estimated cost or time to repair or replace ON Line (or any portion thereof), subject to the approval of the Management Committee (the “Event of Loss Budget”), (b) NPC shall proceed under the Management Committee’s supervision to cause the repair and replacement of ON Line (or the applicable portion thereof) and (c) the NVE Parties shall pay for any repair and replacement costs not otherwise paid for by Insurance Proceeds (“Event of Loss Costs”) in accordance with the Event of Loss Budget.  Great Basin shall elect or not elect to fund the Event of Loss Costs at or before Management Committee approval of the Event of Loss Budget.  If Great Basin does not timely elect to fund any such Event of Loss Costs, Great Basin shall have no right or obligation to fund its Ownership Percentage of any such Event of Loss Costs.  If Great Basin does timely elect (such

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election being irrevocable) to fund its Ownership Percentage of any such Event of Loss Costs, then Great Basin shall timely fund its Ownership Percentage of any such Event of Loss Costs, and the amount funded by Great Basin in respect of Event of Loss Costs shall be reflected in the Monthly Payment, as provided in Section 3.06.  To the extent that Great Basin does not timely fund its Ownership Percentage of any Event of Loss Costs, the NVE Parties may fund any such portion, and, within fifteen (15) days after receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, each Party’s Ownership Percentage shall be adjusted such that, following the adjustment, such Party’s Ownership Percentage shall equal a ratio (x) the numerator of which is equal to the portion of the Total Costs paid by such Party and (y) the denominator of which equals the Total Costs, and Great Basin shall Transfer the portion of its Ownership Interest corresponding to its excess above its revised Ownership Percentage to the NVE Parties free and clear of any Liens other than Permitted Liens.  Great Basin shall execute and record any bills of sale, deeds, certificates, memorandum and other documentation as reasonably requested by the NVE Parties to evidence the re-allocation of such interests.  Great Basin shall make Applicable Transfer Representations and Warranties in connection with such Transfer.  Notwithstanding anything to the contrary in this Agreement, neither NPC nor SPPC shall be required to pay for any Event of Loss Costs that are not in accordance with the applicable Event of Loss Budget.

           13.05 Rebuild or Repair by a Single Party; Fair Market Value.

(a) If, following an Event of Loss with respect to ON Line that the Parties reasonably determine will exceed any applicable Loss Threshold, any Party (a “Withdrawing Party”) desires to retire ON Line (or the applicable portion thereof) and any other Party desires to rebuild, repair or replace ON Line (or the applicable portion thereof), then any Party desiring to rebuild, repair or replace ON Line (or the applicable portion thereof) shall have the right to purchase any Withdrawing Party’s Ownership Interests by delivery to the Parties of written notice within thirty (30) days after such determination.  Upon receiving such written notice from a Party, each Withdrawing Party shall Transfer its Ownership Interests to such continuing Party free and clear of any Liens other than Permitted Liens on a date no later than fifteen (15) days from receipt of such written notice and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, and such continuing Party shall pay to each Withdrawing Party an amount equal to the Fair Market Value of such Withdrawing Party’s Ownership Interest.  Each Withdrawing Party shall make Applicable Transfer Representations and Warranties to each continuing Party in connection with such Transfer.

(b) For the purposes of this Agreement, “Fair Market Value” means the cash price at which a willing seller would sell and a willing buyer would buy the applicable Ownership Interests, each being apprised of all relevant facts, as determined pursuant to the provisions of this Section 13.05(b).  In order to determine the Fair Market Value, the NVE Parties and Great Basin shall each, within fifteen (15) Business Days after the transferring Party’s receipt of the notice of the acquisition, designate a qualified appraiser.  A qualified appraiser shall be an appraiser with at least five (5) years of experience in the appraisal of properties similar to ON Line.  If the NVE Parties or Great Basin fails to select an appraiser within such fifteen (15)-Business Day period, then the selected appraiser shall, within fifteen

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(15) days thereafter, appoint a second appraiser with similar qualifications (who shall not have performed any work for the Party having selected the selected appraiser or its Affiliates within the five (5)-year period immediately prior to his or her appointment) who shall be deemed to have been appointed by the Party that failed to select an appraiser.  Each of the two (2) appraisers shall be directed to determine the Fair Market Value of the transferring Party’s Ownership Interests within thirty (30) days of the appointment of the second appraiser and to notify each Party of his or her determination.  If the lower of the two (2) determinations is not less than ninety-five percent (95%) of the higher of the two (2) determinations, then the Fair Market Value shall be the average of the two (2) determinations and such amount shall be binding upon the Parties.  If the lower of the two (2) determinations is less than ninety-five percent (95%) of the higher of the two (2) determinations, then the two (2) appraisers shall, within fifteen (15) days thereafter, appoint a third appraiser with similar qualifications (who shall not have performed any work for any Party or its Affiliates within the five (5)-year period immediately prior to his or her appointment) and shall each furnish to such third appraiser a written report of his or her respective determination.  Within thirty (30) days of his or her appointment, the third appraiser shall select the Fair Market Value of one or the other of the original appraisers and shall notify each Party of his or her determination, which shall be binding upon the Parties.  The third appraiser must select one (1) of the two (2) appraisals and shall not have the right to establish a different Fair Market Value determination.  The NVE Parties and Great Basin shall bear the cost of the appraiser appointed by each such Party (or deemed appointed by each such Party), and the NVE Parties and Great Basin shall each bear fifty percent (50%) of the cost of the third appraiser (if any).  Notwithstanding anything to the contrary herein, the NVE Parties or Great Basin may request a new determination for Fair Market Value if the Transfer of Ownership Interest occurs nine (9) months or more after the completion of any appraisal previously used by the Parties to determine Fair Market Value.

           13.06 Great Basin Segment Event of Loss.  Great Basin shall promptly after any Event of Loss affecting all or any portion of the Great Basin Segments notify the Management Committee of such Event of Loss.  If such Event of Loss does not exceed a Loss Threshold for the Great Basin Segments, then Great Basin shall promptly repair and replace the Great Basin Segments (or the applicable portion thereof) at its own cost.  If such Event of Loss does exceed a Loss Threshold for the Great Basin Segments, as reasonably determined by the Parties, then Great Basin may rebuild and replace the Great Basin Segments (or any applicable portion thereof) at its own expense.  Any Insurance Proceeds paid in respect of the Great Basin Segments shall be paid to Great Basin.

           13.07 Event of Loss Threshold Deadlock.  If a Loss Threshold Deadlock arises regarding any Event of Loss, such Loss Threshold Deadlock shall be referred to a panel consisting of a senior executive (President or Vice President) of each Party with the authority to resolve the Loss Threshold Deadlock.  If such Loss Threshold Deadlock is not resolved for any reason within fifteen (15) days after the panel of senior executives has convened or within thirty (30) days after the Loss Threshold Deadlock occurred, whichever occurs sooner, then resolution of such Loss Threshold Deadlock shall be determined using the procedures in this Section 13.07.  The Loss Threshold Deadlock shall be determined by a qualified independent engineer selected by the Parties.  If the Parties are unable to select a qualified independent engineer within fifteen (15) days after any Party has proposed a qualified independent engineer, any Party may submit

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the selection of such qualified independent engineer to the AAA.  The qualified independent engineer shall have significant experience regarding the Loss Threshold Deadlock matter and shall not have worked for any Party or an Affiliate thereof within five (5) years preceding appointment thereof and shall make the determination within thirty (30) days after appointment, or as soon thereafter as is practicable.  The Parties shall reasonably cooperate with the qualified independent engineer, and their agreement to submit Loss Threshold Deadlocks under this Section 13.07 to the qualified independent engineer shall be enforceable as an agreement to arbitrate.  The decision of the qualified independent engineer shall be final, binding and conclusive upon the Parties, shall not be subject to challenge or appeal, and may be enforced in any court having jurisdiction in the same manner as an arbitral award.

ARTICLE XIV

CONDEMNATION

           14.01 Participation in Condemnation Action.  Each Party shall have the right, at its own cost and expense, to appear in any Condemnation Action and to participate in any and all hearings, trials and appeals therein.  No Party shall accept or agree to any conveyance in lieu of any Condemnation Action unless agreed upon by the Parties.

           14.02 Taking.  If title to all or any part of the Transmission Line shall be taken in any Condemnation Action, other than for a temporary use or occupancy, the Parties shall, promptly after such Condemnation Action, determine whether the Condemnation Action exceeds the applicable Loss Threshold.  If the Parties reasonably determine that the estimated cost or cost and time, as applicable, to replace the Transmission Line (or any portion thereof) following a Condemnation Action will exceed any applicable Loss Threshold (a “Complete Taking”), then, with respect to a Condemnation Action affecting ON Line, the Parties shall initiate the Wind-Up Events unless the Parties decide to replace the affected ON Line assets.  ON Line shall not be wound-up as a result of a Condemnation Action that does not give rise to a Complete Taking (a “Partial Taking”).

           14.03 Distribution of Condemnation Awards.  Upon the occurrence of a Partial Taking or upon the occurrence of a Complete Taking and the agreement of the Parties to continue ON Line activities, then any Condemnation Awards received by a Party in respect of such Partial Taking or Complete Taking, as applicable, shall be used to replace ON Line (or the applicable portion thereof); provided that in the event the Condemnation Award exceeds the actual restoration cost (the “Excess Condemnation Award”), such Excess Condemnation Award shall be distributed to the NVE Parties.  If (a) the Parties initiate the Wind-Up Events under Section 14.02 or (b) one Party elects to purchase the Ownership Interests of any other Party under Section 14.05, any Condemnation Award shall be distributed to each Party in proportion to the aggregate percentage of Total Costs paid by such Party as of the time such Condemnation Award is received (prior to giving effect to any Transfer contemplated by Section 14.05) to the extent (if applicable) any such Condemnation Award is not needed to pay any costs incurred in connection with the retirement of ON Line.  If any Condemnation Award with respect to ON Line is received by a Party after termination of this Agreement, then any such Condemnation Award shall be promptly paid to the other Parties to the extent contemplated by this Section 14.03; provided, however, that (a) if this Agreement is terminated following consummation of a

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transaction whereby the NVE Parties have purchased Great Basin’s Ownership Interests for a price determined in accordance with Section 16.02(d) or Schedule 5, Great Basin shall promptly pay any Condemnation Award it receives following such termination to the NVE Parties, and (b) if this Agreement is terminated following consummation of any other transaction involving the purchase by Great Basin of all of the NVE Parties’ Ownership Interests or the purchase by one or both of the NVE Parties of all of Great Basin’s Ownership Interests, and the Condemnation Award in question is reflected in the purchase price, then the selling Party or Parties shall promptly pay any such Condemnation Award received following such termination to the acquiring Party or Parties.

           14.04 Payment of Restoration Costs.  Upon the occurrence of a Partial Taking or upon the occurrence of a Complete Taking and the agreement of the Parties to continue ON Line activities, then (a) NPC shall promptly create a new budget for the reconstruction of ON Line consistent with the determination by the Parties of the estimated cost or cost and time to replace ON Line (or any portion thereof), subject to the approval of the Management Committee (the “Condemnation Action Budget”), (b) NPC shall proceed under the Management Committee’s supervision to cause the replacement of the affected portion of ON Line and (c) the NVE Parties shall pay for any replacement costs not otherwise paid for by Condemnation Award (“Condemnation Action Costs”) in accordance with the Condemnation Action Budget.  Great Basin shall elect or not elect to fund the Condemnation Action Costs at or before Management Committee approval of the Condemnation Action Budget.  If Great Basin does not timely elect to fund any such Condemnation Action Costs, Great Basin shall have no right or obligation to fund its Ownership Percentage of any such Condemnation Action Costs.  If Great Basin does timely elect (such election being irrevocable) to fund its Ownership Percentage of any such Condemnation Action Costs, then Great Basin shall timely fund its Ownership Percentage of any such Condemnation Action Costs, and the amount funded by Great Basin in respect of Condemnation Action Costs shall be reflected in the Monthly Payment, as provided in Section 3.06.  To the extent that Great Basin does not timely fund its Ownership Percentage of any Condemnation Action Costs, the NVE Parties may fund any such portion, and, within fifteen (15) days after receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, each Party’s Ownership Percentage shall be adjusted such that, following the adjustment, such Party’s Ownership Percentage shall equal a ratio (x) the numerator of which is equal to the portion of the Total Costs paid by such Party and (y) the denominator of which equals the Total Costs, and Great Basin shall Transfer the portion of its Ownership Interest corresponding to its excess above its revised Ownership Percentage to the NVE Parties free and clear of any Liens other than Permitted Liens.  Great Basin shall execute and record any bills of sale, deeds, certificates, memorandum and other documentation as reasonably requested by the NVE Parties to evidence the re-allocation of such interests.  Great Basin shall make Applicable Transfer Representations and Warranties in connection with such Transfer.  Notwithstanding anything to the contrary in this Agreement, neither NPC nor SPPC shall be required to pay for any Condemnation Action Costs that are not in accordance with the applicable Condemnation Action Budget.

           14.05 Rebuild or Repair by a Single Party.  If, following a Complete Taking as reasonably determined by the Parties, any Party desires to retire ON Line and any other Party desires to rebuild or replace the condemned portion of ON Line, then the Party

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desiring to rebuild or replace the condemned portion of ON Line shall have the right to purchase any Withdrawing Party’s Ownership Interests by delivery to the other Parties of written notice within thirty (30) days after such Management Committee determination.  Upon receiving written notice from any Party desiring to rebuild or replace the condemned portion of ON Line exercising such right, each Withdrawing Party shall Transfer its Ownership Interests to such continuing Party free and clear of any Liens other than Permitted Liens on a date no later than fifteen (15) days from receipt of such written notice and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, and such continuing Party shall pay to each Withdrawing Party an amount equal to the Fair Market Value of such Withdrawing Party’s Ownership Interest.  Each Withdrawing Party shall make Applicable Transfer Representations and Warranties to each continuing Party in connection with such Transfer.

           14.06 Great Basin Segment Condemnation.  Great Basin shall promptly after any Condemnation Action affecting all or any portion of the Great Basin Segments notify the Management Committee of such Condemnation Action.  If such Condemnation Action does not exceed a Loss Threshold for the Great Basin Segments, then Great Basin shall promptly rebuild and replace the Great Basin Segments (or the applicable portion thereof) at its own cost.  If such Condemnation Action does exceed a Loss Threshold for the Great Basin Segments, as reasonably determined by the Parties, then Great Basin may rebuild and replace the Great Basin Segments (or any applicable portion thereof) at its own expense.  Any Condemnation Awards paid in respect of the Great Basin Segments shall be paid to Great Basin.

           14.07 Condemnation Action Threshold Deadlock.  If a Loss Threshold Deadlock arises regarding any Condemnation Action, such Loss Threshold Deadlock shall be referred to a panel consisting of a senior executive (President or Vice President) of each Party with the authority to resolve the Loss Threshold Deadlock.  If such Loss Threshold Deadlock is not resolved for any reason within fifteen (15) days after the panel of senior executives has convened or within thirty (30) days after the Loss Threshold Deadlock occurred, whichever occurs sooner, then resolution of such Loss Threshold Deadlock shall be determined using the procedures in this Section 14.07.  The Loss Threshold Deadlock shall be determined by a qualified independent engineer selected by the Parties.  If the Parties are unable to select a qualified independent engineer within fifteen (15) days after any Party has proposed a qualified independent engineer, any Party may submit the selection of such qualified independent engineer to the AAA.  The qualified independent engineer shall have significant experience regarding the Loss Threshold Deadlock matter and shall not have worked for any Party or an Affiliate thereof within five (5) years preceding appointment thereof and shall make the determination within thirty (30) days after appointment, or as soon thereafter as is practicable.  The Parties shall reasonably cooperate with the qualified independent engineer, and their agreement to submit Loss Threshold Deadlocks under this Section 14.07 to the qualified independent engineer shall be enforceable as an agreement to arbitrate.  The decision of the qualified independent engineer shall be final, binding and conclusive upon the Parties, shall not be subject to challenge or appeal, and may be enforced in any court having jurisdiction in the same manner as an arbitral award.

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ARTICLE XV

TRANSFERS AND CHANGES OF CONTROL

           15.01 Transfers.

(a) Except for Permitted Transfers, no Party may Transfer all or any portion of its Ownership Interests or its rights or obligations under this Agreement without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.  Except for Permitted Transfers, Great Basin shall not Transfer any ownership interest in the Great Basin Segments without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.  For purposes of this Section 15.01, any grounds that are reasonably likely to have a material adverse effect on a non-Transferring Party, any proposed Transfer of less than all of a Party’s Ownership Interests and any proposed Transfer of less than all of Great Basin’s ownership interests in the Great Basin Segments, in each case shall constitute reasonable grounds for withholding or conditioning approval and shall be described to the Transferring Party in reasonable detail if such approval is withheld or conditioned.

(b) No Transfer of Ownership Interests or any rights or obligations under this Agreement shall be permitted, or shall become effective, unless such Transfer includes a corresponding and equivalent Transfer of all associated rights and obligations of the Transferring Party in its Ownership Interests and this Agreement.  No Transfer of ownership interests in the Great Basin Segments or any rights or obligations under this Agreement with respect thereto shall be permitted, or shall become effective, unless such Transfer includes a corresponding and equivalent Transfer of all associated rights and obligations of Great Basin in its ownership interests in the Great Basin Segments and this Agreement.

(c) Any Party may allow any of its transmission or other customers to transmit electricity on or otherwise utilize its Electrical Capacity, Fiber Optic Capacity or Microwave Capacity pursuant to ordinary course transactions entered into in accordance with such Party’s Open Access Transmission Tariff without the prior written consent of the other Parties; provided, that such customers utilize such capacity in accordance with the terms of this Agreement.  Any exercise by a Party of its rights under this Section 15.01(c) shall not relieve such Party of its obligations under this Agreement.

(d) Any Transfer that is made in violation of this Agreement shall be void ab initio.

15.02 Right of First Refusal and Right of First Offer.

(a) ROFR.

                (i)  If any Party receives an unsolicited offer (other than an offer that, if consummated, would constitute a Permitted Transfer pursuant to Sections 15.03(a)-(g)) from a non-Affiliated third-Person to Transfer all or part of its Ownership Interests, the Transferring Party may make such Transfer only if it has complied with the provisions of this Section 15.02 and such Transfer is made in accordance with the other

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requirements of this Article XV.  Prior to making such Transfer, the Transferring Party shall give to the other Parties written notice (except a Party that, at the time, is in default under Sections 16.01(a), (f) or (g)) of the proposed transaction (the “ROFR Offer Notice”), which notice shall fully disclose (A) the terms of the proposed transaction, (B) the Ownership Interests subject to the ROFR Offer Notice (the “ROFR Offered Interest”), (C) the identity of the proposed transferee and (D) the date on which the offer shall expire if not accepted, which shall be at least thirty (30) days after each other Party has received the ROFR Offer Notice (the “ROFR Offer Deadline”).

                (ii)  Upon receipt of a ROFR Offer Notice, any Party receiving such notice shall have a right to acquire all (but not less than all) of the ROFR Offered Interest, upon the same terms and conditions that are set forth in the ROFR Offer Notice, by giving written notice to the Transferring Party on or prior to the ROFR Offer Deadline stating that it elects to acquire the ROFR Offered Interest (the “ROFR Return Notice”), which election may be subject to receipt of PUCN Approval and any required Governmental Approvals on terms acceptable to the NVE Parties.  A failure to give the ROFR Return Notice by the ROFR Offer Deadline shall be deemed to be an election not to acquire the ROFR Offered Interest and, if both other Parties elect not to acquire the ROFR Offered Interest, subject to the Transferring Party’s compliance with the provisions of Section 15.01, Sections 15.02(a) and (d) and Section 15.04, the ROFR Offered Interest may be thereafter Transferred to the non-Affiliated third-Person as long as the terms of such Transfer are the same as, or more favorable to the Transferring Party than, those described in the ROFR Offer Notice.

(b) ROFO.

                (i)  Except with respect to any Transfer that, if consummated, would constitute a Permitted Transfer pursuant to Sections 15.03(a)-(g) and any Transfer subject to Section 15.02(a), a Transferring Party may make a Transfer of any Ownership Interests only if it has complied with the requirements of this Section 15.02 and such Transfer is made in accordance with the other requirements of this Article XV.  Prior to initiating any auction or sales process, the Transferring Party shall give to the other Parties written notice (except a Party that, at the time, is in default under Sections 16.01(a), (f) or (g)) of the proposed transaction (the “ROFO Offer Notice”) setting forth the Ownership Interests the Transferring Party proposes to Transfer (the “ROFO Offered Interest”).

                (ii)  Upon receipt of an ROFO Offer Notice, any Party receiving such notice shall have a right to negotiate with the Transferring Party for the purchase of the ROFO Offered Interests by giving written notice to the Transferring Party within thirty (30) days after receipt of the ROFO Offer Notice (the “ROFO Offer Deadline”) stating that it elects to negotiate to acquire the ROFO Offered Interest (the “ROFO Return Notice”).  Upon any timely delivery of a ROFO Return Notice by any Party, such Party and the Transferring Party shall negotiate exclusively and in good faith for forty-five (45) days, unless otherwise agreed by those Parties, the terms of the Transfer of the ROFO Offered Interests.  A failure to give the ROFO Return Notice by the ROFO

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Offer Deadline shall be deemed to be an election not to negotiate to acquire the ROFO Offered Interest and, if both other Parties elect not to negotiate to acquire the ROFO Offered Interest or the applicable Parties do not agree on the Transfer of the ROFO Offered Interests within such forty-five (45) day period, subject to the Transferring Party’s compliance with the provisions of Section 15.01, Sections 15.02(b) and (d) and Section 15.04, the ROFO Offered Interest may be thereafter Transferred.

(c) Acquisition.  If a Party elects to exercise its right to acquire any ROFR Offered Interest or the Transferring Party and any other Party agree to a Transfer of any ROFO Offered Interest to any such other Party, then the acquiring Party (the “Acquiring Party”) and the Transferring Party shall execute such instruments as may be necessary and appropriate to effectuate the Transfer of the applicable Offered Interests as soon as practicable to the Acquiring Party, free and clear of all Liens (i) in the case of ROFR Offered Interests, which are not by the terms of the ROFR Offer Notice specifically identified as surviving the Transfer of the ROFR Offered Interest and (ii) in the case of ROFO Offered Interest, other than Permitted Liens.  The Acquiring Party shall close on the acquisition of the applicable Offered Interests within fifteen (15) days after (i) in the case of ROFR Offered Interests, the Transferring Party has satisfied all conditions precedent contained in the ROFR Offer Notice and (ii) the Acquiring Party has received PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties.  The Transferring Party shall make the following representations and warranties to the Acquiring Party in connection with such Transfer: (i) in the case of ROFR Offered Interests, the representations and warranties set forth in the applicable ROFR Offer Notice, and (ii) in the case of ROFO Offered Interests, Applicable Transfer Representations and Warranties.  Failure to close on the acquisition of the applicable Offered Interests within such time period shall be deemed to be a rejection of the ROFR Offer Notice or ROFO Offer Notice, as applicable, if such failure is solely attributable to the Acquiring Party.

(d) Reattachment of Transfer Restrictions.  The right of the Transferring Party to Transfer Offered Interests shall once again be subject to the requirements of this Section 15.02 as if the Transferring Party had never offered the Offered Interests to any non-Transferring Party if the Transferring Party (i) fails to consummate the Transfer of the Offered Interests to a third Person within (A) one hundred eighty (180) days after the date of the applicable Offer Notice or (B) if both Parties elect not to acquire the applicable Offered Interest, ninety (90) days after the later of such election or (ii) in the case of the ROFR Offered Interests, undertakes to, without the written consent of each other Party, Transfer such ROFR Offered Interests to Persons other than those Persons whose identity was disclosed in the ROFR Offer Notice, which consent will not be unreasonably withheld, conditioned or delayed, or upon terms and conditions less favorable to the Transferring Party than the terms and conditions than were contained in the ROFR Offer Notice.

           15.03 Permitted Transfers.  Although the following shall constitute a Transfer under this Agreement, no consent of any other Party shall be required for any of the following Transfers or corresponding and equivalent Transfers of this Agreement (each, a “Permitted Transfer”):

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(a) A Transfer by SPPC to NPC of all or part of its Ownership Interests, or any Transfer by SPPC or NPC by way of a merger or consolidation with each other, an Affiliate or any other Person;

(b) Subject to Article XVIII, (i) a Party’s collateral assignment, mortgage, hypothecation, pledge or other encumbrance of its Ownership Interests in favor of the ON Line Lenders or NVE Lenders, as applicable and (ii) any such lender(s)’ foreclosure on such Ownership Interests, or assignment of such Ownership Interests to any subsequent assignee in connection with the sale, transfer or exchange of its rights, in connection with the exercise of its rights and enforcement of its remedies under the applicable financing and security instruments;

(c) Subject to Article XVIII, (i) Great Basin’s collateral assignment, mortgage, hypothecation, pledge or other encumbrance of its ownership interests in the Great Basin Segments in favor of the GB Segment Lenders and (ii) any such lender(s)’ foreclosure on such ownership interests, or assignment of such ownership interests to any subsequent assignee in connection with the sale, transfer or exchange of its rights, in connection with the exercise of its rights and enforcement of its remedies under the applicable financing and security instruments;

(d) A Transfer (other than by operation of law) by NPC or SPPC of its Ownership Interests to any successor to NPC or SPPC if such successor is a public utility holding a certificate of public convenience and necessity granted by the PUCN pursuant to Chapter 704 of the Nevada Revised Statutes;

(e) A one-time Transfer by Great Basin of either all of its Ownership Interests or all of its ownership interests in the Great Basin Segments to one Affiliate which is controlled by or under Common Control with Great Basin (the “Affiliated Assignee”) prior to or concurrently with GB Segment Financial Closing; provided, that, except with the NVE Parties’ prior written consent: (i) such Transfer has no effect on the NVE Parties’ rights nor increases the NVE Parties’ obligations under this Agreement, the Security Documents, any other agreement in connection herewith or otherwise and (ii) Great Basin and any such Affiliated Assignee remain jointly and severally liable for all of their obligations under this Agreement, the Security Documents and any other agreement in connection herewith;

(f) One-time, simultaneous Transfers (or capacity right exchanges) between Great Basin and the Affiliated Assignee at the achievement of GB Segment COD such that, upon consummation of such Transfers, (or capacity right exchanges) either:

                (i) Great Basin or the Affiliated Assignee will own sixty-two percent (62%) of all Ownership Interests and an undivided sixty-two percent (62%) ownership interest in the Great Basin Segments and the other party will own thirteen percent (13%) of all Ownership Interests and an undivided thirty-eight percent (38%) ownership interest in the Great Basin Segments; provided that such percentages may be subject to adjustment as determined by Great Basin in proportion to any adjustment of a Party’s Capacity Entitlement pursuant to Section 16.02(f) or Ownership Percentages pursuant to this Agreement so long as the ON Line Security Interest and GB Segment Security Interest are not affected by such adjustment; or

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                (ii) Great Basin or the Affiliated Assignee will own seventy-five percent (75%) of all Ownership Interests (subject to the capacity rights in favor of the other party and adjusted in connection with any adjustment of Ownership Percentages pursuant to this Agreement) and the other party will own one hundred percent (100%) of the Great Basin Segments (subject to capacity rights in favor of the first party);

provided, that (x) such Transfers have no effect on the NVE Parties’ rights or increase the NVE Parties’ obligations under this Agreement, the Security Documents, any other agreement in connection herewith or otherwise and (y) Great Basin and the Affiliated Assignee remain jointly and severally liable for all of their obligations under this Agreement, the Security Documents and any other agreement in connection herewith; and

(g) Transfers of Great Basin’s Ownership Interests to its Affiliates and the NVE Parties solely for the purpose of satisfying Great Basin’s obligation to the NVE Parties in connection with the NVE Parties’ exercise of a purchase option pursuant to this Agreement; and

(h) A Transfer by Great Basin of all of its Ownership Interests and/or all of its ownership interests in the Great Basin Segments to an Eligible Assignee.

           15.04 Other Transfer Restrictions.  Notwithstanding anything to the contrary, no Transfer (except Transfers under Sections 15.03(b)(i) or 15.03(c)(i)) shall be valid unless:

(a) The Transferring Party has notified the other Parties of the name, address, phone number, tax identification number and contact person of the transferee;

(b) The proposed transferee has assumed responsibility for performance of all of the liabilities and obligations of the Transferring Party under this Agreement, each ON Line Agreement, each Security Document, the Balancing Authority Area Services Agreement and otherwise relating to the Ownership Interests that the transferee acquires arising on and after the date of the Transfer pursuant to a written instrument of assignment and assumption in a form approved by the other Parties acting reasonably, which approval shall be limited to the question of whether such instrument, when duly executed, will accomplish the purposes intended under this Agreement (an “Assignment and Assumption Agreement”).  Each Assignment and Assumption Agreement shall (i) provide that the other Parties are each a third-Person beneficiary thereof, (ii) require that the transferee becomes a party to this Agreement, each ON Line Agreement (with respect to a Transfer of Ownership Interests) and each Security Document and agrees to be bound by the terms hereof and, if applicable, thereof, (iii) reflect, among other things, that the transferee’s Ownership Interests or ownership interests in the Great Basin Segments, as applicable, are subject to the terms and provisions of this Agreement, each ON Line Agreement (with respect to a Transfer of Ownership Interests ) and each Security Document and that such transferee has no greater rights in ON Line or the Great Basin Segments, as applicable, than the Transferring Party prior to the Transfer and (iv) contain representations and warranties from the transferee substantially similar to those set forth in Section 17.01.  The Transferring Party’s obligations under this Agreement, each ON Line

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Agreement (with respect to a Transfer of Ownership Interests) and each Security Document shall be valid and binding obligations of the transferee enforceable in accordance with the terms hereof and, if applicable, thereof;

(c) Except as otherwise agreed in the consent to collateral assignment between the NVE Parties and the ON Line Lenders, all amounts due and owing by the Transferring Party under this Agreement shall have been paid in full;

(d) Such Transfer shall not result in (i) a breach or event of default under any ON Line Agreement or any Security Document or an Event of Default or breach of this Agreement, or (ii) this Agreement, any ON Line Agreement or any Security Document not being in full force and effect;

(e) After such Transfer, the GB Segment Security Interest and the ON Line Security Interest shall be valid, legal, perfected, in full force and effect and have the priority contemplated by Section 18.04;

(f) Such Transfer shall not cause ON Line or a Party to be subject to any Applicable Law to which it was not previously subject and which constitutes a Material Adverse Effect;

(g) Such Transfer complies with all Applicable Laws, the transferee has all necessary Governmental Approvals to comply with its obligations under this Agreement and such Transfer complies with Section 15.01(b);

(h) Such Transfer will not cause any portion of a non-Transferring Party’s Ownership Interests or ownership interests in the Great Basin Segments to be “tax-exempt use property” as defined in Section 168(h) of the Code (without giving effect to paragraphs (1)(c) and (3) thereof) based on an opinion from nationally-recognized tax counsel selected by the Transferring Party and reasonably acceptable to the non-Transferring Parties, delivered to each of the Parties on or prior to such Transfer, stating that such Transfer will, more likely than not, not cause the Ownership Interest of a non-Transferring Party in any portion of ON Line or the ownership interest of any non-Transferring Party in any of the Great Basin Segments to be “tax-exempt use property” as defined in Section 168(h) of the Code (without giving effect to paragraphs (1)(c) and (3) thereof);

(i) If the Transferee relied on its parent to satisfy the creditworthiness requirements (as set forth in the definition of Eligible Assignee), then the Transferee’s parent shall, as a condition to the effectiveness of the Transfer, deliver a guaranty in favor of the non-Transferring Parties guaranteeing all of the Transferee’s obligations under this Agreement on terms reasonably acceptable to the NVE Parties; and

(j) If the Transferee relied on its Affiliate to satisfy the requirement to have sufficient experience (as set forth in the definitions of Eligible Assignee and Experienced Operator) and/or to be regulated by FERC (as set forth in the definition of Eligible Assignee), then, as a condition to the effectiveness of the Transfer, the Transferee and its applicable Affiliate shall agree in writing, in a form reasonably acceptable to the NVE Parties, to remain

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under common Control for a period of no less than four (4) years following the date of such Transfer.

           15.05 Change of Control.  Prior to undertaking any transaction or series of transactions that will result in a direct or indirect change of Control of Great Basin (other than (i) a change in Control of any parent of Great Basin which has material assets other than its direct or indirect ownership interest in the Transmission Line, (ii) a change in the direct or indirect ownership of Great Basin that does not result in the change in the Person that ultimately Controls Great Basin, or (iii) any transaction or series of transactions that results in an Eligible Control Party assuming Control of Great Basin), Great Basin shall promptly provide the NVE Parties with information about such transaction or transactions and the parties thereto (subject to the NVE Parties executing a confidentiality agreement with respect thereto containing customary terms) and shall cause its applicable parent company to obtain the written consent of the NVE Parties prior to consummating such transaction or transactions, not to be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the NVE Parties is not required under this Section 15.05 with respect to the exercise of remedies by the ON Line Lenders under the ON Line Financing Agreements or the GB Segment Lenders under the GB Segment Financing Agreements.  As a condition to the effectiveness of any transaction or series of transactions that results in an Eligible Control Party assuming Control of Great Basin, if the Eligible Control Party relied on its parent to satisfy the creditworthiness requirements (as set forth in the definition of Eligible Assignee), then the Eligible Control Party’s parent shall, as a condition to the effectiveness of the change of Control, deliver a guaranty in favor of the NVE Parties guaranteeing all of the Eligible Control Party’s obligations under this Agreement on terms reasonably acceptable to the NVE Parties, and if the Eligible Control Party relied on its Affiliate to satisfy the requirement to have sufficient experience (as set forth in the definitions of Eligible Assignee and Experienced Operator) and/or to be regulated by FERC (as set forth in the definition of Eligible Assignee), then, as a condition to the effectiveness of the change of Control, the Eligible Control Party and its applicable Affiliate shall agree in writing, in a form reasonably acceptable to the NVE Parties, to remain under common Control for a period of no less than four (4) years following the date of such change of Control.

ARTICLE XVI

DEFAULT AND REMEDIES

           16.01 Events of Default.  Each of the following events shall be an “Event of Default” under this Agreement:

(a) Failure to Make Payment.  Failure by a Party to make any Contribution or payment required under this Agreement that is not being disputed in good faith within the later of (i) thirty (30) days after the date on which such Contribution or payment becomes due (or for disputed payments, the date on which it is determined that the amount is owing) and (ii) three (3) Business Days after receipt of written notice of the failure to pay is provided to such Party.

(b) Failure to Perform.  Failure by a Party to perform, in any material respect not otherwise identified as an Event of Default, any material obligation, duty or responsibility in accordance with the provisions of this Agreement where such failure is not

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remedied within thirty (30) days after written notice thereof is provided to such Party or such longer period if the failure to perform is not susceptible to cure within such thirty (30)-day period and such Party diligently pursues the cure of such default to completion within such additional period as may be reasonably required to cure such failure to perform; provided, however, that such default, if not cured within ninety (90) days after such written notice is provided to such Party, shall constitute an Event of Default.

(c) Breach of a Representation and Warranty.  A Party breaches a representation or warranty it has made hereunder in any material respect and such breach is not remedied within thirty (30) days after written notice thereof is provided to such Party.

(d) Insurance.  A Party fails to obtain and maintain the insurance required by the Insurance Plan and such failure is not remedied within thirty (30) days after written notice thereof is provided to such Party.

(e) Great Basin Change in Control.  A breach by Great Basin of Section 15.05.

(f) Bankruptcy Event.  The occurrence of a Bankruptcy Event with respect to a Party.

(g) Failure of Security Interests, Security Documents and Non-Disturbance Agreements.  (i) Failure of the ON Line Security Interest or GB Segment Security Interest to (A) be valid, legal, perfected, in full force and effect or (B) have the priority contemplated by Section 18.04 for fifteen (15) days, (ii) failure of any associated Security Document to be in full force and effect, (iii) any breach of Section 18.03 or (iv) any breach by Great Basin under any Security Document (accounting for any notice requirement and/or cure period provided in the applicable Security Document).  Each such event shall constitute an Event of Default by Great Basin.

           16.02 Remedies.

(a) Remedies Not Exclusive.  Except as provided in Section 11.03(b) or any other provision of this Agreement that expressly provides for a specific remedy in the event of a breach of such provision, upon the occurrence of an Event of Default by a Party, the non-defaulting Parties shall have available all remedies hereunder, as well as all legal and equitable remedies, including those available in order to enforce payment of any amounts or performance of any obligations, and no remedy conferred upon or reserved by a Party is intended to be exclusive of any other remedy or remedies available hereunder or that now or hereafter exists at law or in equity, each and every such remedy shall be cumulative and shall be in addition to every other such remedy.

(b) Injunctive Relief and Specific Performance.  Each Party acknowledges and agrees that the failure to perform any of its respective obligations under this Agreement would cause irreparable harm to the other Parties and that the remedy at law for any violation or threatened violation thereof would be inadequate, and further agrees that the other Parties shall be entitled to a temporary or permanent injunction, specific performance or other

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equitable relief specifically to enforce such obligations without the necessity of proving the inadequacy of its legal remedies.  No Party shall be required to post any guaranty, letter of credit, bond or other security to obtain an order or decree of specific performance.

(c) Loss of Voting Rights. If an Event of Default by a Party has occurred under Section 16.01(a), Section 16.01(g) due to the failure of the ON Line Security Interest or GB Segment Security Interest to be valid, legal, perfected and in full force and effect, or Section 16.01(b) with respect to the failure to provide the other Parties with their respective Capacity Entitlements, without limiting any other rights that the non-defaulting Parties might have, for so long as such Event of Default remains outstanding (i) the defaulting Party’s Authorized Representatives shall not have any right to decide, approve, authorize or vote on any matters before the Management Committee and (ii) the other Party’s Authorized Representatives shall be entitled to represent the defaulting Party with respect to all matters before the Management Committee and the quorum requirements under Section 8.01(f) shall be deemed satisfied.

(d) Purchase Right Upon Default.  If (i) an Event of Default by a Party has occurred under Section 16.01(a) and the aggregate amount that remains unpaid by such Party exceeds five million Dollars ($5,000,000), (ii) an Event of Default has occurred by a Party under Section 16.01(b) with respect to the failure to provide the other Parties’ their respective Capacity Entitlements, (iii) an Event of Default has occurred under Section 16.01(g) due to the failure of the ON Line Security Interest or GB Segment Security Interest to be valid, legal, perfected and in full force and effect, in either case, and such event has occurred after the Acquisition Closing Date and is continuing, then, without limiting any other rights that the non-defaulting Parties might have, a non-defaulting Party may, upon written notice to the defaulting Party (the “Default Purchase Notice”) delivered while such Event of Default remains outstanding, purchase all of the Ownership Interests of the defaulting Party.  Upon a non-defaulting Party providing the defaulting Party with the Default Purchase Notice, and, as the case may be, subject to the consent of the NVE Lenders to the extent required under the NVE Lenders’ financing and security agreements or the consent of the ON Line Lenders if the proceeds of the Transfer are less than the obligations owed by Great Basin to the ON Line Lenders, then the defaulting Party shall Transfer its Ownership Interest to such non-defaulting Party free and clear of any Liens other than Permitted Liens within fifteen (15) days after receipt of such notice and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties.  At the time such Transfer occurs, such non-defaulting Party shall pay to the defaulting Party an amount equal to the lower of (A) book value of the defaulting Party’s Ownership Interest on the date of the Default Purchase Notice and (B) the Fair Market Value of the defaulting Party’s Ownership Interest on the date of the Default Purchase Notice.  The defaulting Party shall make Applicable Transfer Representations and Warranties in connection with such Transfer.

(e) Step-In Rights.

                (i) Construction Step-In.  If an action by the Managing Party undertaken in connection with its management responsibilities results in an Event of Default or, upon the occurrence of the circumstances described in Section 5.03(e), then, without limiting any other rights that the Step-In Party might otherwise have, the Step-In

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Party may, upon written notice to the Managing Party delivered at any time prior to the Managing Party having cured such default or, in the case of Section 5.03(e), at any time prior to the NVE Parties committing to fund their Ownership Percentage of such Initial Cost Differential or Incremental Cost Differential, assume the management of all ON Line Activities.  If the Step-In Party exercises its rights provided in this Section 16.02(e)(i), the Step-In Party shall appoint its ON Line Manager in charge of the Managing Party’s responsibilities hereunder, and may retain such managerial responsibilities until ON Line COD or relinquish all or any part thereof from time to time to the Managing Party; provided, however, that the Managing Party may elect to reacquire management of the ON Line Activities, to the extent such management was the Managing Party’s responsibility prior to the exercise of the Step-In Party’s rights under this Section 16.02(e)(i), once the Managing Party has no Events of Default outstanding or commits to fund its Ownership Percentage of the Initial Cost Differential or Incremental Cost Differential, as applicable.  Notwithstanding anything herein to the contrary, (A) any reasonable costs and expenses related to the Step-In Party’s exercise of its rights provided in this Section 16.02(e)(i) and (B) any reasonable incremental costs and expenses related to the Step-In Party’s assumption of the Managing Party’s responsibilities hereunder, shall be borne by the Managing Party.

                (ii) Maintenance Step-In.  If (A) after ON Line COD, ON Line (or a portion thereof) or (B) after the commercial operation of a Great Basin Segment, any Great Basin Segment (or a portion thereof), in either case, is materially impaired due to an Event of Default under Section 16.01(b) constituting Willful Misconduct/Gross Negligence by NPC or Great Basin in its role as maintainer of ON Line or the Great Basin Segments, as applicable, then, without limiting any other rights that the Step-In Party might otherwise have, the Step-In Party may, upon written notice to the defaulting Party delivered at any time prior to the defaulting Party having cured such Event of Default, assume management of the maintenance responsibilities on any portion of the Transmission Line for which the defaulting Party has maintenance responsibility and all responsibilities set forth in this Agreement related thereto.  If the Step-In Party exercises its rights provided in this Section 16.02(e)(ii), the Step-In Party may retain such managerial responsibilities throughout the Term or relinquish all or any part thereof from time to time to the defaulting Party; provided, however, that the defaulting Party may elect to reacquire such management responsibility, to the extent such management was the defaulting Party’s responsibility prior to the exercise of the Step-In Party’s rights under this Section 16.02(e)(ii), once the defaulting Party has corrected the material impairment.  Notwithstanding anything herein to the contrary, (X) any reasonable costs and expenses related to the Step-In Party’s exercise of its rights provided in this Section 16.02(e)(ii) and (Y) any reasonable incremental costs and expenses related to the Step-In Party’s assumption of the defaulting Party’s responsibilities hereunder, shall be borne by the defaulting Party; provided, that, in the event the Step-In Party retains an Independent Contractor or other third party to assume management of the maintenance responsibilities on any portion of the Transmission Line for which the defaulting Party has maintenance responsibility, such Independent Contractor or other third party shall be reasonably acceptable to the defaulting Party (such acceptance being without prejudice to the defaulting Party’s right to dispute the

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amounts charged by such Independent Contractor or other third party).  If a Step-In Party takes over the management of maintenance obligations from the defaulting Party pursuant to this Section 16.02(e)(ii), the Step-In Party shall indemnify the defaulting Party and its Affiliates for any fines, penalties or other charges levied against the defaulting Party and its Affiliates as a result of a failure to properly maintain the portion of the Transmission Line for which the Step-In Party assumed maintenance responsibility pursuant to this Section 16.02(e)(ii) during the period the Step-In Party has taken over the management of such maintenance (except to the extent such fines, penalties or other charges arise as a result of the Willful Misconduct/Gross Negligence of the defaulting Party and/or any of its Affiliates).

                (iii) Operations Step-In.  If, at any time after ON Line COD, the NVE Parties no longer qualify as public utilities under Nevada law and ON Line is materially impaired due to an Event of Default under Section 16.01(b) constituting Willful Misconduct/Gross Negligence by NPC, then, without limiting any other rights that Great Basin might otherwise have, Great Basin may, upon written notice to the NVE Parties delivered at any time prior to the defaulting Party having cured such Event of Default, assume management of the operation of the Transmission Line, including all Operating Activities, and all responsibilities set forth in this Agreement related thereto.  If Great Basin exercises its rights provided in this Section 16.02(e)(iii), Great Basin may retain such managerial responsibilities throughout the Term or relinquish all or any part thereof from time to time to the NVE Parties.  Notwithstanding anything herein to the contrary, (X) any reasonable costs and expenses related to Great Basin’s exercise of its rights provided in this Section 16.02(e)(ii) and (Y) any reasonable incremental costs and expenses related to the Great Basin’s assumption of the NVE Party’s responsibilities hereunder, shall be borne by the NVE Party; provided, that, in the event Great Basin retains a third party to assume management of the operation of the Transmission Line, such third party shall be reasonably acceptable to the defaulting Party (such acceptance being without prejudice to the defaulting Party’s right to dispute the amounts charged by such third party).

(f) Ownership Adjustment.  If an Event of Default has occurred under Section 16.01(a), then, without limiting any other rights that the non-defaulting Parties might have, to the extent such Event of Default has not otherwise been satisfied in full upon the exercise by the non-defaulting Party of its rights under Section 16.02(g), a non-defaulting Party may, after the Acquisition Closing, upon written notice to the Parties delivered while such Event of Default remains outstanding, cause a reduction in the defaulting Party’s Ownership Percentage within fifteen (15) days after receipt of such notice and receipt of PUCN Approval and all required Governmental Approvals on terms acceptable to the NVE Parties, such that the defaulting Party’s Ownership Percentage equals a ratio (i) the numerator of which is equal to the portion of the Total Costs paid by the defaulting Party and (ii) the denominator of which equals the Total Costs, and the defaulting Party shall Transfer the portion of its Ownership Interest corresponding to its excess above its revised Ownership Percentage to each non-defaulting Party free and clear of any Liens other than Permitted Liens.  Thereafter, each Party’s Capacity Entitlement shall automatically and proportionately increase or decrease, as applicable, with such Party’s increase or decrease of Ownership Interest.  The defaulting Party shall execute and

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record any bills of sale, deeds, certificates or other documentation as reasonably requested by any non-defaulting Party to evidence the re-allocation of such interests.  The defaulting Party shall make Applicable Transfer Representations and Warranties in connection with such Transfer.

(g) Loss of Right to Revenue or Electrical Capacity.  If an Event of Default has occurred under Section 16.01(a), then, without limiting any other rights that the non-defaulting Parties might have, to the extent such Event of Default has not otherwise been satisfied in full upon the exercise by the non-defaulting Party of its rights under Section 16.02(f), a non-defaulting Party may, upon fifteen (15) days’ prior written notice to the defaulting Party delivered while such Event of Default remains outstanding, recover the defaulted payments by temporarily receiving all or any part of the defaulting Party’s Capacity Entitlement.  Receipt of the defaulting Party’s Capacity Entitlement shall continue until such time as the non-defaulting Party has received an amount equal to the payment default plus interest at the Default Rate, determined based on amounts that would otherwise be payable for such Capacity Entitlement under the applicable open access transmission tariff of the non-defaulting Party.  Once such non-defaulting Party has received such additional amount, the defaulting Party shall immediately, and without further action by the Parties, be entitled to fully receive its Capacity Entitlement.  In the event receipt of the defaulting Party’s Capacity Entitlement is not practicable due to regulatory requirements or the rights of third Persons, the defaulting Party shall pay over to the non-defaulting Party all proceeds, promptly upon the defaulting Party’s receipt of such proceeds, of the defaulting Party’s Capacity Entitlement until such time as the non-defaulting Party has received an amount equal to the payment default plus interest at the Default Rate.

(h) If an Event of Default of NPC has occurred under Section 16.01(a) in respect of one or more Contributions or payments and has continued for a period of one hundred twenty (120) days and the aggregate amount due and payable from NPC to Great Basin in respect of such Contributions or payments exceeds (x) from ON Line COD to the thirtieth (30th) anniversary of such date, five million Dollars ($5,000,000) and (y) from the thirtieth (30th) anniversary of ON Line COD to the forty-first (41st) anniversary of ON Line COD, one million Dollars ($1,000,000) (an “Extended Payment Default”), Great Basin shall possess the right to terminate the NVE Parties’ Capacity Entitlement other than the portion of their Capacity Entitlement on ON Line corresponding to their aggregate Ownership Interest (the “Terminated Capacity”) by sending written notice (by facsimile or other reasonable means) to NPC, which notice of termination shall become effective thirty (30) days after receipt if the NVE Parties fail to cure the Extended Payment Default prior to such thirtieth (30th) day.  If Great Basin fails to exercise this right of termination within thirty (30) days following the time when the Extended Payment Default first accrues (or more than thirty (30) days if the Parties agree to an extension), then such right of termination shall no longer be available to Great Basin as a remedy for the defaulted Contributions and payments constituting such Extended Payment Default, but shall be available for subsequent defaulted Contributions and payments to the extent they satisfy the requirements for an Extended Payment Default.  The termination of the Terminated Capacity and payment of the Termination Payment (if any) shall be the sole and exclusive remedy for Great Basin for the Extended Payment Default for the time period beginning at the time notice of termination under this Section 16.02(h) is transmitted; provided, however, that Great Basin may exercise any remedies available to it under this Section 16.02 prior to its transmittal of such

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notice of termination.  Great Basin shall calculate the payment associated with termination (“Termination Payment”) as follows:

                (i) Any Loss shall be determined by comparing the value of the Terminated Capacity had it not been terminated plus Costs to the equivalent quantities and relevant market prices for the remaining term of the Monthly Payment Period either quoted by a bona fide third-party offer or which are reasonably expected to be available in the market under a replacement contract or contracts for such Terminated Capacity.  To ascertain the market prices of a replacement contracts, Great Basin may consider, among other valuations, quotations from dealers in transmission capacity and other bona fide third party offers, all adjusted for the length of the remaining term.  It is expressly agreed that Great Basin shall not be required to enter into replacement transactions in order to determine the Termination Payment.

                (ii) Any Loss calculated under clause (i) shall be discounted to present value using the Present Value Rate as of the time of termination (to take account to the period between the time the termination was effective and when such amount would have otherwise been due pursuant to this Agreement).  The “Present Value Rate” shall mean the sum of 0.50% plus the yield reported on page “USD” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches the average remaining term of the Monthly Payment Period; and

                (iii) Great Basin shall aggregate any Loss with Outstanding Payments and notify NPC of such amount and the NVE Parties shall, within three (3) Business Days of receipt of such notice, pay to Great Basin an amount equal to the aggregate sum of the Loss (if any) and Outstanding Payments as the Termination Payment.  The Termination Payment shall bear interest at the Present Value Rate from the time notice of termination was received until paid.

                (iv) For purposes of this Section 16.02(h):

                   (A) “Loss” means the economic loss (inclusive of Costs), if any, resulting from the termination of the Terminated Capacity, determined in a commercially reasonable manner as calculated in accordance with this Section 16.02(h);

                   (B) “Costs” means brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred in terminating any specifically related arrangements which replace the Terminated Capacity and reasonable attorneys’ fees, if any, incurred in connection with Great Basin enforcing its rights under this Section 16.02(h).  Great Basin shall use reasonable efforts to mitigate or eliminate these Costs.

                   (C) “Outstanding Payments” means the aggregate

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amount of payments due and owing under this Agreement (and not otherwise paid) by the NVE Parties to Great Basin as of the date on which the termination of the Terminated Capacity becomes effective (it being understood that payment of the Outstanding Payments to Great Basin shall be in satisfaction of the NVE Parties’ obligation to make such payments under this Agreement);

                   (D) In no event, however, shall a Party’s Loss, Costs or Outstanding Payments include any penalties or similar charges imposed by Great Basin.

                (v) Notwithstanding anything in this Agreement to the contrary, upon the effectiveness of the notice terminating the Terminated Capacity (A) the NVE Parties’ Capacity Entitlement with respect to Electrical Capacity on ON Line shall be equal to the NVE Parties’ Ownership Percentage and the NVE Parties shall not be entitled to any Electrical Capacity on the Great Basin Segments, (B) all Operating Costs, Event of Loss Costs, Condemnation Action Costs and Capital Repair Costs shall be funded by the Parties in accordance with their respective Ownership Percentages and Great Basin shall have no right to recover Great Basin’s Ownership Percentage of any such costs from the NVE Parties and (C) the NVE Parties’ obligation to pay the Monthly Payment shall cease as provided in Section 3.06(c).  Payment of the Termination Payment pursuant to this Section 16.02(h) shall cure any Event of Default and Extended Payment Default giving rise to Great Basin’s rights under this Section 16.02(h).

(i) Other Remedies.  Prior to the Acquisition Closing Date and in the event the Acquisition Closing does not occur, breaches of representations and warranties and covenants shall be exclusively governed by Section 11.03.  After the Acquisition Closing Date, breaches of representations and warranties shall be exclusively governed by Article XII, subject to the limitations set forth therein.

           16.03 Additional Obligations.  With respect to a Party as to which an Event of Default has occurred, such Party shall take any and all such further actions and shall execute and file where appropriate any and all such further legal documents and papers as may be reasonable under the circumstances resulting from such Event of Default in order to facilitate the carrying out of this Agreement or otherwise effectuate its purpose, including action to seek any required Governmental Approval and to obtain any other required consent, release, amendment or other similar document.

           16.04 Interest on Overdue Payments and Contributions; Setoff.  If any sum due hereunder is not paid or contributed by the due date thereof, the Party owing such obligation shall pay to the other Parties or to a Project Account, as applicable, interest thereon at the Default Rate concurrently with the payment of the amount, such interest to begin to accrue as of the due date of such payment or Contribution.  Further, each non-defaulting Party shall have the right to setoff any amount owed to it by a defaulting Party hereunder against any amounts owed by it to such defaulting Party hereunder.

           16.05 Mitigation.  Each Party shall use commercially reasonable efforts to mitigate all of its damages and losses resulting from an Event of Default by any other Party.

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ARTICLE XVII

REPRESENTATIONS AND WARRANTIES

           17.01 Representations and Warranties.  Each Party represents and warrants to each other Party, as of the Effective Date and again as of the Acquisition Closing Date (as though made on and as of such date), except as set forth in the disclosure schedules delivered among the Parties prior to the Effective Date (the “Disclosure Schedules”) and the Disclosure Schedule Update:

(a) Due Organization.  Such Party is a duly organized, validly existing entity of the type described in the preface to this Agreement and is in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and in good standing as a foreign entity in the jurisdiction of its principal place of business (if not formed in that jurisdiction).

(b) Power and Authority.  Such Party has the full corporate or limited liability company, as applicable, legal right, power and authority to enter into this Agreement and perform its obligations under this Agreement.

(c) Due Authorization.  Such Party has taken all appropriate and necessary corporate or limited liability company, as applicable, action to authorize its execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

(d) Consents.  Except for, in the case of Great Basin, the Required Consents, such Party has obtained all consents, approvals, permits and other authorizations in connection with the execution, delivery and performance of this Agreement required to be obtained by it; provided, however, that no Party makes any representation or warranty under this Section 17.01(d) with respect to any consents, approvals, permits or other authorizations necessary for the development, construction, operation or maintenance of the Transmission Line or, except with respect to the Acquisition Closing, any consents, approvals, permits or other authorizations necessary in connection with the acquisition by one Party of any other Party’s Ownership Interests pursuant to the terms of this Agreement.

(e) Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Applicable Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(f) No Violation.  The execution, delivery and performance by such Party of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, (i) do not conflict with and will not result in a breach or violation of any of the terms or provisions of the organizational documents of such Party, (ii) do not conflict with and will not result in a material breach or violation of any of the terms or provisions of any existing Applicable Law to which such Party is subject or by which it or any of its material property is bound, or any material agreement or instrument to which such Party is a party or by which it or any of its material property is bound, or constitutes or will

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constitute a default thereunder or (iii) in the case of Great Basin, will not result in the imposition of any Lien (other than under any financing or security agreements with the NVE Lenders or a Permitted Lien) upon any of the Ownership Interests being Transferred to NPC and SPPC at the Acquisition Closing.

(g) Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by each Party directly with each other Party without the intervention of any Person on behalf of such Party in such manner as to give rise to any valid claim by any Person against each other Party for a finder’s fee, brokerage commission or similar payment.

(h) No Litigation and Compliance with Law.  There is no litigation pending or, to such Party’s knowledge, threatened to which such Party or any of its Affiliates is a party that could reasonably be expected to have a Material Adverse Effect.  Such Party is not in violation of any Applicable Law where the effect of which to such Party, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

           17.02 Special Representations and Warranties of Great Basin.  On and as of the Acquisition Closing Date (as though made on and as of such date), Great Basin represents and warrants to each of the NVE Parties as follows, except as set forth in the Disclosure Schedules attached to this Agreement and the Disclosure Schedule Update:

(a) Title to ON Line.  Great Basin possesses good, valid and marketable title to all of the personal property comprising ON Line (tangible and intangible assets) and good, valid, marketable and indefeasible title to the rights granted to Great Basin pursuant to the ON Line ROW (subject to the BLM restrictions in the ON Line ROW) and Land Contracts, in each case, free and clear of all Liens except Excluded Liens, and, effective upon the Acquisition Closing, (i) upon payment of the NVE Parties’ Closing Payment (if any), NPC and SPPC shall own and hold good, valid and marketable title to an undivided ownership interest equal to their respective Ownership Percentages in all of ON Line constituting personal property (tangible and intangible assets) and (ii) NPC and SPPC shall own and hold good, valid, marketable and indefeasible title to an undivided ownership interest equal to their respective Ownership Percentages in the real property comprising ON Line (including the ON Line ROW and Land Contracts) or a good, valid and marketable leasehold interest in the real property comprising ON Line (including the ON Line ROW and Land Contracts) equal to their respective Ownership Percentages, in each case, free and clear of all Liens except Permitted Liens.

(b) Agreements.  Great Basin is a party to all ON Line Agreements and it has delivered true, correct and complete copies of each ON Line Agreement (including any amendment thereto) to the NVE Parties as of the Acquisition Closing Date and any other agreement to which ON Line may be subject.  Each ON Line Agreement is in full force and effect against Great Basin and, to Great Basin’s knowledge, the other parties thereto and (i) Great Basin is not in material breach of its obligations under any such agreement, (ii) to Great Basin’s knowledge, no counterparty to any such agreement is in material default of its obligations under any such agreement and (iii) each such agreement is an enforceable and binding obligation of Great Basin and, to Great Basin’s knowledge, the other parties thereto (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent

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conveyance or other Applicable Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(c) Real Property.

                (i) Neither the whole nor any portion of the real property comprising ON Line (including the ON Line ROW and Land Contracts) is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Great Basin’s knowledge, has any such condemnation, expropriation or taking been proposed.

                (ii)  Great Basin has not received any written notice of, or has any knowledge of, any action, proceeding or litigation pending or threatened to modify the zoning of, or other governmental rules or restrictions applicable to, the real property comprising ON Line (including the ON Line ROW and Land Contracts) or the use or development thereof.

                (iii)  There are no agreements with any Governmental Authority affecting the use or ownership of the real property comprising ON Line (including the ON Line ROW and Land Contracts), true, correct and complete copies of which (including any amendment thereto) have not been provided to the NVE Parties.

(d) Governmental Approvals; Compliance with Laws; Hazardous Substances.

                (i)  Great Basin has obtained all Governmental Approvals that are necessary or customarily obtained for the current stage of ON Line and necessary or customarily obtained for Great Basin to perform its obligations under this Agreement and each ON Line Agreement as of Acquisition Closing Date (other than any Governmental Approvals related to the construction of the Robinson Summit Substation at the Robinson Summit Location).

                (ii)  Great Basin has provided true, correct and complete copies of each Governmental Approval for ON Line that has been obtained by Great Basin, and all applications for any pending Governmental Approval, to the NVE Parties and the status of each Governmental Approval for ON Line is set forth in Schedule 6 (it being understood that Schedule 6: (A) includes some Governmental Approvals that would not be customarily obtained as of the Acquisition Closing Date in light of the then-current stage of construction of ON Line (which are identified on Schedule 6 with an asterisk) and therefore will not necessarily be obtained by the Acquisition Closing Date and (B) is true and correct only as of the Effective Date, but will be modified via the Disclosure Schedule Update to set forth the status of each Governmental Approval listed on Schedule 6 as of the Acquisition Closing Date).

                (iii)  No application submitted by or on behalf of Great Basin or any of its Affiliates in connection with any Governmental Approval for ON Line

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contains any intentional misrepresentation.  Great Basin is in compliance with each Governmental Approval for ON Line in all material respects and each Governmental Approval for ON Line (A) is in full force and effect, (B) is not subject to any legal proceeding or to any unsatisfied condition that is not reasonably expected to be satisfied or could reasonably be expected to allow material modification or revocation thereof and (C) is final and all applicable appeal periods have expired or terminated.

                (iv)  Except for modifications to Governmental Approvals for ON Line that have already been made, no modification to a Governmental Approval is required for the conveyance or acquisition of the undivided ownership interests in ON Line to NPC and SPPC equal to their respective Ownership Percentages.  No further action is required for each Governmental Approval for ON Line to be properly in the name of the Parties.

                (v)  Great Basin is in compliance with all Applicable Laws in all material respects with respect to ON Line.

                (vi)  Great Basin is in compliance with all Environmental Laws in all material respects with respect to ON Line.  To the knowledge of Great Basin, Hazardous Substances have not been released, spilled, leaked or disposed of on, at, or under the ON Line ROW, or on, at, or under any property adjacent to the ON Line ROW, in any amount or concentration that is likely to require investigation or remediation pursuant to applicable Environmental Laws or in connection with the development, construction or operation of ON Line.

                (vii) Great Basin has obtained the Required Consents.

           17.03 MOU.  Great Basin represents and warrants as of the Effective Date that it has not, prior to the Effective Date, to the extent inconsistent with the MOU: (a) sold, assigned, encumbered, transferred, allowed a Lien to exist upon or otherwise disposed of any interest in or rights to ON Line, (b) directly or indirectly negotiated, discussed in any material respect, or entered into any agreement or participated in any inquiries or proposals in any material respect regarding the purchase of any interest in or rights to ON Line (other than the right to use Great Basin’s Capacity Entitlement with respect to ON Line from and after GB Segment COD), (c) made any public announcement regarding this Agreement or the transactions contemplated hereby without prior consultation with the NVE Parties, (d) assigned the MOU without the prior written consent of the NVE Parties, or (e) done any of the following without the written consent of the NVE Parties: submitted an application for or accepted any required Governmental Approval in respect of ON Line, selected a material contractor or vendor for ON Line, made any material modification to ON Line’s conceptual design, executed, terminated or amended any ON Line Agreement or waived any of the material terms thereof or exercised any remedies thereunder, initiated or settled any material litigation, arbitration or other dispute regarding ON Line or any ON Line Agreement, or adopted any material community outreach or government relations programs for ON Line.  Great Basin further represents and warrants as of the Effective Date that it has, prior to the Effective Date, promptly (x) provided the NVE Parties with all Governmental Approvals (including applications therefor), ON Line Agreements (including drafts thereof), and material communications regarding ON Line, and all material

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information regarding land rights, expected development, construction and operation costs, constructability, copies of studies, reports, and data, and any other information regarding ON Line and Great Basin and its Affiliates providing services under any ON Line Agreement,  in each case to the extent reasonably requested by the NVE Parties and (y) notified the NVE Parties of all material events in connection with ON Line of which Great Basin has knowledge, including any dispute under an ON Line Agreement and any litigation or arbitration in connection with ON Line.

           17.04 Non-Severable Improvements.  Each NVE Party represents and warrants to Great Basin, that as of the Effective Date, the NVE Parties do not currently have any plan to make any material, non-severable (a) improvement, (b) modification or (c) addition to ON Line that will be paid for by the NVE Parties after the ON Line COD, other than any such non-severable improvements described in Section 3.04(3) of Internal Revenue Service Revenue Procedure 2001-28, 2001-1 C.B. 1156; provided, however, that the Parties recognize that the NVE Parties are public utilities regulated by the PUCN and FERC and may be required at any time to accommodate transmission service requests and interconnection requests that may require modifications to ON Line or its interconnected transmission system(s).

           17.05 Knowledge.  When used in this Article XVII, the term “knowledge”, when used in reference to Great Basin shall mean the actual knowledge of any of Jason Hochberg, Paul Thessen, Joseph Esteves, Richard Roloff, Mark Milburn and Andrew Dera, and when used in reference to the NVE Parties shall mean the actual knowledge of any of Roberto Denis, Mario Villar, Ryan Smith and John Berdrow.

           17.06 Exclusivity of Representations.  The representations and warranties made by each Party in this Article XVII are the exclusive representations and warranties made by such Party with respect to itself and the Transmission Line and the transactions contemplated in this Agreement.  Each Party hereby disclaims any other express or implied representations or warranties with respect to itself or the Transmission Line.  Except as expressly set forth in this Agreement, the condition of the assets of the Parties shall be “as is” and “where is” and each Party makes no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the tangible assets of such Party (including the Transmission Line or any portion thereof) or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent.

ARTICLE XVIII

LIENS; FINANCING MATTERS

           18.01 Liens.

(a) Without the prior written consent of the Parties, (i) no Party may create or permit to exist a Lien (other than an Excluded Lien) on its Ownership Interests (from and after the Effective Date), (ii) Great Basin may not create or permit to exist a Lien (other than an Excluded Lien) on the Great Basin Segments (from and after the Effective Date), provided that this clause (ii) and clause (i) above shall not apply to the excluded assets referred to in the first proviso set forth in Section 18.04(a), (iii) no Party may take any action that would either cause or permit a Lien to exist on the Ownership Interests of any other Party and (iv) neither

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NVE Party may take any action that would either cause or permit a Lien to exist on Great Basin’s ownership interests in the Great Basin Segments; provided, however, that without the consent of any Party, in the course of performing ON Line Activities or Operating Activities, the Managing Party or NPC, as applicable, may, to the extent approved by the Parties (unless NPC is solely responsible, whether directly or through the payment of the Monthly Payment, for the payment of any amount referred to in clause (i) or (ii) below), create or permit to exist on the Ownership Interests: (i) any Lien for Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (ii) any statutory Lien (including any Liens of carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business by operation of law) with respect to a liability which is being contested in good faith, in each case in (i) and (ii) above, only so long as such Liens shall not involve any reasonable likelihood of the sale, forfeiture or loss of any material interest in the Transmission Line and shall not interfere in any material respect with the use or disposition of any material part of the Transmission Line, the GB Segment Security Interest or the ON Line Security Interest.  Great Basin shall directly acquire and continue to directly own all of the Transmission Line, except with respect to the NVE Parties’ Ownership Interests and the Transfer of ownership interests in the Transmission Line permitted by this Agreement.  Each Party shall promptly notify the other Parties of the attachment or imposition of any Lien not permitted by this Agreement.  Great Basin may not take any action to either create or permit to exist a Lien on any Applicable Centennial Phase 3 Facilities without NPC’s prior written consent; provided, however, that nothing contained herein shall prevent Great Basin from creating or permitting to exist an Excluded Lien on the Applicable Centennial Phase 3 Rights during the effectiveness of the SNIP Agreement.  Notwithstanding anything in this Section 18.01(a) to the contrary, any Party may obtain a judgment Lien against any other Party based on any such other Party’s breach under this Agreement, any Security Document, the SNIP Agreement or any other agreement, and the NVE Parties may create or permit to exist the ON Line Security Interest and GB Segment Security Interest.

(b) If (i) any Lien (other than an Excluded Lien) is filed against the Transmission Line by reason of any services or materials supplied or claimed to have been supplied on or to all or part of the Transmission Line and (ii) such Lien has not been satisfied or discharged of record, or its enforcement precluded, to the reasonable satisfaction of the Management Committee, by injunction, payment, deposit, bond, order of court or otherwise as soon as is reasonably practicable and, in any event, no later than the earlier of (i) ninety (90) days after the creation of such Lien and (ii) ninety (90) days prior to the first date on which foreclosure of such Lien is permitted under Applicable Laws, then a Party shall have the right, but not the obligation, to satisfy, bond or discharge such Lien and the amount incurred by such Party shall be promptly reimbursed by the other Parties in proportion to their respective Ownership Percentages; provided, however, that (A) in the event such Lien has been imposed as a consequence of an unauthorized act or omission, negligence, gross negligence or willful misconduct of a Party, such Party shall pay all costs in connection with satisfying, bonding and discharging such Lien and (B) except as provided in clause (A) above, in the event such Lien has been imposed on the Great Basin Segments, Great Basin shall pay all costs in connection with satisfying, bonding and discharging such Lien.

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(c) If (i) at any time there exists a Lien to which the NVE Parties are not senior (except as permitted by Section 18.04(e)) and (ii) such Lien has not been satisfied or discharged of record, or its enforcement precluded, to the reasonable satisfaction of the NVE Parties, by injunction, payment, deposit, bond, order of court or otherwise as soon as is reasonably practicable and, in any event, no later than fifteen (15) days after the NVE Parties first failed to have seniority with respect to such Lien (except as permitted by Section 18.04(e)), then the NVE Parties shall have the right, but not the obligation, to satisfy, bond or discharge such Lien and any costs incurred by any such NVE Party in connection therewith shall be promptly paid to such Party or Parties by Great Basin.

           18.02 Financing.

(a) Great Basin acknowledges that the NVE Parties intend to enter into discussions with certain U.S. governmental entities regarding providing financing for their share of the ON Line Costs, and each of the NVE Parties acknowledges that Great Basin intends to enter into discussions with certain U.S. governmental entities regarding such Persons providing financing for its share of the ON Line Costs.  At the requesting Party’s cost, each Party agrees to cooperate with the other Parties in their efforts to obtain financing from the NVE Lenders, ON Line Lenders and GB Segment Lenders, as applicable, and provide such other support as may be reasonably required in connection therewith.

(b) At the requesting Party’s cost, each other Party agrees to execute and deliver to and in favor of the ON Line Lenders, GB Segment Lenders or NVE Lenders, as applicable, a consent to assignment and such other documents customary for finance transactions of the types contemplated hereby (including customary legal opinions of the NVE Parties’ outside counsel) and reasonably requested by the ON Line Lenders, GB Segment Lenders or NVE Lenders, respectively, and reasonably acceptable to the NVE Parties or Great Basin, respectively.

           18.03 Non-Disturbance Agreement.

(a) As a condition to (i) granting any Lien over any part of the Transmission Line to an ON Line Lender or a GB Segment Lender or (ii) granting any Lien over any part of the Transmission Line as contemplated under Section (g)(i)(B), (g)(ii)(B) or (l) of the definition of Excluded Lien (in the case of this clause (ii), only to the extent a Non-Disturbance Agreement is required under Section (g)(i)(B), (g)(ii)(B) or (l) of the definition of Excluded Lien to constitute an Excluded Lien), Great Basin shall cause such ON Line Lender (or its agent), GB Segment Lender (or its agent) or other Person (any such ON Line Lender, GB Segment Lender, agent or other Person, a “Designated Secured Party”) to enter into and maintain in full force and effect a non-disturbance agreement containing the principles set forth below (except as the parties thereto otherwise agree in such non-disturbance agreement in their respective sole discretion) and otherwise in form and substance reasonably satisfactory to the NVE Parties  (a “Non-Disturbance Agreement”):

                (i) except in connection with the exercise of remedies for (A) the NVE Parties’ default under this Agreement to the extent such remedy is exercised in accordance with this Agreement or (B) default by the NVE Parties’ or other

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counterparty’s default under any other ON Line Agreement assigned to such Designated Secured Party (collectively with this Agreement, the “Assigned Agreements”) to the extent such remedy is exercised in accordance with such other ON Line Agreement, none of either of the NVE Parties or any other counterparty’s rights under such Assigned Agreement shall be disturbed in connection with the exercise of any right of such Designated Secured Party under any loan or security agreement or otherwise, and such Designated Secured Party shall agree not to take any action or request any relief or remedy that would terminate such Assigned Agreement or otherwise impair the NVE Parties or such counterparty’s rights under such Assigned Agreement or in connection with the Transmission Line;

                (ii) without prejudice to any remedies against the NVE Parties for their default under this Agreement or any other Assigned Agreement, if such Designated Secured Party (or its designee) forecloses on, takes title to, sells or otherwise assigns (such purchaser or assignee, a “Transferee”) any interest in the Transmission Line (whether by judicial or non-judicial foreclosure sale, any conveyance in lieu of foreclosure or otherwise), then (A) such Designated Secured Party (or such designee) shall simultaneously foreclose on or take title to or sell or otherwise assign to such Transferee all of the interests of Great Basin in the Transmission Line, (B) the Transmission Line shall remain subject to the terms of each Assigned Agreement and (C) such Designated Secured Party (or its designee) or Transferee (as the case may be) shall assume and be bound by all obligations of Great Basin under each Assigned Agreement arising after such foreclosure, taking title to, sale or other assignment (as the case may be) and each Assigned Agreement shall continue in full force and effect against such Designated Secured Party (or its designee) or Transferee; and

                (iii) without prejudice to any remedies against the NVE Parties for their default under this Agreement or any other Assigned Agreement, if (A) such Designated Secured Party (or its designee) forecloses on, takes title to, sells or otherwise assigns any interest in the Transmission Line (whether by judicial or non-judicial foreclosure sale, any conveyance in lieu of foreclosure or otherwise) and (B) any Assigned Agreement is rejected or terminated as a result of any bankruptcy or similar proceeding affecting Great Basin, then, at the NVE Parties request received within sixty (60) days after the occurrence of such an event, such Designated Secured Party (or its designee) or Transferee, as the case may be, shall execute and deliver a new agreement having identical terms as such Assigned Agreement (subject to any conforming changes necessitated by the substitution of parties); provided, that the term under the new agreement shall be no longer than the remaining balance of the term specified in such Assigned Agreement.

(b) Section 18.03(a) shall not apply to any Lien permitted under clause (1) of the definition of Excluded Lien to the extent such Lien secures vendor financing provided by an equipment vendor and such Lien is solely on the equipment provided by such vendor.

(c) No Party is responsible for the payment of principal and interest on indebtedness solely encumbering the ownership interests of any other Party.

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           18.04 Security Interest.

(a) Pre-GB Segment COD Security Interests.  To secure Great Basin’s obligations under this Agreement, the SNIP Agreement and all other agreements executed and delivered herewith (but only if and to the extent any such other agreements provide that they are to be so secured), unless the Parties agree in writing otherwise in their respective sole discretion, (i) at the Acquisition Closing, Great Basin shall grant to the NVE Parties a security interest in (A) all of Great Basin’s right, title and interest in, to and under ON Line (which shall initially constitute a seventy-five percent (75%) interest) and (B) all of its rights under this Agreement to the Monthly Payment and any rights related to ON Line (collectively, the “ON Line Security Interest”) and (ii) at GB Segment Financial Closing, Great Basin shall grant to the NVE Parties either (A) a security interest in all right, title and interest in, to and under the Great Basin Segments, provided that the amount that may be realized with respect to such security interest shall not exceed thirty-eight percent (38%) of the Anticipated Investments in the Great Basin Segments (the “GB Segment Security Interest Cap”) or (B) if Great Basin has made the Transfer contemplated by Section 15.03(f)(i), or such security interest can be granted under Applicable Law without such transfer and the NVE Parties consent in writing, a security interest in thirty-eight (38%) of all right, title and interest, in, to and under the Great Basin Segments and (C) a security interest in Great Basin’s rights under this Agreement related to the Great Basin Segments that corresponds to the security interest granted in clauses (A) and (B) above (collectively, the “GB Segment Security Interest”), in each case pursuant to the Security Documents; provided, however, that, for the avoidance of doubt, neither the ON Line Security Interest nor the GB Segment Security Interest shall include a Lien on any of Great Basin’s cash, accounts, securities, books and records (other than in respect of ON Line Agreements, corresponding agreements required for the construction and operation of the Great Basin Segments and Governmental Approvals), as more specifically described and agreed in such Security Documents; provided, further that prior to GB Segment COD, the GB Segment Security Interest shall only secure the obligations of Great Basin under this Agreement, the SNIP Agreement and all agreements executed and delivered herewith, in each case that relate to the Great Basin Segments (but only if and to the extent any such other agreements provide that they are to be so secured), all as more specifically described and agreed in such Security Documents.

(b) Post-GB Segment COD GB Segment Security Interest.  Upon GB Segment COD and if the Final NVE Capacity Entitlement (expressed as a percentage) is greater than thirty-eight percent (38%), unless the Parties agree in writing otherwise in their respective sole discretion, Great Basin shall either (i) increase the GB Segment Security Interest Cap to equal the product of (A) the Final NVE Capacity Entitlement (expressed as a percentage) and (B) the Anticipated Investments for the Great Basin Segments or (ii) if Great Basin has made the Transfer contemplated by Section 15.03(f)(i) or such security interest can be granted under Applicable Law without such transfer and the NVE Parties consent in writing, grant the NVE Parties an increase in the GB Segment Security Interest so that the GB Segment Security Interest shall provide the NVE Parties with a security interest in a percentage of all right, title and interest in, to and under the Great Basin Segments equal to the Final NVE Capacity Entitlement (expressed as a percentage); provided, that if Great Basin has granted the NVE Parties the security interest contemplated by Section 18.04(a)(ii)(A) and subsequently Great Basin has made (or is making as of GB Segment COD) the Transfer contemplated by Section 15.03(f)(i) or the

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security interest referred to below can be granted under Applicable Law without such transfer and the NVE Parties consent in writing, then Great Basin may (or, in the case of the Transfer contemplated by Section 15.03(f)(i), shall) grant the NVE Parties the security interest contemplated by this Section 18.04(b)(ii) and, in such event, the NVE Parties shall release the residual security interest granted by Great Basin under Section 18.04(a)(ii)(A) pursuant to release documentation reasonably satisfactory to the NVE Parties, Great Basin and the GB Segment Lenders.  The NVE Parties’ security interest in Great Basin’s rights in this Agreement related to the Great Basin Segments shall be adjusted to the extent necessary to be consistent with the adjustments contemplated by this Section 18.04(b).

(c) Post-GB Segment COD ON Line Security Interest.  Upon GB Segment COD and if the GB Segment Security Interest is then valid, legal, perfected, in full force and effect and has the priority contemplated by Section 18.04, and upon the written request of Great Basin, unless the Parties agree in writing otherwise in their respective sole discretion, the NVE Parties shall release a portion of the ON Line Security Interest pursuant to release documentation reasonably satisfactory to the NVE Parties, Great Basin and the ON Line Lenders so that the ON Line Security Interest shall provide the NVE Parties with (i) either (A) a security interest in all of Great Basin’s right, title and interest in, to and under ON Line, provided that the amount that may be realized with respect to such security interest shall not exceed an amount equal to the product of (1) the positive difference of (x) the Final NVE Capacity Entitlement (expressed as a percentage) minus (y) the NVE Parties’ aggregate Ownership Percentages and (2) the Anticipated Investments in ON Line or (B) if Great Basin has made the Transfer contemplated by Section 15.03(f)(i) or such security interest can be granted under Applicable Law without such transfer and the NVE Parties consent in writing, a security interest in a percentage of all right, title and interest in, to and under ON Line equal to (1) the positive difference of (x) the Final NVE Capacity Entitlement (expressed as a percentage) minus (y) the NVE Parties’ aggregate Ownership Percentages and (ii) all right, title and interest of Great Basin in, to and under the Fiber Optic Capacity and Microwave Capacity for ON Line.  The NVE Parties’ security interest in Great Basin’s rights in this Agreement related to ON Line shall be adjusted to the extent necessary to be consistent with the adjustments contemplated by this Section 18.04(c).

(d) Ownership Adjustment.  In the event that the NVE Parties’ Ownership Percentages increase or decrease in accordance with this Agreement, then, after GB Segment COD and upon the written request of a Party, unless the Parties agree in writing otherwise in their respective sole discretion, the NVE Parties shall release a portion of the ON Line Security Interest pursuant to documentation reasonably satisfactory to Great Basin and the ON Line Lenders, or Great Basin shall grant the NVE Parties an increase in the ON Line Security Interest, in either case, so that the ON Line Security Interest shall provide the NVE Parties with (i) either (A) a security interest in all of Great Basin’s right, title and interest in, to and under ON Line, provided that the amount that may be realized with respect to such security interest shall not exceed an amount equal to the product of (1) the positive difference between (x) the Final NVE Capacity Entitlement (expressed as a percentage) minus (y) the NVE Parties’ aggregate Ownership Percentages and (2) the Anticipated Investment in ON Line or (B) if Great Basin has made the Transfer contemplated by Section 15.03(f)(i) or such security interest can be granted under Applicable Law without such transfer and the NVE Parties consent in writing, a

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security interest in a percentage of all right, title and interest in, to and under ON Line equal to (1) the positive difference between (x) the Final NVE Capacity Entitlement (expressed as a percentage) minus (y) the NVE Parties’ aggregate Ownership Percentages and (ii) all right, title and interest of Great Basin in, to and under the Fiber Optic Capacity and Microwave Capacity for ON Line (which shall initially constitute a seventy-five percent (75%) interest).

(e) Priority of Security Interests.  The ON Line Security Interest and the GB Segment Security Interest shall at all times be senior to all Liens; provided, however, that the ON Line Security Interest and the GB Segment Security Interest shall be subordinated only to the following:

                (i) Liens described in clause (a) of the definition of Permitted Liens;

                (ii) Excluded Liens arising by operation of law that are required by Applicable Law to be senior to the ON Line Security Interest or the GB Segment Security Interest, as applicable;

                (iii) Liens described in clause (j) of the definition of Excluded Liens;

                (iv) Pre-GB Segment COD, GB Segment Security Interest over Great Basin Segments Capped at 38% and ON Line Security Interest over ON Line.  Prior to GB Segment COD, unless the Parties agree in writing otherwise in their respective sole discretion, Liens described in clauses (b) and (c) of the definition of Excluded Liens in favor of the ON Line Lenders and the GB Segment Lenders, respectively, for (A) with respect to the ON Line Security Interest, the sum of (1) three hundred thirty-four million Dollars ($334,000,000) plus eighty percent (80%) of the portion of any Initial Cost Differential and Incremental Cost Differential paid by Great Basin plus all fees, interest and other amounts (other than principal repayments) payable to the ON Line Lenders under the ON Line Financing Agreements, plus (2) eighty percent (80%) of the portion of the Net Capital Repair Costs paid by Great Basin in respect of ON Line plus (3) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the ON Line Lenders related to such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes and (B) with respect to the GB Segment Security Interest if the NVE Parties have been granted the security interest contemplated by Section 18.04(a)(ii)(A), the sum of (1) eighty percent (80%) of the cost of developing, constructing, completing and starting-up the Great Basin Segments, plus all fees, interest and other amounts (other than principal repayments) payable to the GB Segment Lenders under the GB Segment Financing Agreements, plus (2) eighty percent (80%) of the portion of the capital repair costs paid by Great Basin in respect of the Great Basin Segments, plus (3) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the GB Segment Lenders related to such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes;

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                (v) Pre-GB Segment COD, GB Segment Security Interest over 38% of Great Basin Segments and ON Line Security Interest over ON Line.  Prior to GB Segment COD, unless the Parties agree in writing otherwise in their respective sole discretion, Liens described in clauses (b) and (c) of the definition of Excluded Liens in favor of the ON Line Lenders and the GB Segment Lenders, respectively, for (A) with respect to the ON Line Security Interest, the sum of (1) three hundred thirty-four million Dollars ($334,000,000) plus eighty percent (80%) of the portion of any Initial Cost Differential and Incremental Cost Differential paid by Great Basin plus all fees, interest and other amounts (other than principal repayments) payable to the ON Line Lenders under the ON Line Financing Agreements, plus (2) eighty percent (80%) of the portion of the Net Capital Repair Costs paid by Great Basin in respect of ON Line plus (3) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the ON Line Lenders related to such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes and (B) with respect to the GB Segment Security Interest if the NVE Parties have been granted the security interest contemplated by Section 18.04(a)(ii)(B), thirty-eight percent (38%) of the sum of (1) eighty percent (80%) of the cost of developing, constructing, completing and starting-up the Great Basin Segments, plus all fees, interest and other amounts (other than principal repayments) payable to the GB Segment Lenders under the GB Segment Financing Agreements, plus (2) eighty percent (80%) of the portion of the capital repair costs paid by Great Basin in respect of the Great Basin Segments, plus (3) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the GB Segment Lenders related to such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes;

                (vi) Post-GB Segment COD, GB Segment Security Interest over Great Basin Segments Capped at Final NVE Capacity Entitlement and ON Line Security Interest  over ON Line Capped at Final NVE Capacity Entitlement less NVE Ownership Percentage.  On and after GB Segment COD, unless the Parties agree in writing otherwise in their respective sole discretion, if the NVE Parties have been granted the security interests contemplated by Sections 18.04(a)(ii)(A) and 18.04(c)(i)(A), Liens described in clauses (b) and (c) of the definition of Excluded Liens in favor of the ON Line Lenders and the GB Segment Lenders, respectively, for the sum of (A) three hundred thirty-four million Dollars ($334,000,000) plus eighty percent (80%) of the portion of any Initial Cost Differential and Incremental Cost Differential paid by Great Basin plus (B) eighty percent (80%) of the cost of developing, constructing, completing and starting-up the Great Basin Segments, plus (C) all fees, interest and other amounts (other than principal repayments) payable to the GB Segment Lenders under the GB Segment Financing plus (D) all fees, interest and other amounts (other than principal repayments) payable to the ON Line Lenders under the ON Line Financing Agreements, plus (E) eighty percent (80%) of the portion of the Net Capital Repair Costs paid by Great Basin in respect of ON Line, plus (F) eighty percent (80%) of the portion of the capital repair costs paid by Great Basin in respect of the Great Basin Segments plus (G) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the ON Line Lenders or the GB Segment Lenders related to

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such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes;

                (vii) Post-GB Segment COD, GB Segment Security Interest over Final NVE Capacity Entitlement of Great Basin Segments and ON Line Security Interest over Final NVE Capacity Entitlement less NVE Ownership Percentage.  On and after GB Segment COD, unless the Parties agree in writing otherwise in their respective sole discretion, if the NVE Parties have been granted the security interests contemplated by Section 18.04(a)(ii)(B) or Section 18.04(b)(ii) and Section 18.04(c)(i)(B), Liens described in clauses (b) and (c) of the definition of Excluded Liens in favor of the ON Line Lenders and the GB Segment Lenders, respectively, for the sum of (A) three hundred thirty-four million Dollars ($334,000,000) plus eighty percent (80%) of the portion of any Initial Cost Differential and Incremental Cost Differential paid by Great Basin, plus (B) all fees, interest and other amounts (other than principal repayments) payable to the ON Line Lenders under the ON Line Financing Agreements, plus (C) eighty percent (80%) of portion of the Net Capital Repair Costs paid by Great Basin in respect of ON Line plus (D) in each case, without duplication, indebtedness associated with interest rate protection agreements permitted by the ON Line Lenders related to such indebtedness, entered into in accordance with Prudent Utility Practices and not for speculative purposes; and

                (viii) as otherwise may be provided in the Intercreditor Agreements.

(f) Security Documents.  Great Basin shall authorize, execute and deliver separate security agreements, mortgages and other agreements, documents, fixture filings, financing statements and instruments, as reasonably requested by the NVE Parties, to grant to the NVE Parties and maintain the ON Line Security Interest and the GB Segment Security Interest (the “Security Documents”) and, simultaneously with the execution of the applicable Security Documents, the NVE Parties shall execute and deliver the applicable Intercreditor Agreements.  The NVE Parties may file and record such Security Documents as may be appropriate or required under Applicable Law to perfect the ON Line Security Interest and the GB Segment Security Interest, as applicable, and (i) Great Basin shall take such further actions and execute such further documents and instruments, all as reasonably required by the NVE Parties, to confirm and continue the validity, priority, and perfection of any such security interest in accordance with this Agreement and (ii) the NVE Parties shall take such further actions and execute such further documents and instruments, all as reasonably required by Great Basin, to confirm the subordination provisions set forth in this Agreement.  The granting of the ON Line Security Interest and the GB Segment Security Interest shall not limit any further Claims or other rights accruing to the NVE Parties under this Agreement or otherwise.  The NVE Parties may exercise any right provided in this Agreement or in any Security Document to recover any amount owing to the NVE Parties.  The NVE Parties may exercise their rights to all or any part of the ON Line Security Interest and the GB Segment Security Interest or in any Security Document in such amount, form and sequence as the NVE Parties may elect in their sole discretion.  Any failure to exercise any right provided to the NVE Parties under this Section

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18.04 or in any Security Document shall not prejudice the NVE Parties’ rights to recover damages or amounts in any manner.

(g) Transfer.  If Great Basin makes a Transfer contemplated by Section 15.03(e) or (f), references to Great Basin shall be deemed to be references to either Great Basin or the Affiliated Assignee, or to both Great Basin and the Affiliated Assignee, as the context may require.

ARTICLE XIX

GOVERNING LAW; DISPUTE RESOLUTION

           19.01 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAW OF THE STATE OF NEVADA WITHOUT REFERENCE TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

           19.02 Dispute Resolution; Binding Arbitration.

(a) Negotiation.  Any dispute or claim arising under or relating to this Agreement, or the breach, termination or validity hereof (a “Dispute”), which cannot be resolved by the Parties through negotiation by the Parties’ Authorized Representatives within ten (10) days after receipt by a Party of written referral thereto by any other Party (a “Notice”) shall be referred to a panel consisting of a senior executive (President or a Vice President) of each Party, with authority to decide or resolve the Dispute, for review and resolution.  Such senior executives shall meet and attempt in good faith to resolve the Dispute within twenty-five (25) days after receipt of a Notice.  If, for any reason, a Dispute has not been resolved within forty-five (45) days after receipt of the Notice, then any Party may refer such Dispute to arbitration for final resolution in accordance with Section 19.02(b).

(b) Arbitration.

                (i) At the request of any Party following the expiration of the period for senior executives to seek to resolve a Dispute set forth in Section 19.02(a), upon written notice to that effect to the other Parties (a “Demand”), the Dispute shall be finally settled by binding arbitration before a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein and unless the Parties agree otherwise in writing; provided, however, that any Dispute regarding Contributions or other payments required hereunder shall be resolved on an expedited basis (regardless of the amount in Dispute) by a single arbitrator (but such single arbitrator is still referred to in this Section 19.02(b) as the “arbitral panel”) in accordance with the expedited procedures provided for by the Rules.  The Demand must include statements of the facts and circumstances surrounding the Dispute, the legal obligation breached, the amount in controversy and the requested relief accompanied by documents supporting the Demand.

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                (ii) The arbitration shall be held and the award shall be issued in Las Vegas, Nevada.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1 et seq.

                (iii) If there is a single arbitrator, the Parties shall have fifteen (15) days from receipt by a Party of a Demand to agree on the single arbitrator.  If there are three (3) arbitrators, the NVE Parties collectively shall select one (1) arbitrator and Great Basin shall select one (1) arbitrator, in each case within fifteen (15) days after the receipt of the Demand.  Within fifteen (15) days after the selection of the second arbitrator, the two (2) arbitrators thus appointed shall select the third arbitrator, who shall act as the chairman of the panel.  If any arbitrator is not timely appointed, the AAA shall make such appointment in accordance with the listing, ranking and striking procedures in the Rules, with each of the NVE Parties and Great Basin having a limited number of strikes (to be agreed by the Parties or, failing such agreement, determined by the AAA) except for cause.

                (iv) The award shall be in writing (stating the award and the reasons, findings of fact and conclusions of law on which it is based), shall be final and binding upon the Parties and shall be the sole and exclusive remedy among the Parties regarding any Disputes, counterclaims, or accountings presented to the arbitral panel.  The arbitral panel shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates, except to the extent that applicable interest rates are otherwise provided herein.  Judgment upon any award may be entered in any court having jurisdiction.

                (v) For purposes of a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings, the Parties hereby agree to submit to the exclusive jurisdiction of the federal courts of the United States located in Las Vegas, Nevada, and the courts of the State of Nevada located in Las Vegas, Nevada (collectively, the “Las Vegas Courts”) and to the non-exclusive jurisdiction of the Las Vegas Courts for the enforcement of any arbitral award rendered hereunder.  Each of the Parties irrevocably waives, to the fullest extent permitted by Applicable Law, any objection it may now or hereafter have to the jurisdiction of such courts or the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each of the Parties hereby consents to service of process by registered mail or receipted courier at its address set forth in Section 20.01 and agrees that its submission to jurisdiction and its consent to service of process by mail are made for the express benefit of the other Parties.

                (vi) This Agreement and the rights and obligations of the Parties hereunder shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

                (vii) Each Party shall bear its own costs and fees, including attorneys’ fees and expenses.  The Parties expressly agree that the arbitrators shall have no power to consider or award any form of damages barred by Section 12.03.

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                (viii) The Parties, to the fullest extent permitted by Applicable Law, hereby irrevocably waive and exclude any recourse to the court system other than to enforce the agreement to arbitrate pursuant to this Section 19.02, for pre-arbitral injunction or pre-arbitral attachment or other order in aid of arbitration proceedings or to prevent irreparable harm prior to the appointment of the arbitral tribunal or enforce the award of the arbitral panel.

                (ix) If two or more Disputes arise in connection with this Agreement, then any or all such Disputes may be brought in a single arbitration.  If one or more arbitrations are already pending in connection with this Agreement, then any Party to a new Dispute in connection with this Agreement or any subsequently filed arbitration brought in connection with this Agreement may request that such new Dispute or any subsequently filed arbitration be consolidated into any prior pending arbitration.  The new Dispute or subsequently filed arbitration shall be so consolidated, provided that the arbitral panel for the arbitration so selected determines that: (A) the new Dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the prior pending arbitration, (B) no Party to the new Dispute or prior pending arbitration would be unduly prejudiced and (C) consolidation under these circumstances would not result in undue delay for the prior pending arbitration.  Any such order of consolidation issued by the arbitral tribunal shall be final and binding upon the Parties to the new Dispute, and the prior pending and subsequently filed arbitrations.  The Parties waive any right they have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Rules or in any court.  The arbitral tribunal for the prior pending arbitration into which a new Dispute or subsequently filed arbitration is consolidated shall serve as the arbitral tribunal for the consolidated arbitration.  The Parties agree that, upon such an order of consolidation, they will promptly discontinue any arbitration brought in connection with this Agreement, the subject of which has been consolidated into another arbitral proceeding in connection with this Agreement.

                (x) This Section 19.02(b) shall not apply to the resolution of any Deadlock, audit or allocation Disputes to be resolved by the Independent Auditor or other external auditor or appraiser under Sections 2.02(e) or 2.08, any appraisal to be made under Section 13.05(b), or any Loss Threshold Deadlock to be resolved under Section 13.07 or Section 14.07; provided, however, that Sections 19.02(b)(v) and (viii) shall apply to audit and allocation Disputes to be resolved by the Independent Auditor or other external auditor or appraiser under Sections 2.02(e) and 2.08, any appraisal to be made under Section 13.05(b), and any Loss Threshold Deadlock to be resolved under Section 13.07 or Section 14.07.  For the avoidance of doubt, the limitation set forth in this Section 19.02(b)(x) shall not preclude the use of the provisions set forth in Section 19.02(b) for determining a breach of, or interpreting, this Agreement.

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ARTICLE XX

MISCELLANEOUS

           20.01 Notices.  Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered by (a) hand delivery or (b) nationally recognized overnight courier to the applicable Party at the address set forth below with a copy of such correspondence delivered by e-mail, in each case, which shall be effective upon the physical receipt thereof:

To Great Basin:                     LS Power Development, LLC
1700 Broadway, 35th Floor
New York, NY 10019
Attention:  Jason Hochberg
E-Mail:  JHochberg@LSPower.com

With copy to:
LS Power Development, LLC
400 Chesterfield Center, Suite 110
St. Louis, MO 63017
Attention:  Paul Thessen
E-Mail:  PThessen@LSPower.com

LS Power Development, LLC
1700 Broadway, 35th Floor
New York, NY 10019
Attention:  Ron Fischer
E-Mail:  RFischer@LSPower.com

To NPC:                                NV Energy
6100 Neil Road
Reno, NV 89511
Attention:  Mario Villar
E-Mail:  MVillar@NVEnergy.com

With copy to:
Renee Lequerica, Deputy General Counsel
NV Energy
6100 Neil Road
Reno, NV 89511
E-Mail:  RLequerica@NVEnergy.com

To SPPC:                                NV Energy
6100 Neil Road
Reno, NV 89511
Attention:  Mario Villar

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E-Mail:  MVillar@NVEnergy.com

With copy to:
Renee Lequerica, Deputy General Counsel
NV Energy
6100 Neil Road
Reno, NV 89511
E-Mail:  RLequerica@NVEnergy.com

           20.02 Waivers.  No provision of this Agreement may be waived except in writing.  No failure by a Party to exercise, and no delay in exercising, short of the statutory period, any right, power or remedy under this Agreement shall operate as a waiver thereof.  Any waiver at any time by a Party of any right with respect to an Event of Default under this Agreement, or with respect to any other matter arising in connection therewith, shall not be deemed a waiver with respect to any subsequent Event of Default or any other matter.

           20.03 No Third-Person Beneficiaries.  Except as expressly provided otherwise herein, none of the promises, rights or obligations contained in this Agreement shall inure to the benefit of any Person that is not a Party, and no action may be commenced or prosecuted against any Party by any third Person claiming to be a third-Person beneficiary of this Agreement or the transactions contemplated hereby.

           20.04 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

           20.05 Independent Counsel  The Parties acknowledge that they have been represented by independent counsel in connection with this Agreement, they fully understand the terms of this Agreement and they voluntarily agree to such terms for the purposes of making a full compromise and settlement of the subject matter of this Agreement.

           20.06 Further Assurances.  Each Party shall promptly and with all due diligence take all necessary action in aid of obtaining all Governmental Approvals necessary to carry out its obligations under this Agreement.  Each Party hereby agrees that it will, at any time and from time to time, and without further consideration, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by any other Party to effectuate the purposes of this Agreement.

           20.07 No Fiduciary Relationship.  IN THEIR RELATIONS WITH EACH OTHER UNDER THIS AGREEMENT, NO PARTY (WHETHER AS AN OWNER

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OR IN ANY OTHER CAPACITY IN CONNECTION WITH THIS AGREEMENT) SHALL HAVE ANY FIDUCIARY DUTY TO ANY OTHER PARTY, BUT RATHER SHALL BE FREE TO ACT ON AN ARM’S-LENGTH BASIS IN ACCORDANCE WITH THEIR OWN RESPECTIVE SELF-INTERESTS, SUBJECT, HOWEVER, TO THE OBLIGATIONS OF THE PARTIES TO ACT IN GOOD FAITH IN THEIR DEALINGS WITH EACH OTHER WITH RESPECT TO ACTIVITIES HEREUNDER.

           20.08 Confidential Information.

(a) Confidential Information.  “Confidential Information” means information provided by one Party (the “Disclosing Party”) to any other Party (the “Receiving Party”) regarding the Disclosing Party that is clearly labeled or designated as “confidential” or “proprietary” or with words of like meaning or, if disclosed orally, clearly identified as confidential with the status confirmed promptly thereafter in writing, excluding the information described in Section 20.08(c).  Notwithstanding the foregoing sentence, the Books and Records of any Party, any information provided pursuant to Section 9.06 and the terms of this Agreement shall be Confidential Information.

(b) Treatment of Confidential Information.  The Receiving Party shall treat any Confidential Information with at least the same degree of care regarding its secrecy and confidentiality as the Receiving Party’s similar information is treated within the Receiving Party’s organization.  The Receiving Party shall keep confidential and not disclose the Confidential Information of the Disclosing Party to third Persons, nor use it for any purpose, without the express prior written consent of the Disclosing Party, except the Receiving Party is permitted to disclose Confidential Information without consent as follows:

                (i)  Disclosure shall be restricted solely to (A) its agents, consultants and representatives as may be necessary to perform its obligations under this Agreement, (B) its Affiliates, shareholders, directors, officers, employees, advisors, NVE Lenders, ON Line Lenders and GB Segment Lenders (as the case may be), rating agencies, and representatives as necessary, (C) any Governmental Authority in connection with seeking any PUCN Approval, FERC Approval or any other required Governmental Approval, (D) as required by Applicable Law or any stock exchange rules or, with respect to any information provided under Section 9.06, financial statements of the NVE Parties if any such information is aggregated with information of other Persons and (E) potential transferees of this Agreement, any Ownership Interests or any ownership interests in the Great Basin Segments (together with their agents, advisors and representatives), as may be necessary in connection with any Transfer (which Transfer shall be in compliance with Article XV) or in furtherance of the resolution of any Dispute pursuant to Article XIX, in each case after advising those Persons of their obligations under this Section 20.08.

                (ii)  In the event that the Receiving Party is requested or required by Applicable Law to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy and to consult with the Disclosing Party with respect to the

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Disclosing Party taking steps to resist or narrow the scope of such request or legal process.  This Section 20.08(b)(ii) shall not apply to the disclosure of this Agreement in connection with any disclosure pursuant to Section 20.08(b)(i)(C) or to comply with any stock exchange rules.

(c) Excluded Information.  Confidential Information shall not include the following:

                (i)  Information which is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party in breach of this Section 20.08;

                (ii)  Information which was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party;

                (iii)  Information which becomes available to the Receiving Party on a non-confidential basis from a Person other than the Disclosing Party or its representative who is not otherwise bound by a confidentiality agreement with the Disclosing Party or its representative or is otherwise not under any obligation to the Disclosing Party or its representative not to disclose the information to the Receiving Party; and

                (iv)  Information that is independently developed by the Receiving Party.

(d) Public Statements.  The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, ON Line or the transactions contemplated hereby and no Party shall issue any such public announcement, statement or other disclosure without having first received Management Committee approval, except as may be required by Applicable Law.  Notwithstanding the foregoing, each Party acknowledges and agrees that the other Parties may, without consent, advertise, issue brochures and make other announcements, statements and disclosures regarding the Transmission Line for educational, promotional or informational purposes.  It shall not be deemed a violation of this Section 20.08(d) to file, without consent, this Agreement with the PUCN, FERC or any other Governmental Authority for approval as required by Applicable Law.

(e) Specific Performance.  Each Party acknowledges and agrees that the failure to perform any of its respective obligations under this Section 20.08 would cause irreparable harm to the other Parties and that the remedy at law for any violation or threatened violation thereof would be inadequate, and further agrees that the other Parties shall be entitled to a temporary or permanent injunction, specific performance or other equitable relief specifically to enforce such obligations without the necessity of proving the inadequacy of its legal remedies.  No Party shall be required to post any guaranty, letter of credit, bond or other security to obtain an order or decree of specific performance.

           20.09 Other Transmission Lines and Exclusivity.

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(a) None of the Parties shall have any obligation to refrain from (i) owning, operating, maintaining, modifying, expanding, using or developing transmission lines that compete, directly or indirectly, with the Transmission Line, including the NVE Project or any similar project, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in owning, operating, maintaining, modifying, expanding, using or developing transmission lines that compete, directly or indirectly, with the Transmission Line, including the NVE Project or any similar project or (iii) doing business with any client or customer of the Transmission Line, and no Party shall have any right by virtue of this Agreement in or to any income or profits derived therefrom.

(b) During the period commencing on the Effective Date and expiring at the Acquisition Closing, except to the extent that this Agreement is otherwise terminated earlier in accordance with the terms herein, Great Basin may not, and shall cause its Affiliates not to, directly or indirectly, including through any agent, employee or other representative, negotiate, discuss in any material respect, or enter into any agreement or participate in any inquiries or proposals in any material respect regarding the purchase of any interest in or rights to the Ownership Interests contemplated by this Agreement to be Transferred to NPC and SPPC at the Acquisition Closing.  Great Basin acknowledges that the NVE Parties and their respective Affiliates are incurring substantial costs in reliance on their rights under this Agreement and that this exclusivity is essential for the integrity and viability of the Transmission Line.

           20.10 Survival of Obligations.  The following shall survive the termination or expiration of this Agreement:

(a) All obligations under this Agreement owed to a Party arising prior to or resulting from the termination or expiration of, or on account of the breach of, this Agreement;

(b) Sections 12.01 and 12.02, which shall survive to the full extent of the statute of limitations period applicable to any third-Person claim;

(c) For a period of one (1) year after the termination or expiration date of this Agreement, the right to submit a payment Dispute;

(d) The resolution of any Dispute submitted pursuant to this Agreement prior to, or resulting from, the termination or expiration of this Agreement;

(e) Sections 9.05, 12.03, 13.03, 14.03 and 16.02 and Article XIX; and

(f) This Article XX, except that (i) the provisions of Section 20.08 shall only survive for one (1) year after the expiration or termination of this Agreement and (ii) the provisions of Sections 20.17, 20.18 and 20.19 shall not survive the expiration or termination of this Agreement.

           20.11 Construction.  The Parties acknowledge that this Agreement has been jointly prepared by each Party and shall not be strictly construed against any Party.  No presumption will apply in favor of any Party in the interpretation of this Agreement or in the

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.

           20.12 Amendment.  This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each Party.

           20.13 Entire Agreement.  This Agreement, including all schedules, attachments and exhibits hereto, constitutes the complete and entire expression of agreement among the Parties and supersedes all prior and contemporaneous offers, promises, representations, negotiations, discussions and communications, whether written or oral, which may have been made in connection with the subject matter of this Agreement, including the MOU.  Any such representations or claims are hereby disclaimed.  Great Basin shall, and the NVE Parties shall cause NVE Parent to, execute documentation terminating the CA as of the Effective Date.

           20.14 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

           20.15 Headings. Headings are solely for the Parties’ convenience, are not a part of this Agreement and shall not be used to interpret this Agreement.

           20.16 Counterparts .  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

           20.17 Running with the Land; Memorandums of this Agreement .  To the extent permitted under Applicable Law, the obligations of each Party under this Agreement shall constitute covenants running with the Ownership Interest of such Party (insofar as such Ownership Interest constitutes an interest in real property) it being understood, for the avoidance of doubt, that such covenants shall be subject to all of the terms and conditions of this Agreement.  Upon request of any Party from time to time, the Parties shall execute and deliver one or more memorandums of this Agreement sufficient to set forth this Agreement as a matter of record; provided, however, that such memorandum(s) shall be acceptable to the Parties and in the event of any conflict between such memorandum(s) and this Agreement (or any other document filed in connection herewith), the terms of this Agreement (or other document filed in connection herewith) shall control.  Any Party may, at its sole cost and expense, record any such memorandum in any county in which the Transmission Line is located.

           20.18 Dedication.  No Party dedicates, and nothing in this Agreement shall be construed as constituting a dedication by any Party, of any of its properties or facilities to any other Party, to any customer of any Party or to the public.

           20.19 Integrity Clause; Gratuity.

(a) Great Basin shall comply with the Counterparty Code of Conduct (but, for the avoidance of doubt, the Parties’ Affiliates shall not have any obligations under the Counterparty Code of Conduct unless and until any such Affiliate becomes bound by the terms

Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

hereof).  Great Basin represents and warrants that it is, and Great Basin shall remain throughout the Term, familiar with its own business practices and the business practices of any third Person subcontractor and its agents and will ensure Great Basin and its third Person subcontractors and its agents operate within the guidelines of the Counterparty Code of Conduct.

(b) If Great Basin does not already have a copy, Great Basin may obtain a free copy of the Counterparty Code of Conduct by contacting the Ethics and Compliance Office of the NVE Parties at ethics-compliance@nvenergy.com or accessing the information at www.nvenergy.com.  The Counterparty Code of Conduct is hereby incorporated into this Agreement by this reference; provided, however, that where such Counterparty Code of Conduct and the requirements of this Agreement conflict the terms of this Agreement shall govern.

(c) Great Basin must notify the NVE Parties’ Representative immediately of any illegal or unethical activities or violations of the Counterparty Code of Conduct.  Great Basin should direct any questions or concerns about compliance or ethics issues while working for and/or on behalf of the NVE Parties to the NVE Parties’ Representative.  Great Basin may also call the NVE Parties’ toll-free Integrity Line at 1-888-256-5819 with any questions or concerns or to report illegal or unethical activities or any violation of the Counterparty Code of Conduct.  The Integrity Line is available 24 hours a day, 7 days a week.

(d) Great Basin shall not give or accept a Gratuity in connection with this Agreement or the subject matter hereof.

           20.20 Expiration of Options.  The options in Sections 3.07(a), 3.08, 3.09 and 6.05 shall expire immediately prior to three hundred sixty-five (365) years after the Effective Date, subject to the requirements of those Sections.

           20.21 Mobile Sierra.  The Parties agree that all rates, terms and conditions as specified in this Agreement shall remain in effect in accordance with their terms and shall not be subject to change through application to FERC pursuant to the provisions of Section 205 or Section 206 of the Federal Power Act of 1935, as amended, 16 U.S.C. §§ 792 et seq.  Absent agreement of the Parties to a proposed change, the standard of review for changes to any section of this Agreement by a Party, a non-Party or FERC acting sue sponte, shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956), or will be the most stringent standard permissible under then-Applicable Law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Transmission Use and Capacity Exchange Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the Effective Date.

NEVADA POWER COMPANY
(d/b/a NV Energy)

By:	/s/ Michael W. Yackira
Name:	Michael W. Yackira
Title:	President and CEO

SIERRA PACIFIC POWER COMPANY
(d/b/a NV Energy)

By:	/s/ Michael W. Yackira
Name:	Michael W. Yackira
Title:	CEO

GREAT BASIN TRANSMISSION, LLC

By:	/s/ Paul G. Thessen
Name:	Paul G. Thessen
Title:	President

Signature Page - Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit A

ON LINE BUDGET

Exhibit A-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

SWIP South Construction Costs
Exhibit A
All amounts are in USD 000s unless otherwise indicated

Construction Costs
Transmission Line Construction
Engineering	[$]	1,300

Owner Furnished Material
Tubular Structures	[$]	46,234
Lattice Structures	[$]	2,142
Conductor (incl ACSR shield wire)	[$]	29,942
OPGW (incl hardware)	[$]	2,992
Subtotal OFM	[$]	81,310

Construction contract	[$]	118,706

Contractor Furnished Material
Shield wire (non ACSR)	[$]	incl above
Conductor spacer - dampers / compression fittings	[$]	incl above
Conductor insulator & hardware	[$]	incl above
Shield wire hardware	[$]	incl above
Structure grounding material	[$]	incl above
Bird flight deterrent	[$]	incl above
Signs	[$]	incl above
Guy wire	[$]	incl above
Anchors	[$]	incl above
Foundation material	[$]	incl above

Construction
Foundation	[$]	incl above
Line	[$]	incl above
Roads	[$]	incl above
Lincoln County Construction Bids	[$]	incl above

Environmental (including reclamation and dust control	[$]	incl above

Subtotal construction contract	[$]	118,706

Compliance Inspection Contractor	[$]	1,600
Environmental monitor	[$]	13,700
Line construction QA/QC	[$]	8,170
Cultural Resource Mitigation	[$]	1,600
Fiber optic misc. + Regen Sites	[$]	3,107
Road closure	[$]	2,000
Line Spares	[$]	500
NVE Proj/Const Management	[$]	4,000
GBT Proj Management	[$]	3,000
Environmental	[$]	3,131
BLM Bond	[$]	1,100
BLM Cost Recovery	[$]	300
Land Acquisition	[$]	191
Subtotal other scopes/contractors	[$]	42,399

Transmission Line Subtotal	[$]	243,715

Robinson Summit Substation
Engineering	[$]	1,122

Owner Funished Material
345kV Series Capacitors	[$]	14,545
Transformers	[$]	6,700
Shunt reactor	[$]	2,920
Neutral reactor	[$]	600
Breakers	[$]	3,980
Disconnects	[$]	979
Support structures	[$]	4,500
Subtotal OFM	[$]	34,224

Construction contract (incl balance of equipment/material)	[$]	38,329

NVE Construction Scope at Robinson Summit	[$]	7,175

Substation Spares	[$]	400

Robinson Total	[$]	81,250

Owner Insurance	[$]	2,500

NVE Equipment Scope
Falcon Substation Expansion	[$]	22,285
Harry Allen Substation Interconnection	[$]	14,879
Gonder, Falcon, Valmy, Coyote, Tracy Relay Upgrades	[$]	4,102
Microwave communications	[$]	24,261
Subtotal	[$]	65,527

Taxes
Sales and Use Tax	[$]	16,111
Property Taxes	[$]	4,855
Total Taxes	[$]	20,965

Pre-Closing Costs
NVE Pre-Closing Costs Through October 2010	[$]	6,722
GB Pre-Closing Costs Through October 2010	[$]	4,565
Total Pre-Closing Costs (excluding carry)	[$]	11,287

Development Costs
NVE Development Costs Through December 2009	[$]	11,747
GB Development Costs Through December 2009	[$]	15,000
Total Development Costs (excluding carry)	[$]	26,747

Contingency
Contingency Percentage	[%]	10.00%

Exhibit A
Sub-Total	[$]	451,992
Contingency Amount	[$]	45,199
TOTAL w/ Contingency	[$]	497,191

Exhibit B

DELEGATED RESPONSIBILITIES

Secure permits required for the microwave communications system for ON Line

Secure permits required for the Falcon substation upgrades for ON Line

Secure permits required for the construction of the Robinson Summit Substation at the Robinson Summit Location

Exhibit B-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit C

ON LINE SCHEDULE

The ON Line Schedule will be attached upon approval of the Management Committee, which the Management Committee will endeavor to finalize within five (5) Business Days of the Effective Date.

The ON Line Schedule attached hereto was approved by the Management Committee on August 27, 2010 and is hereby deemed incorporated as of the Effective Date.

Exhibit C-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit C - ON Line Schedule
Line No.	Activity ID	Activity Name	OD	Start	Finish	Comment

ExC.PRJ PROJECT MILESTONES			1015	12-30-09 A	2-28-13
1	AB0005	Project Initiation	0	12-30-09 A
2	AB0015	Acquisition / Financial Closing	25	11-29-10	12-31-10
3	AB0030	ON Line COD	0		11-16-12*
4	AB0080	Project Complete	0		2-28-13*
ExC.ENV ENVIRONMENTAL APPROVALS			238	7-20-10 A	1-14-11
5	ABENV10	BLM Revised COM Plan Approval	0	8-18-10 A	8-18-10 A
6	ABENV20	BLM Final Approval of HPTP	0	7-20-10 A	7-20-10 A
7	ABENV30	BLM Notice to Proceed	0	8-19-10 A	8-19-10 A
8	ABENV40	PUCN Permit to Construct - SWIP South	0	8-31-10*	8-31-10
9	ABENV50	Robinson Summit Sub Site B UEPA EIS	0		10-15-10
10	ABENV60	Robinson Summit Sub Site B UEPA Permit Review	62	10-18-10	1-14-11
11	ABENV70	Robinson Summit Sub Site B PUCN Permit to Constr	0		1-14-11
ExC.AGR MAJOR AGREEMENTS AND APPROVAL			210	2-2-10 A	11-29-10
ExC.AGR.1 Public Utilities Commission			129	2-2-10 A	7-28-10 A
12	ABAGR100	NPC IRP Filing Review	129	2-2-10 A	7-28-10 A
13	ABAGR110	SPPC IRP Amendment Filing Review	99	3-16-10 A	7-28-10 A
14	ABAGR120	PUCN Hearings IRP's	10	6-1-10 A	6-11-10 A
15	ABAGR130	PUCN Order IRP's	30	7-28-10 A	7-28-10 A
ExC.AGR.2 Transmission Use Agreement			204	2-10-10 A	11-29-10
16	ABAGR200	TUA Negotiations	5	2-10-10 A	8-19-10
17	ABAGR210	Execution of TUA	0	8-20-10	8-20-10
18	ABAGR220	PUCN - Prepare Filing of TUA	11	8-23-10	9-7-10
19	ABAGR230	PUCN - TUA Review and Approval	28	9-8-10	10-15-10	Footnote 1
20	ABAGR240	FERC - Prepare draft filing of TUA	13	8-27-10	9-15-10
21	ABAGR245	FERC - Staff review/comment	5	9-16-10	9-22-10
22	ABAGR247	FERC - Prepare filling	6	9-22-10	9-29-10
23	ABAGR250	FERC - Review and Approval of TUA	40	9-30-10	11-29-10	Footnote 1
ExC.AGR.3 Interconnection Agreement / SNIP Agreement			64	8-26-10	11-29-10
24	ABAGR300	IA/SNIP Negotiations	20	8-26-10*	9-23-10
25	ABAGR310	Execution of IA/SNIP	0	9-24-10	9-24-10
26	ABAGR320	FERC Prepare Filing of IA/SNIP	6	9-22-10	9-29-10
27	ABAGR330	FERC IA/SNIP Review and Approval	40	9-30-10	11-29-10	Footnote 1
ExC.DSN PLANNING AND DESIGN			1275	1-1-07 A	6-30-11
28	ABDSN10	Transmission Line Design	768	1-1-07 A	12-31-10
29	ABDSN20	Robinson Summit Substation Design	253	1-2-09 A	3-30-11
30	ABDSN30	Harry Allen Substation Design	485	2-1-08 A	11-30-10
31	ABDSN40	Falcon Substation Design	100	2-10-11	6-30-11
32	ABDSN50	Microwave and Mobile Radio Design	507	1-2-08 A	11-19-10
ExC.TRN TRANSMISSION MATERIAL CONTRACTS			572	1-4-10 A	4-2-12
ExC.TRN Tubular V Towers			434	1-4-10 A	9-15-11
33	ABTRN100	Tubular V Towers - Design and Test	85	1-4-10 A 5	5-19-10 A
34	ABTRN110	Tubular V Towers - Contract		6-14-10 A	9-30-10

Footnote 1 - The parties acknowledge that the dates provided for these approvals are estimates and the ability to meet these dates is solely within the control of the respective regulatory agencies.

Footnote 2 - The Notice to Proceed and successor dates are dependent upon the actual Acquistion/Financial Closing date.

Exhibit C - ON Line Schedule
Line No.	Activity ID	Activity Name	OD	Start	Finish	Comment

35	ABTRN120	Tubular V Towers - Fabricate and Deliver	156	2-7-11	9-15-11
ExC.TRN.2 Tubular H-Fram/3-Pole			408	6-14-10 A	9-15-11
36	ABTRN200	Contract	5	6-14-10 A	9-30-10
37	ABTRN210	Fabricate and Deliveries	151	2-14-11	9-15-11
ExC.TRN.3 Lattice Towers			288	7-1-10 A	6-17-11
38	ABTRN300	Contract	170	7-1-10 A	9-30-10
39	ABTRN310	Fabricate and Deliveries	94	2-7-11	6-17-11
ExC.TRN.4 Conductor			546	6-1-10 A	4-2-12
40	ABTRN400	Contract	161	6-1-10 A	9-30-10
41	ABTRN410	Fabricate and Deliveries	254	4-4-11	4-2-12
ExC.TRN.5 OPGW & Hardware			546	6-1-10 A	4-2-12
42	ABTRN500	Contract	161	6-1-10 A	9-30-10
43	ABTRN510	Fabricate and Deliveries	254	4-4-11	4-2-12
ExC.SUB SUBSTATION MATERIAL CONTRACTS			672	6-1-10 A	9-28-12
ExC.SUB.1 Autotransformers			589	6-1-10 A	6-4-12
44	ABSUB100	Contract	5	6-1-10 A	9-30-10
45	ABSUB110	Delivery Complete	0	6-4-12	6-4-12
ExC.SUB.2 500kV Shunt Reactors			594	6-1-10 A	6-11-12
46	ABSUB200	Contract	5	6-1-10 A	9-30-10
47	ABSUB210	Delivery Complete	0	6-11-12	6-11-12
ExC.SUB.3 345kV Falcon-Robinson Series Caps (NVE)			507	10-1-10	9-28-12
48	ABSUB300	Contract	83	10-1-10*	1-31-11
49	ABSUB310	Design, Manufacture, Install	424	2-1-11	9-28-12
ExC.SUB.4 Circuit Breakers			570	6-1-10 A	5-7-12
50	ABSUB400	Contract	5	6-1-10 A	9-30-10
51	ABSUB410	Delivery Complete	0	5-7-12	5-7-12
ExC.SUB.5 Disconnect Switches			414	6-1-10 A	9-23-11
52	ABSUB500	Contract	5	6-1-10 A	9-30-10
53	ABSUB510	Delivery Complete	1	9-23-11*	9-23-11
ExC.SUB.7 Support Steel			408	6-1-10 A	9-15-11
54	ABSUB700	Contract	5	6-1-10 A	9-30-10
55	ABSUB705	Delivery - Anchor Bolts	11	6-1-11*	6-15-11
56	ABSUB710	Delivery - Structures	33	8-1-11*	9-15-11
ExC.SRV CONSTRUCTION AND SERVICE CONTRACTS			459	1-1-10 A	12-1-11
ExC.SRV.1 Transmission Line Construction			203	5-3-10 A	11-29-10
57	ABSRV100	Bid Process/Contract Negotiation	86	5-3-10 A	9-30-10
58	ABSRV120	Notice to Proceed	0	11-29-10	11-29-10	Footnote 2
ExC.SRV.2 Robinson Summit Substation Construction			146	5-3-10 A	3-1-11
59	ABSRV200	Bid Process/Contract Negotiation	5	5-3-10 A	9-30-10
60	ABSRV220	Notice to Proceed	0	3-1-11*	3-1-11
ExC.SRV.3 Harry Allen Substation Construction (NVE)			40	10-3-11	12-1-11
61	ABSRV300	Bid Process/Contract Negotiation	40	10-3-11*	11-30-11
62	ABSRV310	Notice to Proceed	0	12-1-11	12-1-11
ExC.SRV.4 Compliance Inspection Contractor			31	1-1-10 A	9-15-10
63	ABSRV400	Bid Process/Contract Negotiation		5 1-1-10 A	6-15-10 A

Footnote 1 - The parties acknowledge that the dates provided for these approvals are estimates and the ability to meet these dates is solely within the control of the respective regulatory agencies.

Footnote 2 - The Notice to Proceed and successor dates are dependent upon the actual Acquistion/Financial Closing date.

Exhibit C - ON Line Schedule
Line No.	Activity ID	Activity Name	OD	Start	Finish	Comment

64	ABSRV410	Notice to Proceed	0	9-15-10*	9-15-10
ExC.SRV.5 Environmental Monitoring Services			81	6-1-10 A	11-29-10
65	ABSRV500	Bid Process/Contract Negotiation	5	6-1-10 A	9-30-10
66	ABSRV510	Notice to Proceed	0	11-29-10	11-29-10	Footnote 2
ExC.SRV.6 Quality Assurance Services			81	7-1-10 A	11-29-10
67	ABSRV600	Bid Process/Contract Negotiation	5	7-1-10 A	9-30-10
68	ABSRV610	Notice to Proceed	0	11-29-10	11-29-10	Footnote 2
ExC.SRV.7 Archaeological Data Recovery Services			187	1-1-10 A	4-26-11
69	ABSRV700	Bid Process/Contract Negotiation	5	1-1-10 A	9-30-10
70	ABSRV710	Notice to Proceed	0	11-29-10	11-29-10	Footnote 2
71	ABSRV720	Fieldwork - Data Collection	84	12-29-10	4-26-11
ExC.CNST CONSTRUCTION			573	11-29-10	2-28-13
ExC.CNST.1 TRANSMISSION LINE CONSTRUCTION			573	11-29-10	2-28-13
72	ABCNST100	Mobilization	18	11-29-10	12-22-10
73	ABCNST110	Pre-Construction Material Receipt	18	11-29-10	12-22-10
74	ABCNST120	Access Roads and Below Grade	449	12-27-10*	9-28-12
75	ABCNST130	Tower Assembly and Erection	398	2-14-11	9-5-12
76	ABCNST140	Wire Stringing	394	5-2-11	11-15-12
77	ABCNST150	Commercial Operation Date	1	11-16-12	11-16-12
78	ABCNST160	Reclamation and Close Out	129	8-24-12	2-28-13
ExC.CNST.2 ROBINSON SUMMIT SUBSTATION			508	3-1-11	2-28-13
79	ABCNST200	Site Work - Grading and Fencing	100	3-1-11	7-20-11
80	ABCNST210	Civil and Electrical Construction	280	7-28-11	8-31-12
81	ABCNST220	Equipment Installation and Commissioning	213	1-19-12	11-15-12
82	ABCNST230	Commercial Operation Date	1	11-16-12	11-16-12
83	ABCNST240	Demobilization and Close Out	89	10-22-12	2-28-13
ExC.CNST.3 HARRY ALLEN SUBSTATION			277	1-27-12	2-28-13
84	ABCNST300	Civil and Electrical Construction	129	1-27-12	7-27-12
85	ABCNST310	Equipment Installation and Commissioning	147	4-20-12	11-15-12
86	ABCNST320	Commercial Operation Date	1	11-16-12	11-16-12
87	ABCNST330	Demobilization and Close Out	89	10-22-12	2-28-13
ExC.CNST.4 FALCON SUBSTATION			381	8-29-11	2-28-13
88	ABCNST400	Site Work - Grading and Fencing	70	8-29-11	12-8-11
89	ABCNST410	Civil and Electrical Construction	163	2-13-12	10-1-12
90	ABCNST420	Equipment Installation and Commissioning	116	6-5-12	11-15-12
91	ABCNST430	Commercial Operation Date	1	11-16-12	11-16-12
92	ABCNST440	Demobilization and Close Out	89	10-22-12	2-28-13
ExC.CNST.5 COMMUNICATIONS			374	6-1-11	11-16-12
93	ABCNST500	Site Work, Civil, and Electrical Construction	191	6-1-11*	3-1-12
94	ABCNST510	Equipment Installation and Commissioning	299	7-28-11	9-28-12
95	ABCNST520	Commercial Operation Date	1	11-16-12*	11-16-12

Footnote 1 - The parties acknowledge that the dates provided for these approvals are estimates and the ability to meet these dates is solely within the control of the respective regulatory agencies.

Footnote 2 - The Notice to Proceed and successor dates are dependent upon the actual Acquistion/Financial Closing date.

Exhibit D

INSURANCE PLAN

I.	Coverage specific to ON Line and the Great Basin Segments

A.
Property Insurance covering ON Line:  From ON Line Financial Closing to the earlier of (a) ON Line COD and (b) the date that operational insurance becomes effective, the Managing Party shall require each contractor and subcontractor performing work on the ON Line ROW, as part of its price, to procure and maintain the following coverages from the date of the notice to proceed under the applicable contract to the final completion thereof:

1.	All coverages described in Part II below (as modified by Part II(E))

2.	Delay in Start-up insurance with coverage of $110,000 per day of delay

3.	Builders All Risk insurance with limits no less than the full replacement cost, or an acceptable loss limit, of ON Line

4.
Marine and Air Cargo insurance, to the extent that any major equipment requires overseas transport, with limits sufficient to cover the property at risk, and Marine and Air Cargo Delay in Start-up insurance with limit and indemnity period equal to the amounts for the Delay in Start-up insurance

B.
Property Insurance covering Robinson Summit Substation: From ON Line COD, and thereafter throughout the Term, the NVE Parties shall provide the following Property Insurance coverage on the Robinson Summit Substation:

1.	All risk physical loss or damage coverage equivalent to the replacement value of the substation, subject to coverage limits and exclusions

C.	Property Insurance covering the Great Basin Segments:

1.
In the period between GB Segment Financial Closing and commercial operation of each Great Basin Segment, Great Basin shall procure, or require each contractor and subcontractor performing work on the right-of-way for the Great Basin Segments to procure, and maintain the following coverages from the date of the notice to proceed under the applicable contract to the final completion thereof:

(a)	All coverages described in Part II below (as modified by Part II(E))

(b)	Builders All Risk insurance

2.	From the commercial operation of each Great Basin Segment, and thereafter throughout the Term, Great Basin shall provide the following Property Insurance coverages on the Great Basin Segments:

Exhibit D-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(a)
To the extent that the GB Segments include the ownership of any substation, all risk physical loss or damage coverage equivalent to the replacement value of the substation, subject to coverage limits and exclusions

II.	Coverage specific to the Parties

Commencing on the Effective Date the Parties shall obtain and maintain the following insurance policies:

A.	Automobile Liability:

Coverage:
Bodily injury and property damage for all owned, hired and non-owned automobiles, trucks and trailers, including coverage for contractual liability.  Coverage shall be provided not less than that of an ISO Business Auto Policy CA 00 01 or similar:

$1,000,000	Combined Single Limit Each Occurrence for Bodily Injury & Property Damage.

B.	Workers' Compensation and Employers' Liability:

Coverage:
Statutory limits required by the Workers' Compensation laws of the applicable jurisdiction, including United States Longshoreman’s and Harbor Workers’ Act (USL&HW and Maritime Employers Liability), if applicable, with Employer's Liability.

Part One:	Workers' Compensation:	Statutory Limits

Part Two:	Employer's Liability:	Required Annual Limits:
USL&HW & MEL                                $1,000,000 policy limit
Bodily Injury by Accident:                 $1,000,000 each accident
Bodily Injury by Disease:                    $1,000,000 each employee
Bodily Injury by Disease:                    $1,000,000 policy limit

C.	General Liability Insurance:

Coverage:
Third party personal injury, bodily injury and property damage liability written on an occurrence form (including products liability for any product manufactured, assembled or otherwise worked upon away from the project site) including coverage for contractual liability, actions over and wildfire.

Minimum Requirements:                                                                Annual Limits of Liability:
General Aggregate                                                                          $ 2,000,000
Products/Completed Operations Aggregate                         $ 1,000,000
Personal/Advertising Injury Aggregate                                      $ 1,000,000
Each Occurrence Limit                                                                    $ 2,000,000

Exhibit D-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Fire Damage Legal Liability (any one fire)                                   $    100,000
Medical Expense                                                                              $        5,000

D.	Excess/Umbrella Liability Insurance:

Coverage:	Occurrence form written on a following form basis over the primary policies/coverages required above.

Minimum Limits of Liability:	All Insureds Combined:
Combined Single Limit	$25,000,000 each occurrence
General Aggregate	$25,000,000

E.	Aircraft/Aviation Liability (If required by Contract or if applicable):

Should aircraft of any kind be used by anyone on behalf of the Parties, such party using the aircraft shall maintain or cause the operator of the aircraft to maintain aviation liability insurance with the following requirements:

Combined Single Limit:
(Bodily Injury and Property Damage)                $10,000,000       each occurrence (as required)

Notes:
(a)	Waiver of hull damage shall be provided in favor of the Parties

(b)	If any lifts are preformed, a slung cargo endorsement shall be attached to the policy to cover the full replacement value of any equipment or material being lifted

F.	Railroad Protective Liability: (if required by contract)

Should the work involve any activities in the vicinity of a railroad, Railroad Protective Insurance as may be required by the affected railroad, written for not less than the limits required by such railroad.

III.	Requirements Applicable to all Insurance Policies

A.	All policies, binders or interim insurance contracts with respect to insurance maintained by the Parties, contractors, subcontractors or sub-subcontractors pursuant to this Exhibit D shall:

1.
be placed with responsible and reputable insurance companies which are licensed or authorized to do business in the State of Nevada and are rated by A.M. Best’s Key Rating Guide as “A-”, Financial Size “VIII”, or better;

2.	state that Great Basin, the NVE Parties, ON Line Lenders and GB Segment Lenders (as applicable) are named as additional insureds, with the exception of Workers Compensation/Employers Liability;

Exhibit D-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

3.
state that it is primary, or in excess only with respect to the specific primary policy provided by the same party for such coverage, and not excess or contributing as with respect to any other insurance (or self-insurance) available to the Parties, ON Line Lenders, GB Segment Lenders (as applicable) or the additional insureds and that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured under each such policy;

4.
provide that there will be no recourse against any additional insured for the payment of premiums or commissions (if such policies provide for the payment thereof), additional premiums or assessments, it being understood that such are obligations of the named insured providing such insurance pursuant to this Agreement;

5.
with respect to the insurance described in Section II waive any right of subrogation of the insurers thereunder against the Parties, ON Line Lenders, GB Segment Lenders (as applicable) and the officers, directors and employees of each of them, and any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, with respect to any liability of any such person insured under such policy;

6.
with respect to the interests of the additional insured, provide that such insurance shall not be invalidated by any action or inaction of the additional named insured and shall insure the additional named insured regardless of any breach or violation of any warranty, declaration or condition contained in such insurance by the primary named insured;

7.	provide that it may not be canceled or materially changed without giving the Parties sixty (60) days prior written notification thereof, except for ten (10) days for non-payment of premium.

8.	Such policies shall include a separation of insured clause.

9.	Operator and any subcontractor shall be responsible for any loss of or damage to their own property, including tools, equipment and vehicles or other property which does not form part of the project.

B.
Within thirty (30) days after the Acquisition Closing Date, and from time to time thereafter as reasonably requested by a Party, each Party shall provide the other Parties with certificates of insurance evidencing the placement of the coverages required (i) under this Exhibit D and (ii) by the GB Segment Lenders, together with information regarding any reserves required to be established by the GB Segment Lenders in respect of such coverages.  Each Party shall deliver replacement certificates evidencing replaced or renewed coverage to the other Parties on or before the expiration date of the expiring policies.

Exhibit D-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

C.
Great Basin, the NVE Parties, the ON Line Lenders and the GB Segment Lenders shall be named as insured parties and loss payees, as their interests appear, for all insurance policies contemplated herein.  Notwithstanding the above, all insurance proceeds received by the Parties shall be shared as set forth in this Agreement.

Exhibit D-5
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit E
FORM OF BILL OF SALE
AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of _____________, 2010 by and among Great Basin Transmission, LLC, a Delaware limited liability company (“Great Basin”), Nevada Power Company, a Nevada corporation, d/b/a NV Energy (“NPC”) and Sierra Pacific Power Company, a Nevada corporation, d/b/a NV Energy (“SPPC”).  Great Basin, NPC and SPPC may sometimes be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, reference is made to the Transmission Use and Capacity Exchange Agreement (the “Transmission Use Agreement”), dated as of August 20, 2010, by and among the Parties.  All capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Transmission Use Agreement.

WHEREAS, each Party desires to carry out, in part, the intent and purpose of the Transmission Use Agreement by such Party’s execution and delivery of this Assignment evidencing the vesting in NPC of an undivided twenty-three and seventy-five hundredths percent (23.75%) ownership interest in all right, title and interest in ON Line and SPPC of an undivided one and twenty-five hundredths percent (1.25%) ownership interest in all right, title and interest in ON Line.

WHEREAS, “ON Line” means any and all assets, interests and property rights (real and personal and tangible and intangible) comprising SWIP-S (to be renamed the “One Nevada Transmission Line” pursuant to Section 4.08 of the Transmission Use Agreement), including any fiber optic line comprising SWIP-S, any microwave communication system comprising SWIP-S  and any and all leasehold or other possessory interest in the ON Line ROW, ON Line Agreements, Governmental Approvals for ON Line, Books and Records, Work Product and depreciation and other tax benefits, as further described in Schedule 1.  For the avoidance of doubt, ON Line does not include the NVE Project, Excluded Agreements or any information licensed to Great Basin under the License Agreement.

WHEREAS, NPC will receive certain rights, and assume certain obligations, from Great Basin under the ON Line Agreements of which it will provide the benefit of those rights, and the burdens of the obligations, to SPPC pursuant to Section 3.01(c) of the Transmission Use Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Exhibit E-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Section 1. Bill of Sale.

(a) Great Basin hereby assigns, transfers, conveys and delivers to NPC an undivided twenty-three and seventy-five hundredths percent (23.75%) ownership interest in all right, title and interest in ON Line and to SPPC an undivided one and twenty-five hundredths percent (1.25%) ownership interest in all right, title and interest in ON Line.

(b) Great Basin hereby recognizes the receipt of the NPC Purchase Price, in part, for the assignment and transfer of an undivided twenty-three and seventy-five hundredths percent (23.75%) ownership interest in ON Line to NPC and the SPPC Purchase Price, in part, for the assignment and transfer of an undivided one and twenty-five hundredths percent (1.25%) ownership interest in ON Line to SPPC.

Section 2. Assignment and Assumption of ON Line Agreements.  Great Basin hereby assigns to NPC an undivided twenty-five percent (25%) ownership interest in all right, title and interest in and to each ON Line Agreement.  NPC hereby assumes and agrees to perform twenty-five percent (25%) of Great Basin’s obligations arising after the Acquisition Closing Date under each ON Line Agreement.  For the avoidance of doubt, with respect to indemnity obligations under any ON Line Agreement, NPC shall assume no liability for events that occurred through the Acquisition Closing Date and shall only assume twenty-five percent (25%) of liability for events that occur after the Acquisition Closing Date with respect to each ON Line Agreement.  SPPC assumes no obligations under this Agreement with respect to any ON Line Agreement.

Section 3. Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 4. Governing Law.  THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT REQUIRE THE APPLICATION OF ANOTHER JURISDICTION’S

Section 5. Severability. If any provision of this Assignment shall be held invalid or unenforceable, the validity or enforceability of the remaining provisions shall not in any way be impaired thereby.

Exhibit E-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Section 6. Construction. Headings are solely for the Parties’ convenience, are not a part of this Assignment and shall not be used to interpret this Assignment.  The Parties acknowledge that this Assignment has been jointly prepared by each Party and shall not be strictly construed against any Party.  No presumption will apply in favor of any Party in the interpretation of this Assignment or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.  In the event of a conflict between the terms of this Assignment and the terms of the Transmission Use Agreement, the terms of the Transmission Use Agreement shall prevail.  The Parties hereby acknowledge and agree that the only remedies of the Parties and their respective Affiliates, successors and assigns with respect to the consummation of the transactions contemplated by this Assignment shall be those remedies specifically provided for in the Transmission Use Agreement.

Section 7. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

Section 8. Amendment. This Assignment may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each Party.

Section 9. Further Assurances.  Each Party hereby agrees that it will, at any time and from time to time, and without further consideration, take all such further actions and execute and deliver all such further instruments or documents, as may be reasonably requested by any other Party to effectuate the purposes of this Assignment.

Section 10. Exclusivity of Representations.  THE REPRESENTATIONS AND WARRANTIES MADE IN ARTICLE XVII OF THE TRANSMISSION USE AGREEMENT ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY SELLER WITH RESPECT TO ITSELF AND ON LINE AND THE TRANSACTIONS CONTEMPLATED IN THIS ASSIGNMENT.  SELLER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF OR ON LINE.  EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE XII OF THE TRANSMISSION USE AGREEMENT, THE CONDITION OF ON LINE AND ANY PORTION THEREOF SHALL BE “AS IS” AND “WHERE IS” AND SELLER MAKES NO WARRANTY OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR QUALITY WITH RESPECT TO ANY OF THE TANGIBLE ASSETS OF SELLER (INCLUDING ON LINE OR ANY PORTION THEREOF) OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

Section 11. Several Liability. The covenants, obligations and liabilities of the Parties in connection with this Assignment are several and not joint.

Exhibit E-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Section 12. Security Interest.  Great Basin shall cause the GB Segment Security Interest and ON Line Security Interest to secure the performance of Great Basin’s obligations under this Assignment and shall execute and deliver to NPC and SPPC the appropriate Security Documents.  NPC and SPPC may file and record such Security Documents as may be appropriate or required under Applicable Law to perfect the ON Line Security Interest and the GB Segment Security Interest, as applicable, and Great Basin shall take such further actions and execute such further documents and instruments, all as reasonably required by NPC or SPPC, to confirm and continue the validity, priority, and perfection of any such security interest in accordance with the Transmission Use Agreement.  The granting of the ON Line Security Interest and the GB Segment Security Interest shall not limit any further Claims or other rights accruing to NPC or SPPC under this Assignment or otherwise.  NPC and SPPC may exercise any right provided in this Assignment or in any Security Document to recover any amount owing to NPC or SPPC, as applicable.  NPC and SPPC may exercise its rights to all or any part of the ON Line Security Interest and the GB Segment Security Interest or in any Security Document in such amount, form and sequence as NPC or SPPC, as applicable, may elect in its sole discretion.  Any failure to exercise any right provided to NPC or SPPC under this Section 11 or in any Security Document shall not prejudice NPC’s or SPPC’s rights to recover damages or amounts in any manner.

[SIGNATURE PAGE FOLLOWS]

Exhibit E-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

IN WITNESS WHEREOF, the Parties have caused this Assignment to be executed by their duly authorized representative as of the date first written above.

NEVADA POWER COMPANY
(d/b/a NV Energy)

By:  ________________________
Name:
Title:

SIERRA PACIFIC POWER COMPANY
(d/b/a NV Energy)

By:  ________________________
Name:
Title:

GREAT BASIN TRANSMISSION, LLC

By:  _________________________
Name:
Title:

Exhibit E-5
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

State of	}
} ss:
County of	}

This instrument was acknowledged before me on  ___________________________ by ______________________________ as ______________________________________ of ________________________________________________.

              NOTARY PUBLIC

              My Commission Expires:

Exhibit E-6
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

State of	}
} ss:
County of	}

This instrument was acknowledged before me on  ___________________________ by ______________________________ as ______________________________________ of ________________________________________________.

              NOTARY PUBLIC

              My Commission Expires:

Exhibit E-7
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

State of	}
} ss:
County of	}

This instrument was acknowledged before me on  ___________________________ by ______________________________ as ______________________________________ of ________________________________________________.

              NOTARY PUBLIC

              My Commission Expires:

Exhibit E-8
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

SCHEDULE 1

ON LINE

Exhibit E-9
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit F
FORM OF ASSIGNMENT AND CONSENT AGREEMENT

This ASSIGNMENT AND CONSENT AGREEMENT (this “Agreement”) is entered into as of [_____________], 2010, by and among Nevada Power Company, a Nevada corporation, d/b/a/ NV Energy (“Purchaser”), Great Basin Transmission, LLC, a Delaware limited liability company (“Seller”), and [_____], a [_____] (“Company”).  Purchaser, Seller and Company may be referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller and Company have entered into that certain [_______], dated as of [____] (the “Assigned Agreement”);

WHEREAS, Purchaser, Sierra Pacific Power Company, d/b/a NV Energy, and Seller have entered into that certain Transmission Use and Capacity Exchange Agreement, dated as of August 20, 2010 (the “Transmission Use Agreement”), pursuant to which Seller has agreed to assign an undivided twenty-five percent (25%) ownership interest in its rights, title and interest under the Assigned Agreement to Purchaser, and Purchaser has agreed to assume twenty-five percent (25%) of Seller’s obligations arising under the Assigned Agreement after the closing date of the acquisition under the Transmission Use Agreement (the “Transaction Closing Date”); and

WHEREAS, Seller requests consent from Company to transfer an undivided twenty-five percent (25%) ownership interest in Seller’s rights, title, interest and obligations under the Assigned Agreement to Purchaser in accordance herewith.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Consent and Agreement.  Company hereby consents to (a) the assignment of an undivided twenty-five percent (25%) ownership interest in Seller’s rights, title and interest in the Assigned Agreement to Purchaser and (b) the assumption by Purchaser of twenty-five percent (25%) of Seller’s obligations arising under the Assigned Agreement, in each case, effective immediately after the Acquisition Closing Date, except with respect to indemnity obligations under the Assigned Agreement for which Purchaser shall assume no liability for events that occurred through the Transaction Closing Date and shall only assume twenty-five percent (25%) of the liability for events that occur after the Transaction Closing Date, in each case, effective immediately after the Transaction Closing Date.  Company further hereby consents to (a) the

Exhibit F-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

assignment of additional undivided ownership interests in the Assigned Agreement between Seller and Purchaser from time to time effective as of the date set forth in a notice from Seller and Purchaser to the Company and (b) the corresponding assumption by Purchaser or Seller, as the case may be, of such assigned interest.

2. Novation of Assigned Agreement and Acknowledgment.  Effective immediately after the Transaction Closing Date, Company hereby fully and unconditionally releases Seller and its affiliates of all obligations under the Assigned Agreement assumed by Purchaser under Paragraph 1.  Company acknowledges and agrees that the obligations of Purchaser and Seller under the Assigned Agreement are several and not joint.

3. Representations.

Company represents and warrants to NPC that: (a) the Assigned Agreement is in full force and effect and constitutes the legal, valid and binding obligation of Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights or by equitable principles, (b) neither Company nor, to Company’s knowledge, Seller is in default of any obligation under the Assigned Agreement and neither has any existing counterclaims, offsets or defenses against the other, (c) to Company’s knowledge, no event or condition exists which would either immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Company or Seller to terminate or suspend its obligations under the Assigned Agreement, (d) to Company’s knowledge, no event or condition exists or has occurred which would give rise to any obligation of Seller to indemnify Company pursuant to the Assigned Agreement, (e) Seller has no payment amount under the Assigned Agreement outstanding or overdue and there are no pending claims for any payment amount related to the Assigned Agreement, (f) the Assigned Agreement has not been amended or otherwise modified, (g) Company is a [____] duly formed and validly existing under the laws of the State of [____], (h) Company has power and authority to execute and deliver this Agreement and the execution and delivery of which by Company has been duly and validly authorized and (i) this Agreement constitutes the legal, valid and binding obligation of Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights or by equitable principles.  NPC represents and warrants to Company that: (a) NPC is a corporation duly formed and validly existing under the laws of the State of Nevada, (b) NPC has power and authority to execute and deliver this Agreement and the execution and delivery of which by NPC has been duly and validly authorized and (c) this Agreement constitutes the legal, valid and binding obligation of NPC, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights or by equitable principles.

4. Miscellaneous.

(i) This Agreement shall be binding upon the Parties and their respective successors and assigns, and may be executed in one or more counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Exhibit F-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(ii) If any provision of this Agreement shall be invalid or unenforceable, the validity or enforceability of the remaining provisions shall not in any way be impaired thereby.  In the event of a conflict between this Agreement and the Assigned Agreement, the terms of this Agreement shall control.

(iii) THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF [INSERT “THE STATE OF NEVADA” UNLESS OTHERWISE AGREED BY PURCHASER AND SELLER] (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT REQUIRE THE APPLICATION OF ANOTHER JURISDICTION’S LAWS).

(iv) This Agreement embodies the complete agreement among the Parties with respect to the subject matter hereof and supersedes all other oral or written understandings or agreements.

(v) Company agrees to execute and deliver such instruments and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

(vi) This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each Party.

[Signature Page Follows]

Exhibit F-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

[COMPANY]

By:  ________________________
Name:
Title:

GREAT BASIN TRANSMISSION, LLC

By:  ________________________
Name:
Title:

NEVADA POWER COMPANY
(d/b/a NV Energy)

By:  ________________________
Name:
Title:

Exhibit F-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit G

FORM OF GRANT, BARGAIN AND SALE DEED

A.P.N.:

                            RECORDING REQURED BY,
                            WHEN RECORDED MAIL TO, AND
                            MAIL TAX STATEMENTS TO:

The undersigned hereby affirm(s) that this document, including any exhibits, submitted for recording does not contain the social security number of any person or persons. (Per NRS 239B.030)	NV Energy P.O. Box 98910 Las Vegas, NV 89151-0001
Attn: [ ]

GRANT, BARGAIN, AND SALE DEED

THIS DEED (“Deed”) WITNESSETH, that Great Basin Transmission, LLC, a Delaware limited liability company (“Grantor”), for a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, and sell to [Nevada Power Company]/[Sierra Pacific Power Company], a Nevada corporation, d/b/a NV Energy (“Grantee”) (whose address is ___________________________ __________________), its successors and assigns forever, an undivided [twenty-three and seventy-five hundredths percent (23.75%)]/[one and twenty-five hundredths percent (1.25%)] ownership interest in all right, title and interest in that real property and real property rights situated in the County of [_____], State of Nevada, bounded and described as follows (the “Property”):

SEE LEGAL DESCRIPTION ATTACHED HERETO

AND MADE A PART HEREOF AS ANNEX “A”.

TOGETHER WITH an undivided [twenty-three and seventy-five hundredths percent (23.75%)]/[one and twenty-five hundredths percent (1.25%)] ownership interest in all right, title and interest in all the following additional land rights:

SEE ADDITIONAL LAND RIGHTS ATTACHED HERETO

AND MADE A PART HEREOF AS ANNEX “B”.

AND TOGETHER WITH an undivided [twenty-three and seventy-five hundredths percent (23.75%)]/[one and twenty-five hundredths percent (1.25%)]  ownership interest in all right, title

Exhibit G-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

and interest in all improvements situated thereon and all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining to the Property, and the reversion and reversions, remainder and remainders, rents, issues and profits of the Property.

SUBJECT TO:

(1)	Those matters more particularly described in Annex “C” attached to this Deed;

(2)	All restrictions, conditions, reservations, prior reservations (if any), rights, rights of way and easements now of record or otherwise apparent from a visual inspection of the Property; and

(3)	Any applicable zoning or land use regulations or restrictions.

Grantor warrants that it shall execute, acknowledge, deliver, or cause to be executed, acknowledged, or delivered, all documents or instruments granting security interests to the Grantee in order to secure the performance of Grantor’s obligations under this Deed.  Grantee may file and record all documents or instruments as may be appropriate or required to perfect such security interests, and Grantor shall take such further actions and execute such further documents and instruments, all as reasonably required by Grantee, to confirm and continue the validity, priority, and perfection of any such security interests.  Grantee may exercise any and all rights provided in this Deed or in any security agreement related to the foregoing security interest to recover any amount owning to Grantee, in such amount, form and sequence as Grantee may elect in its sole discretion.  Any failure to exercise any right provided to Grantee under this paragraph shall not prejudice Grantee’s rights to recover damages or amounts in any manner.

[Signature Page Follows]

Exhibit G-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

IN WITNESS WHEREOF, this instrument has been executed this ________ day of __________, 2010, to be effective as of the _______ day of _________, 2010.

GREAT BASIN TRANSMISSION, LLC, a Delaware limited liability company

By:  ______________________________
Print Name: ________________________
Title: _____________________________

State of	}
} ss:
County of	}

This instrument was acknowledged before me on  ___________________________ by ______________________________ as ______________________________________ of ________________________________________________.

                                     NOTARY PUBLIC

             My Commission Expires:

Exhibit G-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

ANNEX “A”

LEGAL DESCRIPTION

[Legal Description to come when finalized]

Exhibit G-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

ANNEX “B”

ADDITIONAL LAND RIGHTS

[Additional Land Rights to come when finalized]

Exhibit G-5
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

ANNEX “C”

PERMITTED EXCEPTIONS

[Permitted Exceptions to come when finalized]

Exhibit G-6
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit H
APPLICABLE TRANSFER REPRESENTATIONS
AND WARRANTIES

Bracketed capitalized terms below shall have customary meanings set forth in the agreement for the applicable Transfer, including that references in this Exhibit H to “[this Agreement]” shall mean the agreement regarding the applicable Transfer.

1.
With respect to a Transfer under Section 3.07(a), 3.08, 3.09(a), 5.03(d), 5.04(c), 13.04, 13.05(a), 14.04, 14.05, 15.02(b), 16.02(d) or 16.02(f), the Transferring Party shall make the following representations and warranties to [Great Basin]/[the NVE Parties] as of the date of the Transfer substantially in the form set forth below:

(a)
Due Organization.  The Transferring Party is a duly organized, validly existing entity of the type described in the preface to [this Agreement] and is in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and in good standing as a foreign entity in the jurisdiction of its principal place of business (if not formed in that jurisdiction).

(b)
Power and Authority.  The Transferring Party has the full [corporate]/[limited liability company] legal right, power and authority to enter into [this Agreement] and perform its obligations under [this Agreement].

(c)
Due Authorization.  The Transferring Party has taken all appropriate and necessary [corporate]/[limited liability company] action to authorize its execution, delivery and performance of [this Agreement] and the transactions contemplated hereunder.

(d)
Consents.  The Transferring Party has obtained all consents, approvals, permits and other authorizations in connection with the execution, delivery and performance of [this Agreement] required to be obtained by it; provided, however, that the Transferring Party makes no representation or warranty under this Section (d) with respect to any consents, approvals, permits or other authorizations necessary for the development, construction, operation or maintenance of the Transmission Line.

(e)
Binding Obligation.  [This Agreement] constitutes a legal, valid and binding obligation of the Transferring Party, enforceable against the Transferring Party in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Applicable Laws now

Exhibit H-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(f)
No Violation.  The execution, delivery and performance by the Transferring Party of [this Agreement], the compliance with the terms and provisions of [this Agreement] and the carrying out of the transactions contemplated by [this Agreement], (i) do not conflict with and will not result in a breach or violation of any of the terms or provisions of the organizational documents of the Transferring Party, (ii) do not conflict with and will not result in a material breach or violation of any of the terms or provisions of any existing Applicable Law to which the Transferring Party is subject or by which it or any of its material property is bound, or any material agreement or instrument to which the Transferring Party is a party or by which it or any of its material property is bound, or constitutes or will constitute a default thereunder or (iii) will not result in the imposition of any Lien upon any of the Ownership Interests being Transferred to [Great Basin]/[the NVE Parties].

(g)
Brokers.  All negotiations relative to [this Agreement] and the transactions contemplated by [this Agreement] have been carried out by the Transferring Party directly with [Great Basin]/[the NVE Parties] without the intervention of any Person on behalf of the Transferring Party in such manner as to give rise to any valid claim by any Person against [Great Basin]/[the NVE Parties] for a finder’s fee, brokerage commission or similar payment.

(h)
No Litigation and Compliance with Law.  There is no litigation pending or, to the Transferring Party’s knowledge, threatened to which the Transferring Party or any of its Affiliates is a party that could reasonably be expected to have a [Material Adverse Effect] on the resulting transfer.  The Transferring Party is not in violation of any Applicable Law where the effect of which to the Transferring Party, individually or in the aggregate, could be reasonably expected to have a [Material Adverse Effect].

(i)
Title to ON Line.  The Transferring Party possesses good, valid and marketable title to a [__]% Ownership Interest free and clear of all Liens except Excluded Liens, and, effective upon the Transfer and the payment of the Applicable Purchase Price by the non-Transferring Party(ies), (i) [Great Basin] shall Transfer to [NPC and SPPC] a [__]% Ownership Interest and a [__]% Ownership Interest, respectively, in each case, free and clear of all Liens except Permitted Liens.

(j)
Agreements and Governmental Approvals.  The Transferring Party has delivered true, correct and complete copies of each agreement (other than an ON Line Agreement to which [Great Basin]/[the NVE Parties] is a party) (including any amendment thereto) to [Great Basin]/[the NVE Parties] as of the date of the

Exhibit H-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Transfer to which the Ownership Interests being Transferred may be subject.  [NPC]/[Great Basin] is not in material breach of its obligations under any ON Line Agreement, to [NPC]/[Great Basin]’s knowledge, no counterparty (other than [Great Basin]/[the NVE Parties]) to any such agreement is in material default of its obligations under any such agreement and each such agreement is an enforceable and binding obligation of it, and to its knowledge, the other parties (other than [Great Basin/[the NVE Parties]) thereto (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Applicable Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).  The Transferring Party is in compliance with each Governmental Approval for ON Line in all material respects.

When used in Sections (a)-(j) above, the term “knowledge” shall be limited to the actual knowledge of specified persons as reasonably agreed by the Parties.  The representations and warranties of the Transferring Party described in Sections (a)-(j) above shall survive the date of the Transfer as follows: (a) the representations and warranties in Sections (a)-(g) and (i) shall survive forever, and (b) all other representations and warranties shall survive for three (3) years after the date of the Transfer.  The Transferring Party’s maximum aggregate liability for Claims which may be recovered for breaches of representations or warranties contained in Section (j) shall be an amount equal to the purchase price for the applicable Transfer (or other amount being paid in respect of the applicable transfer, as applicable) in accordance with this Agreement (the “Applicable Purchase Price”); provided, however, that (a) there shall be no maximum aggregate liability in connection with Claims for gross negligence, willful misconduct or fraud and (b) the Applicable Purchase Price (but only for purposes of determining the maximum aggregate liability in this sentence) for a Transfer under (i) Sections 5.03(d), 5.04(c), 13.04 and 14.04 shall equal the costs not funded by Great Basin that give rise to such Transfer and (ii) Section 16.02(f) shall equal the amount of the applicable Event(s) of Default.

2.
With respect to the Transfer contemplated by Section 6.01, [NPC]/[SPPC] shall make the following representations and warranties to Great Basin as of the date of the Transfer substantially in the form set forth below:

(a)
Due Organization.  [NPC]/[SPPC] is a duly organized, validly existing entity of the type described in the preface to [this Agreement] and is in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and in good standing as a foreign entity in the jurisdiction of its principal place of business (if not formed in that jurisdiction).

(b)	Power and Authority. [NPC]/[SPPC] has the full corporate legal right, power and authority to enter into [this Agreement] and perform its obligations under [this Agreement].

Exhibit H-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(c)
Due Authorization.  [NPC]/[SPPC] has taken all appropriate and necessary corporate action to authorize its execution, delivery and performance of [this Agreement] and the transactions contemplated hereunder.

(d)
Consents.  [NPC]/[SPPC] has obtained all consents, approvals, permits and other authorizations in connection with the execution, delivery and performance of [this Agreement] required to be obtained by it; provided, however, that [NPC]/[SPPC] makes no representation or warranty under this Section (d) with respect to any consents, approvals, permits or other authorizations necessary for the development, construction, operation or maintenance of the Transmission Line.

(e)
Binding Obligation.  [This Agreement] constitutes a legal, valid and binding obligation of [NPC]/[SPPC], enforceable against [NPC]/[SPPC] in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Applicable Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(f)
No Violation.  The execution, delivery and performance by [NPC]/[SPPC] of [this Agreement], the compliance with the terms and provisions of [this Agreement] and the carrying out of the transactions contemplated by [this Agreement], (i) do not conflict with and will not result in a material breach or violation of any of the terms or provisions of the organizational documents of [NPC]/[SPPC], (ii) do not conflict with and will not result in a breach or violation of any of the terms or provisions of any existing Applicable Law to which [NPC]/[SPPC] is subject or by which it or any of its material property is bound, or any material agreement or instrument to which [NPC]/[SPPC] is a party or by which it or any of its material property is bound, or constitutes or will constitute a default thereunder and (iii) will not result in the imposition of any Lien (other under any GB Segment Financing Agreement or a [Permitted Lien]) upon the Transmission Improvements being Transferred to Great Basin.

(g)
Brokers.  All negotiations relative to [this Agreement] and the transactions contemplated by [this Agreement] have been carried out by [NPC]/[SPPC] directly with Great Basin without the intervention of any Person on behalf of [NPC]/[SPPC] in such manner as to give rise to any valid claim by any Person against Great Basin for a finder’s fee, brokerage commission or similar payment.

(h)
No Litigation and Compliance with Law.  There is no litigation pending or, to [NPC]/[SPPC]’s knowledge, threatened to which [NPC]/[SPPC] or any of its Affiliates is a party that could reasonably be expected to have a [Material Adverse Effect] on the resulting transfer.  [NPC]/[SPPC] is not in violation of any Applicable Law where the effect of which to [NPC]/[SPPC], individually or in the aggregate, could be reasonably expected to have a [Material Adverse Effect].

Exhibit H-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(i)
Title.  [NPC]/[SPPC] possesses good, valid and marketable title to all of the personal property comprising the Transmission Improvements and good, valid, marketable and indefeasible fee title to all of the real property comprising the Transmission Improvements or good, valid and marketable leasehold interests in the real property comprising the Transmission Improvements, and, effective upon the Transfer and the payment of the Transmission Improvement Purchase Price by Great Basin, (i) Great Basin shall own and hold good, valid and marketable title to the Transmission Improvements constituting personal property (tangible and intangible assets) and (ii) Great Basin shall own and hold good, valid, marketable and indefeasible title to the real property comprising the Transmission Improvements or a good, valid and marketable leasehold interest in the real property comprising the Transmission Improvements, in each case, free and clear of all Liens except [Permitted Liens].

(j)	Governmental Approvals; Compliance with Laws; Hazardous Substances.

(i)
[NPC]/[SPPC] has provided true, correct and complete copies of each Governmental Approval for the Transmission Improvements, and all applications for any pending Governmental Approval for the Transmission Improvements, to Great Basin and the status of each Governmental Approval for Transmission Improvements is set forth in Schedule [___].

(ii)
No application submitted by or on behalf of [NPC]/[SPPC] or any of its Affiliates in connection with any Governmental Approval for the Transmission Improvements contains any intentional misrepresentation.  [NPC]/[SPPC] is in compliance with each Governmental Approval for the Transmission Improvements in all material respects and each Governmental Approval for the Transmission Improvements (A) is in full force and effect, (B) is not subject to any legal proceeding or to any unsatisfied condition that is not reasonably expected to be satisfied or could reasonably be expected to allow material modification or revocation thereof and (C) is final and all applicable appeal periods have expired or terminated.

(iii)
Except for modifications to Governmental Approvals for the Transmission Improvements that have already been made, no modification to a Governmental Approval is required for the conveyance or acquisition of the Transmission Improvements.  No further action is required for each Governmental Approval for the Transmission Improvements to be properly in the name of Great Basin.

(iv)	[NPC]/[SPPC] is in compliance with all Applicable Laws in all material respects with respect to the Transmission Improvements.

Exhibit H-5
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(v)
[NPC]/[SPPC] is in compliance with all Environmental Laws in all material respects with respect to the Transmission Improvements.  To the knowledge of [NPC]/[SPPC], Hazardous Substances have not been released, spilled, leaked or disposed of on, at, or under the real property comprising the Transmission Improvements, or on, at, or under any property adjacent to the real property comprising the Transmission Improvements, resulting from the construction, operation or maintenance of the Transmission Improvements in any amount or concentration that is likely to require investigation or remediation pursuant to applicable Environmental Laws or in connection with the operation or maintenance of the Transmission Improvements.

When used in Sections (a)-(j) above, the term “knowledge” shall be limited to the actual knowledge of specified persons as reasonably agreed by [NPC]/[SPPC] and Great Basin.  The representations and warranties of [NPC]/[SPPC] in Sections (a)-(j) above shall survive the date of the Transfer as follows: (a) the representations and warranties in Sections (a)-(g) and (i) shall survive forever, (b) all representations and warranties in Section (j)(v) shall survive for five (5) years after the date of the Transfer and (c) all other representations and warranties shall survive for three (3) years after the date of the Transfer.  [NPC]/[SPPC]’s maximum aggregate liability for Claims which may be recovered for breaches of representations or warranties contained in Section (j) shall be the amount paid by Great Basin for the Transmission Improvements in accordance with Section 6.01 (the “Transmission Improvement Purchase Price”); provided, however, that there shall be no maximum aggregate liability in connection with Claims for gross negligence, willful misconduct or fraud.

3.
With respect to the Transfer contemplated by Section 6.05(d), Great Basin shall make the following representations and warranties to NPC as of the date of the Transfer substantially in the form set forth below:

(a)
Due Organization.  Great Basin is a duly organized, validly existing entity of the type described in the preface to [this Agreement] and is in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and in good standing as a foreign entity in the jurisdiction of its principal place of business (if not formed in that jurisdiction).

(b)	Power and Authority. Great Basin has the full limited liability company legal right, power and authority to enter into [this Agreement] and perform its obligations under [this Agreement].

(c)
Due Authorization.  Great Basin has taken all appropriate and necessary limited liability company action to authorize its execution, delivery and performance of [this Agreement] and the transactions contemplated hereunder.

Exhibit H-6
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(d)
Consents.  Great Basin has obtained all consents, approvals, permits and other authorizations in connection with the execution, delivery and performance of [this Agreement] required to be obtained by it; provided, however, that Great Basin makes no representation or warranty under this Section (d) with respect to any consents, approvals, permits or other authorizations necessary for the development, construction, operation or maintenance of the Transmission Line.

(e)
Binding Obligation.  [This Agreement] constitutes a legal, valid and binding obligation of Great Basin, enforceable against Great Basin in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Applicable Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(f)
No Violation.  The execution, delivery and performance by Great Basin of [this Agreement], the compliance with the terms and provisions of [this Agreement] and the carrying out of the transactions contemplated by [this Agreement], (i) do not conflict with and will not result in a breach or violation of any of the terms or provisions of the organizational documents of Great Basin, (ii) do not conflict with and will not result in a material breach or violation of any of the terms or provisions of any existing Applicable Law to which Great Basin is subject or by which it or any of its material property is bound, or any material agreement or instrument to which Great Basin is a party or by which it or any of its material property is bound, or constitutes or will constitute a default thereunder and (iii) will not result in the imposition of any Lien (other than under any financing or security agreements with the NVE Lenders or a [Permitted Lien]).upon any of [the Transferred Assets] being Transferred to NPC.

(g)
Brokers.  All negotiations relative to [this Agreement] and the transactions contemplated by [this Agreement] have been carried out by Great Basin directly with NPC without the intervention of any Person on behalf of Great Basin in such manner as to give rise to any valid claim by any Person against NPC for a finder’s fee, brokerage commission or similar payment.

(h)
No Litigation and Compliance with Law.  There is no litigation pending or, to Great Basin’s knowledge, threatened to which Great Basin or any of its Affiliates is a party that could reasonably be expected to have a [Material Adverse Effect] on the resulting transfer.  Great Basin is not in violation of any Applicable Law where the effect of which to Great Basin, individually or in the aggregate, could be reasonably expected to have a [Material Adverse Effect].

(i)	Title and no Liens. [___________________] At the Transfer, Great Basin has not created or permitted to exist any Liens on any of the Applicable Centennial Phase 3 Facilities or any other NPC asset.

Exhibit H-7
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

(j)	Governmental Approvals; Compliance with Laws; Hazardous Substances.

(i)
Great Basin has provided true, correct and complete copies of each Governmental Approval obtained by Great Basin for the Applicable Centennial Phase 3 Facilities (to which NPC is not a Party) and [the Transferred Assets], and all applications for any pending Governmental Approval for the Applicable Centennial Phase 3 Facilities (to which NPC is not a Party) and [the Transferred Assets], to NPC and the status of each Governmental Approval for the Applicable Centennial Phase 3 Facilities (to which NPC is not a Party) and [the Transferred Assets] is set forth in Schedule [___].

(ii)
No application submitted by or on behalf of Great Basin or any of its Affiliates in connection with any Governmental Approval for the Applicable Centennial Phase 3 Facilities and [Transferred Assets] contains any intentional misrepresentation.  Great Basin is in compliance with each Governmental Approval for the Applicable Centennial Phase 3 Facilities and [Transferred Assets] in all material respects and each Governmental Approval for Applicable Centennial Phase 3 Facilities (to which NPC is not a party) and [Transferred Assets] (A) is in full force and effect, (B) is not subject to any legal proceeding or to any unsatisfied condition that is not reasonably expected to be satisfied or could reasonably be expected to allow material modification or revocation thereof and (C) is final and all applicable appeal periods have expired or terminated.

(iii)
Except for modifications to Governmental Approvals for [the Transferred Assets] that have already been made, no modification to a Governmental Approval is required for the conveyance or acquisition of [the Transferred Assets].  No further action is required for each Governmental Approval for the Applicable Centennial Phase 3 Facilities (to which NPC is not a Party) or [the Transferred Asset] to be properly in the name of NPC.

(iv)	Great Basin is in compliance with all Applicable Laws in all material respects with respect to the Applicable Centennial Phase 3 Facilities and [the Transferred Assets].

(v)
Great Basin is in compliance with all Environmental Laws in all material respects with respect to the Applicable Centennial Phase 3 Facilities and [the Transferred Assets].  To the knowledge of Great Basin, Hazardous Substances have not been released, spilled, leaked or disposed of on, at, or under the Applicable Centennial Phase 3 Facilities or [the Transferred Assets], or on, at, or under any property adjacent to the Applicable Centennial Phase 3 Facilities or [the Transferred Assets], resulting from

Exhibit H-8
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

the installation, construction, operation or maintenance of the Applicable Centennial Phase 3 Facilities or the [the Transferred Assets] in any amount or concentration that is likely to require investigation or remediation pursuant to applicable Environmental Laws or in connection with the installation, construction or maintenance of the Applicable Centennial Phase 3 Facilities or [the Transferred Assets].

When used in Sections (a)-(j) above, the term “knowledge” shall be limited to the actual knowledge of specified persons as reasonably agreed by NPC and Great Basin.  The representations and warranties of Great Basin in Sections (a)-(j) above shall survive the date of the Transfer as follows: (a) the representations and warranties in Sections (a)-(g) and (i) shall survive forever, (b) all representations and warranties in Section (j)(v) shall survive for five (5) years after the date of the Transfer and (c) all other representations and warranties shall survive for three (3) years after the date of the Transfer.  Great Basin’s maximum aggregate liability for Claims which may be recovered for breaches of representations or warranties contained in Section (j) shall be an amount equal to the sum of (A) the Option Exercise Price and (B) the fair market value of any improvements to the Applicable Centennial Phase 3 Facilities made by Great Basin, minus (ii) the amount set forth in Section 6.05(b)(iv)(2)(B); provided, however, that there shall be no maximum aggregate liability in connection with Claims for gross negligence, willful misconduct or fraud.

Exhibit H-9
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Exhibit I

FORM OF LEGAL OPINION

The legal opinions required by this Agreement shall contain the following opinions subject to customary assumptions and qualifications.  For purposes of this Exhibit I, the following terms have the meanings set forth below.  To the extent not defined below, bracketed terms below shall have customary meanings set forth in the applicable legal opinions.

“Applicable Laws” shall mean those laws, rules and regulations which in the experience of the counsel rendering such opinion are normally applicable to transactions of the type contemplated by the Security Documents, without having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion referring expressly to a particular law or laws.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule[__] to the Certificate.

“Certificate” means the certificate of Great Basin, dated the date of the applicable legal opinion, a copy of which is attached to such legal option.

“Delaware Filing Office” means the Secretary of State of the State of Delaware.

“Delaware UCC” means the Uniform Commercial Code as in effect on the date of the applicable legal opinion in the State of Delaware (without regard to laws referenced in Section 9-201 thereof and without regard to any case law or any administrative rulings thereunder).

“Financing Statement” means an unfiled copy of a financing statement bearing file date [__] and file number [__] identifying “Great Basin Transmission, LLC” as debtor and “Nevada Power Company” and “Sierra Pacific Power Company” as secured parties, which was filed in the Delaware Filing Office, [Nevada Filing Office] or [Idaho Filing Office], as applicable.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of Delaware, Idaho, Nevada or New York or United States of America.

“Idaho UCC” means the Uniform Commercial Code as in effect on the date of the applicable legal opinion in the State of Idaho (without regard to laws referenced in Section 9-201 thereof).

“Letter of Credit Rights” has the meaning set forth in the [[identify state of issuer’s jurisdiction within the meaning of the New York UCC] UCC] with respect to the [identify letter(s) of credit provided pursuant to any Material Construction Contract].

Exhibit I-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

“Nevada UCC” means the Uniform Commercial Code as in effect on the date of the applicable legal opinion in the State of Nevada (without regard to laws referenced in Section 9-201 thereof).

“New York UCC” means the Uniform Commercial Code as in effect on the date of the applicable legal opinion in the State of New York (without regard to laws referenced in Section 9-201 thereof).

“Obligations” has the meaning set forth in the [Security Agreement].

“UCC” means the New York UCC, the Delaware UCC, the Nevada UCC and the Idaho UCC, as applicable.

1. Great Basin is validly existing and in good standing under the Applicable Laws of the State of Delaware.

2. Great Basin is qualified to do business and in good standing as a foreign limited liability company under the Applicable Laws of the States of Nevada and Idaho.

3. Great Basin has the limited liability company power and authority to execute, deliver and perform all of its obligations under each Security Document to which it is a party under the Applicable Laws of the State of Delaware.  The execution and delivery of each of the Security Documents and the consummation by Great Basin of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of Great Basin under the Applicable Laws of the State of Delaware.  Each of the Security Documents has been duly executed and delivered by Great Basin under the Applicable Laws of the State of Delaware.

4. Each of the Security Documents constitutes the valid and binding obligation of Great Basin enforceable against Great Basin in accordance with its terms under the Applicable Laws of the States of New York, Nevada and Idaho.

5. The execution and delivery by Great Basin of each of the Security Documents and the performance by Great Basin of its obligations under each of the Security Documents, each in accordance with its terms, do not (i) conflict with the [Certificate of Formation] or [Limited Liability Company Operating Agreement] of Great Basin, (ii) constitute a violation of, or a default under, any agreement to which Great Basin is a party or its assets are subject or (iii) cause the creation of any security interest or lien upon any of the property of Great Basin pursuant to any agreement to which Great Basin is a party or its assets are subject (other than the security interests and liens created in favor of the NVE Parties under the Security Documents or a Permitted Lien).

6. Neither the execution, delivery or performance by Great Basin of the Security Documents nor the compliance by Great Basin with the terms and provisions thereof will contravene any provision of any Applicable Law of the States of New York, Nevada or Idaho or any Applicable Law of the United States of America which in the experience of

Exhibit I-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

the counsel rendering such opinion is normally applicable to transactions of the type contemplated by such Security Documents.

7. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Security Documents by Great Basin or the enforceability of any of the Security Documents against Great Basin.

8. Neither the execution, delivery or performance by Great Basin of its obligations under the Security Documents nor compliance by Great Basin with the terms thereof will contravene any Applicable Order.

9. The provisions of [the Security Agreement] are effective to create a valid security interest in favor of the NVE Parties in Great Basin’s rights in the Collateral (as defined in [the Security Agreement]) in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”) to secure the Obligations.

10. Under the Delaware UCC, pursuant to the provisions of the [Security Agreement], Great Basin has authorized the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC.  Under the Nevada UCC, pursuant to the provisions of the [Security Agreement], Great Basin has authorized the filing of the Financing Statement for purposes of Section 9-509 of the Nevada UCC.  Under the Idaho UCC, pursuant to the provisions of the [Security Agreement], Great Basin has authorized the filing of the Financing Statement for purposes of Section 9-509 of the Idaho UCC.

11. Under the New York UCC, the location of Great Basin, for purposes of Section 9-307(e) of the New York UCC, is Delaware.  Each Delaware Financing Statement is in appropriate form for filing in the Delaware Filing Office.  Upon the proper filing of the Delaware Financing Statements in the Delaware Filing Office, the security interest of the NVE Parties in the Article 9 Collateral will be perfected to the extent that a security interest in such Article 9 Collateral can be perfected by the filing of a financing statement under the Delaware UCC.

12. The [Mortgage/Deed of Trust] is in appropriate form for filing in the [Official Public Records of Real Property] of [_________] County, [Nevada]/[Idaho] and creates a valid lien upon, and security interest in, Great Basin’s rights in the [Mortgaged Property] as defined in the [Mortgage/Deed of Trust] (“Mortgaged Property”) that constitutes real property, or fixtures attached thereto, located in [Nevada]/[Idaho].

13. Except for the filing of the [Mortgage/Deed of Trust] in the [Official Public Records of Real Property] of [_________] County, [Nevada]/[Idaho], and with respect to fixtures, subject to the terms of paragraph 14 below, no documents or instruments need be recorded, registered or filed in any public office in the State of [Nevada]/[Idaho] to perfect the liens and security interests in the real property and fixtures of Great Basin located in [______] County, [Nevada]/[Idaho] which constitute part of the Mortgaged Property.

Exhibit I-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

14. The [Fixture Financing Statement] is in appropriate form for filing in the UCC records of the [Nevada]/[Idaho] Secretary of State.  If Great Basin is deemed not to be a [Transmitting Utility], then the proper recordation of the [Mortgage/Deed of Trust] in the [Official Public Records of Real Property] of [______] County, [Nevada]/[Idaho] will perfect the security interest created under the [Mortgage/Deed of Trust] in the fixtures of Great Basin located in [______] County, [Nevada]/[Idaho] constituting part of the Mortgaged Property.  If, however, Great Basin is deemed to be a [Transmitting Utility], the proper filing of the [Fixture Financing Statement] in the UCC records of the [Nevada]/[Idaho] Secretary of State will perfect such security interest in the fixtures of Great Basin located in [_______] County, [Nevada]/[Idaho] constituting part of the Mortgaged Property described in the [Fixture Financing Statement], and so long as the [Fixture Financing Statement] continues to identify Great Basin as a [Transmitting Utility], it will remain effective until a termination statement is filed pursuant to Section [9.515(f)] of the [Nevada UCC]/[Idaho UCC].

15. Upon the proper recordation of the [Mortgage/Deed of Trust] in the [Official Public Records of Real Property] of [_________] County, [Nevada]/[Idaho], the liens and security interests created by the [Mortgage/Deed of Trust] in Great Basin’s rights in the real property and, subject to paragraph 14 above, fixtures described therein located in [________] County, [Nevada]/[Idaho] will be perfected.

16. Under the [[identify state of issuer’s jurisdiction within the meaning of the New York UCC] UCC], the provisions of the [Letter of Credit Consent(s)] are effective to perfect the security interest of the NVE Parties in Great Basin’s rights in the Letter of Credit Rights.

Exhibit I-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 1
DESCRIPTION OF TRANSMISSION LINE

The Transmission Line is an above-ground 500 kV AC transmission project in Nevada and Southern Idaho consisting of three segments.  The northernmost and central segments of the Transmission Line are collectively known as the Southwest Intertie Project.  The northernmost segment extends approximately 275 miles from the Midpoint Substation near Jerome, Idaho to a new substation near Ely, Nevada to be known as the Robinson Summit Substation and includes BLM right-of-way grants N-85211, N-49781, and I-26446 (“SWIP-N”).  The central segment extends approximately 235 miles from the new Robinson Summit Substation to the Harry Allen Substation just north of Las Vegas in Clark County, Nevada, and includes BLM right-of-way grant N-85210 (“SWIP-S” or “ON Line”).  The southernmost segment of the Transmission Line, which is known as the Southern Nevada Intertie Project, extends approximately 58 miles from the Harry Allen Substation to the Eldorado Substation located southwest of Boulder City, Nevada (“SNIP”).

The Transmission Line project will be executed in two phases.  Phase 1 will extend from Robinson Summit to Harry Allen and will consist of the SWIP-S project assets, and the following assets provided by NVE:  microwave communications system, Falcon substation expansion,  permits to locate the Robinson Summit Substation at the Robinson Summit Location, and NVE relay replacements.  The Phase 1 assets shall be renamed the “One Nevada Transmission Line” (abbreviated as “ON Line”) pursuant to Section 4.08 of this Agreement.

Phase 2 is comprised of two segments:  (i) SWIP-N, extending from Midpoint to Robinson Summit and (ii) SNIP, extending from Harry Allen to Eldorado.  Phase 2 will include a number of equipment additions to the Phase 1 assets including the following (each of which if undertaken prior to GB Segment Financial Closing shall be considered a “Transmission Improvement” for purposes of Section 6.01 of this Agreement):

•	2 – 345 kV phase shifting transformers at the Robinson Summit Substation
•	Static Var compensator(s) at the Robinson Summit Substation on the 500 kV and/or 345 kV side of the substation
•	500 kV terminal equipment at Midpoint and Robinson Summit Substations with line reactors for the SWIP-N facilities
•	500 kV series compensation for Phase 1
•	500 kV series compensation for SWIP-N
•	500 kV series compensation for SNIP
•	500 kV terminal equipment at Harry Allen and Eldorado Substations for the SNIP facilities
•
500 kV and 230 kV breaker upgrades at various Eldorado Valley substations as required to accommodate fault duty as a result of the addition of the Phase 2 facilities (such breakers to be more fully described in the interconnection studies associated with Phase 2based on the existing transmission system configuration as of December 31, 2009 and

Schedule 1-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

ignoring other transmission or interconnection requests ahead of Great Basin or its affiliates received after such date.)
·	Fiber communications equipment for the SWIP-N
·	Fiber communications equipment for the SNIP facilities

For purposes of this Agreement, the term “ON Line” shall be deemed to include (a) a single circuit, above-ground 500 kV AC transmission line that extends approximately 235 miles from the new Robinson Summit Substation located northwest of Ely, Nevada in White Pine County, Nevada to the existing Harry Allen Substation located northeast of Las Vegas in Clark County, Nevada, (b) the new Robinson Summit Substation, (c) interconnection facilities required at the existing Harry Allen Substation, (d) expansion of the existing Falcon Substation, (e) communication facilities and (f) system relay upgrades.  Each of these components is further described below.

•
ON Line (SWIP-S) 500 kV Transmission Line - The transmission line will be constructed within BLM right-of-way grant N-85210 in a 200 foot wide right-of-way extending from Robinson Summit Substation to the Harry Allen Substation.  The transmission line is configured with three bundles of three ACSR “Lapwing” conductors and is protected from lightning with two overhead shield wires, one of which will be an optical ground wire containing twenty four fiber optic wires.  The primary structure will be a horizontal configuration, tubular guyed-v with a weathering steel finish.

•
Robinson Summit Substation – Robinson Summit Substation for Phase 1 will initially be configured as a four terminal 345 kV ring bus and a three (3) terminal 500 kV ring bus.  The 500/345 kV substation will serve as the northern terminus of the ON Line and the southern terminus of the SWIP-N.  The substation will also interconnect to the existing NVE 345 kV Falcon-to-Gonder transmission line.  Two potential sites are being considered for the construction of the Robinson Summit Substation (i) the Thirtymile Location that is approximately 18 miles northwest of Ely, Nevada, at the northern terminus of BLM right-of-way grant N-85210 and (ii) the Robinson Summit Location that is approximately four miles south of the Thirtymile Location (as will be described in BLM right-of-way grant N-82076).  The Robinson Summit Substation will initially contain two (2) 500/345 kV auto transformers, two (2) 500 kV shunt reactors, ten (10) 500 kV circuit breakers (five (5) to be operated at 345 kV), three (3) 500 kV metering voltage transformers, three (3) 500 kV metering current transformers, one (1) 345 kV shunt reactor, one (1) 345 kV fixed and/or TCSC (Thyristor Controlled) series capacitor bank or other facilities as required for SSR mitigation, and all necessary disconnect switches, Capacitive Coupled Voltage Transformers (“CCVT”), arresters and other appurtenant facilities (e.g., meter house, trenches, control cables, and other equipment).

•
Harry Allen substation interconnection – Harry Allen is an existing NVE-owned breaker and a half configured 500 kV switchyard located approximately 21 miles northeast of Las Vegas, Nevada.  The new interconnection facilities for ON Line will be contained within the existing Harry Allen fenceline and will include the addition of a new breaker and a half bay, two (2) 500 kV shunt reactors, four (4) 500 kV circuit breakers, and all necessary  disconnect switches, CCVT’s, arresters, and other appurtenant facilities (e.g., meter house, trenches, control cables, and other equipment).

Schedule 1-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

•
Falcon substation expansion – Falcon Substation is an existing NVE-owned 345 kV switchyard located in Boulder Valley approximately 40 miles northeast of Battle Mountain, Nevada.  The expansion would require approximately seven (7) acres of additional land outside the existing fenced boundary (four acres on NV Energy property and three acres to be obtained from the adjacent private landowner).  The new equipment would consist of 345 kV fixed and/or TCSC (Thyristor Controlled) series capacitor bank or other facilities as required for SSR mitigation, along with associated disconnect switches, CCVTs, arrestors, and any other appurtenant facilities required for control and protection of the newly installed equipment.

•
Communication facilities - Communication facilities include a twenty-four (24) fiber optical ground wire (OPGW) installed on the 500kV transmission line, two regeneration sites for the OPGW, and a microwave and mobile radio communications system including sixteen (16) new microwave sites, the expansion of and additions to three (3) existing sites located in eastern Nevada, and some fiber connectivity additions within NVE’s existing network.

•	System relay upgrades – Various relays and associated communications equipment will need to be upgraded at five (5) NVE-owned switchyards including Gonder, Falcon, Valmy, Coyote, and Tracy.

For purposes of this Agreement, the term “Great Basin Segments” shall be deemed to include (a) SWIP-N, a single circuit, above-ground 500 kV AC transmission line that extends from the new Robinson Summit Substation to the existing Idaho Power Midpoint Substation near Jerome, Idaho, (b) expansion of the Robinson Summit Substation, (c) Midpoint Substation interconnection and (d) SNIP, a single or double circuit above-ground 500 kV AC transmission line that extends from the Harry Allen Substation to the Eldorado Substation.  Each of these components is further described below.

•
SWIP-N 500 kV Transmission Line – SWIP-N is an approximately 275 mile 500 kV transmission line to be constructed within a 200-foot right-of-way grant defined by BLM serial numbers N-85211, N-49781, and I-26446.  The transmission line will extend north from the Robinson Summit Substation to Idaho Power’s existing Midpoint Substation near Jerome, Idaho.  Numerous private and state owned lands will also be crossed.  The transmission line is configured with three bundles of three ACSR “Lapwing” conductors and is protected from lightning with two overhead shield wires one of which will be an optical ground wire.  The primary structure will be a horizontal configuration, tubular guyed-v with a weathering steel finish.  Microwave communication facilities may also be required.

•
Robinson Summit Substation Expansion – The Robinson Summit substation constructed for the ON Line project, as described above, will ultimately be expanded to include additional facilities to accommodate SWIP-N.  Final configuration details will be defined in an interconnection agreement between Great Basin and NV Energy.  Currently, it is expected that the following equipment may be necessary: the addition of two (2) 500 kV

Schedule 1-3
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

·
breaker and a half bays, two (2) 500 kV fixed and/or TCSC (Thyristor Controlled) series capacitor banks or other facilities as required for SSR mitigation, two (2) 500 kV shunt reactors, two (2) 500 kV shunt capacitor banks, 500 and/or 345 kV static var compensator(s), twenty-four (24) 500 kV circuit breakers, , two (2) 345 kV phase shifting transformers, two (2) 345 kV shunt capacitor banks, , , and all necessary metering voltage transformers, metering current transformers, disconnect switches, CCVTs, , arresters, and other appurtenant facilities (e.g., meter house, trenches, control cables, and other equipment) .  The expansion will be within BLM right-of-way grant N-85210 or within an NVE obtained right-of-way grant to be described in N-82076, as applicable.

•
Midpoint Substation interconnection - Midpoint is an existing Idaho Power substation that will be expanded to accommodate the SWIP-N transmission line.  Details of the expansion have not been finalized but will likely include the addition of a breaker and a half bay, two (2) 500 kV shunt reactors, four (4) 500 kV circuit breakers, all necessary disconnect switches, CCVT’s and arresters.  Final configuration details will be defined in an interconnection agreement between Great Basin and Idaho Power.

•
SNIP 500 kV Transmission Line - the Southern Nevada Intertie Project (SNIP), a single or double circuit 500kV transmission project that extends approximately 58 miles from the Harry Allen Substation to the Eldorado Substation located southwest of Boulder City, Nevada.  The project will be constructed within right-of-way grants and easements to be secured from BLM, Bureau of Reclamation, local governmental entities, and private landowners.  A portion of the line may be constructed on existing NVE Centennial Phase 3 facilities.  The SNIP will include communications facilities.  In addition, both the Harry Allen and Eldorado substations will be modified to accommodate interconnection of the SNIP transmission line and associated series compensation.

Schedule 1-4
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 2
MONTHLY PAYMENT FACTORS

Period	Factor
From the ON Line COD to the fifteenth (15th) anniversary of the ON Line COD	0.00838275
From the fifteenth (15th) anniversary of the ON Line COD to the thirtieth (30th) anniversary of the ON Line COD	0.00503158
From the thirtieth (30th) anniversary of the ON Line COD to the forty-first (41st) anniversary of the ON Line COD	0.00118325

Schedule 2-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 3
OPERATING ACTIVITIES

The following shall constitute Operating Activities hereunder:

1. Monitoring the performance of, and making operating adjustments to, the Transmission Line, as necessary, in accordance with Prudent Utility Practices and all applicable reliability standards, as amended from time to time, set forth by NERC and/or WECC or their successors;

2. Reviewing routine, preventative, outage and maintenance programs, and coordinating maintenance activities, with Great Basin in respect of the Great Basin Segments;

3. Performing, managing and coordinating technical support as is commercially reasonable and necessary for the operation of the Transmission Line in the ordinary course;

4. Coordinating schedules of any transmission use of the Transmission Line and all outages in accordance with Prudent Utility Practice, including NERC e-Tag standards, WECC scheduling protocols and the business practices of the NVE Parties, and all other applicable reliability standards;

5. Maintaining ON Line, including work (including all labor, supplies, materials and equipment) that is reasonably necessary or advisable for the day-to-day inspection, cleaning, or upkeep of any structure, component, surface, machinery, equipment, fixture or other component of ON Line (or any portion thereof); and

6. To the extent not already addressed by the existing practices or procedures of the NVE Parties, creating operating practices and procedures for the following: (i) operating emergencies; (ii) metering; (iii) scheduling; (iv) losses; (v) inadvertent flows; (vi) curtailment operations; (vii) delivery and accounting of energy; and (viii) coordinating scheduled uses of capacity over the Transmission Line.

Schedule 3-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 4
PRIMARY ON LINE AGREEMENTS

A.	Material Construction Contracts

1.	Transmission Line Construction Services Agreement dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ]

2.	Substation Construction Services Agreement dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ]

3.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and Thomas & Betts Corporation for tubular guyed V transmission towers

4.
Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and Thomas & Betts Corporation for tubular self supporting transmission towers

5.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and SAE Towers for lattice transmission towers

6.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for transmission line conductor

7.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for fiber optic ground wire

8.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for 500/345 kV autotransformers

9.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for 500 kV power circuit breakers

10.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for 500 kV shunt reactors

11.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for 500 kV and 345 kV disconnect switches

12.	Agreement for the Purchase and Sale of Equipment dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ] for 500 kV and 345 kV substation structural steel

Schedule 4-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

13.	Agreement for services of Compliance Inspection Contractor (CIC) dated as of __________, 2010 by and between Great Basin Transmission, LLC and Tetra Tech EC, Inc.

14.	Agreement for services for Cultural Treatment Services dated as of __________, 2010 by and between Great Basin Transmission, LLC and SWCA Environmental Consultants

15.	Agreement for services for Environmental and Biological Monitors dated as of __________, 2010 by and between Great Basin Transmission, LLC and HDR, Inc.

16.	Agreement for services for Quality Assurance Services dated as of __________, 2010 by and between Great Basin Transmission, LLC and [ ]

B.	Interconnection Agreements

1.
Robinson Summit Transmission Interconnection Agreement dated as of __________, 2010 by and among SPPC (in its capacity as the transmission provider), Great Basin Transmission, LLC, SPPC (in its capacity as an owner of ON Line) and NPC (in its capacity as owner of ON Line)

2.
Harry Allen Transmission Interconnection Agreement dated as of __________, 2010 by and among NPC (in its capacity as the transmission provider), Great Basin Transmission, LLC, SPPC (in its capacity as an owner of ON Line) and NPC (in its capacity as owner of ON Line)

C.	Land Contracts

1.	Option to Purchase Easement dated as of April 10, 2006, as amended February 17, 2009, between Bruce A. and Pamela G. Jensen, on the one hand, and Great Basin Transmission, LLC, on the other hand

2.	Grant of Easement dated as of August 2, 2010, between Bruce A. and Pamela G. Jensen, on the one hand, and Great Basin Transmission, LLC, on the other hand

3.	United States Department of the Interior, Bureau of Land Management, Right-of-Way Grant Serial No. NVN-85210

D.	Other Agreements

1.
Cost Recovery Agreement for Construction of BLM Right-of-Way Grant NVN-85210 dated as of __________, 20__, by and between Bureau of Land Management and Great Basin Transmission, LLC  [Note: The existing Cost Recovery Agreement is in the process of being separated into two agreements, one relating to ON Line and the other relating to the Great Basin Segments.]

Schedule 4-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 5
BUYOUT PRICES

Section 3.07 (Great Basin Abandonment or Delay Buyout Right):

The purchase price for the NVE Parties purchase of Great Basin’s Ownership Interests pursuant to Section 3.07 shall be determined in accordance with the following formula:

(0.706 * (Capitalized Costs funded by Great Basin + $5,500,000)) + Breakage Costs + Undepreciated Balance

Section 3.08 (30th Anniversary Buyout Right)

The purchase price for the NVE Parties purchase of Great Basin’s Ownership Interests pursuant to Section 3.08 shall be determined in accordance with the following formula:

(0.766 * (Capitalized Costs funded by Great Basin + $5,500,000)) + Undepreciated Balance

Section 3.09(a) (41st Anniversary Buyout Right)

The purchase price for the NVE Parties purchase of Great Basin’s Ownership Interests pursuant to Section 3.09(a) shall be determined in accordance with the following formula:

(0.476 * (Capitalized Costs funded by Great Basin + $5,500,000)) + Undepreciated Balance

Section 3.09(b) (Renewal Right)

In the event the NVE Parties exercise their right to renew all (but not less than all) of each Party’s Capacity Entitlements pursuant to Section 3.09(b), then the following changes shall be deemed to have been made to this Agreement as of the forty-first (41st) anniversary of the ON Line COD (but this Agreement, and all terms and conditions hereof, shall otherwise remain in full force and effect):

(a)
The formula for Capitalized Component set out in Section 3.06 shall be amended and restated to read in its entirety as follows:  “Capitalized Component = (0.476 * (Capitalized Costs funded by Great Basin + $5,500,000)) * a factor of 0.00729125”.

(b)
The portion of Section 3.06(a) that is before the proviso shall be amended and restated as follows:  “Subject to Sections 3.06(b) and (c), commencing in the month in which the forty-first (41st) anniversary of the ON Line COD occurs but terminating in the month during which the last day of the renewal period established pursuant to Section 3.09(b) occurs (the “Monthly Payment Period”), a monthly amount in Dollars equal to the following (the “Monthly Payment”) shall be due and payable to Great Basin”.

Schedule 5-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Where (in each applicable case):

Breakage Costs = the aggregate amount of any premiums, penalties, fees and other breakage costs (in each case, based on the difference between U.S. Treasury interest rates in effect at the time of any such buyout and Great Basin’s interest rate or rates under the ON Line Financing Agreements) paid or payable by Great Basin to the ON Line Lenders in connection with the early repayment of the debt portion of any financing provided to Great Basin (or guaranteed) by Western Area Power Administration or the U.S. Department of Energy;

Undepreciated Balance = the sum of the undepreciated balances for (a) any Incremental Cost Differential, (b) Net Capital Repair Costs, (c) Net Event of Loss Costs and (d) Net Condemnation Action Costs, in each case, as funded by Great Basin and determined based on a straight line depreciation schedule over the applicable amortization periods outlined in this Agreement.

Schedule 5-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 6
GOVERNMENTAL APPROVAL STATUS

Note:  Governmental Approvals listed here are those provided by GBT, not by NVE or any contractor, and does not include FERC approval of IA or this TUA.

Permit/Review	Authority	Description	Completion Date
FEDERAL
NEPA Review and Right-of-Way Grant	USDI Bureau of Land Management (BLM)	NEPA review completed and final EIS issued	July 1993
		Record of Decision issued	Nov. 1994
		ROW grant issued	Dec. 1994
		EA completed & ROW amendment granted	July 2008
		COM Plan approved	Mar. 2009
		COM Plan update approved	Dec. 2009, Aug. 2010
		Notice to Proceed with construction	Aug. 2010
		Partial assignment of ROW grant to NV Energy	Upon Acquisition Closing
Endangered Species Act Section 7 Compliance	US Fish & Wildlife Service	Biological Opinions issued	May 1993, Mar. 1994, Dec. 2007, Amended Jun. 2010, Jul. 2010
National Historic Preservation Act Section 106 Compliance	BLM & Nevada SHPO	Programmatic Agreement signed	Feb. 1990
		Historic Properties Inventory Plan approved	Sept. 2006
		Class III surveys complete	Nov. 2006
		Cultural inventory report filed	May 2007
		Historic Properties Treatment Plan (HPTP) Vol. 1a approval	Dec. 2009
		HPTP Vol. 1b approval	Mar. 2010
		HPTP Vol. 1c approval	Jul. 2010
Determination of No Hazard to Air Navigation	Federal Aviation Administration (FAA)	Submitted notifications for all project features exceeding 200 feet above ground level	Jun. 2010
		Determinations issued	Jul. 2010
Clean Water Act Section 404, Nationwide Permit No. 12	U.S. Army Corps of Engineers	Impacts to waters (if any) insufficient to trigger Corps notification requirement; permit coverage is automatic	Aug. 2007
STATE OF NEVADA
Utility Environmental Protection Act (UEPA) – Permit to Construct	Public Utilities Commission of Nevada	UEPA Permit approved	Dec. 2008
		Final permit to construct	Expected Aug. 2010
Clean Water Act - Construction Stormwater Permit (NPDES), including Stormwater Pollution Prevention Plan	Nevada Division of Environmental Protection, Bureau of Water Pollution Control	SWPPP complete, NOI and fee accepted by NDEP, coverage effective under General Permit NVR100000	Apr. 2009

Schedule 6-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Permit/Review	Authority	Description	Completion Date
Surface Area Disturbance Permit/Dust Control Plan	Nevada Division of Environmental Protection, Bureau of Air Pollution Control	Final Class II Air Quality Operating Permit for Surface Area Disturbance Permit No. AP1629-2551 issued	May 2009
Permit for Occupancy of Nevada Department of Transportation Right-of-Way	Nevada Department of Transportation	Final permits issued for aerial crossings of US-6 and SR-318	May. 2009, renewed May 2010
		Final permits issued for aerial crossings of US-93	Oct. 2009
		Permit for Highway 50 access	Expected Aug. 2010*
LOCAL
Special Use Permit	White Pine County Regional Planning Commission	Special Use Permit approved	Dec. 2008
Special Use Permit	Lincoln County Planning Commission	Special Use Permit approved	Feb. 2009
Special Use Permit	Clark County Planning Commission	Special Use Permit approved	Dec. 2008
		Amendment for alignment shifts at Pardee Homes and Harry Allen	Jul. 2010
Dust Control Permit	Clark County Department of Air Quality and Environmental Management	Dust Control Permit issued	Sept. 2009

*
Denotes items that, pursuant to Section 17.02(d)(ii)(A), would not be customarily obtained as of the Acquisition Closing Date in light of the then-current stage of construction of ON Line and therefore will not necessarily be obtained by the Acquisition Closing date.

Schedule 6-2
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Schedule 7
GREAT BASIN SEGMENTS
SPECIFICATION DEVIATIONS

It is hereby confirmed that the SWIP-N (Southwest Intertie Project - North) and SNIP (Southern Nevada Intertie Project) 500kV transmission lines shall be designed to comply with the same parameters and specification used for the joint transmission line project between NVE and Great Basin Transmission, (i.e. ON Line/SWIP-S), except as indicated below:

Mechanical Design Criteria

SWIP-N
The SWIP-North line will not have loads for NESC Rule 250B Light condition.

SNIP
The SNIP line will not have loads neither for NESC Rule 250B Medium condition, nor for NESC Rule 250D wind and ice condition.

Electrical Design Criteria
The SNIP and SWIP North lines will be designed to the same electrical performance criteria as the ON Line/SWIP-S. These are:

•	Predicted lightning outage rate of no more than 0.8 insulation failures per 100 mile-years

•	Predicted switching surge flashover rate (SSFOR) of no more than one insulation failure per 100 breaker operations

•	Minimum clearances as defined in the 2007 edition of the National Electrical Safety Code (NESC)

•
Working clearances that include minimum approach distances calculated in accordance with IEEE Std 516-2003, IEEE Guide for Maintenance Methods of Energized Power Lines plus space for line workers in accordance with the requirements of the entity maintaining and operating the line.

Schedule 7-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

Annex A

OWNERSHIP PERCENTAGES OF THE PARTIES

Party	Ownership Percentage
Great Basin	75%
NPC	23.75%
SPPC	1.25%
100%

Annex A-1
Transmission Use and Capacity Exchange Agreement

Privileged and Confidential
Execution Version

GREAT BASIN
DISCLOSURE SCHEDULE

    Reference is made to that certain Transmission Use and Capacity Exchange Agreement dated as of August 20, 2010 between Nevada Power Company, d/b/a NV Energy, Sierra Pacific Power Company, d/b/a NV Energy, and Great Basin Transmission, LLC (the “TUA”).  Capitalized terms used herein and not otherwise defined have the meanings specified in the TUA.  This Disclosure Schedule constitutes Great Basin’s initial “Disclosure Schedule” for purposes of the TUA:

In connection with Section 17.01(d) of the TUA, it is noted that, in order to consummate the Acquisition Closing, Great Basin will need to obtain (a) the consent of each third party that is party to each ON Line Agreement listed on Schedule 4 attached to the TUA to the assignment of an interest in such ON Line Agreement by Great Basin to NPC, in each case to the extent such consent is required pursuant to the terms and conditions of such ON Line Agreement (such consents being the “Required Consents” for purposes of the TUA), and (b) in connection with each Governmental Approval listed on Schedule 6 attached to the TUA, the consent or approval of each relevant Governmental Authority to (i) the consummation of the Acquisition Closing and (ii) the issuance of such Governmental Approval in the name of the Parties, in each case to the extent the relevant Governmental Authority requires such consent or approval to be obtained.

    With respect to each of the ON Line Agreements listed on Schedule 4 that has not been entered into as of the Effective Date, Great Basin’s ability to assign an interest in such ON Line Agreement to NPC as part of the Acquisition Closing may be addressed within such ON Line Agreement, thereby eliminating the need for a separate Required Consent in connection with such ON Line Agreement.

The Parties acknowledge that FERC Approval and PUCN Approval are required as contemplated by Article II of the TUA.

    Regarding Section 17.04 of the TUA, one of more Persons has filed for an interconnection request as listed on the Open Access Same-Time Information System (OASIS) of the NVE Parties.

Great Basin Disclosure Schedule